UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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CVENT, INC.

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Cvent, Inc.

1765 Greensboro Station Place, 7th Floor

Tysons Corner, VA 22102

June 9, 2016

Dear Cvent Stockholder:

You are cordially invited to attend a special meeting (the “Special Meeting”) of stockholders of Cvent, Inc. (“Cvent”) to be held on Tuesday, July 12, 2016, at Cvent’s headquarters, located at 1765 Greensboro Station Place, 7th Floor, Tysons Corner, VA 22102, at 4:30 p.m. Eastern time.

At the Special Meeting, you will be asked to consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated April 17, 2016 (the “Merger Agreement”), by and among Cvent, Papay Holdco, LLC (“Parent”), and Papay Merger Sub, Inc. (“Merger Sub”). Parent and Merger Sub are entities that are affiliated with Vista Equity Partners, a leading private equity firm focused on investments in software, data and technology-enabled companies. Pursuant to the terms of the Merger Agreement, Merger Sub will merge with and into Cvent, and Cvent will become a wholly owned subsidiary of Parent (the “Merger”).

If the Merger is completed, you will be entitled to receive $36.00 in cash, without interest, for each share of common stock that you own (unless you have properly exercised your appraisal rights), which represents a premium of approximately (1) 69% to the closing price of the common stock on April 15, 2016, the last full trading day prior to the meeting of Cvent’s Board of Directors to approve and adopt the Merger Agreement; (2) 70% to the average closing price of the common stock for the thirty day trading period ending on April 15, 2016; and (3) 41% to the average closing price of the common stock for the ninety day trading period ending on April 15, 2016.

The Board of Directors, after considering the factors more fully described in the enclosed proxy statement, has unanimously (1) determined that the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement are fair to, advisable and in the best interests of Cvent and its stockholders; and (2) adopted and approved the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement. The Board of Directors recommends that you vote (1) “FOR” the adoption of the Merger Agreement and (2) “FOR” the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting.

The enclosed proxy statement provides detailed information about the Special Meeting, the Merger Agreement and the Merger. A copy of the Merger Agreement is attached as Annex A to the proxy statement.

The proxy statement also describes the actions and determinations of the Board of Directors in connection with its evaluation of the Merger Agreement and the Merger. We encourage you to read the proxy statement and its annexes, including the Merger Agreement, carefully and in their entirety, as they contain important information.

Whether or not you plan to attend the Special Meeting in person, please sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope or grant your proxy electronically over the Internet or by telephone. If you attend the Special Meeting and vote in person by ballot, your vote will revoke any proxy that you have previously submitted.

If you hold your shares in “street name,” you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form that you will receive from your bank, broker or other nominee. Your bank, broker or other nominee cannot vote on any of the proposals, including the proposal to adopt the Merger Agreement, without your instructions.

Your vote is very important, regardless of the number of shares that you own. We cannot complete the Merger unless the proposal to adopt the Merger Agreement is approved by the affirmative vote of the holders of at least a majority of the outstanding shares of common stock.

If you have any questions or need assistance voting your shares, please contact our proxy solicitor:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, NY 10022

Call toll-free: (888) 750-5834

On behalf of the Board of Directors, I thank you for your support and appreciate your consideration of this matter.

Sincerely,

Rajeev K. Aggarwal

President, Chief Executive Officer and Chairman of

the Board

The accompanying proxy statement is dated June 9, 2016, and, together with the enclosed form of proxy card, is first being mailed on or about June 10, 2016.

Cvent, Inc.

1765 Greensboro Station Place, 7th Floor

Tysons Corner, VA 22102

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON TUESDAY, JULY 12, 2016

Notice is hereby given that a special meeting of stockholders (the “Special Meeting”) of Cvent, Inc., a Delaware corporation (“Cvent”), will be held on Tuesday, July 12, 2016, at Cvent’s headquarters, located at 1765 Greensboro Station Place, 7th Floor, Tysons Corner, VA 22102, at 4:30 p.m., Eastern time, for the following purposes:

1. To consider and vote on the proposal to adopt the Agreement and Plan of Merger, dated April 17, 2016, as it may be amended from time to time (the “Merger Agreement”), by and among Cvent, Papay Holdco, LLC (“Parent”), and Papay Merger Sub, Inc. (“Merger Sub”). Pursuant to the terms of the Merger Agreement, Merger Sub will merge with and into Cvent, and Cvent will become a wholly owned subsidiary of Parent (the “Merger”);

2. To consider and vote on any proposal to adjourn the Special Meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting; and

3. To transact any other business that may properly come before the Special Meeting or any adjournment, postponement or other delay of the Special Meeting.

Only stockholders of record as of the close of business on June 8, 2016, are entitled to notice of the Special Meeting and to vote at the Special Meeting or any adjournment, postponement or other delay thereof.

The Board of Directors unanimously recommends that you vote (1) “FOR” the adoption of the Merger Agreement and (2) “FOR” the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting.

Whether or not you plan to attend the Special Meeting in person, please sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope or grant your proxy electronically over the Internet or by telephone. If you attend the Special Meeting and vote in person by ballot, your vote will revoke any proxy that you have previously submitted. If you hold your shares in “street name,” you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form that you will receive from your bank, broker or other nominee. Your bank, broker or other nominee cannot vote on any of the proposals, including the proposal to adopt the Merger Agreement, without your instructions.

By Order of the Board of Directors,

Lawrence J. Samuelson

General Counsel and Corporate Secretary

Dated: June 9, 2016

YOUR VOTE IS IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON, WE ENCOURAGE YOU TO SUBMIT YOUR PROXY AS PROMPTLY AS POSSIBLE (1) BY TELEPHONE; (2) THROUGH THE INTERNET; OR (3) BY SIGNING AND DATING THE ENCLOSED PROXY CARD AND RETURNING IT IN THE POSTAGE-PAID ENVELOPE PROVIDED. You may revoke your proxy or change your vote at any time before it is voted at the Special Meeting.

If you hold your shares in “street name,” you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form that you will receive from your bank, broker or other nominee. Your broker or other agent cannot vote on any of the proposals, including the proposal to adopt the Merger Agreement, without your instructions.

If you are a stockholder of record, voting in person by ballot at the Special Meeting will revoke any proxy that you previously submitted. If you hold your shares through a bank, broker or other nominee, you must obtain a “legal proxy” in order to vote in person at the Special Meeting.

If you fail to (1) return your proxy card; (2) grant your proxy electronically over the Internet or by telephone; or (3) vote by ballot in person at the Special Meeting, your shares will not be counted for purposes of determining whether a quorum is present at the Special Meeting and, if a quorum is present, will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement but will have no effect on the adjournment proposal.

We encourage you to read the accompanying proxy statement and its annexes, including all documents incorporated by reference into the accompanying proxy statement, carefully and in their entirety. If you have any questions concerning the Merger, the Special Meeting or the accompanying proxy statement, would like additional copies of the accompanying proxy statement or need help voting your shares of common stock, please contact our proxy solicitor:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, NY 10022

Call toll-free: (888) 750-5834

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SUMMARY

This summary highlights selected information from this proxy statement related to the merger of Papay Merger Sub, Inc. with and into Cvent, Inc. (the “Merger”), and may not contain all of the information that is important to you. To understand the Merger more fully and for a more complete description of the legal terms of the Merger, you should carefully read this entire proxy statement, the annexes to this proxy statement and the documents that we refer to in this proxy statement. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions under the caption “Where You Can Find More Information.” The Merger Agreement (as defined below) is attached as Annex A to this proxy statement. We encourage you to read the Merger Agreement, which is the legal document that governs the Merger, carefully and in its entirety.

Except as otherwise specifically noted in this proxy statement, “Cvent,” “we,” “our,” “us” and similar words refer to Cvent, Inc., including, in certain cases, our subsidiaries. Throughout this proxy statement, we refer to Papay Holdco, LLC as “Parent” and Papay Merger Sub, Inc. as “Merger Sub.” In addition, throughout this proxy statement we refer to the Agreement and Plan of Merger, dated April 17, 2016, by and among Cvent, Parent and Merger Sub, as it may be amended from time to time, as the “Merger Agreement,” and our common stock, par value $0.001 per share, as “common stock.”

Parties Involved in the Merger

Cvent, Inc.

Cvent is a leading cloud-based enterprise event management company. Cvent’s mission is to transform the way its customers manage meetings and events, and enhance the experience of its customers’ customer—the event attendee. Cvent provides end-to-end cloud solutions for both sides of the corporate events and meetings ecosystem: (i) event and meeting planners, through Cvent’s Event Cloud, and (ii) hoteliers and venues, through Cvent’s Hospitality Cloud. The combination of these cloud-based solutions creates an integrated platform that allows Cvent to generate revenue from both sides of the events and meetings ecosystem.

Cvent’s common stock is listed on The New York Stock Exchange (the “NYSE”), under the symbol “CVT.”

Papay Holdco, LLC

Parent was formed on April 11, 2016, solely for the purpose of engaging in the transactions contemplated by the Merger Agreement and has not engaged in any business activities other than in connection with the transactions contemplated by the Merger Agreement and arranging of the equity financing and any debt financing in connection with the Merger.

Papay Merger Sub, Inc.

Merger Sub is a wholly owned direct subsidiary of Parent and was formed on April 11, 2016, solely for the purpose of engaging in the transactions contemplated by the Merger Agreement and has not engaged in any business activities other than in connection with the transactions contemplated by the Merger Agreement and arranging of the equity financing and any debt financing in connection with the Merger.

Parent and Merger Sub are each affiliated with Vista Equity Partners Fund VI, L.P. (“Fund VI”) and Vista Holdings Group, L.P., (“Holdings,” and together with Fund VI, the “Vista Funds”). In connection with the transactions contemplated by the Merger Agreement, (1) Fund VI has provided to Parent an equity commitment of up to $1.6 billion and (2) Holdings has provided to Parent an equity commitment of up to $50 million, which will be available to fund the aggregate purchase price and the other payments contemplated by the Merger Agreement (in each case, pursuant to the terms and conditions as described further under the caption “The Merger—Financing of the Merger”).

Parent, Merger Sub and the Vista Funds are affiliated with Vista Equity Partners (“Vista”). Vista is a leading private equity firm focused on investments in software, data and technology-enabled companies.

Effect of the Merger

Upon the terms and subject to the conditions of the Merger Agreement, Merger Sub will merge with and into Cvent, with Cvent continuing as the surviving corporation and as a wholly owned subsidiary of Parent (the “Surviving Corporation”). As a result of the Merger, Cvent will cease to be a publicly traded company. If the Merger is completed, you will not own any shares of the capital stock of the Surviving Corporation.

The time at which the Merger will become effective (the “Effective Time”) will occur upon the filing of a certificate of merger with the Secretary of State of the State of Delaware (or at such later time as we, Parent and Merger Sub may agree and specify in the certificate of merger).

Effect on Cvent if the Merger is Not Completed

If the Merger Agreement is not adopted by stockholders or if the Merger is not consummated for any other reason, stockholders will not receive any payment for their shares of common stock. Instead, Cvent will remain an independent public company, our common stock will continue to be listed and traded on the NYSE and registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and we will continue to file periodic reports with the Securities and Exchange Commission (the “SEC”). Under specified circumstances, Cvent will be required to pay Parent a termination fee upon the termination of the Merger Agreement, as further described under the caption “Proposal 1: Adoption of the Merger Agreement—Termination Fee.”

Merger Consideration

In the Merger, each outstanding share of common stock (other than shares (i) held by Cvent as treasury stock; (ii) owned by Parent or Merger Sub; (iii) owned by any direct or indirect wholly owned subsidiary of Parent or Merger Sub; and (iv) held by stockholders who have properly and validly exercised their statutory rights of appraisal under Delaware law, collectively, the “Excluded Shares”) will be converted into the right to receive $36.00 in cash, without interest and less any applicable withholding taxes (the “Per Share Merger Consideration”). Further, and without any action by the holders of such shares, (1) all shares of common stock will cease to be outstanding and be cancelled and cease to exist; and (2) each certificate formerly representing any of the shares of common stock will thereafter represent only the right to receive the Per Share Merger Consideration. At or immediately prior to the Effective Time, Parent will deposit sufficient funds to pay the aggregate Per Share Merger Consideration with a designated payment agent. Once a stockholder has provided the payment agent with his, her or its stock certificates and the other items specified by the payment agent, the payment agent will promptly pay the stockholder the Per Share Merger Consideration. For more information, see the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—Exchange and Payment Procedures.”

After the Merger is completed, you will have the right to receive the Per Share Merger Consideration, but you will no longer have any rights as a stockholder (except that stockholders who properly exercise their appraisal rights will have the right to receive a payment for the “fair value” of their shares as determined pursuant to an appraisal proceeding as contemplated by Delaware law, as described below under the caption “The Merger—Appraisal Rights”).

The Special Meeting

Date, Time and Place

A special meeting of stockholders will be held on Tuesday, July 12, 2016, at Cvent’s headquarters, located at 1765 Greensboro Station Place, 7th Floor, Tysons Corner, VA 22102, at 4:30 p.m., Eastern time (the “Special Meeting”).

Record Date; Shares Entitled to Vote

You are entitled to vote at the Special Meeting if you owned shares of common stock at the close of business on June 8, 2016 (the “Record Date”). You will have one vote at the Special Meeting for each share of common stock that you owned at the close of business on the Record Date.

Purpose

At the Special Meeting, we will ask stockholders to vote on proposals to (1) adopt the Merger Agreement and (2) adjourn the Special Meeting to a later date or dates to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting.

Quorum

As of the Record Date, there were 42,274,822 shares of common stock outstanding and entitled vote at the Special Meeting. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, will constitute a quorum at the Special Meeting.

Required Vote

The affirmative vote of the holders of a majority of the outstanding shares of common stock is required to adopt the Merger Agreement. Approval of the proposal to adjourn the Special Meeting, whether or not a quorum is present, requires the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy and entitled to vote at the Special Meeting.

Share Ownership of Our Directors and Executive Officers

As of the Record Date, our directors and executive officers beneficially owned and were entitled to vote, in the aggregate, 11,560,530 shares of common stock, representing approximately 27% of the shares of common stock outstanding as of the Record Date.

Our directors and certain of our executive officers and affiliated stockholders have signed voting and support agreements (the “Voting Agreements”) obligating them to vote all of their shares of common stock (1) “FOR” the adoption of the Merger Agreement and (2) “FOR” the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting, subject to certain exceptions and limitations described in the section of this proxy statement captioned “The Merger—Voting and Support Agreements.”

Our executive officers who did not execute Voting Agreements have informed us that they currently intend to vote all of their shares of common stock (1) “FOR” the adoption of the Merger Agreement and (2) “FOR” the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting.

Voting and Proxies

Any stockholder of record entitled to vote may submit a proxy by returning a signed proxy card by mail in the accompanying prepaid reply envelope or by granting a proxy electronically over the Internet or by telephone, or may vote in person by appearing at the Special Meeting. If you are a beneficial owner and hold your shares of common stock in “street name” through a bank, broker or other nominee, you should instruct your bank, broker or other nominee on how you wish to vote your shares of common stock using the instructions provided by your bank, broker or other nominee. Under applicable stock exchange rules, banks, brokers or other nominees have the discretion to vote on routine matters. The proposals to be considered at the Special Meeting are non-routine matters, and banks, brokers and other nominees cannot vote on these proposals without your instructions. Therefore, it is important that you cast your vote or instruct your bank, broker or nominee on how you wish to vote your shares.

If you are a stockholder of record, you may change your vote or revoke your proxy at any time before it is voted at the Special Meeting by (1) signing another proxy card with a later date and returning it prior to the Special Meeting; (2) submitting a new proxy electronically over the Internet or by telephone after the date of the earlier submitted proxy; (3) delivering a written notice of revocation to our Corporate Secretary; or (4) attending the Special Meeting and voting in person by ballot.

If you hold your shares of common stock in “street name,” you should contact your bank, broker or other nominee for instructions regarding how to change your vote. You may also vote in person at the Special Meeting if you obtain a “legal proxy” from your bank, broker or other nominee.

Recommendation of the Board of Directors and Reasons for the Merger

Cvent’s Board of Directors (the “Board of Directors”), after considering various factors described under the caption “The Merger—Recommendation of the Board of Directors and Reasons for the Merger,” has unanimously (1) determined that the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement are fair to, advisable and in the best interests of Cvent and its stockholders; and (2) adopted and approved the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement. The Board of Directors unanimously recommends that you vote (1) “FOR” the adoption of the Merger Agreement and (2) “FOR” the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting.

Fairness Opinion of Morgan Stanley & Co. LLC (Annex B)

In connection with the Merger, Morgan Stanley & Co. LLC (“Morgan Stanley”) rendered to the Board of Directors its oral opinion, subsequently confirmed in writing, that as of April 17, 2016, and based upon and subject to the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by Morgan Stanley as set forth in the written opinion, the consideration to be received by the holders of shares of Cvent common stock (other than shares (i) held by Cvent as treasury stock; (ii) owned by Parent or Merger Sub; (iii) owned by any direct or indirect wholly owned subsidiary of Parent or Merger Sub; and (iv) held by stockholders who have properly and validly exercised their statutory rights of appraisal under Delaware law) pursuant to the Merger Agreement was fair from a financial point of view to such holders of common stock.

The full text of the written opinion of Morgan Stanley to the Board of Directors, dated as of April 17, 2016, which sets forth, among other things, the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of the review undertaken by Morgan Stanley in rendering its opinion, is attached as Annex B to this proxy statement and is incorporated by reference in this proxy statement in its entirety. The summary of the opinion of Morgan Stanley in this proxy statement is qualified in its entirety by reference to the full text of the opinion. You are encouraged to read Morgan Stanley’s opinion carefully and in its entirety. Morgan Stanley’s opinion was directed to the Board of Directors, in its capacity as such, and addresses only the fairness from a financial point of view of the consideration to be received by the holders of shares of Cvent’s common stock (other than Excluded Shares) pursuant to the Merger Agreement as of the date of the opinion and does not address any other aspects or implications of the Merger or related transactions. Morgan Stanley’s opinion was not intended to, and does not, constitute advice or a recommendation as to how our stockholders should vote at any stockholders’ meeting that may be held in connection with the Merger or whether the stockholders should take any other action in connection with the Merger.

For a more complete description, see the section of this proxy statement captioned “The Merger—Fairness Opinion of Morgan Stanley & Co. LLC.”

Financing of the Merger

We anticipate that the total amount of funds necessary to complete the Merger and the related transactions will be approximately $1.65 billion. This amount includes funds needed to (1) pay stockholders and other equity holders the amounts due under the Merger Agreement; (2) make payments in respect of our outstanding equity-based awards pursuant to the Merger Agreement; and (3) pay all fees and expenses payable by Parent and Merger Sub under the Merger Agreement.

In connection with the Merger, Parent has entered into (1) an equity commitment letter, dated as of April 17, 2016, with Fund VI (the “Fund VI Equity Commitment Letter”) and (2) an equity commitment letter, dated as of April 17, 2016 with Holdings (the “Holdings Equity Commitment Letter”, and together with the Fund VI Equity Commitment Letter, the “Equity Commitment Letters”). For more information, see the section of this proxy statement captioned “The Merger—Financing of the Merger.”

Although the obligation of Parent and Merger Sub to consummate the Merger is not subject to any financing condition, the Merger Agreement provides that, without Parent’s agreement, the closing of the Merger will not occur earlier than the second business day after the expiration of the marketing period, which is the first period of 18 consecutive business days commencing on the date that is the first business day (1) after the later of (a) the date this proxy statement is mailed to stockholders or (b) June 16, 2016, and (2) throughout which (y) Parent has received certain financial information from Cvent necessary to syndicate any debt financing and (z) certain conditions to the consummation of the Merger are satisfied. For more information, see the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—Marketing Period.”

Limited Guaranties

Pursuant to (1) a limited guaranty delivered by Fund VI in favor of Cvent, dated as of April 17, 2016 (the “Fund VI limited guaranty”), and (2) a limited guaranty delivered by Holdings in favor of Cvent, dated as of April 17, 2016 (the “Holdings limited guaranty”, and together with the Fund VI limited guaranty, the “Limited Guaranties”), the Vista Funds have agreed to guarantee the due, punctual and complete payment of all of the liabilities and obligations of Parent or Merger Sub under the Merger Agreement, subject to an aggregate cap of $107.1 million plus certain cost reimbursement obligations specified in the Merger Agreement. For more information, see the section of this proxy statement captioned “The Merger—Financing of the Merger.”

Voting and Support Agreements

Pursuant to Voting Agreements executed and delivered by directors and certain executive officers and affiliated stockholders of Cvent in favor of Parent and Merger Sub, stockholders who have signed a Voting

Agreement (the “Voting Agreement Stockholders”) have agreed to vote all of their shares (i) in favor of the approval of the Merger Agreement and approval of the Merger and other transactions contemplated by the Merger Agreement, and (ii) against any Acquisition Proposal (as defined under “Proposal 1: Adoption of the Merger Agreement—No Solicitation of Other Offers”) and certain other actions that would reasonably be expected to interfere with consummation of the Merger. The Voting Agreement Stockholders have waived appraisal rights and provided an irrevocable proxy. As of June 8, 2016, Voting Agreement Stockholders, collectively, beneficially owned and were entitled to vote approximately 25% of the outstanding shares of common stock. The foregoing summary of the Voting Agreements is subject to, and qualified in its entirety by reference to, the full text of the form of Voting Agreement by and among Parent, Merger Sub and each of the Voting Agreement Stockholders. A copy of the form of Voting Agreement is attached as Annex D to this proxy statement and is incorporated herein by reference.

Treatment of Options and Restricted Stock Units

The Merger Agreement provides that Cvent’s equity awards that are outstanding immediately prior to the Effective Time will be subject to the following treatment in the Merger:

Options

At the Effective Time, each option (or portion thereof) to purchase shares of common stock that is outstanding and vested immediately prior to the Effective Time (or vests as a result of the consummation of the Merger) and, unless otherwise mutually agreed by the parties to the Merger Agreement, each option (or portion thereof) to purchase shares of common stock that is outstanding and unvested immediately prior to the Effective Time, will be cancelled and converted into the right to receive an amount in cash (without interest and subject to any applicable withholding) equal to the product of (1) the total number of shares of common stock subject to such option at the Effective Time; and (2) the amount, if any, by which $36.00 exceeds the exercise price per share of common stock underlying such option. Each option, regardless of when the option is due to vest, with an exercise price per share equal to or greater than $36.00 per share will be cancelled without payment of any consideration.

Restricted Stock Units

At the Effective Time, unless otherwise mutually agreed by the parties to the Merger Agreement, each restricted stock unit of Cvent (“RSU”) outstanding as of immediately prior to the Effective Time, whether vested or unvested, will be cancelled and converted into the right to receive an amount in cash (without interest and subject to any applicable tax withholding) equal to the product of (1) the total number of shares of common stock subject to such RSU as of the Effective Time; and (2)  $36.00.

Employee Benefits

Parent has agreed to cause the Surviving Corporation to honor the terms of Cvent’s benefit plans and compensation and severance arrangements following the Merger in accordance with their terms as in effect immediately before the Effective Time. For a period of one year following the Effective Time, all employees of Cvent (or its subsidiaries) who remain employed following the Merger (the “Continuing Employees”) will be provided with employee benefit plans or other compensation and severance arrangements (other than equity-based benefits and individual employment agreements) at benefit levels that are, in each case, substantially comparable in the aggregate to those in effect at Cvent, or its subsidiaries, as applicable, on the date of the Merger Agreement or immediately prior to the Effective Time. In each case, base compensation and target incentive compensation opportunity will not be decreased for a period of one year following the Effective Time for any Continuing Employee employed during that period. For more information, see the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—Employee Benefits.”

Interests of Cvent’s Directors and Executive Officers in the Merger

When considering the recommendation of the Board of Directors that you vote to approve the proposal to adopt the Merger Agreement, you should be aware that our directors and executive officers may have interests in the Merger that are different from, or in addition to, your interests as a stockholder. In (1) evaluating and negotiating the Merger Agreement; (2) approving the Merger Agreement and the Merger; and (3) recommending that the Merger Agreement be adopted by stockholders, the Board of Directors was aware of and considered these interests to the extent that they existed at the time, among other matters. These interests include the following:

•	accelerated vesting of equity-based awards simultaneously with the Effective Time, and the termination or settlement of such awards in exchange for cash;

•	the entitlement of Cvent’s chief financial officer, Cynthia Russo, to receive payments and benefits under her employment agreement in connection with an involuntary termination of her employment other than for “cause,” as such term is defined in her offer letter, or in connection with her voluntarily termination of employment for “good reason,” as such term is defined in her offer letter; and

•	continued indemnification and directors’ and officers’ liability insurance to be provided by the Surviving Corporation.

If the proposal to adopt the Merger Agreement is approved, the shares of common stock held by our directors and executive officers will be treated in the same manner as outstanding shares of common stock held by all other stockholders. For more information, see the section of this proxy statement captioned “The Merger—Interests of Cvent’s Directors and Executive Officers in the Merger.”

Appraisal Rights

If the Merger is consummated, stockholders who do not vote in favor of the adoption of the Merger Agreement and who properly demand appraisal of their shares will be entitled to appraisal rights in connection with the Merger under Section 262 of the General Corporation Law of the State of Delaware (the “DGCL”). This means that stockholders are entitled to have their shares appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of their shares of common stock, exclusive of any elements of value arising from the accomplishment or expectation of the Merger, together with interest to be paid on the amount determined to be fair value, if any, as determined by the court. Due to the complexity of the appraisal process, stockholders who wish to seek appraisal of their shares are encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights.

Stockholders considering seeking appraisal should be aware that the fair value of their shares as determined pursuant to Section 262 of the DGCL could be more than, the same as or less than the value of the consideration that they would receive pursuant to the Merger Agreement if they did not seek appraisal of their shares.

To exercise your appraisal rights, you must (1) submit a written demand for appraisal to Cvent before the vote is taken on the proposal to adopt the Merger Agreement; (2) not submit a proxy or otherwise vote in favor of the proposal to adopt the Merger Agreement; and (3) continue to hold your shares of common stock of record through the Effective Time. Your failure to follow exactly the procedures specified under the DGCL will result in the loss of your appraisal rights. The DGCL requirements for exercising appraisal rights are described in further detail in this proxy statement, and the relevant section of the DGCL regarding appraisal rights is reproduced in Annex C to this proxy statement. If you hold your shares of common stock through a bank, broker or other nominee and you wish to exercise appraisal rights, you should consult with your bank, broker or other nominee to determine the appropriate procedures for the making of a demand for appraisal on your behalf by your bank, broker or other nominee.

Material U.S. Federal Income Tax Consequences of the Merger

The receipt of cash by our stockholders in exchange for shares of our common stock in the Merger will be a taxable transaction to U.S. Holders (as defined under the caption “The Merger—Material U.S. Federal Income Tax Consequences of the Merger”) for U.S. federal income tax purposes. Each of our stockholders that is a U.S. Holder generally will result in the recognition of gain or loss in an amount measured by the difference, if any, between the amount of cash that such U.S. Holder receives in the Merger per share and such U.S. Holder’s adjusted tax basis in the shares of common stock surrendered in the Merger by such stockholder.

Stockholders that are Non-U.S. Holders (as defined under the caption “The Merger—Material U.S. Federal Income Tax Consequences of the Merger”) generally will not be subject to U.S. federal income tax with respect to the exchange of common stock for cash in the Merger unless such Non-U.S. Holder has certain connections to the United States, but may be subject to backup withholding tax unless the Non-U.S. Holder complies with certain certification procedures or otherwise establishes a valid exemption from backup withholding tax.

Stockholders should read the section of this proxy statement captioned “The Merger—Material U.S. Federal Income Tax Consequences of the Merger.” Stockholders should also consult their own tax advisors concerning the U.S. federal income tax consequences relating to the Merger in light of their particular circumstances and any consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Regulatory Approvals Required for the Merger

Under the Merger Agreement, the Merger cannot be completed until (1) the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), has expired or been terminated; and (2) the approval or clearance of the Merger by the Austrian Federal Competition Authority (the “FCA”).

On April 26, 2016, Cvent and the Vista Funds made the filings required to be made under the HSR Act and under the Austrian Cartel Act 2005 (the “Cartel Act”). On May 26, 2016, the Vista Funds voluntarily withdrew their notification and report form under the HSR Act and refiled such form on May 31, 2016. The applicable waiting period under the HSR Act will now expire on June 30, 2016 at 11:59 p.m. Eastern time, unless otherwise earlier terminated or extended.

The applicable waiting period under the Cartel Act has expired. Therefore, the closing condition relating to the approval or clearance of the Merger by the FCA has been satisfied.

No Solicitation of Other Offers

Under the Merger Agreement, from the date of the Merger Agreement until the Effective Time, Cvent has agreed not to, and to cause its subsidiaries and its and their respective directors, officers, employees, consultants, agents, representatives and advisors (the “Representatives”) not to, among other things: (1) solicit, initiate, propose or induce or knowingly encourage, facilitate or assist any inquiries regarding any Acquisition Proposal or (2) engage in discussions or negotiations regarding, or provide any non-public information to, any person relating to, or that would reasonably be expected to lead to, an Acquisition Proposal (as defined in the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—No Solicitation of Other Offers”).

Notwithstanding these restrictions, under certain circumstances, prior to the adoption of the Merger Agreement by stockholders, Cvent may provide information to, and engage or participate in negotiations or substantive discussions with, a person regarding an Acquisition Proposal if the Board of Directors determines in good faith after consultation with its financial advisor and its outside legal counsel that failure to do so would be reasonably likely to be inconsistent with the Board of Directors’ fiduciary duties and such proposal is a Superior Proposal (as defined in the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—No Solicitation of Other Offers”) or is reasonably likely to lead to a Superior Proposal. For more information, see the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—No Solicitation of Other Offers.”

Cvent is not entitled to terminate the Merger Agreement to enter into an agreement for a Superior Proposal unless it complies with certain procedures in the Merger Agreement, including negotiating with Parent in good faith over a two business day period so that any Superior Proposal no longer constitutes a Superior Proposal. The termination of the Merger Agreement by Cvent in order to accept a Superior Proposal will result in the payment by Cvent of a $45.3 million termination fee to Parent. For more information, see the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—The Board of Directors’ Recommendation; Company Board Recommendation Change.”

Change in the Board of Directors’ Recommendation

Prior to the adoption of the Merger Agreement by stockholders, the Board of Directors may under certain circumstances withdraw its recommendation that stockholders adopt the Merger Agreement if it determines in good faith (after consultation with its financial advisor and its outside legal counsel) that failure to do so would be reasonably likely to be inconsistent with the Board of Directors’ fiduciary duties to stockholders under applicable law.

However, the Board of Directors cannot withdraw its recommendation that stockholders adopt the Merger Agreement unless it complies with certain procedures in the Merger Agreement, including negotiating with Parent in good faith over a two business day period so that a failure to make a Company Board Recommendation Change (as defined in the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—The Board of Directors’ Recommendation; Company Board Recommendation Change”) would no longer be reasonably likely to be inconsistent with the Board of Directors’ fiduciary duties. The termination of the Merger Agreement by Parent following the withdrawal by the Board of Directors of its recommendation that stockholders adopt the Merger Agreement will result in the payment by Cvent of a $45.3 million termination fee to Parent. For more information, see the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—The Board of Directors’ Recommendation; Company Board Recommendation Change.”

Conditions to the Closing of the Merger

The obligations of Cvent, Parent and Merger Sub, as applicable, to consummate the Merger are subject to the satisfaction or waiver of certain conditions, including (among other conditions), the following:

•	the adoption of the Merger Agreement by the requisite affirmative vote of stockholders;

•	the (1) expiration or termination of the applicable waiting period under the HSR Act; and (2) the approval or clearance of the Merger by the FCA;

•	the consummation of the Merger not being restrained, enjoined, rendered illegal or otherwise prohibited by any law or order of any governmental authority;

•	the absence of any continuing change, event, violation, inaccuracy, effect or circumstance at Cvent that, individually or in the aggregate, generally (1) is or would reasonably be expected to be materially adverse to Cvent’s business, financial condition or results of operations, taken as a whole; or (2) would reasonably be expected to prevent or materially impair or delay the consummation of the Merger;

•	the accuracy of the representations and warranties of Cvent, Parent and Merger Sub in the Merger Agreement, subject to materiality qualifiers, as of the Effective Time or the date in respect of which such representation or warranty was specifically made;

•	the performance in all material respects by Cvent, Parent and Merger Sub of their respective obligations required to be performed by them under the Merger Agreement at or prior to the Effective Time; and

•	receipt of certificates executed by executive officers of Cvent, on the one hand, or Parent and Merger Sub, on the other hand, to the effect that the conditions described in the preceding two bullets have been satisfied.

Termination of the Merger Agreement

The Merger Agreement may be terminated at any time prior to the Effective Time, whether before or after the adoption of the Merger Agreement by stockholders, in the following ways:

•	by mutual written agreement of Cvent and Parent;

•	by either Cvent or Parent if:

•	prior to the Effective Time, (1) any permanent injunction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger is in effect, that, prohibits, makes illegal or enjoins the consummation of the Merger and has become final and non-appealable; or (2) any statute, rule, regulation or order is enacted, entered, enforced or deemed applicable to the Merger that prohibits, makes illegal or enjoins the consummation of the Merger;

•	the Merger has not been consummated by (1) 11: 59 p.m., Eastern time, on October 17, 2016, (the “Termination Date”) or (2) 11: 59 p.m., Eastern time, on April 17, 2017 (the “Extended Termination Date”), if either Cvent or Parent exercises its right to extend the Termination Date in the event that the parties have not, by the Termination Date, received approval or clearance of the Merger by the antitrust authorities in the United States or Austria; or

•	stockholders fail to adopt the Merger Agreement at the Special Meeting or any adjournment or postponement thereof;

•	by Cvent if:

•	Parent or Merger Sub has breached or failed to perform any of its respective representations, warranties, covenants or other agreements set forth in the Merger Agreement such that certain conditions set forth in the Merger Agreement are not satisfied, and such breach is not capable of being cured, or is not cured, before the earlier of the Termination Date or the date that is 45 calendar days following Cvent’s delivery of written notice of such breach; or

•	prior to the adoption of the Merger Agreement by stockholders and so long as Cvent is not then in material breach of its obligations related to Acquisition Proposals and Superior Proposals, in order to enter into a definitive agreement with respect to a Superior Proposal in accordance with the terms of the Merger Agreement, subject to Cvent paying to Parent a termination fee of $45.3 million; and

•	by Parent if:

•	Cvent has breached or failed to perform any of its representations, warranties, covenants or other agreements set forth in the Merger Agreement such that certain conditions set forth in the Merger Agreement are not satisfied and such breach is not capable of being cured, or is not cured, before the earlier of the Termination Date or the date that is 45 calendar days following Parent’s delivery of written notice of such breach; or

•	prior to the adoption of the Merger Agreement by the stockholders, the Board of Directors withdraws its recommendation that stockholders adopt the Merger Agreement (except that such right to terminate will expire at 5:00 p.m., Eastern time, on the 10th business day following such withdrawal).

Termination Fee and Expense Reimbursement

Except in specified circumstances, whether or not the Merger is completed, Cvent, on the one hand, and Parent and Merger Sub, on the other hand, are each responsible for all of their respective costs and expenses incurred in connection with the Merger and the other transactions contemplated by the Merger Agreement.

Cvent will be required to pay to Parent a termination fee of $45.3 million if the Merger Agreement is terminated under specified circumstances. For more information, see the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—Termination Fee.”

Specific Performance

Parent, Merger Sub and Cvent are entitled to an injunction, specific performance and other equitable relief to prevent breaches (or threatened breaches) of the Merger Agreement and to enforce the terms of the Merger Agreement, in addition to any other remedy to which they are entitled at law or in equity. In addition, Cvent is also entitled to seek an injunction, specific performance or other equitable relief to cause the equity financing to be funded on the terms and subject to the conditions set forth in the Equity Commitment Letters.

QUESTIONS AND ANSWERS

The following questions and answers address some commonly asked questions regarding the Merger, the Merger Agreement and the Special Meeting. These questions and answers may not address all questions that are important to you. We encourage you to read carefully the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents we refer to in this proxy statement. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions under the caption “Where You Can Find More Information.”

Q:	Why am I receiving these materials?

A:	The Board of Directors is furnishing this proxy statement and form of proxy card to the holders of shares of common stock in connection with the solicitation of proxies to be voted at the Special Meeting.

Q:	What am I being asked to vote on at the Special Meeting?

A:	You are being asked to vote on the following proposals:

•	to adopt the Merger Agreement pursuant to which Merger Sub will merge with and into Cvent, and Cvent will become a wholly owned subsidiary of Parent; and

•	to approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting.

Q:	When and where is the Special Meeting?

A:	The Special Meeting will take place on Tuesday, July 12, 2016, at Cvent’s headquarters, located at 1765 Greensboro Station Place, 7th Floor, Tysons Corner, VA 22102, at 4:30 p.m., Eastern time.

Q:	Who is entitled to vote at the Special Meeting?

A:	Stockholders as of the Record Date are entitled to notice of the Special Meeting and to vote at the Special Meeting. Each holder of shares of common stock is entitled to cast one vote on each matter properly brought before the Special Meeting for each share of common stock owned as of the Record Date.

Q:	May I attend the Special Meeting and vote in person?

A:	Yes. All stockholders as of the Record Date may attend the Special Meeting and vote in person. Seating will be limited. Stockholders will need to present proof of ownership of shares of common stock, such as a bank or brokerage account statement, and a form of personal identification to be admitted to the Special Meeting. No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the Special Meeting.

Even if you plan to attend the Special Meeting in person, to ensure that your shares will be represented at the Special Meeting we encourage you to sign, date and return the enclosed proxy card in the accompanying prepaid reply envelope or grant your proxy electronically over the Internet or by telephone. If you attend the Special Meeting and vote in person by ballot, your vote will revoke any proxy previously submitted.

If you hold your shares in “street name,” you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form that you will receive from your bank, broker or other nominee. Your broker or other agent cannot vote on any of the proposals, including the proposal to adopt the Merger Agreement, without your instructions. If you hold your shares in “street name,” you may not vote your shares in person at the Special Meeting unless you obtain a “legal proxy” from your bank, broker or other nominee.

Q:	What is the proposed Merger and what effects will it have on Cvent?

A:	The proposed Merger is the acquisition of Cvent by Parent. If the proposal to adopt the Merger Agreement is approved by stockholders and the other closing conditions under the Merger Agreement have been satisfied or waived, Merger Sub will merge with and into Cvent, with Cvent continuing as the Surviving Corporation. As a result of the Merger, Cvent will become a wholly owned subsidiary of Parent, and our common stock will no longer be publicly traded and will be delisted from the NYSE. In addition, our common stock will be deregistered under the Exchange Act, and we will no longer file periodic reports with the SEC.

Q:	What will I receive if the Merger is completed?

A:	Upon completion of the Merger, you will be entitled to receive the Per Share Merger Consideration of $36.00 in cash, without interest and less any applicable withholding taxes, for each share of common stock that you own, unless you have properly exercised and not withdrawn your appraisal rights under the DGCL. For example, if you own 100 shares of common stock, you will receive $3,600.00 in cash in exchange for your shares of common stock, less any applicable withholding taxes.

Q:	How does the Per Share Merger Consideration compare to the recent trading price of Cvent common stock?

A:	The Per Share Merger Consideration represents a premium of approximately (1) 69% to the closing market price of the common stock on April 15, 2016, the last full trading day prior to the meeting of the Board of Directors to approve and adopt the Merger Agreement; (2) 70% to the average closing market price of the common stock for the thirty trading day period ending on April 15, 2016; and (3) 41% to the average closing market price of the common stock for the ninety trading day period ending on April 15, 2016.

Q:	What do I need to do now?

A:	We encourage you to read this proxy statement, the annexes to this proxy statement and the documents that we refer to in this proxy statement carefully and consider how the Merger affects you. Then sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying reply envelope, or grant your proxy electronically over the Internet or by telephone, so that your shares can be voted at the Special Meeting, unless you wish to seek appraisal. If you hold your shares in “street name,” please refer to the voting instruction forms provided by your bank, broker or other nominee to vote your shares. Please do not send your stock certificates with your proxy card.

Q:	Should I send in my stock certificates now?

A:	No. After the Merger is completed, you will receive a letter of transmittal containing instructions for how to send your stock certificates to the payment agent in order to receive the appropriate cash payment for the shares of common stock represented by your stock certificates. You should use the letter of transmittal to exchange your stock certificates for the cash payment to which you are entitled. Please do not send your stock certificates with your proxy card.

Q:	What happens if I sell or otherwise transfer my shares of common stock after the Record Date but before the Special Meeting?

A:

The Record Date for the Special Meeting is earlier than the date of the Special Meeting and the date the Merger is expected to be completed. If you sell or transfer your shares of common stock after the Record Date but before the Special Meeting, unless special arrangements (such as provision of a proxy) are made between you and the person to whom you sell or otherwise transfer your shares and each of you notifies

Cvent in writing of such special arrangements, you will transfer the right to receive the Merger consideration, if the Merger is completed, to the person to whom you sell or transfer your shares, but you will retain your right to vote those shares at the Special Meeting. Even if you sell or otherwise transfer your shares of common stock after the Record Date, we encourage you to sign, date and return the enclosed proxy card in the accompanying reply envelope or grant your proxy electronically over the Internet or by telephone.

Q:	How does the Board of Directors recommend that I vote?

A:	The Board of Directors, after considering the various factors described under the caption “The Merger—Recommendation of the Board of Directors and Reasons for the Merger,” has unanimously (1) determined that the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement are fair to, advisable and in the best interests of Cvent and its stockholders; and (2) adopted and approved the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement.

The Board of Directors recommends that you vote (1) “FOR” the adoption of the Merger Agreement and (2) “FOR” the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting.

Q:	What happens if the Merger is not completed?

A:	If the Merger Agreement is not adopted by stockholders or if the Merger is not completed for any other reason, stockholders will not receive any payment for their shares of common stock. Instead, Cvent will remain an independent public company, our common stock will continue to be listed and traded on the NYSE and registered under the Exchange Act, and we will continue to file periodic reports with the SEC.

Under specified circumstances, Cvent will be required to pay Parent a termination fee upon the termination of the Merger Agreement, as described in the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—Termination Fee.”

Q:	What vote is required to adopt the Merger Agreement?

A:	The affirmative vote of the holders of a majority of the outstanding shares of common stock is required to adopt the Merger Agreement.

If a quorum is present at the Special Meeting, the failure of any stockholder of record to (1) submit a signed proxy card; (2) grant a proxy over the Internet or by telephone; or (3) vote in person by ballot at the Special Meeting will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement. If you hold your shares in “street name” and a quorum is present at the Special Meeting, the failure to instruct your bank, broker or other nominee how to vote your shares will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement. If a quorum is present at the Special Meeting, abstentions will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement.

Q:	What vote is required to approve any proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting?

A:	Approval of the proposal to adjourn the Special Meeting, whether or not a quorum is present, requires the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy and entitled to vote at the Special Meeting.

The failure of any stockholder of record to (1) submit a signed proxy card; (2) grant a proxy over the Internet or by telephone; or (3) vote in person by ballot at the Special Meeting will not have any effect on the adjournment proposal. If you hold your shares in “street name,” the failure to instruct your bank, broker or other nominee how to vote your shares will not have any effect on the adjournment proposal. Abstentions will have the same effect as a vote “AGAINST” the adjournment proposal.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:	If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company LLC, you are considered, with respect to those shares, to be the “stockholder of record.” In this case, this proxy statement and your proxy card have been sent directly to you by Cvent.

If your shares are held through a bank, broker or other nominee, you are considered the “beneficial owner” of shares of common stock held in “street name.” In that case, this proxy statement has been forwarded to you by your bank, broker or other nominee who is considered, with respect to those shares, to be the stockholder of record. As the beneficial owner, you have the right to direct your bank, broker or other nominee how to vote your shares by following their instructions for voting. You are also invited to attend the Special Meeting. However, because you are not the stockholder of record, you may not vote your shares in person at the Special Meeting unless you obtain a “legal proxy” from your bank, broker or other nominee.

Q:	How may I vote?

A:	If you are a stockholder of record (that is, if your shares of common stock are registered in your name with American Stock Transfer & Trust Company LLC, our transfer agent), there are four ways to vote:

•	by signing, dating and returning the enclosed proxy card in the accompanying prepaid reply envelope;

•	by visiting the Internet at the address on your proxy card;

•	by calling toll-free (within the U.S. or Canada) at the phone number on your proxy card; or

•	by attending the Special Meeting and voting in person by ballot;

A control number, located on your proxy card, is designed to verify your identity and allow you to vote your shares of common stock, and to confirm that your voting instructions have been properly recorded when voting electronically over the Internet or by telephone. Please be aware that, although there is no charge for voting your shares, if you vote electronically over the Internet or by telephone, you may incur costs such as Internet access and telephone charges for which you will be responsible.

Even if you plan to attend the Special Meeting in person, you are strongly encouraged to vote your shares of common stock by proxy. If you are a record holder or if you obtain a “legal proxy” to vote shares that you beneficially own, you may still vote your shares of common stock in person by ballot at the Special Meeting even if you have previously voted by proxy. If you are present at the Special Meeting and vote in person by ballot, your previous vote by proxy will not be counted.

If your shares are held in “street name” through a bank, broker or other nominee, you may vote through your bank, broker or other nominee by completing and returning the voting form provided by your bank, broker or other nominee, or, if such a service is provided by your bank, broker or other nominee, electronically over the Internet or by telephone. To vote over the Internet or by telephone through your bank, broker or other nominee, you should follow the instructions on the voting form provided by your bank, broker or nominee.

Q:	If my broker holds my shares in “street name,” will my broker vote my shares for me?

A:	No. Your bank, broker or other nominee is permitted to vote your shares on any proposal currently scheduled to be considered at the Special Meeting only if you instruct your bank, broker or other nominee how to vote. You should follow the procedures provided by your bank, broker or other nominee to vote your shares. Without instructions, your shares will not be voted on such proposals, which will have the same effect as if you voted against adoption of the Merger Agreement, but will have no effect on the adjournment proposal.

Q:	May I change my vote after I have mailed my signed and dated proxy card?

A:	Yes. If you are a stockholder of record, you may change your vote or revoke your proxy at any time before it is voted at the Special Meeting by:

•	signing another proxy card with a later date and returning it to us prior to the Special Meeting;

•	submitting a new proxy electronically over the Internet or by telephone after the date of the earlier submitted proxy;

•	delivering a written notice of revocation to the Corporate Secretary; or

•	attending the Special Meeting and voting in person by ballot.

If you hold your shares of common stock in “street name,” you should contact your bank, broker or other nominee for instructions regarding how to change your vote. You may also vote in person at the Special Meeting if you obtain a “legal proxy” from your bank, broker or other nominee.

Q:	What is a proxy?

A:	A proxy is your legal designation of another person to vote your shares of common stock. The written document describing the matters to be considered and voted on at the Special Meeting is called a “proxy statement.” The document used to designate a proxy to vote your shares of common stock is called a “proxy card.” Reggie Aggarwal, our President, Chief Executive Officer and Chairman, and Lawrence J. Samuelson, our Vice President, General Counsel and Corporate Secretary, are the proxy holders for the Special Meeting.

Q:	If a stockholder gives a proxy, how are the shares voted?

A:	Regardless of the method you choose to vote, the individuals named on the enclosed proxy card, or your proxies, will vote your shares in the way that you indicate. When completing the Internet or telephone process or the proxy card, you may specify whether your shares should be voted for or against or to abstain from voting on all, some or none of the specific items of business to come before the Special Meeting.

If you properly sign your proxy card but do not mark the boxes showing how your shares should be voted on a matter, the shares represented by your properly signed proxy will be voted (1) “FOR” the adoption of the Merger Agreement and (2) “FOR” the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting.

Q:	What should I do if I receive more than one set of voting materials?

A:	Please sign, date and return (or grant your proxy electronically over the Internet or by telephone) each proxy card and voting instruction card that you receive.

You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card.

Q:	Where can I find the voting results of Special Meeting?

A:	If available, Cvent may announce preliminary voting results at the conclusion of the Special Meeting. Cvent intends to publish final voting results in a Current Report on Form 8-K to be filed with the SEC following the Special Meeting. All reports that Cvent files with the SEC are publicly available when filed. See the section of this proxy statement captioned “Where You Can Find More Information.”

Q:	Will I be subject to U.S. federal income tax upon the exchange of common stock for cash pursuant to the Merger?

A:	If you are a U.S. Holder (as defined under the caption “The Merger—Material U.S. Federal Income Tax Consequences of the Merger”), the exchange of common stock for cash pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes, which generally will require a U.S. Holder to recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received by such U.S. Holder in the Merger with respect to such shares and such U.S. Holder’s adjusted tax basis in the shares of common stock surrendered in the Merger. Backup withholding tax may also apply to the cash payments made pursuant to the Merger, unless the U.S. Holder complies with certification procedures under the backup withholding tax rules.

A Non-U.S. Holder (as defined under the caption “The Merger—Material U.S. Federal Income Tax Consequences of the Merger”) generally will not be subject to U.S. federal income tax with respect to the exchange of common stock for cash in the Merger unless such Non-U.S. Holder has certain connections to the United States. A Non-U.S. Holder may, however, be subject to backup withholding tax with respect to the cash payments made pursuant to the Merger, unless the holder complies with certain certification procedures or otherwise establishes a valid exemption from backup withholding tax.

You should read “The Merger—Material U.S. Federal Income Tax Consequences of the Merger.” Because particular circumstances may differ, we recommend that you also consult your own tax advisor to determine the U.S. federal income tax consequences relating to the Merger in light of your own particular circumstances and any consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Q:	What will the holders of Cvent stock options and RSUs receive in the Merger?

A:	At the Effective Time, each option (or portion thereof) to purchase shares of common stock that is outstanding and vested immediately prior to the Effective Time (or vests as a result of the consummation of the Merger) and, unless otherwise mutually agreed by the parties to the Merger Agreement, each option (or portion thereof) to purchase shares of common stock that is outstanding and unvested immediately prior to the Effective Time, will be cancelled and converted into the right to receive an amount in cash (without interest and subject to any applicable tax withholding) equal to the product of (1) the total number of shares of common stock subject to such option at the Effective Time; and (2) the amount, if any, by which $36.00 exceeds the exercise price per share of common stock underlying such option. Each option, regardless of when the option is due to vest, with an exercise price per share equal to or greater than $36.00 per share will be cancelled without payment of any consideration.

At the Effective Time, unless otherwise mutually agreed by the parties to the Merger Agreement, each RSU outstanding as of immediately prior to the Effective Time, whether vested or unvested, will be cancelled and converted converted into the right to receive an amount in cash (without interest and subject to any applicable tax withholding) equal to the product of (1) the total number of shares of common stock subject to such RSU as of the Effective Time; and (2) $36.00.

Q:	When do you expect the Merger to be completed?

A:	We are working toward completing the Merger as quickly as possible and currently expect to complete the Merger in the third calendar quarter of 2016. However, the exact timing of completion of the Merger cannot be predicted because the Merger is subject to the closing conditions specified in the Merger Agreement, many of which are outside of our control, and the completion of an 18-business day marketing period that Parent may use to complete its debt financing, if any, for the Merger.

Q:	Am I entitled to appraisal rights under the DGCL?

A:	If the Merger is adopted by stockholders, stockholders who do not vote in favor of the adoption of the Merger Agreement and who properly demand appraisal of their shares will be entitled to appraisal rights in connection with the Merger under Section 262 of the DGCL. This means that holders of shares of common stock are entitled to have their shares appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of the shares of common stock, exclusive of any elements of value arising from the accomplishment or expectation of the Merger, together with interest to be paid on the amount determined to be fair value, if any, as determined by the court. Stockholders who wish to seek appraisal of their shares are in any case encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights due to the complexity of the appraisal process. The DGCL requirements for exercising appraisal rights are described in additional detail in this proxy statement, and the relevant section of the DGCL regarding appraisal rights is reproduced in Annex C to this proxy statement.

Q:	Do any of Cvent’s directors or officers have interests in the Merger that may differ from those of Cvent stockholders generally?

A:	Yes. In considering the recommendation of the Board of Directors with respect to the proposal to adopt the Merger Agreement, you should be aware that our directors and executive officers may have interests in the Merger that are different from, or in addition to, the interests of stockholders generally. In (1) evaluating and negotiating the Merger Agreement; (2) approving the Merger Agreement and the Merger; and (3) recommending that the Merger Agreement be adopted by stockholders, the Board of Directors was aware of and considered these interests to the extent that they existed at the time, among other matters. For more information, see the section of this proxy statement captioned “The Merger—Interests of Cvent’s Directors and Executive Officers in the Merger.”

Q:	Who can help answer my questions?

A:	If you have any questions concerning the Merger, the Special Meeting or the accompanying proxy statement, would like additional copies of the accompanying proxy statement or need help voting your shares of common stock, please contact our proxy solicitor:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, NY 10022

Call toll-free: (888) 750-5834

FORWARD-LOOKING STATEMENTS

This proxy statement, the documents to which we refer you in this proxy statement and information included in oral statements or other written statements made or to be made by us or on our behalf contain “forward-looking statements” that do not directly or exclusively relate to historical facts. You can typically identify forward-looking statements by the use of forward-looking words, such as “may,” “should,” “could,” “project,” “believe,” “anticipate,” “expect,” “estimate,” “continue,” “potential,” “plan,” “forecast” and other words of similar import. Stockholders are cautioned that any forward-looking statements are not guarantees of future performance and may involve significant risks and uncertainties, and that actual results may vary materially from those in the forward-looking statements. These risks and uncertainties include, but are not limited to, the risks detailed in our filings with the SEC, including in our most recent filings on Forms 10-K and 10-Q, factors and matters described or incorporated by reference in this proxy statement, and the following factors:

•	the inability to complete the Merger due to the failure to obtain stockholder approval or failure to satisfy the other conditions to the completion of the Merger, including receipt of required regulatory approvals;

•	the risk that the Merger Agreement may be terminated in circumstances that require us to pay Parent a termination fee of $45.3 million;

•	the outcome of any legal proceedings that may be instituted against us and others related to the Merger Agreement;

•	risks that the proposed Merger disrupts our current operations or affects our ability to retain or recruit key employees;

•	the fact that receipt of the all-cash Merger consideration would be taxable to stockholders that are treated as U.S. Holders for U.S. federal income tax purposes;

•	the fact that, if the Merger is completed, stockholders will forgo the opportunity to realize the potential long-term value of the successful execution of Cvent’s current strategy as an independent company;

•	the possibility that Parent could, at a later date, engage in unspecified transactions, including restructuring efforts, special dividends or the sale of some or all of Cvent’s assets to one or more as yet unknown purchasers, that could conceivably produce a higher aggregate value than that available to stockholders in the Merger;

•	the fact that under the terms of the Merger Agreement, Cvent is unable to solicit other Acquisition Proposals during the pendency of the Merger;

•	the effect of the announcement or pendency of the Merger on our business relationships, operating results and business generally;

•	the amount of the costs, fees, expenses and charges related to the Merger Agreement or the Merger;

•	risks related to the Merger diverting management’s or employees’ attention from ongoing business operations;

•	risks that our stock price may decline significantly if the Merger is not completed; and

•	risks related to obtaining the requisite consents to the Merger, including the timing and receipt of regulatory approvals from various domestic and Austrian governmental entities (including any conditions, limitations or restrictions placed on these approvals) and the risk that one or more governmental entities may deny approval.

Consequently, all of the forward-looking statements that we make in this proxy statement are qualified by the information contained or incorporated by reference herein, including (1) the information contained under this caption; and (2) the information contained under the caption “Risk Factors” and information in our consolidated financial statements and notes thereto included in our most recent filings on Forms 10-K and 10-Q. No assurance can be given that these are all of the factors that could cause actual results to vary materially from the forward-looking statements.

Except as required by applicable law, we undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. Stockholders are advised to consult any future disclosures that we make on related subjects as may be detailed in our other filings made from time to time with the SEC.

THE SPECIAL MEETING

The enclosed proxy is solicited on behalf of the Board of Directors for use at the Special Meeting.

Date, Time and Place

We will hold the Special Meeting on Tuesday, July 12, 2016, at Cvent’s headquarters, located at 1765 Greensboro Station Place, 7th Floor, Tysons Corner, VA 22102, at 4:30 p.m., Eastern time.

Purpose of the Special Meeting

At the Special Meeting, we will ask stockholders to vote on proposals to (1) adopt the Merger Agreement and (2) adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting.

Record Date; Shares Entitled to Vote; Quorum

Only stockholders of record as of the Record Date are entitled to notice of the Special Meeting and to vote at the Special Meeting. A list of stockholders entitled to vote at the Special Meeting will be available at our principal executive offices located at 1765 Greensboro Station Place, 7th Floor, Tysons Corner, VA 22102, during regular business hours for a period of no less than ten days before the Special Meeting and at the place of the Special Meeting during the meeting.

As of the Record Date, there were 42,274,822 shares of common stock outstanding and entitled to vote at the Special Meeting.

The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, will constitute a quorum at the Special Meeting. In the event that a quorum is not present at the Special Meeting, it is expected that the meeting will be adjourned to solicit additional proxies.

Vote Required; Abstentions and Broker Non-Votes

The affirmative vote of the holders of a majority of the outstanding shares of common stock is required to adopt the Merger Agreement. Adoption of the Merger Agreement by stockholders is a condition to the closing of the Merger.

Approval of the proposal to adjourn the Special Meeting, whether or not a quorum is present, requires the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy and entitled to vote at the Special Meeting.

If a stockholder abstains from voting, that abstention will have the same effect as if the stockholder voted “AGAINST” the proposal to adopt the Merger Agreement. For stockholders who attend the meeting or are represented by proxy and abstain from voting, the abstention will have the same effect as if the stockholder voted “AGAINST” any proposal to adjourn the Special Meeting to a later date to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting.

Each “broker non-vote” will also count as a vote “AGAINST” the proposal to adopt the Merger Agreement, but will have no effect on any proposal to adjourn the Special Meeting to a later date to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting. A “broker non-vote” generally occurs when a bank, broker or other nominee holding shares on your behalf does not vote on a proposal because the bank, broker or other nominee has not received your voting instructions and lacks discretionary power to vote the shares. “Broker non-votes,” if any, will be counted for the purpose of determining whether a quorum is present.

Shares Held by Cvent’s Directors and Executive Officers

As of the Record Date, our directors and executive officers beneficially owned and were entitled to vote, in the aggregate, 11,560,530 shares of common stock, representing approximately 27% of the shares of common stock outstanding on the Record Date.

Our directors and certain of our executive officers and affiliated stockholders, including investment funds affiliated with one such director, executed and delivered voting and support agreements (the “Voting Agreements”) in favor of Parent and Merger Sub, obligating them to vote all of their shares of common stock (1) “FOR” the adoption of the Merger Agreement and (2) “FOR” the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting, subject to certain exceptions and limitations described in the section of this proxy statement captioned “The Merger—Voting and Support Agreements.”

Our executive officers that did not execute Voting Agreements have informed us that they currently intend to vote all of their shares of common stock (1) “FOR” the adoption of the Merger Agreement and (2) “FOR” the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting.

Voting of Proxies

If your shares are registered in your name with our transfer agent, American Stock Transfer & Trust Company LLC, you may cause your shares to be voted by returning a signed and dated proxy card in the accompanying prepaid envelope, or you may vote in person at the Special Meeting. Additionally, you may grant a proxy electronically over the Internet or by telephone by following the instructions on your proxy card. You must have the enclosed proxy card available, and follow the instructions on the proxy card, in order to grant a proxy electronically over the Internet or by telephone. Based on your proxy cards or Internet and telephone proxies, the proxy holders will vote your shares according to your directions.

If you plan to attend the Special Meeting and wish to vote in person, you will be given a ballot at the Special Meeting. If your shares are registered in your name, you are encouraged to vote by proxy even if you plan to attend the Special Meeting in person. If you attend the Special Meeting and vote in person by ballot, your vote will revoke any previously submitted proxy.

Voting instructions are included on your proxy card. All shares represented by properly signed and dated proxies received in time for the Special Meeting will be voted at the Special Meeting in accordance with the instructions of the stockholder. Properly signed and dated proxies that do not contain voting instructions will be voted (1) “FOR” adoption of the Merger Agreement and (2) “FOR” the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting.

If your shares are held in “street name” through a bank, broker or other nominee, you may vote through your bank, broker or other nominee by completing and returning the voting form provided by your bank, broker or other nominee or attending the Special Meeting and voting in person with a “legal proxy” from your bank, broker or other nominee. If such a service is provided, you may vote over the Internet or telephone through your bank, broker or other nominee by following the instructions on the voting form provided by your bank, broker or other nominee. If you do not return your bank’s, broker’s or other nominee’s voting form, do not vote via the Internet or telephone through your bank, broker or other nominee, if possible, or do not attend the Special Meeting and vote in person with a “legal proxy” from your bank, broker or other nominee, it will have the same effect as if you voted “AGAINST” the proposal to adopt the Merger Agreement but will not have any effect on the adjournment proposal.

Revocability of Proxies

If you are a stockholder of record, you may change your vote or revoke your proxy at any time before it is voted at the Special Meeting by:

•	signing another proxy card with a later date and returning it to us prior to the Special Meeting;

•	submitting a new proxy electronically over the Internet or by telephone after the date of the earlier submitted proxy;

•	delivering a written notice of revocation to our Corporate Secretary; or

•	attending the Special Meeting and voting in person by ballot.

If you have submitted a proxy, your appearance at the Special Meeting, in the absence of voting in person or submitting an additional proxy or revocation, will not have the effect of revoking your prior proxy.

If you hold your shares of common stock in “street name,” you should contact your bank, broker or other nominee for instructions regarding how to change your vote. You may also vote in person at the Special Meeting if you obtain a “legal proxy” from your bank, broker or other nominee.

Any adjournment, postponement or other delay of the Special Meeting, including for the purpose of soliciting additional proxies, will allow stockholders who have already sent in their proxies to revoke them at any time prior to their use at the Special Meeting as adjourned, postponed or delayed.

Board of Directors’ Recommendation

The Board of Directors, after considering various factors described under the caption “The Merger—Recommendation of the Board of Directors and Reasons for the Merger,” has unanimously (1) determined that the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement are fair to, advisable and in the best interests of Cvent and stockholders; and (2) adopted and approved the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement. The Board of Directors unanimously recommends that you vote (1) “FOR” the adoption of the Merger Agreement and (2) “FOR” the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting.

Solicitation of Proxies

The expense of soliciting proxies will be borne by Cvent. We have retained Innisfree M&A Incorporated (“Innisfree”), a proxy solicitation firm, to solicit proxies in connection with the Special Meeting at a cost of approximately $17,000 plus expenses. We will also indemnify Innisfree against losses arising out of its provisions of these services on our behalf. In addition, we may reimburse banks, brokers and other nominees representing beneficial owners of shares for their expenses in forwarding soliciting materials to such beneficial owners. Proxies may also be solicited by our directors, officers and employees, personally or by telephone, email, fax, over the Internet or other means of communication. No additional compensation will be paid for such services.

Anticipated Date of Completion of the Merger

Assuming timely satisfaction of necessary closing conditions, including the approval by stockholders of the proposal to adopt the Merger Agreement, and the completion of an 18-business day marketing period that Parent may use to complete its debt financing, if any, for the Merger, we anticipate that the Merger will be consummated in the third calendar quarter of 2016.

Appraisal Rights

If the Merger is consummated, stockholders who do not vote in favor of the adoption of the Merger Agreement and who properly demand appraisal of their shares will be entitled to appraisal rights in connection with the Merger under Section 262 of the DGCL. This means that holders of shares of common stock are entitled to have their shares appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of their shares of common stock, exclusive of any elements of value arising from the accomplishment or expectation of the Merger, together with interest to be paid on the amount determined to be fair value, if any, as determined by the court, so long as they comply with the procedures established by Section 262 of the DGCL. Due to the complexity of the appraisal process, stockholders who wish to seek appraisal of their shares are encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights.

Stockholders considering seeking appraisal should be aware that the fair value of their shares as determined pursuant to Section 262 of the DGCL could be more than, the same as or less than the value of the consideration that they would receive pursuant to the Merger Agreement if they did not seek appraisal of their shares.

To exercise your appraisal rights, you must (1) submit a written demand for appraisal to Cvent before the vote is taken on the adoption of the Merger Agreement; (2) not submit a proxy or otherwise vote in favor of the proposal to adopt the Merger Agreement; and (3) continue to hold your shares of common stock of record through the Effective Time. Your failure to follow exactly the procedures specified under the DGCL will result in the loss of your appraisal rights. The DGCL requirements for exercising appraisal rights are described in further detail in this proxy statement, and the relevant section of the DGCL regarding appraisal rights is reproduced and attached as Annex C to this proxy statement. If you hold your shares of common stock through a bank, brokerage firm or other nominee and you wish to exercise appraisal rights, you should consult with your bank, brokerage firm or other nominee to determine the appropriate procedures for the making of a demand for appraisal by such bank, brokerage firm or nominee.

Other Matters

At this time, we know of no other matters to be voted on at the Special Meeting. If any other matters properly come before the Special Meeting, your shares of common stock will be voted in accordance with the discretion of the appointed proxy holders.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on Tuesday, July 12, 2016

The proxy statement is available at http://www.astproxyportal.com/ast/18474

Householding of Special Meeting Materials

Unless we have received contrary instructions, we may send a single copy of this proxy statement to any household at which two or more stockholders reside if we believe the stockholders are members of the same family. Each stockholder in the household will continue to receive a separate proxy card. This process, known as “householding,” reduces the volume of duplicate information received at your household and helps to reduce our expenses.

If you would like to receive your own set of our disclosure documents this year or in future years, follow the instructions described below. Similarly, if you share an address with another stockholder and together both of you would like to receive only a single set of our disclosure documents, follow these instructions.

If you are a stockholder of record, you may contact us by writing to Cvent’s Investor Relations at 1765 Greensboro Station Place, 7th Floor, Tysons Corner, VA 22102. Eligible stockholders of record receiving multiple copies of this proxy statement can request householding by contacting us in the same manner. If a bank, broker or other nominee holds your shares, please contact your bank, broker or other nominee directly.

Questions and Additional Information

If you have any questions concerning the Merger, the Special Meeting or the accompanying proxy statement, would like additional copies of the accompanying proxy statement or need help voting your shares of common stock, please contact our proxy solicitor:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, NY 10022

Call toll-free: (888) 750-5834

THE MERGER

This discussion of the Merger is qualified in its entirety by reference to the Merger Agreement, which is attached to this proxy statement as Annex A and incorporated into this proxy statement by reference. You should read the entire Merger Agreement carefully as it is the legal document that governs the Merger.

Parties Involved in the Merger

Cvent, Inc.

1765 Greensboro Station Place, 7th Floor

Tysons Corner, VA 22102

Cvent is a leading cloud-based enterprise event management company. Cvent’s mission is to transform the way its customers manage meetings and events, and enhance the experience of its customers’ customer—the event attendee.

Cvent’s common stock is listed on the NYSE under the symbol “CVT.”

Papay Holdco, LLC

c/o Vista Equity Partners Management, LLC

Four Embarcadero Center, 20th Floor

San Francisco, CA 94111

(415) 765-6500

Papay Holdco, LLC was formed on April 11, 2016, solely for the purpose of engaging in the transactions contemplated by the Merger Agreement and has not engaged in any business activities other than in connection with the transactions contemplated by the Merger Agreement and arranging of the equity financing and any debt financing in connection with the Merger.

Papay Merger Sub, Inc.

c/o Vista Equity Partners Management, LLC

Four Embarcadero Center, 20th Floor

San Francisco, CA 94111

Papay Merger Sub, Inc. was formed on April 11, 2016 solely for the purpose of engaging in the transactions contemplated by the Merger Agreement (including the Merger) and has not engaged in any business activities other than in connection with the transactions contemplated by the Merger Agreement and arranging of the equity financing and any debt financing in connection with the Merger.

Parent and Merger Sub are each affiliated with the Vista Funds. In connection with the transactions contemplated by the Merger Agreement, (1) Fund VI has provided to Parent an equity commitment of up to $1.6 billion and (2) Holdings has provided to Parent an equity commitment of up to $50 million, which will be available to fund the aggregate purchase price and the other payments contemplated by the Merger Agreement (in each case, pursuant to the terms and conditions as described further under the caption “The Merger—Financing of the Merger”). After giving effect to the Merger, Cvent, as the Surviving Corporation, will be owned by the Vista Funds.

Effect of the Merger

Upon the terms and subject to the conditions of the Merger Agreement, Merger Sub will merge with and into Cvent, with Cvent continuing as the Surviving Corporation. As a result of the Merger, Cvent will become a wholly owned subsidiary of Parent, and our common stock will no longer be publicly traded and will be delisted from the NYSE. In addition, our common stock will be deregistered under the Exchange Act, and we will no longer file periodic reports with the SEC. If the Merger is completed, you will not own any shares of the capital stock of the Surviving Corporation.

The Effective Time will occur upon the filing of a certificate of merger with the Secretary of State of the State of Delaware (or at such later time as we, Parent and Merger Sub may agree and specify in the certificate of merger).

Effect on Cvent if the Merger is Not Completed

If the Merger Agreement is not adopted by stockholders or if the Merger is not completed for any other reason, stockholders will not receive any payment for their shares of common stock. Instead, Cvent will remain an independent public company, our common stock will continue to be listed and traded on the NYSE and registered under the Exchange Act and we will continue to file periodic reports with the SEC. In addition, if the Merger is not completed, we expect that management will operate the business in a manner similar to that in which it is being operated today and that stockholders will continue to be subject to the same risks and opportunities to which they are currently subject, including risks related to the highly competitive industry in which Cvent operates and adverse economic conditions.

Furthermore, if the Merger is not completed, and depending on the circumstances that caused the Merger not to be completed, the price of our common stock may decline significantly. If that were to occur, it is uncertain when, if ever, the price of our common stock would return to the price at which it trades as of the date of this proxy statement.

Accordingly, if the Merger is not completed, there can be no assurance as to the effect of these risks and opportunities on the future value of your shares of common stock. If the Merger is not completed, the Board of Directors will continue to evaluate and review Cvent’s business operations, strategic direction and capitalization, among other things, and will make such changes as are deemed appropriate. If the Merger Agreement is not adopted by stockholders or if the Merger is not completed for any other reason, there can be no assurance that any other transaction acceptable to the Board of Directors will be offered or that Cvent’s business, prospects or results of operation will not be adversely impacted.

In addition, under specified circumstances, Cvent will be required to pay Parent a termination fee of $45.3 million upon the termination of the Merger Agreement, as further described under the caption “Proposal 1: Adoption of the Merger Agreement—Termination Fee.”

Merger Consideration

In the Merger, each outstanding share of common stock (other than shares (1) held by Cvent as treasury stock; (2) owned by Parent or Merger Sub; (3) owned by any direct or indirect wholly owned subsidiary of Parent or Merger Sub; and (4) held by stockholders who have properly and validly exercised their statutory rights of appraisal in respect of such shares of common stock in accordance with Section 262 of the DGCL) will be converted into the right to receive the Per Share Merger Consideration.

After the Merger is completed, you will have the right to receive the Per Share Merger Consideration, but you will no longer have any rights as a stockholder (except that stockholders who properly exercise their appraisal rights will have the right to receive a payment for the “fair value” of their shares as determined pursuant to an appraisal proceeding as contemplated by Delaware law, as described below under the caption “The Merger—Appraisal Rights”).

Background of the Merger

The Board of Directors of Cvent (the “Board of Directors”) regularly evaluates Cvent’s strategic direction and ongoing business plans with a view toward strengthening its core businesses and enhancing stockholder value. As part of this evaluation, the Board of Directors has from time to time considered a variety of strategic alternatives, including (1) the continuation of Cvent’s current business plan; (2) modifications to Cvent’s strategy and product direction; (3) possible expansion opportunities through acquisitions and combinations of Cvent with other businesses; and (4) a possible sale of Cvent.

From late December 2015 through to mid-February 2016, Cvent’s share price declined from $35.45 per share on December 29, 2015 to a low of $19.55 on February 19, 2016. In the view of Cvent management, the stock price decline was part of a general decline in the valuations for companies in the Software-as-a-Service (or SaaS) industry, along with a broader stock market decline that was occurring at the time.

On March 3, 2016, a representative of a strategic party that had previously engaged in several discussions with Cvent in 2014 and early 2015 regarding a potential acquisition of Cvent, which we refer to as “Party A”, called Reggie Aggarwal, the President, Chief Executive Officer and Chairman of Cvent, to arrange a meeting for the following day. On March 4, 2016, Mr. Aggarwal met with the representative of Party A in which Party A discussed, on an exploratory basis, Party A’s preliminary interest in a potential acquisition of Cvent. Mr. Aggarwal informed the representative of Party A that he did not consider Cvent’s stock price at that time to reflect Cvent’s long term value and therefore did not personally believe that it was in the best interest of the stockholders to sell Cvent, however, that Cvent and its Board of Directors would always be open to conversations and consider bona fide acquisition proposals in good faith with a view to enhancing shareholder value.

On March 3, 2016, a representative of Morgan Stanley introduced Mr. Aggarwal to a representative of a financial sponsor, which we refer to as “Party B”. The following day, Mr. Aggarwal conveyed Cvent’s standard investor presentation to Party B, after which Party B expressed interest in making a financial investment in Cvent as a public company. Mr. Aggarwal and Party B discussed Party B’s investment interest during the meeting, but Mr. Aggarwal and Party B did not further discuss the idea following this meeting.

On March 9, 2016, the Compensation Committee of the Board of Directors (the “Compensation Committee”), in a regularly scheduled meeting, met to discuss the annual grant of equity long-term incentive awards (“LTI Awards”) to Cvent employees, including members of Cvent management. A representative of Pearl Meyer & Partners, LLC (“Pearl Meyer”), the Compensation Committee’s independent consultant, reviewed with the Compensation Committee an updated analysis relating to the proposed annual grants, which Pearl Meyer had originally discussed with the Compensation Committee in a regular meeting of the committee held on December 17, 2015. The Compensation Committee discussed the new market conditions, and asked Pearl Meyer to recalibrate the planned LTI Awards in light of then-current market conditions, including but not limited to the recent volatility in the SaaS market, stockholder dilution concerns, and the need for a further analysis of equity award programs of Cvent’s peer group. The Compensation Committee determined to defer the grant of the LTI Awards until Pearl Meyer could revise its analysis.

On March 17, 2016, Party A delivered an unsolicited, non-binding indication of interest to acquire Cvent for $28.00-29.00 per share in cash, together with a proposed exclusivity agreement. A representative of Party A called Mr. Aggarwal that same day to discuss the indication of interest. Mr. Aggarwal (i) informed the representative of Party A that the proposed offer price was not the basis for a further conversation with the Board of Directors, and (ii) reiterated that he did not consider Cvent’s current stock price reflective of Cvent’s long term value.

On March 18, 2016, the Board of Directors held a special meeting with members of Cvent management and representatives of Morgan Stanley in attendance, and discussed, among other things, Party A’s indication of interest, Cvent’s standalone strategic plans and growth expectations. Cvent invited representatives of Morgan Stanley to the meeting due to Morgan Stanley’s qualifications, expertise and reputation, its knowledge of and involvement in recent transactions in Cvent’s industry, its knowledge of Cvent’s business and affairs and its understanding of Cvent’s business based on its long-standing relationship with Cvent, including serving as the lead underwriter in Cvent’s initial public offering in 2013 and Cvent’s secondary offering in 2014. Mr. Aggarwal indicated his reservations regarding Party A’s offer price given that Cvent’s current stock price did not appropriately reflect Cvent’s long term value. Representatives of Morgan Stanley gave their preliminary views on Cvent’s general strategic position, potential responses to Party A’s preliminary indication of interest, and the various strategies and methods by which the Board of Directors might seek to maximize shareholder value in the event the Board of Directors chose to explore a sale or other strategic transaction. At this meeting, Cvent’s internal legal counsel also discussed the Board of Directors’ fiduciary duties in the context of a potential sale of Cvent. The Board of Directors concluded that Morgan Stanley and Cvent management should perform additional analyses to better understand Cvent’s standalone and strategic value alternatives in order to enable the Board of Directors to act on a fully informed basis if presented with another acquisition proposal from Party A. Near the conclusion of the meeting, all members of management left the meeting, and the independent directors of the Board of Directors met in an executive session.

On March 23, 2016, the Board of Directors held another special meeting with members of Cvent management, representatives of Morgan Stanley and Wilson Sonsini Goodrich & Rosati (“Wilson Sonsini”) in attendance. At this meeting, the representative of Wilson Sonsini addressed the Board of Directors’ fiduciary duties in connection with a possible sale of Cvent and made observations regarding topical legal issues implicated by a potential sale of Cvent. Cvent management discussed its then-current long term financial projections for the five year period of 2016 through 2020 (the “Preliminary Projections”), which Cvent maintained as part of its strategic planning process, including the assumptions used to project the future operating performance of Cvent (as more fully described below under the caption “The Merger—Cvent’s Financial Projections”). Cvent management informed the Board of Directors that it was considering revising certain assumptions underlying the Preliminary Projections, and that it would provide to the Board of Directors any updates to the Preliminary Projection recommended by management as soon as they were available. At an executive session at the end of meeting in which no representatives of Morgan Stanley were present, the Board of Directors was generally apprised of Morgan Stanley’s prior advisory work with Party A and then approved Cvent’s engagement of Morgan Stanley as its financial advisor to, among other things, evaluate Cvent’s business and financial prospects, as well as possible strategic alternatives, including a potential sale of Cvent.

On March 27, 2016, the Board of Directors held another special meeting with members of Cvent management, representatives of Morgan Stanley, and a representative of Wilson Sonsini in attendance. At this meeting, following consultations with Morgan Stanley regarding the assumptions underlying the Preliminary Projections, the Board of Directors authorized Cvent management to revise the Preliminary Projections to better reflect the most likely standalone financial forecast of Cvent’s business (as more fully described below under the caption “The Merger—Cvent’s Financial Projections”). Representatives of Morgan Stanley also gave their preliminary views regarding Cvent’s valuation (based, in part, on the Preliminary Projections, while noting that its valuation analysis would be updated following receipt of the aforementioned revised financial forecasts), the possible effect on that valuation of changes to the Preliminary Projections based on the aforementioned revised financial forecasts, potential responses to Party A’s preliminary indication of interest, and various strategies and methods by which the Board of Directors might seek to maximize shareholder value in the event the Board of Directors chose to explore a sale or other strategic transaction, including the prospect of initiating a market-check process to determine if other third parties might have interest in acquiring Cvent.

Following the foregoing discussions, the Board of Directors determined that the price range of $28.00-29.00 per share reflected in Party A’s preliminary indication of interest did not reflect the long term value of Cvent. In light of the decline in valuations of SaaS companies since the beginning of the year, as well as the ongoing risks and challenges presented by this development, the Board of Directors and Cvent management also agreed that Cvent should determine if Party A would be willing to increase its proposed price. Accordingly, the Board of Directors directed Cvent management to work with Morgan Stanley to communicate to Party A that its proposed price was inadequate, but that Cvent might be willing to engage in further conversations with Party A if it improved its proposed price. At this meeting, the Board of Directors also discussed with Morgan Stanley other third parties that could reasonably be expected to have interest in acquiring Cvent and the financial capability to do so, as well as potential strategies for engaging those parties in a discussion regarding a potential acquisition of Cvent, including the potential benefits to the Cvent’s shareholders from any such outreach, such as the likelihood that a market check could generate additional interest in Cvent thereby increasing the likelihood that Party A would increase its proposed offer price for Cvent. The Board of Directors also discussed with Morgan Stanley the risks and challenges that a broad market check could present, such as the potentials for leaks regarding a transaction and the distractions that would divert management’s attention from operating the business. Following this discussion, the Board of Directors authorized Cvent management to engage with Party A to determine whether Party A’s offer could be improved, and, subject to the outcome of the conversation with Party A, work with Morgan Stanley to potentially contact four additional parties selected by management in consultation with Morgan Stanley to gauge their interest in a potential acquisition of Cvent. These four parties were, together with Party A, in management’s and Morgan Stanley’s view, the most likely parties to have high levels of interest in Cvent and the financial capability to acquire Cvent at a premium price. It was noted that Party A requested exclusivity, and was unlikely, in light of its historical behavior, to enter negotiations with Cvent and its advisors without exclusivity, and therefore, potentially interested parties should be informed that time was of the essence. The Board of Directors also discussed with management and Morgan Stanley that any conversation with any parties regarding an acquisition should guide those parties to a price no lower than the “mid-$30’s”. The Board of Directors also proactively instructed Cvent management not to engage in any discussions with potential buyers regarding management’s personal employment if a transaction were to occur, or the terms of such employment (including compensation and equity investments), during discussions regarding a potential acquisition of Cvent until further authorized by the Board of Directors.

On March 29, 2016, Mr. Aggarwal had a telephone call with a representative of Party A to inform Party A that the $28.00-29.00 per share price reflected in Party A’s preliminary indication of interest was not adequate to interest Cvent in discussions regarding a transaction. Mr. Aggarwal also noted on this call that Cvent might be willing to engage in discussions with Party A regarding a potential acquisition of Cvent if Party A increased its proposed price. In this regard, Mr. Aggarwal reiterated that $29.00 was not the basis for a further conversation but the Board of Directors might be willing to consider a transaction with a price in the “mid-$30s” with no assurances in this regard.

On March 31, 2016, Brian Sheth, the President and Co-Founder of Vista Equity Partners (“Vista”), called Mr. Aggarwal to begin discussions regarding potential strategic opportunities available to Cvent and Vista. Specifically, Mr. Sheth expressed his view that there were strategic benefits to combining Cvent with Lanyon Solutions, Inc. (“Lanyon”), a portfolio company owned by Vista, and that Vista had interest in a transaction in which Cvent would acquire Lanyon, or, alternatively, a transaction in which Vista would acquire Cvent. Based on the independent outreaches by Party A and Vista, Cvent management determined that it was an appropriate time to initiate the outreach to the three other parties discussed with the Board of Directors at the March 27th meeting, and authorized Morgan Stanley to do so.

On March 31, 2016, a representative of Morgan Stanley contacted a representative of Party B to inform Party B that Cvent had recently received an indication of interest from a third party, and to gauge Party B’s interest in exploring a potential acquisition of Cvent. The representative of Party B informed the representative of Morgan Stanley that Party B had interest and would like to arrange meetings with management to discuss a potential transaction.

On March 31, 2016, Mr. Aggarwal had a call with a representative of another strategic party, which we refer to as “Party C”. During this call, Mr. Aggarwal informed the representative of Party C that Cvent had recently received an indication of an interest from a third party, and asked Party C whether it had any interest in exploring a potential acquisition of Cvent. The representative of Party C did not have an immediate response, but informed Mr. Aggarwal that Party C would discuss the matter internally and contact Cvent if Party C had any such interest.

Also on March 31, 2016, a representative of Morgan Stanley had a telephone call with a representative of Party C to arrange a meeting between Cvent and Party C for the following week. During the discussion, the representative of Morgan Stanley instructed the representative of Party C that it should prioritize its review of Cvent in light of the timing pressure generated by another party’s interest in Cvent and Morgan Stanley’s view that the market check process was not likely to be a protracted one.

On April 1, 2016, Party A delivered a revised, non-binding indication of interest to acquire Cvent for $31.00 per share in cash. The revised indication of interest requested exclusivity again.

On April 1, 2016, a representative of Morgan Stanley had a telephone call with a representative of Party C, during which the representative of Party C communicated that Party C viewed Cvent as a potential strategic fit, and that Party C would prioritize its internal review accordingly.

On April 1, 2016, Mr. Aggarwal had a telephone call with a representative of Party C, who communicated to Mr. Aggarwal that Party C was interested in Cvent. Mr. Aggarwal and the representative of Party C agreed that representatives of Cvent and Party C should meet the following week to continue discussions regarding a potential transaction between the two companies.

On April 1, 2016, a representative of Morgan Stanley also had a telephone call with a representative of a strategic party, which we refer to as “Party D”, to gauge Party D’s interest in a potential acquisition of Cvent. During the call, the representative of Morgan Stanley informed the representative of Party D that Cvent had received an indication of interest from a third party, and in response, Party D informed the representative of Morgan Stanley that Party D would be interested in arranging a meeting as soon as practicable to assess a potential acquisition of Cvent.

On April 3, 2016, Mr. Aggarwal called Mr. Sheth to inform Vista that Cvent had received an indication of interest from a third party. Mr. Aggarwal also informed Mr. Sheth that Morgan Stanley was serving as Cvent’s financial advisor with respect to the potential sale process, and accordingly, Vista should direct any calls or meeting requests relating to Vista’s interest in a transaction with Cvent to Morgan Stanley.

On April 4, 2016, a representative of Morgan Stanley called a representative of Vista to inform him that, in light of Cvent’s receipt of an indication of interest from a third party, Vista should conduct its internal review process expeditiously to determine its interest in possibly acquiring Cvent, and that an acquisition of Lanyon by Cvent should not be the focus for discussion at the present time. The representative from Morgan Stanley also informed the representative of Vista that in order to be part of the conversation, Vista’s bid should at least be in the “mid-$30s” per share.

On April 4, 2016, members of Cvent management and representatives of Morgan Stanley met in person with representatives of Party D to review Cvent’s business, operations and strategy, and to discuss potential synergy opportunities if the two companies combined.

On April 5, 2016, Mr. Aggarwal held a meeting with Mr. Sheth and further discussed the potential merits of an acquisition of Cvent. During this meeting, Mr. Sheth informed Mr. Aggarwal that Vista was in the process of finalizing a view on value and expected to submit an indication of interest. On April 6, 2016, a representative of Morgan Stanley called a representative of Vista to reiterate that timing would be of the essence and Vista should put forth an attractive proposal.

On April 5, 2016, a representative of Morgan Stanley had a follow-up call with a representative of Party D to explain timing expectations regarding the Board of Directors’ consideration of potential proposals.

On April 6, 2016, members of Cvent management and representatives of Morgan Stanley met in person with representatives of Party C to review Cvent’s business, operations and strategy, and to discuss Party C’s interest in potentially acquiring Cvent. A representative of Morgan Stanley communicated to a representative of Party C that Party C would need to make a decision quickly regarding whether to submit an offer to acquire Cvent. Representatives of Morgan Stanley indicated to representatives of Party C that offers were requested prior to a Board of Directors meeting on April 15, 2016.

On April 6, 2016, Vista delivered a preliminary non-binding indication of interest to acquire Cvent for $34.00 per share. Following this indication of interest, Morgan Stanley communicated to a representative of Vista that Vista should continue its diligence review and be prepared to improve its price and submit its best and final offer in advance of a Board of Directors meeting on April 15, 2016.

On April 6, 2016, a representative of Party D communicated to a representative of Morgan Stanley that Party D viewed Cvent as an interesting strategic asset, but that it would not make an offer to acquire Cvent, citing views on challenges getting to a valuation they expected to be of interest to the Board of Directors.

On April 6, 2016, at a special meeting of the Compensation Committee, with members of Cvent management, representatives of Wilson Sonsini and a representative of Pearl Meyer in attendance, the Compensation Committee approved the grant of LTI Awards to Cvent employees, including members of Cvent management. Prior to the approval of such grant, a representative of Pearl Meyer reminded the Compensation Committee that, in response to the Compensation Committee’s request at the March 9, 2016 meeting, Pearl Meyer had performed additional analysis on the updated market practices in granting long-term incentive awards in light of recent market volatility. The Pearl Meyer representative also informed the Compensation Committee that the LTI Awards granted to members of Cvent management would be, cumulatively, only 72% of the value of the LTI Awards that Pearl Meyer, as part of its December analysis, had originally recommended to the Compensation Committee for grant at the meeting of the Compensation Committee on March 9, 2016. The Compensation Committee and a representative of Wilson Sonsini discussed the interaction between the indications of interest from Party A and Vista, and the grants of LTI Awards, including the important role grants play in retaining and incentivizing Cvent’s employees, the risks of disruption to Cvent’s business if the Board of Directors did not make the grants at the present time given the already delayed period for the issuance of grants, the potential concerns raised if the Board of Directors approved the grants under the current circumstances, the likelihood that some of the grants could be assumed by any acquirer of Cvent (thereby preserving their retentive value following a transaction), the likelihood that making such grants would not impact the likely prices offered by the parties evaluating an acquisition of Cvent given that the grants were well known and expected by such parties, and various other issues. The Compensation Committee, after discussion, determined that such grants continued to be appropriate given that, among other factors, they were consistent with historical practices, were already delayed due to the re-calibration conducted at the Compensation Committee’s request, they were reflected in the guidance Cvent management provided to financial analysts on Cvent’s earnings call on February 25, 2016, and they were already reflected in the Upside Projections (as more fully described below under the caption “The Merger—Cvent’s Financial Projections”) given to certain bidders and were thus likely already factored into their indications of interest.

On April 6, 2016, the Board of Directors held another special meeting with members of Cvent management, and representatives of Morgan Stanley and Wilson Sonsini in attendance. Morgan Stanley updated the Board of Directors on the status of discussions with Vista, Party A, Party B, Party C and Party D regarding a potential acquisition of Cvent. The Board of Directors discussed with Cvent management and Morgan Stanley the merits of reaching out to other strategic parties and private equity firms that might have interest in Cvent. Among the factors discussed were: (1) the desire to move quickly and maintain competitive tension between Vista and Party A, (2) the potential likelihood for other parties to offer prices that were materially higher than the $34.00 per share proposal received from Vista, (3) the risk of leaks regarding a transaction, particularly if private equity firms contacted financing sources in order to be in a position to make an informed offer and (4) the ability of other parties to conduct due diligence on a competitive timeline. Morgan Stanley provided its view, informed by its knowledge of Cvent and the priorities and ability to pay of potential buyers, that the current group of parties represented an appropriate group with which to continue discussions in light of the factors cited above. The Board of Directors also considered whether it should slow down the process to give Party C additional time to make a proposal. After discussion, the Board of Directors directed Morgan Stanley to encourage Party C to accelerate its timing because it was not in Cvent’s interest to delay responding to the two existing indications of interest, and risk the loss of interest by them, solely in order to allow Party C to complete its internal discussions. Following such discussion, the Board of Directors authorized Cvent management and Morgan Stanley to continue to engage Vista, Party A and Party B in discussions, and for Morgan Stanley to reach out to Party A in an effort to obtain a higher offer price. The Board of Directors also instructed Cvent management and Morgan Stanley that it was important to move quickly and keep the pressure on Vista and Party A, and that if discussions did not progress as planned, the Board of Directors would re-evaluate whether to reach out to additional parties. The Board of Directors further directed Morgan Stanley to instruct the parties interested in acquiring Cvent to submit final offers by Friday, April 15, 2016.

The Board of Directors also discussed financial projections prepared by Cvent management and the financial analysis performed by Morgan Stanley. Cvent management and representatives of Morgan Stanley updated the Board of Directors that Cvent management revised certain aspects of the Preliminary Projections to reflect a higher growth rate in revenues and an associated a higher growth rate in expenses necessary to grow Cvent to achieve this growth (the “Baseline Projections”) (as more fully described below under the caption “The Merger—Cvent’s Financial Projections”). As a result of the new Baseline Projections, and following discussions with Cvent management, representatives of Morgan Stanley informed the Board of Directors that Morgan Stanley had revised its financial analysis to reflect these revised financial forecasts, and Morgan Stanley described to the Board of Directors the material changes that had been made to its financial analyses.

On April 7, 2016, members of Cvent management and Morgan Stanley met with representatives of Party B to review Cvent’s business, operations and strategy, and to discuss Party B’s data and document requests. Representatives of Morgan Stanley indicated to representatives of Party B that offers were requested prior to a Board of Directors meeting on April 15, 2016 and that Party B should accelerate its review of Cvent.

On April 8, 2016, a representative of Morgan Stanley called a representative of Party A to reiterate the Board of Directors’ view that Party A’s revised indication of interest of $31.00 per share was inadequate, that the Board of Directors requested that Party A submit its final offer in advance of the Board of Directors’ April 15, 2016 meeting. The Morgan Stanley representative advised Party A that the Board of Directors would likely not have interest if Party A’s offer price to acquire Cvent were not in the mid-$30s per share

On April 9, 2016, a representative of Morgan Stanley updated a representative of Party B that the Board of Directors requested all interested parties to submit their final offers in advance of the Board of Directors’ April 15, 2016 meeting. The Morgan Stanley representative advised Party B that the Board of Directors would likely not have interest if Party B’s offer price to acquire Cvent were not in the mid-$30s per share, to which the representative of Party B responded that Party B was considering an offer in the $30-35 range.

On April 10, 2016, Morgan Stanley delivered the Upside Projections to Vista, which had been previously provided to certain of the other participants in the process.

On April 11, 2016, representatives of Kirkland & Ellis LLP (“Kirkland”), legal counsel to Vista, delivered an initial draft of the Merger Agreement to representatives of Wilson Sonsini, together with initial drafts of ancillary transaction documents, including the form of voting agreement that Vista proposed be signed by certain Cvent executive officers, directors and affiliated stockholders. Kirkland’s initial draft of the Merger Agreement contemplated, among other things, (1) equity commitments from Vista funds for 100% of the purchase price, (2) a termination fee of 3% of the equity value of Cvent, or approximately $49 million, in the event of entry by Cvent into an alternative proposal, and (3) a limitation on Vista’s liability in connection with the proposed acquisition of Cvent to 6% of the equity value of Cvent, or approximately $99 million.

On April 12, 2016, Mr. Aggarwal had a telephone call with a representative of Party C who told Mr. Aggarwal that Party C continued to analyze a proposed acquisition of Cvent to determine whether Party C’s board of directors would support such a transaction. The Party C representative communicated that Party C could not finalize its views until after its board of directors’ meeting scheduled for later in the month. The representative of Party C also indicated that it would need an additional three or four days after its board meeting prior to giving its indication of value. Mr. Aggarwal informed Party C that the process was moving quickly and encouraged Party C to expedite its internal approval process, as Cvent had an existing time sensitive offer and would likely have to make a decision by April 15, 2016. Representatives of Party C did not return multiple subsequent correspondences from representatives of Morgan Stanley.

Also on April 12, members of Cvent management and representatives of Morgan Stanley met in person with representatives of Vista to review Cvent’s business operations.

On April 13, 2016, members of Cvent management and representatives of Morgan Stanley met with representatives of Party B to review Cvent’s business operations and Party B’s due diligence requests. The representative of Party B subsequently communicated to Mr. Aggarwal that Party B was contemplating an offer in the $34-$35 range.

On April 13, 2016, representatives of Wilson Sonsini delivered to Kirkland a list of Cvent management’s concerns regarding Kirkland’s initial draft of the Merger Agreement, and suggested that Kirkland and Wilson Sonsini have a telephone call the following day to discuss the concerns.

On April 14, 2016, representatives of Wilson Sonsini and Kirkland participated in a telephone call to discuss Kirkland’s initial draft of the Merger Agreement and Cvent management’s concerns regarding the draft that were previously communicated. That night, Wilson Sonsini delivered a revised draft of the Merger Agreement to Kirkland.

On April 15, 2016, Vista submitted a revised offer to acquire Cvent for $35.00 per share in cash, and also delivered a revised draft of the Merger Agreement that reflected Kirkland’s discussions with Wilson Sonsini, together with draft ancillary transaction documents. Vista’s offer indicated that Vista had completed its due diligence and, subject to agreeing on the definitive documents, would provide an equity commitment for the entire purchase price for Cvent, that Vista’s potential liability be limited to 6% of the equity value of Cvent, or approximately $99 million, and that Vista was prepared to execute a transaction. Vista further noted that its offer would expire if not accepted by Cvent at 5:00 p.m. Eastern time on April 16, 2016.

On April 15, 2016, Party A submitted its offer to acquire Cvent for $32.50 per share in cash. Party A’s proposal was contingent on the completion of confirmatory due diligence, which it expected it could complete in less than two weeks.

On April 15, 2016, Party B submitted its revised offer to acquire Cvent for $34.00 per share in cash. Party B’s proposal did not include a draft merger agreement and was also contingent on the completion of both business and confirmatory due diligence. A representative of Party B called Morgan Stanley to communicate that there may be additional room for improvement on price in Party B’s offer.

On April 15, 2016, a representative of Morgan Stanley had a call with a representative of Party A to instruct Party A to increase its offer above $35.00 per share to be competitive. The representative from Party A replied that it was able to increase its offer above $32.50 per share, but that it could not increase its proposed price beyond $35.00 per share, and accordingly, would not submit a revised offer.

On April 15, 2016, the Board of Directors held a special meeting with members of Cvent management, representatives of Morgan Stanley and Wilson Sonsini in attendance. Morgan Stanley updated the Board of Directors regarding the proposed offers that Cvent had received, and advised the Board of Directors (i) that Party A could increase its offer above $32.50 per share, but that it could not go higher than $35.00 per share and, accordingly, declined to submit a revised offer beyond $32.50 per share, (ii) that Party B may have additional room to improve upon its $34.00 per share offer; (iii) that Party C, while interested in potentially acquiring Cvent, could not engage in discussions until its board of directors held a meeting slated for later in the month, and (iv) regarding certain timing considerations, including that Vista would be able to enter into a Merger Agreement as soon as April 18, 2016, that Party A and Party B would take approximately two weeks to perform confirmatory due diligence and negotiate the terms of a merger agreement, and that Party C would likely take three-to-five weeks before it was ready to enter into a definitive agreement.

Morgan Stanley also led the Board of Directors through a discussion regarding the key differences between Vista and Party B’s final offers, including that Vista, but not Party B, had committed to provide equity financing for the aggregate purchase price, which provided greater closing certainty than Party B’s offer. The Board of Directors directed Morgan Stanley to contact Vista and Party B immediately to request that both Vista and Party

B submit their respective final offers. The Board of Directors authorized Morgan Stanley to indicate that Cvent would move forward with Vista to acquire Cvent provided that the Vista offer was above $35.00 per share and it was superior to Party B’s final offer.

Representatives of Wilson Sonsini reviewed with the Board of Directors the material terms of the draft Merger Agreement with Vista, which had been negotiated with Kirkland over the prior week, including the material issues that had not been resolved. The Board of Directors asked questions of representatives of Wilson Sonsini, engaged in discussions regarding the open issues, and gave direction to representatives of Wilson Sonsini and Cvent management regarding the Board of Directors’ views on the remaining issues. Representatives of Wilson Sonsini also reviewed with the Board of Directors proposed amendments to Cvent’s bylaws to provide that Delaware courts would be the exclusive forum for certain types of claims relating to Cvent, including any likely to arise from the proposed transaction. Representatives of Wilson Sonsini then reviewed with the Board of Directors a letter that Morgan Stanley delivered to the Board of Directors advising the Board of Directors that Morgan Stanley had received compensation from Party A and Vista for services rendered in the past two years to Party A and Vista, and that Morgan Stanley was currently providing financial advisory services to Vista on a transaction unrelated to Cvent. Representatives of Morgan Stanley confirmed that, in accordance with its internal policies, such compensation did not present a conflict of interest that would preclude Morgan Stanley from representing Cvent in connection with a potential transaction with Party A or Vista. Representatives of Morgan Stanley confirmed that no senior members of the Morgan Stanley transaction team were currently providing services of any type on behalf of Vista. Representatives of Morgan Stanley then reviewed Morgan Stanley’s financial analyses of the $35.00 per share cash consideration to be received by holders of Cvent common stock pursuant to the current draft of the Merger Agreement with Vista. Near the conclusion of the meeting, all members of management left the meeting, and the independent directors of the Board of Directors met in an executive session with representatives of Morgan Stanley and Wilson Sonsini. Subsequently, the representatives of Morgan Stanley left the meeting and the independent directors of the Board of Directors met in an executive session with the representative of Wilson Sonsini.

On April 15, 2016, during the Board of Directors meeting, a representative of Morgan Stanley contacted a representative of Vista to request that Vista submit its best and final offer. Morgan Stanley communicated that the winning offer would receive exclusivity following the Board of Directors meeting.

In parallel, during the Board of Directors meeting, another representative of Morgan Stanley contacted a representative of Party B to request that Party B submit its best and final offer, noting that Party B had previously indicated it had additional room to improve its offer. Morgan Stanley communicated that the winning offer would receive exclusivity following the Board of Directors meeting.

On April 15, 2016, after the Board of Directors meeting, Party B submitted its best and final offer to acquire Cvent for $35.50 per share in cash.

On April 15, 2016, after the Board of Directors meeting, Vista submitted its best and final offer to acquire Cvent for $36.00 per share in cash, together with a revised Merger Agreement, an exclusivity agreement, and related draft ancillary transaction documents. Representatives of Morgan Stanley communicated to a representative of Vista that it had made the winning offer.

Kirkland’s revised draft of the Merger Agreement, received as part of Vista’s best and final offer package, again contemplated that Cvent pay Vista a termination fee of 3% of the equity value of Cvent, or approximately $49 million, in the event that Cvent entered into an alternative acquisition proposal, and that Vista’s potential liability be limited to 6% of the equity value of Cvent, or approximately $99 million.

On April 16, 2016, Cvent and Vista entered into an exclusivity agreement through April 17, 2016 to finalize the Merger Agreement and the related ancillary documents.

Between the night of April 15, 2016 and April 17, 2016, the parties worked to resolve the remaining open issues in the Merger Agreement, including the size of the termination fee, which was finalized at 2.75% of the equity value of Cvent, or approximately $45.3 million, and the limitation on Vista’s liability, which was increased to 6.5% of the equity value of Cvent, or approximately $107 million. Representatives of Wilson Sonsini and Kirkland also finalized the various ancillary transaction documents.

On April 17, 2016, the Board of Directors held a special meeting to consider the terms of the proposed transaction with members of Cvent management and representatives of Morgan Stanley and Wilson Sonsini in attendance. A representative of Wilson Sonsini addressed the Board of Directors’ fiduciary duties in connection with a sale of Cvent and then reviewed the terms of the draft Merger Agreement circulated prior to the Board of Directors meeting, including the resolution on the open issues previously discussed with the Board of Directors at the April 15, 2016 meeting, and reviewed certain other matters. Representatives of Morgan Stanley then confirmed that there were no material changes to their financial analysis from that previously reviewed with the Board of Directors at the April 15, 2016 meeting, and then delivered to the Board of Directors Morgan Stanley’s oral opinion, subsequently confirmed in writing by delivery of a written opinion dated April 17, 2016, that, as of that date and based upon and subject to the various limitations, matters, qualifications and assumptions set forth therein, the $36.00 per share price to be received by the holders of shares of Cvent common stock, other than Excluded Shares, pursuant to the Merger Agreement was fair, from a financial point of view, to such holders. For more information about Morgan Stanley’s opinion, see below under the caption “The Merger—Fairness Opinion of Morgan Stanley & Co. LLC”. After discussing potential reasons for and against the proposed transaction (see below under the caption “The Merger—Recommendations of the Board of Directors and Reasons for the Merger”), the Board of Directors unanimously determined that the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement were fair to, advisable and in the best interests of Cvent and its stockholders. The Board of Directors therefore adopted and approved the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement, and recommended that Cvent’s stockholders vote to approve the Merger Agreement at any meeting of stockholders to be called for the purposes of acting thereon. The Board of Directors also adopted a resolution authorizing amendments to Cvent’s bylaws to provide that Delaware courts would be the exclusive forum for certain types of claims relating to Cvent. Near the conclusion of the meeting, all members of management left the meeting, and the independent directors of the Board of Directors met in an executive session with representatives of Morgan Stanley and Wilson Sonsini. Subsequently, the representatives of Morgan Stanley left the meeting and the independent directors of the Board of Directors met with the representative of Wilson Sonsini.

Following the Board of Directors meeting, Cvent and Morgan Stanley executed an engagement letter.

On the evening of April 17, 2016, the parties executed the Merger Agreement and the related agreements in connection with the transaction, and issued a joint press release the following morning on April 18, 2016, prior to the opening of stock markets in the United States, announcing the transaction.

Recommendation of the Board of Directors and Reasons for the Merger

Recommendation of the Board of Directors

The Board of Directors has unanimously (1) determined that the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement are fair to, advisable and in the best interests of Cvent and its stockholders; and (2) adopted and approved the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement.

The Board of Directors unanimously recommends that you vote (1) “FOR” the adoption the Merger Agreement and (2) “FOR” the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting.

Reasons for the Merger

In evaluating the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement, the Board of Directors consulted with the Cvent management, its financial advisor and outside legal counsel. In recommending that stockholders vote in favor of adoption of the Merger Agreement, the Board of Directors considered a number of factors, including the following (which factors are not necessarily presented in order of relative importance):

•	The fact that the all-cash Per Share Merger Consideration will provide certainty of value and liquidity to stockholders, while eliminating the effect of long-term business and execution risk to stockholders.

•	The relationship of the Per Share Merger Consideration to the trading price of the common stock, including that the Per Share Merger Consideration constituted a premium of:

•	approximately 69% to the closing market price of the common stock on April 15, 2016, the last full trading day prior to the meeting of the Board of Directors to approve and adopt the Merger Agreement, which according to Cvent’s financial advisors represents the highest one-day premium for an acquisition transaction in the software industry with an equity value of over $1 billion since 2010; and

•	approximately 70% to the average closing market price of the common stock for the thirty trading day period ending on April 15, 2016.

•	The fact that the valuation multiples of companies in the Software-as-a-Service, or SaaS, industry have generally declined over a multi-year period and had sharply declined in January and February 2016, and the Per Share Merger Consideration represented a valuation multiple that was very attractive in light of current market conditions.

•	The fact that there may be a downturn in the broader macroeconomic climate in the U.S., which may be challenging for Cvent operationally.

•	The Board of Directors’ belief that the Per Share Price represented the highest consideration that Vista was willing to pay and the highest price per share value reasonably obtainable, in each case, as of the date of the Merger Agreement.

•	The belief that Cvent’s stock price was not likely to trade at or above the Per Share Price offer in the Merger for any extended period of time in the foreseeable future, which belief was based on a number of factors, including the Board of Directors’ knowledge and understanding of Cvent and its industry, the Management Projections (as more fully described below under the caption “The Merger—Cvent Financial Projections”) and Cvent’s operating plan.

•	The Board of Directors’ consideration of Cvent’s strategic and financial alternatives, including that:

•	Five different parties and potential buyers were involved in the process, including three strategic buyers and two private equity sponsors, in an effort to obtain the best value reasonably available to stockholders;

•	Of these bidders, only Vista, Party A and Party B made final bids to acquire Cvent;

•	Of the parties that made final bids to acquire Cvent, only Vista submitted negotiated draft acquisition agreements, equity commitment letters and limited guaranties, and only Vista required no additional time for due diligence; and

•	Of the parties that made final and complete bids to acquire Cvent, none made a final bid in excess of the Per Share Merger Consideration.

•	The risk that a prolonged strategic and financial alternatives solicitation process could have resulted in the loss of a favorable opportunity to successfully consummate the transaction with Vista, and was unlikely to yield a proposal that would be a material improvement to Vista’s proposal.

•	The fact that one of the world’s largest software companies expressed an interest in acquiring Cvent, thereby signaling that a competitor with significantly more resources and capital than Cvent was very interested in entering Cvent’s market as a competitor, which could create increased risks to Cvent’s business and results in the future.

•	The oral opinion of Morgan Stanley, subsequently confirmed in writing, that as of April 17, 2016, and based upon and subject to the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by Morgan Stanley as set forth in the written opinion, the consideration to be received by the holders of shares of common stock (other than Excluded Shares) pursuant to the Merger Agreement was fair from a financial point of view to such holders. The full text of the written opinion is attached as Annex B to this proxy statement and is incorporated by reference in this proxy statement in its entirety. The opinion of Morgan Stanley is more fully described below under the caption “The Merger—Fairness Opinion of Morgan Stanley & Co. LLC.”

•	The terms of the Merger Agreement and the related agreements, including:

•	That the Equity Commitment Letters provided in favor of Parent were sufficient to fund the aggregate purchase price and the other payments contemplated by the Merger Agreement, and that Cvent is a named third party beneficiary of the Equity Commitment Letters;

•	The ability of the parties to consummate the Merger, including the fact that Parent’s obligation to complete the Merger is not conditioned upon, nor limited by, the receipt of financing;

•	Cvent’s entitlement to specific performance to cause the equity financing contemplated by the Equity Commitment Letters to be funded, whether or not Vista is able to procure any debt to finance the transaction;

•	Cvent’s ability, under certain circumstances, to furnish information to and conduct negotiations with third parties regarding Acquisition Proposals;

•	Cvent’s ability to terminate the Merger Agreement in order to accept a Superior Proposal, subject to paying Parent a termination fee of $45.3 million and other conditions of the Merger Agreement;

•	The fact that the Board of Directors believed that the termination fee of $45.3 million, which is approximately 2.75% of Cvent’s implied equity value in the Merger, is below the market averages for such fees and not preclusive of other offers;

•	Cvent’s entitlement to specific performance to prevent breaches of the Merger Agreement; and

•	The likelihood of satisfying the conditions to complete the Merger and the likelihood that the Merger will be completed.

•	The fact that the Vista Funds provided a limited guaranty in favor of Cvent that guarantees the payment of all of the liabilities and obligations of Parent and Merger Sub under the Merger Agreement, subject to an aggregate cap equal to $107.1 million plus the Reimbursement Obligations (as described in the below section captioned “The Merger—Financing of the Merger”).

•	The Board of Directors’ view that the Merger Agreement was the product of arms’-length negotiation and contained terms and conditions which were favorable to Cvent and the result of a competitive solicitation process.

•	That the Merger is subject to the approval of a majority of the outstanding stock of Cvent.

•	The perceived risks and benefits of a variety of strategic alternatives for Cvent, including (1) the continuation of Cvent’s business plan as an independent enterprise; (2) potential expansion opportunities through acquisitions and combinations of Cvent with other businesses, including the dilution to Cvent’s stockholders if such acquisitions needed to be funded via equity issuances; and (3) the competitive landscape and the dynamics of the market for Cvent’s products and technology.

•	The assessment that other alternatives were not reasonably likely to create greater value for stockholders than the Merger, taking into account execution risk, succession planning, as well as business, competitive, industry and market risk.

•	The Board of Directors’ view that the terms of the Merger Agreement would be unlikely to deter interested third parties from making a Superior Proposal, including the Merger Agreement’s terms and conditions as they relate to changes in the recommendation of the Board of Directors and the belief that the termination fee potentially payable to Parent is reasonable in light of the circumstances, consistent with comparable transactions and not preclusive of other offers (see the sections captioned “Proposal 1: Adoption of the Merger Agreement—No Solicitation of Other Offers “ and “Proposal 1: Adoption of the Merger Agreement—The Board of Directors’ Recommendation; Company Board Recommendation Changes”).

The Board of Directors also considered a number of uncertainties and risks concerning the Merger, including the following (which factors are not necessarily presented in order of relative importance):

•	The risks and costs to Cvent if the Merger does not close, including the diversion of management and employee attention, and the potential effect on our business and relationships with customers and suppliers.

•	The fact that stockholders will not participate in any future earnings or growth of Cvent and will not benefit from any appreciations in value of Cvent, including any appreciation in value that could be realized as a result of improvements to our operations.

•	The requirement that Cvent pay Parent a termination fee of $45.3 million under certain circumstances following termination of the Merger Agreement, including if the Board of Directors terminates the Merger Agreement to accept a Superior Proposal.

•	The restrictions on the conduct of Cvent’s business prior to the consummation of the Merger, including the requirement that we conduct our business in the ordinary course, subject to specific limitations, which may delay or prevent Cvent from undertaking business opportunities that may arise before the completion of the Merger and that, absent the Merger Agreement, Cvent might have pursued.

•	The fact that an all cash transaction would be taxable to Cvent’s stockholders that are U.S. persons for U.S. federal income tax purposes.

•	The fact that under the terms of the Merger Agreement, Cvent is unable to solicit other Acquisition Proposals during the pendency of the Merger.

•	The significant costs involved in connection with entering into the Merger Agreement and completing the Merger (many of which are payable whether or not the Merger is consummated) and the substantial time and effort of Cvent management required to complete the Merger, which may disrupt our business operations.

•	The fact that Cvent’s business, sales operations and financial results could suffer in the event that the Merger is not consummated.

•	The risk that the Merger might not be completed and the effect of the resulting public announcement of termination of the Merger Agreement on the trading price of the common stock.

•	The fact that the completion of the Merger will require antitrust clearance in the United States and from the antitrust authorities in Austria.

•	The fact that Cvent’s directors and officers may have interests in the Merger that may be different from, or in addition to, those of Cvent’s stockholders (see below under the caption “The Merger—Interests of Cvent’s Directors and Executive Officers in the Merger”).

•	The fact that the announcement and pendency of the Merger, or the failure to complete the Merger, may cause substantial harm to Cvent’s relationships with its employees (including making it more difficult to attract and retain key personnel and the possible loss of key management, technical, sales and other personnel), vendors and customers and may divert employees’ attention away from Cvent’s day-to-day business operations.

The foregoing discussion is not meant to be exhaustive, but summarizes the material factors considered by the Board of Directors in its consideration of the Merger. After considering these and other factors, the Board of Directors concluded that the potential benefits of the Merger outweighed the uncertainties and risks. In view of the variety of factors considered by the Board of Directors and the complexity of these factors, the Board of Directors did not find it practicable to, and did not, quantify or otherwise assign relative weights to the foregoing factors in reaching its determination and recommendations. Moreover, each member of the Board of Directors applied his or her own personal business judgment to the process and may have assigned different weights to different factors. The Board of Directors unanimously adopted and approved the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement and recommends that stockholders adopt the Merger Agreement based upon the totality of the information presented to and considered by the Board of Directors.

Fairness Opinion of Morgan Stanley & Co. LLC

Cvent retained Morgan Stanley to provide it with financial advisory services and a financial opinion in connection with the possible sale of Cvent. The Board of Directors selected Morgan Stanley to act as its financial advisor based on Morgan Stanley’s qualifications, expertise and reputation, its knowledge of and involvement in recent transactions in Cvent’s industry, its knowledge of Cvent’s business and affairs and its understanding of Cvent’s business based on its long-standing relationship with Cvent, including serving as the lead underwriter in Cvent’s initial public offering in 2013 and Cvent’s secondary public offering in 2014. At the meeting of the Board of Directors on April 17, 2016, Morgan Stanley rendered its oral opinion, subsequently confirmed in writing, that as of April 17, 2016, and based upon and subject to the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by Morgan Stanley as set forth in the written opinion, the consideration to be received by the holders of shares of common stock (other than Excluded Shares) pursuant to the Merger Agreement was fair from a financial point of view to such holders.

The full text of the written opinion of Morgan Stanley, dated as of April 17, 2016, which sets forth, among other things, the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of the review undertaken by Morgan Stanley in rendering its opinion, is attached to this proxy statement as Annex B and is incorporated by reference in this proxy statement in its entirety. The summary of the opinion of Morgan Stanley in this proxy statement is qualified in its entirety by reference to the full text of the opinion. You are encouraged to read Morgan Stanley’s opinion carefully and in its entirety. Morgan Stanley’s opinion was directed to the Board of Directors, in its capacity as such, and addresses only the fairness from a financial point of view of the consideration to be received by the holders of shares of common stock (other than Excluded Shares) pursuant to the Merger Agreement as of the date of the opinion and does not address any other aspects or implications of the Merger or related transactions. It was not intended to, and does not, constitute advice or a recommendation as to how Cvent stockholders should vote at any stockholders’ meeting that may be held in connection with the Merger or whether the stockholders should take any other action in connection with the Merger. The summary of the opinion of Morgan Stanley set forth below is qualified in its entirety by reference to the full text of the opinion.

In connection with rendering its opinion, Morgan Stanley, among other things:

•	reviewed certain publicly available financial statements and other business and financial information of Cvent;

•	reviewed certain internal financial statements and other financial and operating data concerning Cvent;

•	reviewed certain financial projections prepared by the management of Cvent;

•	discussed the past and current operations and financial condition and the prospects of Cvent with Cvent’s senior executives;

•	reviewed the reported prices and trading activity for Cvent common stock;

•	compared Cvent’s financial performance and the prices and trading activity of Cvent’s common stock with that of certain other publicly-traded companies comparable with Cvent and their securities;

•	reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

•	participated in certain discussions and negotiations among representatives of Cvent and Vista and their financial and legal advisors;

•	reviewed the Merger Agreement, substantially in the form of the draft dated April 17, 2016, and certain related documents; and

•	performed such other analyses, reviewed such other information and considered such other factors as Morgan Stanley deemed appropriate.

In arriving at its opinion, Morgan Stanley assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to Morgan Stanley by Cvent, and which formed a substantial basis for its opinion. Morgan Stanley further relied upon the assurances of Cvent management that it was not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the financial projections, Morgan Stanley assumed that the Baseline Projections had been reasonably prepared on bases reflecting the best currently available estimates and judgments of Cvent management of the future financial performance of Cvent. In addition, Morgan Stanley assumed that the Merger will be consummated in accordance with the terms set forth in the Merger Agreement without any waiver, amendment or delay of any terms or conditions and that the definitive Merger Agreement would not differ in any material respect from the draft furnished to Morgan Stanley. Morgan Stanley assumed that, in connection with the receipt of all the necessary governmental, regulatory or other approvals and consents required for the proposed merger, no delays, limitations, conditions or restrictions will be imposed that would have a material adverse effect on the contemplated benefits expected to be derived in the proposed merger. Morgan Stanley is not a legal, tax or regulatory advisor. Morgan Stanley is a financial advisor only and relied upon, without independent verification, the assessment of Cvent and its legal, tax or regulatory advisors with respect to legal, tax or regulatory matters. Morgan Stanley expressed no opinion with respect to the fairness of the amount or nature of the compensation to be paid to any Cvent officers, directors or employees, or any class of such persons, relative to the consideration to be received by the holders of shares of common stock in the Merger. Morgan Stanley did not make any independent valuation or appraisal of Cvent’s assets or liabilities, nor was Morgan Stanley furnished with any such valuations or appraisals. Morgan Stanley’s opinion was necessarily based on financial, economic, market, and other conditions as in effect on, and the information made available to Morgan Stanley as of, April 17, 2016. Events occurring after April 17, 2016 may affect Morgan Stanley’s opinion and the assumptions used in preparing it, and Morgan Stanley did not assume any obligation to update, revise or reaffirm its opinion.

Summary of Financial Analyses.

The following is a brief summary of the material analyses performed by Morgan Stanley in connection with its oral opinion and the preparation of its written opinion letter dated April 17, 2016 to the Board of Directors. The following summary is not a complete description of Morgan Stanley’s opinion or the financial analyses performed and factors considered by Morgan Stanley in connection with its opinion, nor does the order of analyses described represent the relative importance or weight given to those analyses. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before April 15, 2016, the last full trading day prior to the meeting of the Board of Directors to approve and adopt the Merger Agreement. The various analyses summarized below were based on the closing price of $21.30 per share of Cvent common stock as of April 15, 2016 (the last full trading day prior to the meeting of the Board of Directors to approve and adopt the Merger Agreement), and are not necessarily indicative of current market conditions. Some of these summaries of financial analyses include information presented in tabular format. In order to fully understand the financial analyses used by Morgan Stanley, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. The analyses listed in the tables and described below must be considered as a whole; considering any portion of such analyses and of the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying Morgan Stanley’s opinion.

In performing the financial analysis summarized below and arriving at its opinion, Morgan Stanley used and relied upon certain financial projections provided by Cvent management and referred to below as the Baseline Projections. The Baseline Projections are more fully described below under the caption “The Merger—Cvent Financial Projections.” Morgan Stanley used the Baseline Projections, rather than the Preliminary Projections or the Upside Projections, because in the assessment of Cvent management, the Baseline Projections reflected the most likely standalone financial forecast of Cvent’s business. Morgan Stanley also used and relied upon certain financial projections based on Wall Street research reports and referred to below as the street case.

Public Trading Comparables Analysis.

Morgan Stanley performed a public trading comparables analysis, which attempts to provide an implied value of a company by comparing it to similar companies that are publicly traded. Morgan Stanley reviewed and compared certain financial estimates for Cvent with comparable publicly available consensus equity analyst research estimates for companies, selected based on Morgan Stanley’s professional judgment and experience, that share similar business characteristics and have certain comparable operating characteristics including, among other things, similarly sized revenue and/or revenue growth rates, market capitalizations, profitability, scale and/or other similar operating characteristics (these companies are referred to herein as the comparable companies). These companies were the following:

•	Athenahealth, Inc.

•	Benefitfocus, Inc.

•	Cornerstone OnDemand, Inc.

•	Marketo Inc.

•	Medidata Solutions

•	Opower Inc.

•	salesforce.com, inc.

•	ServiceNow, Inc.

•	Ultimate Software Group, Inc.

•	Veeva Systems Inc.

•	Workday, Inc.

•	Zendesk, Inc.

For purposes of this analysis, Morgan Stanley analyzed the ratio of aggregate value, which Morgan Stanley defined as fully-diluted market capitalization plus total debt, plus non-controlling interest, less cash and cash equivalents, to revenue.

Based on its analysis of the relevant metrics for each of the comparable companies and upon the application of its professional judgment and experience, Morgan Stanley selected representative ranges of revenue multiples and applied these ranges of multiples to the estimated 2016 and 2017 revenue for Cvent, based on the street case and the Baseline Projections.

Based on the outstanding shares of Cvent common stock on a fully-diluted basis (including outstanding options and restricted stock units) as provided by Cvent management on April 15, 2016 (the last full trading day prior to the meeting of the Board of Directors to approve and adopt the Merger Agreement), Morgan Stanley calculated the estimated implied value per share of Cvent common stock as of April 15, 2016 as follows:

Calendar Year Financial Statistic	Selected Calendar Year Revenue Multiple Ranges	Implied Value Per Share of Company Common Stock ($)
Street Case
Aggregate Value to Estimated 2016 Revenue	3.0x – 5.0x	19.94 – 29.43
Aggregate Value to Estimated 2017 Revenue	2.5x – 4.5x	20.16 – 31.72
Baseline Projections
Aggregate Value to Estimated 2016 Revenue	3.0x – 5.0x	20.21 – 29.88
Aggregate Value to Estimated 2017 Revenue	2.5x – 4.5x	20.93 – 33.12

No company utilized in the public trading comparables analysis is identical to Cvent. In evaluating the comparable companies, Morgan Stanley made numerous assumptions with respect to industry performance, general business, regulatory, economic, market and financial conditions and other matters, many of which are beyond Cvent’s control. These include, among other things, the impact of competition on Cvent’s business and the industry generally, industry growth, and the absence of any adverse material change in the financial condition and prospects of Cvent and the industry, and in the financial markets in general. Mathematical analysis (such as determining the average or median) is not in itself a meaningful method of using comparable company data.

Discounted Equity Value Analysis.

Morgan Stanley performed a discounted equity value analysis, which is designed to provide insight into the potential future equity value of a company as a function of Cvent’s estimated future free cash flows and revenues. The resulting equity value is subsequently discounted to arrive at an estimate of the implied present value. In connection with this analysis, Morgan Stanley calculated a range of implied present equity values per share of common stock on a standalone basis. To calculate the discounted equity value using the Baseline Projections, Morgan Stanley used calendar year 2019 revenue and calendar year 2019 free cash flow estimates provided by Cvent management. In addition, Morgan Stanley calculated the discounted equity value using the street case. In analyzing the street case, Morgan Stanley started with revenue and free cash flow from estimates for calendar year 2016 and 2017 in publicly available Wall Street research available as of April 15, 2016 and extrapolations discussed with, and approved by, Cvent management for calendar year 2018 and 2019 revenue and free cash flow based on such estimates. Morgan Stanley then used the 2019 revenue and free cash flow estimates for the basis of the street case in this analysis. For purposes of this discounted equity value analysis, Morgan Stanley calculated free cash flow as EBITDA less taxes, change in net working capital, and capital expenditures. Based upon the application of its professional judgment and experience, Morgan Stanley applied a range of revenue and free cash flow multiples to these estimates and applied a discount rate of 9.7%, which rate was selected based on Cvent’s estimated cost of equity.

The following table summarizes Morgan Stanley’s analysis:

Based on Calendar Year 2019 Revenue	Comparable Company Representative Revenue Multiple Range	Implied Present Value Per Share of Company Common Stock ($)
Street Case	3.0x – 4.5x	22.71 – 32.44
Baseline Projections	3.0x – 4.5x	26.00 – 36.98

Based on Calendar Year 2019 FCF	Comparable Company Representative FCF Multiple Range	Implied Present Value Per Share of Company Common Stock ($)
Street Case	25.0x – 31.0x	14.24 – 16.97
Baseline Projections	25.0x – 31.0x	25.82 – 31.05

Discounted Cash Flow Analysis.

Morgan Stanley performed a discounted cash flow analysis, which is designed to provide an implied value of a company by calculating the present value of the estimated future cash flows and terminal value of such company. Morgan Stanley calculated a range of equity values per share for Cvent common stock based on a discounted cash flow analysis to value Cvent as a stand-alone entity. Morgan Stanley utilized estimates from the Baseline Projections and street case for purposes of its discounted cash flow analysis, as more fully described below.

Morgan Stanley first calculated the estimated unlevered free cash flow which is defined as adjusted earnings before interest, taxes, depreciation and amortization, less (1) stock-based compensation expense, (2) taxes, (3) capital expenditures, and (4) changes in net working capital. The Baseline Projections estimates through 2020 were based on projections prepared by Cvent management, and the estimated unlevered free cash flow for calendar years 2021 through 2025 were based on extrapolations of such estimates discussed with and approved by Cvent management. The street case estimates through 2017 were based on publicly available Wall Street research available as of April 15, 2016, and the estimated unlevered free cash flow for calendar years 2018 through 2025 were based on extrapolations discussed with and approved by Cvent management. Morgan Stanley calculated the net present value of free cash flows for Cvent for the years 2016 through 2025. Based on the perpetual growth rate of 3.0%, selected based upon the application of its professional judgment and experience, Morgan Stanley calculated terminal values in the year 2025. The free cash flows and terminal values were discounted to present values as of April 15, 2016 (the last full trading day prior to the meeting of the Board of Directors to approve and adopt the Merger Agreement) at a discount rate ranging from 8.7% to 10.7%, which discount rates were selected, upon the application of Morgan Stanley’s professional judgment and experience, to reflect an estimate of Cvent’s weighted average cost of capital.

Based on the outstanding shares of Cvent common stock on a fully-diluted basis (including outstanding options and restricted stock units) as provided by Cvent management on April 15, 2016 (the last full trading day prior to the meeting of the Board of Directors to approve and adopt the Merger Agreement), Morgan Stanley calculated the estimated implied value per share of Cvent common stock as April 15, 2016 as follows:

Implied Value Per Share of Company Common Stock ($)
Street Case	15.05 – 21.09
Baseline Projections	26.95 – 37.34

Precedent Transactions Analysis.

Morgan Stanley performed a precedent transactions analysis, which is designed to imply a value of a company based on publicly available financial terms and premia of selected transactions. Morgan Stanley compared publicly available statistics for, cloud and software transactions, selected based on Morgan Stanley’s professional judgment and experience, with an equity value of greater than $1 billion occurring between 2010 and April 15, 2016 (the last full trading day prior to the meeting of the Board of Directors to approve and adopt the Merger Agreement). Morgan Stanley selected such comparable transactions because they shared certain characteristics with the Merger. The following is a list of the cloud and software transactions reviewed:

Selected Cloud and Software Transactions (Target / Acquiror):

AirWatch LLC / VMware, Inc.

Autonomy Corporation plc / Hewlett-Packard Company

Concur Technologies, Inc. / SAP Corporation

SuccessFactors, Inc. / SAP Corporation

Mandiant Corporation / FireEye, Inc.

Sourcefire, Inc. / Cisco Systems, Inc.

SolarWinds, Inc. / Silver Lake Partners and Thoma Bravo, LLC

Ariba Inc. / SAP Corporation

ArcSight Inc. / Hewlett-Packard Company

ExactTarget, Inc. / salesforce.com, inc.

Responsys, Inc. / Oracle Corporation

RightNow Technologies, Inc. / Oracle Corporation

Acme Packet, Inc. / Oracle Corporation

Taleo Corporation / Oracle Corporation

Solera Holdings, Inc. / Vista Equity Partners

Sybase Inc. / SAP Corporation

Informatica Corporation / Permira Funds

SonicWALL, Inc. / Dell Inc.

Dealertrack Technologies, Inc. / Cox Automotive, Inc.

Art Technology Group, Inc. / Oracle Corporation

Kenexa Corporation / International Business Machines Corporation

Interactive Data Corporation / Silver Lake Partners and Warburg Pincus

Blue Coat Systems, Inc. / Bain Capital

Blackboard Inc. / Providence Equity Partners

McAfee, Inc. / Intel Corporation

Skillsoft PLC / Berkshire Partners LLC, Advent International Corporation and Bain Capital Partners, LLC

SunGard Data Systems Inc. / Fidelity National Information Services Inc.

Misys / Vista Equity Partners

Radiant Systems, Inc. / NCR Corporation

VeriSign, Inc. / Symantec Corp.

JDA Software Group, Inc. / RedPrairie Corp.

Quest Software, Inc. / Dell Inc.

Eclipsys Corporation / Allscripts Healthcare Solutions, Inc.,

Constant Contact, Inc. / Endurance International Group Holdings, Inc.

Lawson Software Inc. / Infor Global Solutions and Golden Gate Capital

Novell, Inc. / Attachmate Corporation

For the transactions listed above, Morgan Stanley noted the multiple of aggregate value of the transaction to next twelve months revenue.

Morgan Stanley reviewed the same group of select precedent transactions described above that involved publicly listed companies, and excluding private company targets, occurring between 2010 and April 15, 2016 (the last full trading day prior to the meeting of the Board of Directors to approve and adopt the Merger Agreement). For these transactions, Morgan Stanley noted the distributions of the following financial statistics: (1) the implied premium to the acquired company’s closing share price on the last trading day prior to announcement (or the last trading day prior to the share price being affected by acquisition rumors or similar merger-related news); and (2) the implied premium to the acquired company’s 30-trading-day average closing share price prior to announcement (or the last 30-trading-day average closing share price prior to the share price being affected by acquisition rumors or similar merger-related news).

Based on its analysis of the relevant metrics and time frame for each of the transactions listed above and upon the application of its professional judgment and experience, Morgan Stanley selected representative ranges of implied premia and financial multiples of the transactions and applied these ranges of premia and financial multiples to the relevant financial statistic for Cvent. The following table summarizes Morgan Stanley’s analysis:

Precedent Transactions Financial Statistic	Representative Ranges	Implied Value Per Share of Company Common Stock ($)
Public Cloud Precedent Multiples
Aggregate Value to Estimated NTM Revenue (Street Case)	4.8x – 6.5x	28.48 – 36.55

Premia
Premium to 1-Day Prior Closing Share Price	19% – 45%	25.45 – 30.96
Premium to 30-Day Average Closing Share Price	24% – 51%	26.23 – 31.90

Morgan Stanley noted that the consideration to be received by holders of shares of Cvent common stock (other than the Excluded Shares) pursuant to the Merger Agreement is $36.00 per share.

No company or transaction utilized in the precedent transactions analysis is identical to Cvent or the Merger. In evaluating the precedent transactions, Morgan Stanley made numerous assumptions with respect to industry performance, general business, regulatory, economic, market and financial conditions and other matters, many of which are beyond Cvent’s control. These include, among other things, the impact of competition on Cvent’s business and the industry generally, industry growth, and the absence of any adverse material change in the financial condition and prospects of Cvent and the industry, and in the financial markets in general, which could affect the public trading value of the companies and the aggregate value and equity value of the transactions to which they are being compared. The fact that points in the range of implied present value per share of Cvent derived from the valuation of precedent transactions were less than or greater than the consideration is not necessarily dispositive in connection with Morgan Stanley’s analysis of the consideration for the Merger, but one of many factors Morgan Stanley considered.

Other Information.

Morgan Stanley observed additional factors that were not considered part of Morgan Stanley’s financial analysis with respect to its opinion, but which were noted as reference data for the Board of Directors including the following information described under the sections titled “Trading Range” and “Equity Research Analysts’ Future Price Targets.”

Trading Range.

Morgan Stanley noted the trading range with respect to the historical share prices of Cvent common stock. Morgan Stanley reviewed the range of closing prices of Cvent common stock for various periods ending on April 15, 2016 (the last full trading day prior to the meeting of the Board of Directors to approve and adopt the Merger Agreement). Morgan Stanley observed the following:

Period Ending April 15, 2016	Range of Trading Prices ($)
Last 1 Month	18.97 – 22.20
Last 2 Months	18.97 – 30.92
Last 3 Months	18.97 – 35.45
Last 12 Months	18.97 – 36.88

Morgan Stanley observed that Cvent common stock closed at $21.30 on April 15, 2016 (the last full trading day prior to the meeting of the Board of Directors to approve and adopt the Merger Agreement). Morgan Stanley noted that the consideration per share of Cvent common stock of $36.00 pursuant to the Merger Agreement reflected a 69% premium to the closing price per share of Cvent common stock on April 15, 2016 and a 70% premium to the average closing price per share of Cvent common stock for the 30 trading days prior to and including April 15, 2016.

Equity Research Analysts’ Future Price Targets.

Morgan Stanley reviewed future public market trading price targets for Cvent common stock prepared and published by equity research analysts prior to April 15, 2016 (the last full trading day prior to the meeting of the Board of Directors to approve and adopt the Merger Agreement). These one-year forward targets reflected each analyst’s estimate of the future public market trading price of common stock. The range of undiscounted analyst price targets for common stock was $17.00 to $43.00 per share as of April 15, 2016, and Morgan Stanley noted that the median undiscounted analyst price target was $36.00 per share. The range of analyst price targets per share for common stock discounted for one year at a rate of 9.7%, which is the mid-point of the range of discount rates from 8.7% and 10.7% selected by Morgan Stanley, upon the application of its professional judgment, to reflect Cvent’s cost of equity, was $15.50 to $39.21 per share as of April 15, 2016, and Morgan Stanley noted that the median discounted analyst price target was $32.83 per share.

The public market trading price targets published by equity research analysts do not necessarily reflect current market trading prices for Cvent common stock, and these estimates are subject to uncertainties, including the future financial performance of Cvent and future financial market conditions.

General.

In connection with the review of the Merger by the Board of Directors, Morgan Stanley performed a variety of financial and comparative analyses for purposes of rendering its opinion. The preparation of a financial opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. In arriving at its opinion, Morgan Stanley considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor it considered. Morgan Stanley believes that selecting any portion of its analyses, without considering all analyses as a whole, would create an incomplete view of the process underlying its analyses and opinion. In addition, Morgan Stanley may have given various analyses and factors more or less weight than other analyses and factors, and may have deemed various assumptions more or less probable than other assumptions. As a result, the ranges of valuations resulting from any particular analysis described above should not be taken to be Morgan Stanley’s view of the actual value of Cvent. In performing its analyses, Morgan Stanley made numerous assumptions with respect to industry performance, general business, regulatory, economic, market and financial conditions and other matters, many of which are beyond Cvent’s control. These include, among other things, the impact of competition on Cvent’s business and the industry generally, industry growth, and the absence of any adverse material change in the financial condition and prospects of Cvent and the industry, and in the financial markets in general. Any estimates contained in Morgan Stanley’s analyses are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by such estimates.

Morgan Stanley conducted the analyses described above solely as part of its analysis of the fairness from a financial point of view of the consideration to be received by the holders of shares of Cvent common stock (other than Excluded Shares) pursuant to the Merger Agreement and in connection with the delivery of its opinion, dated April 17, 2016, to the Board of Directors. These analyses do not purport to be appraisals or to reflect the prices at which shares of Cvent common stock might actually trade.

The consideration to be received by the holders of shares of Cvent common stock (other than Excluded Shares) pursuant to the Merger Agreement was determined through arm’s-length negotiations between Cvent and Vista and was approved by the Board of Directors. Morgan Stanley provided advice to the Board of Directors during these negotiations but did not, however, recommend any specific consideration to Cvent or the Board of Directors, nor did Morgan Stanley opine that any specific consideration constituted the only appropriate consideration for the Merger. Morgan Stanley’s opinion did not address the relative merits of the Merger as compared to any other alternative business transaction, or other alternatives, or whether or not such alternatives could be achieved or are available. Morgan Stanley’s opinion was not intended to, and does not, constitute advice or a recommendation as to how Cvent stockholders should vote at any stockholders’ meeting that may be held in connection with the Merger, or whether the stockholders should take any other action in connection with the Merger.

Morgan Stanley’s opinion and its presentation to the Board of Directors was one of many factors taken into consideration by the Board of Directors to approve and adopt the Merger Agreement. Consequently, the analyses as described above should not be viewed as determinative of the opinion of the Board of Directors with respect to the consideration pursuant to the Merger Agreement or of whether the Board of Directors would have been willing to agree to different consideration. Morgan Stanley’s opinion was approved by a committee of Morgan Stanley investment banking and other professionals in accordance with Morgan Stanley’s customary practice.

The Board of Directors retained Morgan Stanley based upon Morgan Stanley’s qualifications, experience and expertise. Morgan Stanley is a global financial services firm engaged in the securities, investment management and individual wealth management businesses. Its securities business is engaged in securities underwriting, trading and brokerage activities, foreign exchange, commodities and derivatives trading, prime brokerage, as well as providing investment banking, financing and financial advisory services. Morgan Stanley, its affiliates, directors and officers may at any time invest on a principal basis or manage funds that invest, hold long or short positions, finance positions, and may trade or otherwise structure and effect transactions, for their own account or the accounts of its customers, in debt or equity securities or loans of Parent, Cvent, the Vista Equity Entities (as defined below) or any other company, or any currency or commodity, that may be involved in the Merger, or any related derivative instrument.

Under the terms of its engagement letter, Morgan Stanley provided Cvent financial advisory services and a financial opinion, described in this section and attached to this proxy statement as Annex B, in connection with the Merger, and Cvent has agreed to pay Morgan Stanley a fee of approximately $21.3 million for its services, all of which is contingent upon the consummation of the Merger. Cvent has also agreed to reimburse Morgan Stanley for its expenses, including fees of outside counsel and other professional advisors, incurred in connection with its engagement. In addition, Cvent has agreed to indemnify Morgan Stanley and its affiliates, its and their respective directors, officers, agents and employees and each other person, if any, controlling Morgan Stanley or any of its affiliates against certain liabilities and expenses relating to, arising out of or in connection with Morgan Stanley’s engagement.

In the two years prior to the date of Morgan Stanley’s opinion, Morgan Stanley and its affiliates have been engaged on financial advisory and financing assignments for Vista Equity Partners Fund VI, L.P. and its affiliates and portfolio companies (collectively, the “Vista Equity Entities”) and have received approximately $24.6 million in fees for such services from the Vista Equity Entities. Vista Equity Fund VI, L.P. or one of its affiliates is the controlling stockholder of Parent. In the two years prior to the date of Morgan Stanley’s opinion, Morgan Stanley and its affiliates have not been engaged on any financial advisory or financing assignments for Cvent, and have not received any fees for such services from Cvent during such time. Morgan Stanley may seek to provide financial advisory or financing services to Cvent, Parent, or the Vista Equity Entities and each of their respective affiliates in the future and would expect to receive fees for the rendering of these services.

Cvent Financial Projections

Preliminary Projections

As described in this proxy statement, Cvent management maintained as part of its strategic planning process a set of financial projections for fiscal years 2016-2020, which were provided to the Board of Directors and Morgan Stanley on March 23, 2016 (the “Preliminary Projections”). The Preliminary Projections assumed that Cvent would achieve a constant revenue growth rate of 23% per year, with higher profitability over time due to economies of scale. The revenue growth rate in the Preliminary Projections was derived, in part, from Cvent’s internal long term goal of reaching $500 million in bookings by the year 2019. A summary of the Preliminary Projections is set forth below.

Preliminary Projections

($ millions)

	FY 2016E	FY 2017E	FY 2018E	FY 2019E	FY 2020E
Total Revenue	$234.4	$288.6	$355.5	$437.8	$539.1
Gross Profit (1)	164.7	196.4	240.7	303.7	384.7
Total Op Expenses (1)	153.6	180.2	213.7	249.2	290.7
Operating Profit (1)	11.1	16.2	27.0	54.5	94.1
Adjusted EBITDA (1)	38.6	57.0	77.1	109.8	152.7
Stock-Based Compensation (SBC)	20.9	25.4	28.4	27.6	29.8

Adjusted EBITDA-Capitalized Software-SBC	(11.3)	(1.3)	13.9	45.2	83.8
Capex (2)	38.5	42.9	45.8	48.9	52.1
Levered Free Cash Flow (3)	($4.6)	$22.3	$38.0	$59.3	$87.4

(1)	Excluded Stock-Based Compensation (“SBC”) and acquisition expenses.
(2)	Capex includes purchases of Property, Plant & Equipment (“PP&E”) and capitalized software.
(3)	Levered Free Cash Flow calculated as Adjusted EBITDA less capex less change in working capital less taxes.

Baseline Projections

After further consideration of the Preliminary Projections and consultation with the Board of Directors and Morgan Stanley, Cvent management revised the Preliminary Projections to better reflect the most likely standalone financial forecast of Cvent’s business. Specifically, Cvent management revised the Preliminary Projections to reflect a higher revenue growth rate in the near term years relative to the Preliminary Projections, which was more consistent with Cvent’s recent performance, but a lower revenue growth rate in later years, which reflected what management believed to be a more realistic deceleration in Cvent’s revenue growth rate as Cvent’s revenue base grew larger over time (the “Baseline Projections”). The Baseline Projections also reflected a revised assumption that Cvent’s operating expenses would be higher as a percentage of revenue than that reflected in the Preliminary Projections, which reflected management’s belief that operating expenses would grow faster in near term years in order to achieve higher revenue growth rates in those near term years, which in turn decreased Cvent’s profitability in the Baseline Projections relative to the Preliminary Projections. Management provided to the Board of Directors and Morgan Stanley these revised financial projections for fiscal years 2016-2020. A summary of the Baseline Projections is set forth below.

Baseline Projections

($ millions)

	FY 2016E	FY 2017E	FY 2018E	FY 2019E	FY 2020E
Total Revenue (1)	$234.4	$295.3	$369.2	$457.7	$563.0
Gross Profit (1)	165.5	204.3	255.5	323.5	406.7
Total Op Expenses (1)	158.6	193.9	234.7	278.7	329.4
Operating Profit (1)	6.9	10.4	20.7	44.9	77.3
Adjusted EBITDA (1)	33.7	49.0	67.3	96.1	131.9
Stock-Based Compensation (SBC)	21.5	26.5	30.1	30.1	32.7

Adjusted EBITDA–Capitalized Software-SBC	(13.2)	(6.7)	6.3	33.2	64.5
Capex (2)	33.6	39.2	41.9	44.8	47.7
Levered Free Cash Flow (3)	($5.4)	$19.0	$32.8	$54.5	$78.1

(1)	Excluded SBC and acquisition expenses.
(2)	Capex includes purchases of PP&E and capitalized software.
(3)	Levered Free Cash Flow calculated as Adjusted EBITDA less capex less change in working capital less taxes.

In connection with Morgan Stanley’s financial analysis, Morgan Stanley extrapolated the financial projections reflected in the Baseline Projections out to fiscal years 2021 to 2025, which extrapolations were discussed with and approved by Cvent management. The extrapolations, together with Morgan Stanley’s derivation of unlevered free cash flow based on the Management Projections, which were also discussed with and approved by Cvent management, are set forth below.

	Baseline Projections					Extrapolations
	CY 2016E	CY 2017E	CY 2018E	CY 2019E	CY 2020E	CY 2021E	CY 2022E	CY 2023E	CY 2024E	CY 2025E
Revenue	$234.4	$295.3	$369.2	$457.7	$563.0	$684.1	$820.9	$972.8	$1,138.1	$1,314.5
Adjusted EBITDA	$33.7	$49.0	$67.3	$96.1	$131.9	$169.3	$213.9	$266.3	$326.5	$394.4
Unlevered Free Cash Flow	($26.8)	($7.5)	$2.7	$24.4	$45.3	$59.2	$76.2	$96.5	$120.2	$147.5

Upside Projections

As part of an effort to demonstrate the potential value of Cvent to potential buyers in a sale transaction, Cvent management prepared and provided an alternative set of financial projections for fiscal years 2016-2020 to the Board of Directors and Morgan Stanley, and to Vista and the other parties participating in the process in connection with their respective due diligence reviews (subject to the adjustments noted in the footnotes to the below table), which reflected higher revenue growth rates relative to the Baseline Projections, while maintaining margins comparable to the Baseline Projections (the “Upside Projections”, and together with the Preliminary Projections and the Baseline Projections, the “Management Projections”). A summary of the Upside Projections is set forth below.

Upside Projections

($ millions)

	FY 2016E	FY 2017E	FY 2018E	FY 2019E	FY 2020E
Total Revenue (1)	$235.7	$303.5	$385.8	$485.8	$605.9
Gross Profit (1)(2)	166.9	210.6	268.1	344.9	439.8
Total Op Expenses (1)(3)	158.6	199.7	247.0	299.1	360.6
Operating Profit (1)(4)	8.3	10.9	21.1	45.8	79.2
Adjusted EBITDA (1)	35.1	49.5	67.7	97.0	133.8
Stock-Based Compensation (SBC) (5)	21.5	26.5	30.1	30.1	32.7

Adjusted EBITDA–Capitalized Software-SBC (5)	(11.9)	(6.1)	6.7	34.1	66.4
Capex (5)(6)	33.6	39.2	41.9	44.8	47.7
Levered Free Cash Flow (5)(7)	($4.1)	$20.6	$34.0	$56.2	$80.6

(1)	Excluded SBC and acquisition expenses.
(2)	The Gross Profit projections provided to Vista and the other parties were prepared in accordance with GAAP, and were as follows: ($ millions) (a) FY 2016: 165.1; (b) FY 2017: 208.4; (c) FY 2018: 265.6; (d) FY 2019: 342.3; and (e) FY 2020: 437.0.
(3)	The Total Op Expenses projections provided to Vista and the other parties were prepared in accordance with GAAP, and were as follows: ($ millions) (a) FY 2016: 181.3; (b) FY 2017: 227.0; (c) FY 2018: 278.4; (d) FY 2019: 331.4; and (e) FY 2020: 396.6.
(4)	The Operating Profit projections provided to Vista and the other parties were prepared in accordance with GAAP, and were as follows: ($ millions) (a) FY 2016: (16.3); (b) FY 2017: (18.6); (c) FY 2018: (12.8); (d) FY 2019: 10.9; and (e) FY 2020: 40.4.
(5)	The detail relating to this line item was not made available to Vista or the other parties.
(6)	Capex includes purchases of PP&E and capitalized software.
(7)	Levered Free Cash Flow calculated as Adjusted EBITDA less capex less change in working capital less taxes.

The Management Projections were the only financial forecasts with respect to Cvent provided by Cvent for use by Morgan Stanley in performing their financial analyses. Of the three, Morgan Stanley performed its financial analyses described above based on the Baseline Projections. The Preliminary Projections and the Baseline Projections were not provided to Vista or any of the other parties that participated in the process.

Cautionary Statements Regarding Management Projections

The Management Projections included in this proxy statement have been prepared by Cvent management. Cvent does not, as a matter of course, publicly disclose its projections of its future financial performance. The Management Projections were not prepared with a view to public disclosure and are included in this proxy statement only because the Management Projections were made available to Morgan Stanley for use in connection with its financial analyses as described in this proxy statement and the Upside Projections were made available to Vista and the other parties in connection with their due diligence review of Cvent. The Management Projections were not prepared with a view to compliance with (1) US Generally Accepted Accounting Principles (“GAAP”), (2) the published guidelines of the SEC regarding projections and forward-looking statements; or (3) the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. Furthermore, KPMG, LLP, our independent registered public accountant, has not examined, reviewed, compiled or otherwise applied procedures to the Management Projections and, accordingly, assumes no responsibility for, and expresses no opinion on, them.

The Management Projections are forward-looking statements. For information on factors that may cause Cvent’s future results to materially vary, see the information under the section captioned “Forward-Looking Statements.” In addition, although the Management Projections are presented with numerical specificity, they reflect numerous assumptions and estimates as to future events made by Cvent management that they believed were reasonable at the time the Management Projections were prepared, taking into account the relevant information available to Cvent management at the time. However, these assumptions and estimates are not fact, and the Management Projections should not be relied upon as being indicative of actual future results. Important factors that may affect actual results and cause the Management Projections not to be achieved include, among other things, general economic conditions, Cvent’s ability to achieve forecasted sales, accuracy of certain accounting assumptions, changes in actual or projected cash flows, competitive pressures and changes in tax laws. In addition, the Management Projections do not take into account any circumstances or events occurring after the date that they were prepared and do not give effect to the Merger. As a result, there can be no assurance that the Management Projections will be realized, and actual results may be materially better or worse than those contained in the Management Projections. The Management Projections cover multiple years, and such information by its nature becomes less reliable with each successive year. The inclusion of the Management Projections in this proxy statement should not be regarded as an indication that the Board of Directors, Cvent, Morgan Stanley or any of their respective affiliates or Representatives or any other recipient of this information considered, or now considers, the Management Projections to be predictive of actual future results. The summary of the Management Projections is not included in this proxy statement in order to induce any stockholder to vote in favor of the proposal to adopt the Merger Agreement or any of the other proposals to be voted on at the Special Meeting. We do not intend to update or otherwise revise the Management Projections to reflect circumstances existing after the date when made or to reflect the occurrence of future events, even in the event that any or all of the assumptions underlying the Management Projections are shown to be in error or no longer appropriate. In light of the foregoing factors and the uncertainties inherent in the Management Projections, stockholders are cautioned not to place undue, if any, reliance on the projections included in this proxy statement.

The Management Projections and the accompanying tables set forth above contain certain non-GAAP financial measures, including non-GAAP gross profit, non-GAAP operating expenses, Non-GAAP operating profit and Adjusted EBITDA, which Cvent believes are helpful in understanding its past financial performance and future results. The non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read in conjunction with Cvent’s consolidated financial statements prepared in accordance with GAAP. Due to the forward-looking nature of the selected unaudited prospective financial information, specific quantifications of the amounts that would be required to reconcile it to GAAP measures are not available. Cvent management regularly uses Cvent’s supplemental non-GAAP financial measures internally to understand and manage the business and forecast future periods.

As referred to above, Adjusted EBITDA is a financial measure commonly used in our industry but is not defined under GAAP. Adjusted EBITDA represents income before interest, income taxes, depreciation and amortization, stock-based compensation and costs related to acquisitions. Cvent believes that Adjusted EBITDA is a performance measure that provides securities analysts, investors and other interested parties with a measure of operating results unaffected by differences in capital structures, capital investment cycles and ages of related assets among otherwise comparable companies in our industry. Cvent further believes that Adjusted EBITDA is frequently used by securities analysts, investors and other interested parties in their evaluation of companies, many of which present an Adjusted EBITDA measure when reporting their results. Cvent believes that Adjusted EBITDA facilitates company-to-company operating performance comparisons by adjusting for potential differences caused by variations in capital structures (affecting net interest expense), taxation (such as the impact of differences in effective tax rates or net operating losses), and the age and book depreciation of facilities and equipment (affecting relative depreciation expense), which may vary for different companies for reasons unrelated to operating performance. Adjusted EBITDA has limitations relative to net income, its most comparable GAAP financial measure, including that it is not necessarily comparable to other similarly titled financial measures of other companies due to the potential inconsistencies in the method of calculation.

Interests of Cvent’s Directors and Executive Officers in the Merger

When considering the recommendation of the Board of Directors that you vote to approve the proposal to adopt the Merger Agreement, you should be aware that our directors and executive officers may have interests in the Merger that are different from, or in addition to, the interests of stockholders generally, as more fully described below. The Board of Directors was aware of and considered these interests to the extent that they existed at the time, among other matters, in approving the Merger Agreement and the Merger and recommending that the Merger Agreement be adopted by stockholders.

Arrangements with Parent

As of the date of this proxy statement, none of our executive officers has entered into any agreement with Parent or any of its affiliates regarding employment with, or the right to purchase or participate in the equity of, the Surviving Corporation or one or more of its affiliates. Prior to or following the closing of the Merger, however, certain of our executive officers have had and may continue to have discussions, or may enter into agreements with, Parent or Merger Sub or their respective affiliates regarding employment with, or the right to purchase or participate in the equity of, the Surviving Corporation or one or more of its affiliates.

Insurance and Indemnification of Directors and Executive Officers

The Surviving Corporation and Parent will indemnify, defend and hold harmless, and advance expenses to current or former directors, officers and employees of Cvent with respect to all acts or omissions by them in their capacities as such at any time prior to the Effective Time (including any matters arising in connection with the Merger Agreement or the transactions contemplated thereby), to the fullest extent that Cvent would be permitted by applicable law and to the fullest extent required by the organizational documents of Cvent or its subsidiaries as in effect on the date of the Merger Agreement. Parent will cause the certificate of incorporation, bylaws or other organizational documents of the Surviving Corporation and its subsidiaries to contain provisions with respect to indemnification, advancement of expenses and limitation of director, officer and employee liability that are no less favorable to the current or former directors, officers and employees of Cvent and its subsidiaries than those set forth in the Cvent’s and its subsidiaries’ organizational documents as of the date of the Merger Agreement. The Surviving Corporation and its subsidiaries will not, for a period of six years from the Effective Time, amend, repeal or otherwise modify these provisions in the organizational documents in any manner that would adversely affect the rights of the current or former directors, officers and employees of Cvent and its subsidiaries.

The Merger Agreement also provides that prior to the Effective Time, Cvent may purchase a six year prepaid “tail” policy on the same terms and conditions as Parent would be required to cause the Surviving Corporation and its subsidiaries to purchase as discussed below. Cvent’s ability to purchase a “tail” policy is subject to a cap on the premium equal to 300% of the aggregate annual premiums currently paid by the Cvent for its existing directors’ and officers’ liability insurance and fiduciary insurance for its last full fiscal year. If Cvent does not purchase a “tail” policy prior to the Effective Time, for at least six years after the Effective Time, Parent will (1) cause the Surviving Corporation and its other subsidiaries to maintain in full force and effect, on terms and conditions no less advantageous to the current or former directors, officers and employees of Cvent and its subsidiaries, the existing directors’ and officers’ liability insurance and fiduciary insurance maintained by the Cvent as of the date of the Merger Agreement; and (2) not, and will not permit the Surviving Corporation or its other subsidiaries to, take any action that would prejudice the rights of, or otherwise impede recovery by, the beneficiaries of any such insurance, whether in respect of claims arising before or after the Effective Time. The “tail” policy will cover claims arising from facts, events, acts or omissions that occurred at or prior to the Effective Time, including the transactions contemplated in the Merger Agreement. The obligation of Parent or the Surviving Corporation, as applicable, is subject to an annual premium cap of 300% of the aggregate annual premiums currently paid by Cvent for such insurance, but Parent or the Surviving Corporation will purchase as much of such insurance coverage as possible for such amount. For more information, see the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—Indemnification and Insurance.”

Treatment of Equity-Based Awards

Treatment of Stock Options

As of the Record Date, there were 1,924,028 outstanding stock options held by our directors and executive officers. At the Effective Time, each option (or portion thereof) to purchase shares of common stock that is outstanding and vested immediately prior to the Effective Time (or vests as a result of the consummation of the Merger) and, unless otherwise mutually agreed by the parties to the Merger Agreement, each option (or portion thereof) to purchase shares of common stock that is outstanding and unvested immediately prior to the Effective Time, will be cancelled and converted into the right to receive an amount in cash (without interest and subject to any applicable tax withholding) equal to the product of (1) the total number of shares of common stock subject to such option at the Effective Time; and (2) the amount, if any, by which $36.00 exceeds the exercise price per share of common stock underlying such option. Each option, regardless of when the option is due to vest, with an exercise price per share equal to or greater than $36.00 per share will be cancelled without payment of any consideration.

Treatment of Restricted Stock Units

As of the Record Date, there were 473,129 outstanding RSUs held by our directors and executive officers. At the Effective Time, unless otherwise mutually agreed by the parties to the Merger Agreement, each RSU outstanding as of immediately prior to the Effective Time, whether vested or unvested, will be cancelled and converted into the right to receive an amount in cash (without interest and subject to any applicable tax withholding) equal to the product of (1) the total number of shares of common stock subject to such RSU as of the Effective Time; and (2) $36.00.

Payments Upon Termination Following Change-in-Control

Executive Change in Control Arrangements

Offer Letter with our Executive Vice President and Chief Financial Officer

We are a party to an offer letter with our Executive Vice President and Chief Financial Officer, Cynthia Russo, dated September 3, 2015. Pursuant to the offer letter, upon a change of control of Cvent, 50% of all outstanding unvested Cvent equity awards held by Ms. Russo will automatically vest, subject to a requirement that Ms. Russo return to Cvent (or its successor) any amount earned from such acceleration if she resigns within 90 days after a change of control for any reason other than “good reason” (as such term is defined in the offer letter). If Ms. Russo’s employment is terminated without “cause” or by Ms. Russo for “good reason” (in each case, as such term is defined in the offer letter) and the termination occurs within 12 months following a change of control (the “Change of Control Period”), she will receive, subject to the terms and conditions of such offer letter, (1) a lump sum payment equal to the sum of (x) 12 months of her base salary and (y) her incentive bonus opportunity at target, in each case, as in effect at the time of termination, less any applicable taxes and withholdings and any monies owed by Ms. Russo to Cvent; (2) taxable reimbursement of her monthly premiums for continued health coverage under the Consolidated Omnibus Budget Reconciliation Act of 1986, as amended (“COBRA”), for up to 12 months following her separation date; and (3) vesting acceleration of 50% of her remaining outstanding unvested Cvent equity awards.

If Ms. Russo’s employment is terminated by Cvent without “cause” or by Ms. Russo for “good reason” (in each case, as such term is defined in the offer letter) and such termination occurs outside the Change of Control Period, she will receive, subject to the terms and conditions of the offer letter, (1) a lump sum payment equal to the sum of (x) 12 months of her base salary and (y) a prorated portion of her incentive bonus opportunity at target (based on the number of months she works during the performance period or, if greater, 3 months), in each case, as in effect at the time of termination, less any applicable taxes and withholdings and any monies owed by Ms. Russo to Cvent; (2) taxable reimbursement of her monthly premiums for continued health coverage under COBRA for up to 12 months following her separation date; and (3) if termination occurs before September 28,

2016, 25% of her Cvent new-hire equity award will vest immediately, and if termination occurs or after September 28, 2016, a prorated portion of all of her outstanding unvested Cvent equity awards will automatically vest.

The receipt of any severance benefits described in the last two paragraphs is subject to Ms. Russo (1) signing and not revoking a separation agreement and release in favor of Cvent within 45 days of her termination and (2) complying with the Non-Disclosure, Invention, Non-Competition and Non-Solicitation Agreements between Ms. Russo and Cvent.

If Ms. Russo’s employment terminates due to her death or “disability” (as such term is defined in the offer letter) before September 28, 2016, then 25% of any outstanding options and RSUs will automatically vest.

Terms

This section and the offer letter between Cvent and Ms. Russo make use of several important terms, which are defined in the offer letter as set forth below.

“Change of control” means: (1) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act who becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of Cvent representing 50% or more of the total voting power represented by Cvent’s then outstanding voting securities; (2) a merger or consolidation of Cvent in which its voting securities immediately prior to the merger or consolidation do not represent, or are not converted into securities that represent, a majority of the voting power of all voting securities of the surviving entity immediately after the merger or consolidation; or (3) a sale of all or substantially all of the assets of Cvent or a liquidation or dissolution of Cvent.

“Cause” means a termination of Ms. Russo’s employment for any of the following reasons: (1) gross and willful failure to perform employment duties as reasonably requested by Cvent; (2) conviction of, or a plea of “guilty” or “no contest” to, a felony under the laws of the United States or any state thereof, if such felony either is work-related or materially impairs Ms. Russo’s ability to perform services for Cvent; (3) a material breach of fiduciary duty, including fraud, embezzlement, dishonesty, duty of loyalty, conflict of interest or any intentional action that, in each case, materially injures Cvent as determined in good faith by Cvent’s Board of Directors; or (4) a material breach of the At-Will Employment, Non-Disclosure, Invention, Non-Competition and Non-Solicitation Agreement between Cvent and Ms. Russo.

“Good reason” generally means Ms. Russo’s resignation or other termination of employment due to the occurrence of any of the following events: (1) without Ms. Russo’s express written consent, the substantial reduction of Ms. Russo’s duties or responsibilities relative to Ms. Russo’s duties or responsibilities in effect immediately prior to such reduction; (2) other than with Ms. Russo’s express written consent or in connection with Cvent austerity measures applicable to all or a significant percentage of employees who are Section 16 officers, a material reduction by Cvent in Ms. Russo’s base compensation or incentive bonus target as in effect immediately prior to such reduction; (3) without Ms. Russo’s express written consent, a material reduction by Cvent in the kind or level of employee benefits package; (4) without Ms. Russo’s express written consent, Ms. Russo’s relocation to a facility or a location more than 50 miles from Ms. Russo’s then present location; (5) a material adverse change in the reporting structure applicable to Ms. Russo; (6) any material breach by Cvent of any provision of the offer letter or any other agreement between Cvent and Ms. Russo; (7) any purported termination of Ms. Russo by Cvent which is not for death, Disability or for Cause; or (8) the failure of Cvent to obtain the assumption of the offer letter by any successors.

“Disability” means Ms. Russo is physically or mentally unable regularly to perform her duties under the offer letter for a period in excess of 60 consecutive days or more than 90 days in any consecutive 12 month period. Cvent shall make a good faith determination of whether Ms. Russo is physically or mentally unable to regularly perform her duties subject to its review and consideration of any physical and/or mental health information provided to it by Ms. Russo.

Golden Parachute Compensation

In accordance with Item 402(t) of Regulation S-K, the table below sets forth the compensation that is based on or otherwise relates to the Merger that will or may become payable to each of our named executive officers in connection with the Merger. Please see the previous portions of this section for further information regarding this compensation.

The amounts indicated in the table below are estimates of the amounts that would be payable assuming, solely for purposes of this table, that the Merger is consummated on June 6, 2016, and (i) in the case of Ms. Russo, that her employment is terminated by Cvent without cause or by her for good reason, in each case, on that date, (ii) in the case of Mssrs. Aggarwal and Ghoorah, that the Merger parties agree to accelerate the vesting of all unvested equity. Cvent’s executive officers will not receive pension, non-qualified deferred compensation, tax reimbursement or other benefits in connection with the Merger.

Some of the amounts set forth in the table would be payable solely by virtue of the consummation of the Merger. In addition to the assumptions regarding the consummation date of the Merger and the termination of employment, these estimates are based on certain other assumptions that are described in the footnotes accompanying the table below. Accordingly, the ultimate values to be received by a named executive officer in connection with the Merger may differ from the amounts set forth below.

Golden Parachute Compensation

Name	Cash ($) (1)	Equity ($) (2)	Perquisites/ Benefits ($) (3)	Total ($)
Reggie Aggarwal	0	8,888,896	0	8,888,896
Chuck Ghoorah	0	4,558,421	0	4,558,421
Cynthia Russo	600,000	1,751,525	17,997	2,369,522

(1)	The cash amount represents the total potential severance payments to Ms. Russo that may be payable in connection with the Merger pursuant to Ms. Russo’s offer letter if Ms. Russo’s employment is terminated by Cvent without “cause” or by Ms. Russo for “good reason” (as both terms are defined in the offer letter) and she timely executes and does not revoke a separation agreement and release in favor of Cvent. Of this amount, $400,000 is payable as 12 months’ base salary severance and $200,000 is payable as bonus severance.
(2)	Represents unvested in-the-money options and RSUs that will receive consideration in the Merger, assuming, solely for purposes of this table, continued employment of each executive officer through the consummation of the Merger and that the parties to the Merger agree to accelerate unvested options and RSUs as provided in the Merger Agreement. At the time of this filing, there has been no agreement to change the Merger Agreement treatment for any officer or employee. The values in the table for RSUs represent the product of $36.00, multiplied by the number of Cvent shares of common stock subject to the awards. The values for options represent the product of (a) $36.00 minus the exercise price of the option, multiplied by (b) the number of Cvent shares subject to in-the-money options. Of the amounts set forth in the table above, the following amounts represent the value of the payments that may be received if the unvested equity awards held by Mr. Reggie Aggarwal, Mr. Chuck Ghoorah, and Ms. Russo are cancelled pursuant to the Merger Agreement.

Name	Number of Shares Subject to Options Accelerating (#)	Value of Options Accelerating ($)	Number of Shares Subject to RSUs Accelerating (#)	Value of RSUs Accelerating ($)	Total ($)
Reggie Aggarwal	337,647	3,574,864	147,612	5,314,032	8,888,896
Chuck Ghoorah	173,152	1,833,257	75,699	2,725,164	4,558,421
Cynthia Russo	75,443	581,237	32,508	1,170,288	1,751,525

(3)	Amount represents reimbursement (based on applicable COBRA costs) for the total applicable premium cost for continued health coverage for a 12-month period.

Equity Interests of Cvent’s Executive Officers and Non-Employee Directors

The following table sets forth the number of shares of common stock and the number of shares of common stock underlying equity awards currently held by each of Cvent’s executive officers and non-employee directors, in each case that either are currently vested or that are expected to vest in connection with the Merger, outstanding as of June 6, 2016. The table also sets forth the values of these shares and equity awards based on the Per Share Merger Consideration (minus the applicable exercise price for the options). No additional shares of common stock or equity awards were granted to any executive officer or non-employee director in contemplation of the Merger.

Equity Interests of Cvent’s Executive Officers and Non-Employee Directors

Name	Shares Held (#) (1)	Shares Held ($)	Options (#)	Options ($) (2)	RSUs (#)	RSUs Held ($) (3)	Total ($)
Reggie Aggarwal	4,311,467	155,212,812	375,176	3,881,100	147,612	5,314,032	164,407,944
Sanju Bansal	2,745,758	98,847,288	0	0	0	0	98,847,288
Chuck Ghoorah	1,038,768	37,395,648	365,769	7,919,592	75,699	2,725,164	48,040,404
Anthony Florence	0	0	0	0	0	0	0
Jeffrey Lieberman	1,899,488	68,381,568	0	0	0	0	68,381,568
Kevin Parker	9,599	345,564	0	0	4,365	157,140	502,704
Cynthia Russo	0	0	75,443	581,237	32,508	1,170,288	1,751,525

(1)	Includes shares beneficially owned, excluding shares of common stock issuable upon exercise of options or settlement of RSUs.
(2)	Includes the value of Per Share Merger Consideration paid with respect to vested and unvested options.
(3)	Includes the value of Per Share Merger Consideration paid with respect to RSUs.

Financing of the Merger

We anticipate that the total amount of funds necessary to complete the Merger and the related transactions will be approximately $1.65 billion. This amount includes the funds needed to (1) pay stockholders the amounts due under the Merger Agreement; (2) make payments in respect of our outstanding equity-based awards pursuant to the Merger Agreement; and (3) pay all fees and expenses payable by Parent and Merger Sub under the Merger Agreement.

Although the obligation of Parent and Merger Sub to consummate the Merger is not subject to any financing condition, the Merger Agreement provides that, without Parent’s agreement, the closing of the Merger will not occur earlier than the second business day after the expiration of the marketing period, which is the first period of 18 consecutive business days commencing on the date that is the first business day (1) after the later of (a) the date this proxy statement is mailed to stockholders or (b) June 16, 2016, and (2) throughout which (y) Parent has received certain financial information from Cvent necessary to syndicate any debt financing and (z) certain conditions to the consummation of the Merger are satisfied. For more information, see the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—Marketing Period.”

Equity Financing

In connection with the financing of the Merger, Parent has entered into (1) an equity commitment letter, dated as of April 17, 2016, with Fund VI (the “Fund VI Equity Commitment Letter”) and (2) an equity commitment letter, dated as of April 17, 2016 with Holdings (the “Holdings Equity Commitment Letter”, and together with the Fund VI Equity Commitment Letter, the “Equity Commitment Letters”). Pursuant to the Equity Commitment Letters, Fund VI and Holdings have agreed to provide Parent equity commitments, in the aggregate, of up to $1.65 billion, which will be available to fund the aggregate purchase price and the other payments contemplated by the Merger Agreement.

The Equity Commitment Letters provide, among other things, that (1) Cvent is an express third party beneficiary thereof in connection with Cvent’s exercise of its rights related to specific performance under the Merger Agreement; and (2) Parent and the Vista Funds will not oppose the granting of an injunction, specific performance or other equitable relief in connection with the exercise of such third party beneficiary rights. The Equity Commitment Letters may not be waived, amended or modified except by an instrument in writing signed by Parent, the Vista Funds and Cvent.

Limited Guaranties

Pursuant to the Limited Guaranties, the Vista Funds have agreed to guarantee the due, punctual and complete payment of all of the liabilities and obligations of Parent or Merger Sub under the Merger Agreement, including (1) the indemnification obligations of Parent and Merger Sub in connection with any costs and expenses incurred by Cvent in connection with its cooperation with the arrangement of any potential debt financing; and (2) the documented and reasonable out-of-pocket costs and expenses incurred by Cvent in connection with the cooperation of Cvent with the potential arrangement of any potential debt financing. We refer to the obligations set forth in clauses (1) and (2) of the preceding sentence as the “Reimbursement Obligations,” and to the obligations set forth in the preceding sentence as the “Guaranteed Obligations.”

The Vista Funds’ obligations under the Limited Guaranties are subject to an aggregate cap equal to $107.1 million plus the Reimbursement Obligations.

Subject to specified exceptions, the Limited Guaranties will terminate upon the earliest of:

•	immediately following the Effective Time and the deposit of the Merger consideration with the designated payment agent;

•	the valid termination of the Merger Agreement by mutual written consent of Parent and Cvent;

•	the valid termination of the Merger Agreement by Cvent in certain circumstances in connection with a Superior Proposal;

•	the indefeasible payment by the Vista Funds, Parent or Merger Sub of an amount of the Guaranteed Obligations equal to the aggregate cap; and

•	one year after the valid termination of the Merger Agreement in accordance with its terms, other than a termination in the scenarios described in the second and third bullet above (and, if Cvent has made a claim under the Guaranteed Obligations prior to such date, the Limited Guaranties will terminate on date that such claim is finally satisfied or otherwise resolved).

Voting and Support Agreements

The following is a summary of selected material terms and provisions of the Voting Agreement. This summary does not purport to be complete and may not contain all of the information about the Voting Agreements that may be important to you. You are encouraged to read the form of Voting Agreement carefully and in its entirety. This summary is qualified in its entirety by reference to the complete text of the form of Voting Agreement, a copy of which is attached as Annex D, and which is incorporated by reference into this proxy statement. We encourage you to read the form of Voting Agreement carefully and in its entirety.

Concurrently with the execution of the Merger Agreement, directors and certain executive officers and affiliated stockholders of Cvent entered into voting agreements with Parent and Merger Sub (the “Voting Agreement Stockholders”). As of June 8, 2016, the Voting Agreement Stockholders collectively beneficially owned and were entitled to vote approximately 25% of the outstanding shares of common stock.

Voting Provisions

Pursuant to the Voting Agreements, the Voting Agreement Stockholders have agreed, subject to the terms and conditions contained in the Voting Agreements, to vote all of their shares of common stock, and, to the extent eligible, shares underlying their stock options and RSUs, as applicable, whether currently owned or acquired at any time prior to the termination of the applicable Voting Agreement, in the following manner:

•	in favor of the approval of the Merger Agreement and the Merger and transactions contemplated by the Merger Agreement;

•	against any Acquisition Proposal;

•	against any action or agreement, the consummation of which would frustrate the purposes, or prevent or delay the consummation, of the transactions contemplated by the Merger Agreement.

Nothing in the Voting Agreements limits the rights of the Voting Agreement Stockholders to vote in favor of, against or abstain with respect to any other matters presented to the stockholders of the Company. The Voting Agreements do not limit or restrict a Voting Agreement Stockholder in his or her capacity as a director or officer from acting in such capacity in such person’s discretion on any matter.

The Voting Agreement Stockholders have agreed to waive appraisal rights and have provided an irrevocable proxy to Parent and Merger Sub.

Restrictions on Transfer; Other Provisions

Under the Voting Agreements, the Voting Agreement Stockholders have agreed that until the termination of the Voting Agreements, they will not:

•	transfer any of their shares of common stock, stock options and restricted stock units, as applicable, beneficial ownership thereof or any other interest therein unless pursuant to certain permitted transfers;

•	grant any proxies or enter into any voting trust or other agreement or arrangement with respect to the voting of their shares of common stock, stock options and restricted stock units, as applicable; or

•	enter into any contract, option or other arrangement or understanding with respect to the direct or indirect acquisition or sale, assignment, transfer, encumbrance or other disposition of any of their shares of common stock, stock options and restricted stock units, as applicable; or

•	knowingly take or cause the taking of any action that would restrict or prevent the consummation of their obligations under the Voting Agreement.

Termination

The Voting Agreements terminate upon the earliest to occur of the following:

•	the date that the Merger Agreement terminates in accordance with its terms;

•	the Effective Time;

•	any change to the terms of the Merger without the prior written consent of Voting Agreement Stockholder which (1) reduces the Per Share Merger Consideration payable to such holder; (2) changes the form of consideration payable or any consideration other payable to such holder; (3) adversely affects, or is reasonably likely to adversely affect such holder relative to other holders of equity interests of Cvent; or (4) extends the Termination Date other than such extension in accordance with the terms of the Merger Agreement;

•	the date on which a Voting Agreement Stockholder ceases to hold any equity interests of Cvent; or

•	upon the mutual written consent of Parent and the Voting Agreement Stockholder.

Closing and Effective Time

The closing of the Merger will take place no later than the second business day following the satisfaction or waiver in accordance with the Merger Agreement of all of the conditions to closing of the Merger (as described under the caption “Proposal 1: Adoption of the Merger Agreement—Conditions to the Closing of the Merger”), other than conditions that by their terms are to be satisfied at the closing, but subject to the satisfaction or waiver of such conditions. However, if the marketing period (as described under the caption “Proposal 1: Adoption of the Merger Agreement—Marketing Period”) has not ended at the time of the satisfaction or waiver of the conditions set forth in the Merger Agreement (other than conditions that by their terms are to be satisfied at the closing, but subject to the satisfaction or waiver of such conditions), then the closing will occur on the date following the satisfaction or waiver of such conditions that is the earlier to occur of (1) a business day before or during the marketing period as may be specified by Parent on no less than two business days’ prior written notice to Cvent; and (2) the second business day after the expiration of the marketing period.

Appraisal Rights

If the Merger is consummated, stockholders who do not vote in favor of the adoption of the Merger Agreement and who properly demand appraisal of their shares will be entitled to appraisal rights in connection with the Merger under Section 262 of the DGCL (“Section 262”). The following discussion is not a complete statement of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262, which is attached to this proxy statement as Annex C. The following summary does not constitute any legal or other advice and does not constitute a recommendation that stockholders exercise their appraisal rights under Section 262. Only a holder of record of shares of common stock is entitled to demand appraisal rights for the shares registered in that holder’s name. A person having a beneficial interest in shares of common stock held of record in the name of another person, such as a bank, broker or other nominee, must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner to perfect appraisal rights. If you hold your shares of our common stock through a bank, broker or other nominee and you wish to exercise appraisal rights, you should consult with your bank, broker or the other nominee.

Under Section 262, holders of shares of common stock who (1) do not vote in favor of the adoption of the Merger Agreement; (2) continuously are the record holders of such shares through the Effective Time; and (3) otherwise follow the procedures set forth in Section 262 will be entitled to have their shares appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of the shares of common stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest to be paid on the amount determined to be fair value, if any, as determined by the court. Unless the Delaware Court of Chancery, in its discretion, determines otherwise for good cause shown, interest on an appraisal award will accrue and compound quarterly from the Effective Time through the date the judgment is paid at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during such period.

Under Section 262, where a Merger Agreement is to be submitted for adoption at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, must notify each of its stockholders entitled to appraisal rights that appraisal rights are available and include in the notice a copy of Section 262. This proxy statement constitutes Cvent’s notice to stockholders that appraisal rights are available in connection with the Merger, and the full text of Section 262 is attached to this proxy statement as Annex C. In connection with the Merger, any holder of shares of common stock who wishes to exercise appraisal rights, or who wishes to preserve such holder’s right to do so, should review Annex C carefully. Failure to strictly comply with the requirements of Section 262 in a timely and proper manner will result in the loss of appraisal rights under the DGCL. A stockholder who loses his, her or its appraisal rights will be entitled to receive the Merger consideration described in the Merger Agreement. Moreover, because of the complexity of the procedures for exercising the right to seek appraisal of shares of common stock, Cvent believes that if a stockholder considers exercising such rights, that stockholder should seek the advice of legal counsel.

Stockholders wishing to exercise the right to seek an appraisal of their shares of common stock must do ALL of the following:

•	the stockholder must not vote in favor of the proposal to adopt the Merger Agreement;

•	the stockholder must deliver to Cvent a written demand for appraisal before the vote on the Merger Agreement at the Special Meeting;

•	the stockholder must continuously hold the shares from the date of making the demand through the Effective Time (a stockholder will lose appraisal rights if the stockholder transfers the shares before the Effective Time); and

•	the stockholder or the Surviving Corporation must file a petition in the Delaware Court of Chancery requesting a determination of the fair value of the shares within 120 days after the Effective Time. The Surviving Corporation is under no obligation to file any petition and has no intention of doing so.

Because a proxy that does not contain voting instructions will, unless revoked, be voted in favor of the Merger Agreement, a stockholder who votes by proxy and who wishes to exercise appraisal rights must vote against the adoption of the Merger Agreement, abstain or not vote its shares.

Filing Written Demand

Any holder of shares of common stock wishing to exercise appraisal rights must deliver to Cvent, before the vote on the adoption of the Merger Agreement at the Special Meeting at which the proposal to adopt the Merger Agreement will be submitted to the stockholders, a written demand for the appraisal of the stockholder’s shares, and that stockholder must not vote or submit a proxy in favor of the adoption of the Merger Agreement. A holder of shares of common stock exercising appraisal rights must hold of record the shares on the date the written demand for appraisal is made and must continue to hold the shares of record through the Effective Time. A proxy that is submitted and does not contain voting instructions will, unless revoked, be voted in favor of the adoption of the Merger Agreement, and it will constitute a waiver of the stockholder’s right of appraisal and will nullify any previously delivered written demand for appraisal. Therefore, a stockholder who submits a proxy and who wishes to exercise appraisal rights must submit a proxy containing instructions to vote against the adoption of the Merger Agreement or abstain from voting on the adoption of the Merger Agreement. Neither voting against the adoption of the Merger Agreement nor abstaining from voting or failing to vote on the proposal to adopt the Merger Agreement will, in and of itself, constitute a written demand for appraisal satisfying the requirements of Section 262. The written demand for appraisal must be in addition to and separate from any proxy or vote on the adoption of the Merger Agreement. A proxy or vote against the adoption of the Merger Agreement will not constitute a demand. A stockholder’s failure to make the written demand prior to the taking of the vote on the adoption of the Merger Agreement at the Special Meeting of Cvent’s stockholders will constitute a waiver of appraisal rights.

Only a holder of record of shares of common stock is entitled to demand appraisal rights for the shares registered in that holder’s name. A demand for appraisal in respect of shares of common stock should be executed by or on behalf of the holder of record, and must reasonably inform Cvent of the identity of the holder and state that the person intends thereby to demand appraisal of the holder’s shares in connection with the Merger. If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, such demand must be executed by or on behalf of the record owner, and if the shares are owned of record by more than one person, as in a joint tenancy and tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute a demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose that, in executing the demand, the agent is acting as agent for the record owner or owners.

STOCKHOLDERS WHO HOLD THEIR SHARES IN BROKERAGE OR BANK ACCOUNTS OR OTHER NOMINEE FORMS AND WHO WISH TO EXERCISE APPRAISAL RIGHTS SHOULD CONSULT

WITH THEIR BANK, BROKER OR OTHER NOMINEES, AS APPLICABLE, TO DETERMINE THE APPROPRIATE PROCEDURES FOR THE BANK, BROKER OR OTHER NOMINEE TO MAKE A DEMAND FOR APPRAISAL OF THOSE SHARES. A PERSON HAVING A BENEFICIAL INTEREST IN SHARES HELD OF RECORD IN THE NAME OF ANOTHER PERSON, SUCH AS A BANK, BROKER OR OTHER NOMINEE, MUST ACT PROMPTLY TO CAUSE THE RECORD HOLDER TO FOLLOW PROPERLY AND IN A TIMELY MANNER THE STEPS NECESSARY TO PERFECT APPRAISAL RIGHTS.

All written demands for appraisal pursuant to Section 262 should be mailed or delivered to:

Cvent, Inc.

1765 Greensboro Station Place, 7th Floor

Tysons Corner, VA 22102

Attention: Corporate Secretary

Any holder of shares of common stock may withdraw his, her or its demand for appraisal and accept the consideration offered pursuant to the Merger Agreement by delivering to Cvent a written withdrawal of the demand for appraisal. However, any such attempt to withdraw the demand made more than 60 days after the Effective Time will require written approval of the Surviving Corporation. No appraisal proceeding in the Delaware Court of Chancery will be dismissed without the approval of the Delaware Court of Chancery, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just.

Notice by the Surviving Corporation

If the Merger is completed, within 10 days after the Effective Time, the Surviving Corporation will notify each holder of shares of common stock who has made a written demand for appraisal pursuant to Section 262, and who has not voted in favor of the adoption of the Merger Agreement, that the Merger has become effective and the effective date thereof.

Filing a Petition for Appraisal

Within 120 days after the Effective Time, but not thereafter, the Surviving Corporation or any holder of shares of common stock who has complied with Section 262 and is entitled to appraisal rights under Section 262 may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery, with a copy served on the Surviving Corporation in the case of a petition filed by a stockholder, demanding a determination of the fair value of the shares held by all stockholders entitled to appraisal. The Surviving Corporation is under no obligation, and has no present intention, to file a petition, and holders should not assume that the Surviving Corporation will file a petition or initiate any negotiations with respect to the fair value of the shares of common stock. Accordingly, any holders of shares of common stock who desire to have their shares appraised should initiate all necessary action to perfect their appraisal rights in respect of their shares of common stock within the time and in the manner prescribed in Section 262. The failure of a holder of common stock to file such a petition within the period specified in Section 262 could nullify the stockholder’s previous written demand for appraisal.

Within 120 days after the Effective Time, any holder of shares of common stock who has complied with the requirements for exercise of appraisal rights will be entitled, upon written request, to receive from the Surviving Corporation a statement setting forth the aggregate number of shares not voted in favor of the adoption of the Merger Agreement and with respect to which Cvent has received demands for appraisal, and the aggregate number of holders of such shares. The Surviving Corporation must mail this statement to the requesting stockholder within 10 days after receipt of the written request for such a statement or within 10 days after the expiration of the period for delivery of demands for appraisal, whichever is later. A beneficial owner of shares held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition seeking appraisal or request from the Surviving Corporation the foregoing statements. As noted above, however, the demand for appraisal can only be made by a stockholder of record.

If a petition for an appraisal is duly filed by a holder of shares of common stock and a copy thereof is served upon the Surviving Corporation, the Surviving Corporation will then be obligated within 20 days after such service to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached. After notice to the stockholders as required by the court, the Delaware Court of Chancery is empowered to conduct a hearing on the petition to determine those stockholders who have complied with Section 262 and who have become entitled to appraisal rights thereunder. The Delaware Court of Chancery may require the stockholders who demanded payment for their shares to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings, and if any stockholder fails to comply with the direction, the Delaware Court of Chancery may dismiss that stockholder from the proceedings.

Determination of Fair Value

After determining the holders of common stock entitled to appraisal, the Delaware Court of Chancery will appraise the “fair value” of the shares of common stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining fair value, the Delaware Court of Chancery will take into account all relevant factors. Unless the court in its discretion determines otherwise for good cause shown, interest from the effective date of the Merger through the date of payment of the judgment will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the Merger and the date of payment of the judgment. In Weinberger v. UOP, Inc., the Supreme Court of Delaware discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered, and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the Merger that throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the Merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Supreme Court of Delaware also stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the Merger and not the product of speculation, may be considered.”

Stockholders considering seeking appraisal should be aware that the fair value of their shares as so determined by the Delaware Court of Chancery could be more than, the same as or less than the consideration they would receive pursuant to the Merger if they did not seek appraisal of their shares and that an opinion of an investment banking firm as to the fairness from a financial point of view of the consideration payable in a Merger is not an opinion as to, and does not in any manner address, fair value under Section 262 of the DGCL. Although Cvent believes that the Per Share Merger Consideration is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery, and stockholders should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the Per Share Merger Consideration. Neither Cvent nor Parent anticipates offering more than the Per Share Merger Consideration to any stockholder exercising appraisal rights, and each of Cvent and Parent reserves the right to assert, in any appraisal proceeding, that for purposes of Section 262, the “fair value” of a share of common stock is less than the Per Share Merger Consideration. If a petition for appraisal is not timely filed, then the right to an appraisal will cease. The costs of the appraisal proceedings (which do not include attorneys’ fees or the fees and expenses of experts) may be determined by the Delaware Court of Chancery and taxed upon the parties as the Delaware Court of Chancery deems equitable under the circumstances. Upon application of a stockholder, the Delaware Court of Chancery may also order that all or a portion of the expenses incurred by a stockholder in connection with an appraisal, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts, be charged pro rata against the value of all the shares entitled to be appraised.

If any stockholder who demands appraisal of his, her or its shares of common stock under Section 262 fails to perfect, or loses or successfully withdraws, such holder’s right to appraisal, the stockholder’s shares of common stock will be deemed to have been converted at the Effective Time into the right to receive the Per Share Merger Consideration. A stockholder will fail to perfect, or effectively lose or withdraw, the holder’s right to appraisal if no petition for appraisal is filed within 120 days after the Effective Time or if the stockholder delivers to the Surviving Corporation a written withdrawal of the holder’s demand for appraisal and an acceptance of the Per Share Merger Consideration in accordance with Section 262.

From and after the Effective Time, no stockholder who has demanded appraisal rights will be entitled to vote such shares of common stock for any purpose or to receive payment of dividends or other distributions on the stock, except dividends or other distributions on the holder’s shares of common stock, if any, payable to stockholders as of a time prior to the Effective Time. If no petition for an appraisal is filed, or if the stockholder delivers to the Surviving Corporation a written withdrawal of the demand for an appraisal and an acceptance of the Merger, either within 60 days after the Effective Time or thereafter with the written approval of the Surviving Corporation, then the right of such stockholder to an appraisal will cease. Once a petition for appraisal is filed with the Delaware Court of Chancery, however, the appraisal proceeding may not be dismissed as to any stockholder who commenced the proceeding or joined that proceeding as a named party without the approval of the court.

Failure to comply strictly with all of the procedures set forth in Section 262 may result in the loss of a stockholder’s statutory appraisal rights. Consequently, any stockholder wishing to exercise appraisal rights is encouraged to consult legal counsel before attempting to exercise those rights.

Accounting Treatment

The Merger will be accounted for as a “purchase transaction” for financial accounting purposes.

Material U.S. Federal Income Tax Consequences of the Merger

The following discussion is a summary of material U.S. federal income tax consequences of the Merger that may be relevant to U.S. Holders and Non-U.S. Holders (each as defined below) holders of shares of common stock whose shares are converted into the right to receive cash pursuant to the Merger. This summary is general in nature and does not discuss all aspects of U.S. federal income taxation that may be relevant to a stockholder in light of its particular circumstances. In addition, this summary does not describe any tax consequences arising under the laws of any state, local or non-U.S. jurisdiction and does not consider any aspects of U.S. federal tax law other than income taxation. This discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated under the Code, court decisions, published positions of the Internal Revenue Service (the “IRS”), and other applicable authorities, all as in effect on the date of this proxy statement and all of which are subject to change or differing interpretations at any time, possibly with retroactive effect. This discussion is limited to holders who hold their shares of common stock as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment purposes).

This discussion is for general information only and does not address all of the tax consequences that may be relevant to holders in light of their particular circumstances. For example, this discussion does not address:

•

tax consequences that may be relevant to holders who may be subject to special treatment under U.S. federal income tax laws, such as banks or other financial institutions; tax-exempt organizations; retirement or other tax deferred accounts; S corporations, partnerships or any other entities or arrangements treated as partnerships or pass-through entities for U.S. federal income tax purposes (or an investor in a partnership, S corporation or other pass-through entity); insurance companies; mutual funds; dealers in stocks and securities; traders in securities that elect to use the mark-to-market method of accounting for their securities; regulated investment companies; real estate investment trusts; entities subject to the U.S. anti-inversion rules; certain former citizens or long-term residents of the United States; or, except as noted below, holders that own or have owned (directly, indirectly or constructively) five percent or more of Cvent’s stock (by vote or value);

•	tax consequences to holders holding the shares as part of a hedging, constructive sale or conversion, straddle or other risk reduction transaction;

•	tax consequences to holders whose shares constitute qualified small business stock within the meaning of Section 1202 of the Code;

•	tax consequences to holders that received their shares of common stock in a compensatory transaction, through a tax qualified retirement plan or pursuant to the exercise of options or warrants;

•	tax consequences to holders who own an equity interest, actually or constructively, in Parent or the Surviving Corporation following the Merger;

•	tax consequences to U.S. Holders whose “functional currency” is not the U.S. dollar;

•	tax consequences to holders who hold their common stock through a bank, financial institution or other entity, or a branch thereof, located, organized or resident outside the United States;

•	tax consequences arising from the Medicare tax on net investment income;

•	the U.S. federal estate, gift or alternative minimum tax consequences, if any;

•	any state, local or non-U.S. tax consequences; or

•	tax consequences to holders that do not vote in favor of the Merger and properly demand appraisal of their shares under Section 262 of the DGCL or that entered into a non-tender and support agreement as part of the transactions described in this proxy statement.

If a partnership (including an entity or arrangement, domestic or non-U.S., treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of shares of common stock, then the tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partner and the partnership. Partnerships holding shares of common stock and partners therein should consult their tax advisors regarding the consequences of the Merger.

We have not sought, and do not intend to seek, any ruling from the IRS with respect to the statements made and the conclusions reached in the following summary, and no assurance can be given that the IRS will agree with the views expressed herein, or that a court will not sustain any challenge by the IRS in the event of litigation.

THE FOLLOWING SUMMARY IS FOR GENERAL INFORMATIONAL PURPOSES ONLY AND IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING AND ADVICE. WE URGE YOU TO CONSULT YOUR OWN TAX ADVISOR WITH RESPECT TO THE SPECIFIC TAX CONSEQUENCES TO YOU IN CONNECTION WITH THE MERGER IN LIGHT OF YOUR OWN PARTICULAR CIRCUMSTANCES, INCLUDING FEDERAL ESTATE, GIFT AND OTHER NON-INCOME TAX CONSEQUENCES, AND TAX CONSEQUENCES UNDER STATE, LOCAL OR NON-U.S. TAX LAWS.

U.S. Holders

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of shares of common stock that is for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust (1) that is subject to the primary supervision of a court within the United States and the control of one or more United States persons as defined in Section 7701(a)(30) of the Code; or (2) that has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

The receipt of cash by a U.S. Holder in exchange for shares of common stock pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes. In general, such U.S. Holder’s gain or loss will be equal to the difference, if any, between the amount of cash received and the U.S. Holder’s adjusted tax basis in the shares surrendered pursuant to the Merger. Gain or loss must be determined separately for each block of shares (that is, shares acquired at the same cost in a single transaction). A U.S. Holder’s adjusted tax basis generally will equal the amount that such U.S. Holder paid for the shares. Such gain or loss will be capital gain or loss and will be long-term capital gain or loss if such U.S. Holder’s holding period in such shares is more than one year at the time of the completion of the Merger. A reduced tax rate on capital gain generally will apply to long-term capital gain of a non-corporate U.S. Holder (including individuals). The deductibility of capital losses is subject to limitations.

Non-U.S. Holders

The following is a summary of the material U.S. federal income tax consequences that will apply to you if you are a Non-U.S. Holder. The term “Non-U.S. Holder” means a beneficial owner of common stock that is, for U.S. federal income tax purposes:

•	a nonresident alien individual;

•	a foreign corporation; or

•	a foreign estate or trust.

Special rules, not discussed herein, may apply to certain Non-U.S. Holders, such as:

•	certain former citizens or residents of the United States;

•	controlled foreign corporations;

•	passive foreign investment companies;

•	corporations that accumulate earnings to avoid U.S. federal income tax; and

•	pass-through entities, or investors in such entities.

Any gain realized by a Non-U.S. Holder pursuant to the Merger generally will not be subject to U.S. federal income tax unless:

•	the gain is effectively connected with a trade or business of such Non-U.S. Holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by such Non-U.S. Holder in the United States), in which case such gain generally will be subject to U.S. federal income tax at rates generally applicable to U.S. persons, and, if the Non-U.S. Holder is a corporation, such gain may also be subject to the branch profits tax at a rate of 30% (or a lower rate under an applicable income tax treaty);

•	such Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other specified conditions are met, in which case such gain will be subject to U.S. federal income tax at a rate of 30% (or a lower rate under an applicable income tax treaty), which gain may be offset by certain U.S. source capital losses of such Non-U.S. Holder; or

•	Cvent is or has been a “United States real property holding corporation” as such term is defined in Section 897(c) of the Code (“USRPHC”), at any time within the shorter of the five-year period preceding the Merger or such Non-U.S. Holder’s holding period with respect to the applicable shares of common stock (the “Relevant Period”) and, if shares of common stock are regularly traded on an established securities market (within the meaning of Section 897(c)(3) of the Code), such Non-U.S. Holder owns directly or is deemed to own pursuant to attribution rules more than 5% of our common stock at any time during the relevant period, in which case such gain will be subject to U.S. federal income tax at rates generally applicable to U.S. persons (as described in the first bullet point above), except that the branch profits tax will not apply. Although there can be no assurances in this regard, we believe that we are not, and have not been, a USRPHC at any time during the five-year period preceding the Merger.

Information Reporting and Backup Withholding

Information reporting and backup withholding (currently, at a rate of 28%) may apply to the proceeds received by a holder pursuant to the Merger. Backup withholding generally will not apply to (1) a U.S. Holder that furnishes a correct taxpayer identification number and certifies that such holder is not subject to backup withholding on IRS Form W-9 (or a substitute or successor form) or (2) a Non-U.S. Holder that (i) provides a certification of such holder’s foreign status on the appropriate series of IRS Form W-8 (or a substitute or successor form) or (ii) otherwise establishes an exemption from backup withholding. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against the holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.

The foregoing summary does not discuss all aspects of U.S. federal income taxation that may be relevant to particular holders of common stock. Stockholders should consult their own tax advisors as to the particular tax consequences to them of exchanging their common stock for cash pursuant to the Merger under any federal, state, local or non-U.S. tax laws.

Regulatory Approvals Required for the Merger

General

Cvent and Parent have agreed to use their reasonable best efforts to comply with all regulatory notification requirements and obtain all regulatory approvals required to consummate the Merger and the other transactions contemplated by the Merger Agreement. These approvals include approval under, or notifications pursuant to, the HSR Act and the antitrust and competition laws of Austria.

HSR Act and U.S. Antitrust Matters

Under the HSR Act and the rules promulgated thereunder, the Merger cannot be completed until Cvent and the Vista Funds file a notification and report form with the Federal Trade Commission (the “FTC”) and the Antitrust Division of the Department of Justice (the “DOJ”) under the HSR Act and the applicable waiting period has expired or been terminated. A transaction notifiable under the HSR Act may not be completed until the expiration of a 30 calendar day waiting period following the parties’ filing of their respective HSR Act notification forms or the early termination of that waiting period. Cvent and the Vista Funds made the necessary filings with the FTC and the Antitrust Division of the DOJ on April 26, 2016. On May 26, 2016, the Vista Funds voluntarily withdrew their notification and report form under the HSR Act and refiled such form with the FTC and the Antitrust Division of the DOJ on May 31, 2016. The applicable waiting period under the HSR Act will now expire on June 30, 2016 at 11:59 p.m. Eastern time, unless otherwise earlier terminated or extended.

At any time before or after consummation of the Merger, notwithstanding the termination of the waiting period under the HSR Act, the FTC or the Antitrust Division of the DOJ could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the completion of the Merger, seeking divestiture of substantial assets of the parties or requiring the parties to license, or hold separate, assets or terminate existing relationships and contractual rights. At any time before or after the completion of the Merger, and notwithstanding the termination of the waiting period under the HSR Act, any state could take such action under the antitrust laws as it deems necessary or desirable in the public interest. Such action could include seeking to enjoin the completion of the Merger or seeking divestiture of substantial assets of the parties. Private parties may also seek to take legal action under the antitrust laws under certain circumstances.

Foreign Competition Laws

Consummation of the Merger is conditioned on approval under, or filing of notices pursuant to, the antitrust and competition laws of Austria.

Affiliates of Cvent and Vista also conduct business outside of the United States. Under the Cartel Act, the Merger may not be completed until the expiration of a four-week waiting period following the filing of a notification with the FCA, unless the waiting period is earlier terminated. The parties filed such notification with the FCA in connection with the Merger on April 26, 2016. The applicable waiting period under the Cartel Act has expired. Therefore, the closing condition relating to the approval or clearance of the Merger by the FCA has been satisfied.

Based on a review of the information currently available relating to the countries and businesses in which Cvent and Vista are engaged, Cvent and Vista believe that no other mandatory antitrust premerger notification filing are required outside the United States. Further, based upon an examination of publicly available and other information relating to the businesses in which Cvent is engaged, Vista and Cvent believe that the Merger should receive the requisite antitrust approvals. Nevertheless, Vista and Cvent cannot be certain that a challenge to the Merger on antitrust grounds will not be made, or, if such challenge is made, what the result will be.

Other Regulatory Approvals

One or more governmental agencies may impose a condition, restriction, qualification, requirement or limitation when it grants the necessary approvals and consents. Third parties may also seek to intervene in the regulatory process or litigate to enjoin or overturn regulatory approvals, any of which actions could significantly impede or even preclude obtaining required regulatory approvals. There is currently no way to predict how long it will take to obtain all of the required regulatory approvals or whether such approvals will ultimately be obtained and there may be a substantial period of time between the approval by stockholders and the completion of the Merger.

Although we expect that all required regulatory clearances and approvals will be obtained, we cannot assure you that these regulatory clearances and approvals will be timely obtained, obtained at all or that the granting of these regulatory clearances and approvals will not involve the imposition of additional conditions on the completion of the Merger, including the requirement to divest assets, or require changes to the terms of the Merger Agreement. These conditions or changes could result in the conditions to the Merger not being satisfied.

PROPOSAL 1: ADOPTION OF THE MERGER AGREEMENT

The following summary describes the material provisions of the Merger Agreement. The descriptions of the Merger Agreement in this summary and elsewhere in this proxy statement are not complete and are qualified in their entirety by reference to the Merger Agreement, a copy of which is attached to this proxy statement as Annex A and incorporated into this proxy statement by reference. We encourage you to read the Merger Agreement carefully and in its entirety because this summary may not contain all the information about the Merger Agreement that is important to you. The rights and obligations of the parties are governed by the express terms of the Merger Agreement and not by this summary or any other information contained in this proxy statement.

The representations, warranties, covenants and agreements described below and included in the Merger Agreement (1) were made only for purposes of the Merger Agreement and as of specific dates; (2) were made solely for the benefit of the parties to the Merger Agreement; and (3) may be subject to important qualifications, limitations and supplemental information agreed to by Cvent, Parent and Merger Sub in connection with negotiating the terms of the Merger Agreement. In addition, the representations and warranties may have been included in the Merger Agreement for the purpose of allocating contractual risk between Cvent, Parent and Merger Sub rather than to establish matters as facts, and may be subject to standards of materiality applicable to such parties that differ from those applicable to investors. Stockholders are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties, covenants and agreements or any descriptions thereof as characterizations of the actual state of facts or condition of Cvent, Parent or Merger Sub or any of their respective affiliates or businesses. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement. In addition, you should not rely on the covenants in the Merger Agreement as actual limitations on the respective businesses of Cvent, Parent and Merger Sub, because the parties may take certain actions that are either expressly permitted in the confidential disclosure letter to the Merger Agreement or as otherwise consented to by the appropriate party, which consent may be given without prior notice to the public. The Merger Agreement is described below, and included as Annex A, only to provide you with information regarding its terms and conditions, and not to provide any other factual information regarding Cvent, Parent, Merger Sub or their respective businesses. Accordingly, the representations, warranties, covenants and other agreements in the Merger Agreement should not be read alone, and you should read the information provided elsewhere in this document and in our filings with the SEC regarding Cvent and our business.

Effects of the Merger; Directors and Officers; Certificate of Incorporation; Bylaws

The Merger Agreement provides that, subject to the terms and conditions of the Merger Agreement, and in accordance with the DGCL, at the Effective Time, (1) Merger Sub will be merged with and into Cvent with Cvent becoming a wholly owned subsidiary of Parent; and (2) the separate corporate existence of Merger Sub will thereupon cease. From and after the Effective Time, the Surviving Corporation will possess all properties, rights, privileges, powers and franchises of Cvent and Merger Sub, and all of the debts, liabilities and duties of Cvent and Merger Sub will become the debts, liabilities and duties of the Surviving Corporation.

The parties will take all necessary action to ensure that, effective as of, and immediately following, the Effective Time, the board of directors of the Surviving Corporation will consist of the directors of Merger Sub at the Effective Time, to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their successors are duly elected or appointed and qualified. From and after the Effective Time, the officers of Merger Sub at the Effective Time will be the officers of the Surviving Corporation, until their successors are duly appointed. At the Effective Time, the certificate of incorporation of Cvent as the Surviving Corporation will be amended to read substantially identically to the certificate of incorporation of Merger Sub as in effect immediately prior to the Effective Time, and the bylaws of Merger Sub, as in effect immediately prior to the Effective Time, will become the bylaws of the Surviving Corporation, until thereafter amended.

Closing and Effective Time

The closing of the Merger will take place no later than the second business day following the satisfaction or waiver of all conditions to closing of the Merger (described below under the caption “Proposal 1: Adoption of the Merger Agreement—Conditions to the Closing of the Merger”) (other than those conditions to be satisfied at the closing of the Merger) or such other time agreed to in writing by Parent, Cvent and Merger Sub, except that if the marketing period (described below under the caption “Proposal 1: Adoption of the Merger Agreement—Marketing Period”) has not ended as of the time described above, the closing of the Merger will occur following the satisfaction or waiver of such conditions on the earlier of (1) a business day before or during the marketing period as may be specified by Parent on no less than two business days’ notice to Cvent; and (2) the second business day after the expiration of the marketing period. Concurrently with the closing of the Merger, the parties will file a certificate of merger with the Secretary of State for the State of Delaware as provided under the DGCL. The Merger will become effective upon the filing of the certificate of merger, or at such later time as is agreed by the parties and specified in the certificate of merger.

Marketing Period

The marketing period means the first period of 18 consecutive business days commencing on the date that is the first business day (1) after the later of (a) the date this proxy statement is mailed to stockholders or (b) June 16, 2016, and (2) throughout which (y) Parent has received certain financial information from Cvent necessary to syndicate any debt financing and (z) certain conditions to the consummation of the Merger are satisfied. May 30, 2016 and July 4, 2016, will not be deemed a business day for the purpose of the marketing period and, generally speaking, the marketing period must either end prior to August 19, 2016, or commence on or after September 6, 2016.

Notwithstanding the foregoing, the marketing period (1) will end on any earlier date on which the debt financing is obtained; and (2) will not commence and will be deemed not to have commenced if, on or prior to the completion of such period of 18 consecutive business days, Cvent has announced any intention to restate any financial statements or financial information included in the required financing information or that any such restatement is under consideration or may be a possibility, in which case the marketing period will be deemed not to commence unless and until such restatement has been completed and the applicable required financing information has been amended or Cvent has announced that it has concluded that no restatement will be required.

The required financing information referenced above consists of: (1) all financial statements, financial data, audit reports and other information regarding Cvent and its subsidiaries of the type that would be required by Regulation S-X promulgated by the SEC and Regulation S-K promulgated by the SEC for a registered public offering on a registration statement on Form S-1 under the Securities Act of 1933, as amended (the “Securities Act”), of non-convertible debt securities of Cvent (including all audited financial statements and all unaudited financial statements); and (2) such other pertinent and customary information, subject to certain exclusions, regarding Cvent and its subsidiaries as may be reasonably requested by Parent to the extent that such information is of the type and form customarily included in an offering memorandum for private placements of non-convertible high-yield bonds pursuant to Rule 144A promulgated under the Securities Act or otherwise necessary to receive from Cvent’s independent accountants (and any other accountant to the extent that financial statements audited or reviewed by such accountants are or would be included in such offering memorandum) customary “comfort” (including “negative assurance” comfort), together with drafts of customary comfort letters that such independent accountants are prepared to deliver upon the “pricing” of any high-yield bonds being issued in lieu of any portion of any debt financing, with respect to the financial information to be included in such offering memorandum.

Merger Consideration

Common Stock

At the Effective Time, each outstanding share of common stock (other than shares owned by (1) Cvent in treasury; (2) Parent or Merger Sub; (3) any direct or indirect wholly owned subsidiary of Parent or Merger Sub; and (4) stockholders who are entitled to and who properly exercise appraisal rights under the DGCL) will be converted into the right to receive the Per Share Merger Consideration (which is $36.00 per share, without interest and less any applicable withholding taxes). All shares converted into the right to receive the Merger consideration will automatically be cancelled at the Effective Time.

Outstanding Equity Awards and Restricted Stock Unit Awards

The Merger Agreement provides that Cvent’s equity awards that are outstanding immediately prior to the Effective Time will be subject to the following treatment at the Effective Time:

•	Options. At the Effective Time, each outstanding option (or portion thereof) to purchase shares of common stock that is outstanding and vested immediately prior to the Effective Time (or vests as a result of the consummation of the Merger) and, unless otherwise mutually agreed by the parties to the Merger Agreement, each option (or portion thereof) to purchase shares of common stock that is outstanding and unvested immediately prior to the Effective Time, will be cancelled and converted into the right to receive an amount in cash (without interest and subject to any applicable withholding) equal to the product of (1) the total number of shares of common stock subject to such option as of the Effective Time; and (2) the amount, if any, by which $36.00 exceeds the exercise price per share under such option. Each option, regardless of when the option is due to vest, with an exercise price per share equal to or greater than $36.00 per share will be cancelled without consideration.

•	Restricted Stock Units. At the Effective Time, unless otherwise mutually agreed by the parties to the Merger Agreement, each RSU outstanding as of immediately prior to the Effective Time, whether vested or unvested, will be cancelled and converted into the right to receive an amount in cash (without interest and subject to any applicable tax withholding) equal to the product of (1) the total number of shares of common stock subject to such RSU as of the Effective Time; and (2) $36.00.

Exchange and Payment Procedures

Prior to the closing of the Merger, Parent will designate a bank or trust company reasonably satisfactory to Cvent (the “Payment Agent”) to make payments of the Merger consideration to stockholders. At or prior to the Effective Time, Parent will deposit or cause to be deposited with the payment agent cash sufficient to pay the aggregate Per Share Merger Consideration to stockholders.

Promptly following the Effective Time (and in any event within three business days), the payment agent will send to each holder of record of shares of common stock a letter of transmittal and instructions advising stockholders how to surrender stock certificates and book-entry shares in exchange for the Per Share Merger Consideration. Upon receipt of (1) surrendered certificates (or affidavits of loss in lieu thereof) or book-entry shares representing the shares of common stock; and (2) a signed letter of transmittal and such other documents as may be required pursuant to such instructions, the holder of such shares will be entitled to receive the Per Share Merger Consideration in exchange therefor. The amount of any Per Share Merger Consideration paid to the stockholders may be reduced by any applicable withholding taxes.

If any cash deposited with the payment agent is not claimed within one year following the Effective Time, such cash will be returned to Parent, upon demand, and any holders of common stock who have not complied with the exchange procedures in the Merger Agreement will thereafter look only to Parent as general creditor for payment of the Per Share Merger Consideration. Any cash deposited with the payment agent that remains unclaimed two years following the Effective Time will, to the extent permitted by applicable law, become the property of the Surviving Corporation free and clear of any claims or interest of any person previously entitled thereto.

The letter of transmittal will include instructions if a stockholder has lost a share certificate or if such certificate has been stolen or destroyed. In the event any certificates have been lost, stolen or destroyed, then before such stockholder will be entitled to receive the Merger consideration, such stockholder will have to make an affidavit of the loss, theft or destruction, and if required by Parent or the payment agent, deliver a bond in such amount as Parent or the payment agent may direct as indemnity against any claim that may be made against it with respect to such certificate.

Representations and Warranties

The Merger Agreement contains representations and warranties of Cvent, Parent and Merger Sub.

Some of the representations and warranties in the Merger Agreement made by Cvent are qualified as to “materiality” or “Company Material Adverse Effect.” For purposes of the Merger Agreement, “Company Material Adverse Effect” means, with respect to Cvent, any change, event, violation, inaccuracy, effect or circumstance that, individually or in the aggregate have occurred prior to the date of determination of the occurrence of the Company Material Adverse Effect, (1) is or would reasonably be expected to be materially adverse to the business, financial condition or results of operations of Cvent and its subsidiaries, taken as a whole; or (2) would reasonably be expected to prevent or materially impair or delay the consummation of the Merger, except that, with respect to clause (1) only, none of the following (by itself or when aggregated) will be deemed to be or constitute a Company Material Adverse Effect or will be taken into account when determining whether a Company Material Adverse Effect has occurred or may, would or could occur:

•	changes in general economic conditions in the United States or any other country or region in the world, or changes in conditions in the global economy generally;

•	changes in conditions in the financial markets, credit markets or capital markets in the United States or any other country or region in the world, including (1) changes in interest rates or credit ratings in the United States or any other country; (2) changes in exchange rates for the currencies of any country; or (3) any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any securities exchange or over-the-counter market operating in the United States or any other country or region in the world;

•	changes in conditions in the industries in which Cvent and its subsidiaries conduct business, including changes in conditions in the software industry generally;

•	changes in regulatory, legislative or political conditions in the United States or any other country or region in the world;

•	any geopolitical conditions, outbreak of hostilities, acts of war, sabotage, terrorism or military actions (including any escalation or general worsening of any such hostilities, acts of war, sabotage, terrorism or military actions) in the United States or any other country or region in the world;

•	earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires or other natural disasters, weather conditions and other force majeure events in the United States or any other country or region in the world;

•	any change, event, violation, inaccuracy, effect or circumstance resulting from the announcement of the Merger Agreement or the pendency of the Merger, including the impact thereof on the relationships, contractual or otherwise, of Cvent and its subsidiaries with employees, suppliers, customers, partners, vendors or any other third person;

•	the compliance by Parent, Merger Sub or Cvent with the terms of the Merger Agreement, including any action taken or refrained from being taken pursuant to or in accordance with the Merger Agreement;

•	any action taken or refrained from being taken, in each case to which Parent has expressly approved, consented to or requested in writing following the date of the Merger Agreement;

•	changes or proposed changes in GAAP or other accounting standards or in any applicable laws or regulations (or the enforcement or interpretation of any of the foregoing);

•	changes in the price or trading volume of our common stock, in and of itself (it being understood that any cause of such change may be deemed to constitute, in and of itself, a Company Material Adverse Effect and may be taken into consideration when determining whether a Company Material Adverse Effect has occurred);

•	any failure, in and of itself, by Cvent and its subsidiaries to meet (1) any public estimates or expectations of Cvent’s revenue, earnings or other financial performance or results of operations for any period; or (2) any internal budgets, plans, projections or forecasts of its revenues, earnings or other financial performance or results of operations (it being understood that any cause of any such failure may be deemed to constitute, in and of itself, a Company Material Adverse Effect and may be taken into consideration when determining whether a Company Material Adverse Effect has occurred);

•	the availability or cost of equity, debt or other financing to Parent or Merger Sub;

•	any transaction litigation or other legal proceeding threatened, made or brought by any of the current or former stockholders of Cvent (on their own behalf or on behalf of Cvent) against Cvent, any of its executive officers or other employees or any member of the Board of Directors arising out of the Merger or any other transaction contemplated by the Merger Agreement; and

•	any matters expressly disclosed in the confidential disclosure letter to the Merger Agreement.

In the Merger Agreement, Cvent has made customary representations and warranties to Parent and Merger Sub that are subject, in some cases, to specified exceptions and qualifications contained in the Merger Agreement. These representations and warranties relate to, among other things:

•	due organization, valid existence, good standing and authority and qualification to conduct business with respect to Cvent and its subsidiaries;

•	Cvent’s corporate power and authority to enter into and perform the Merger Agreement, the enforceability of the Merger Agreement and the absence of conflicts with laws, Cvent’s organizational documents and Cvent’s contracts;

•	the organizational documents of Cvent and specified subsidiaries;

•	the necessary approval of the Board of Directors;

•	the rendering of Morgan Stanley’s fairness opinion to the Board of Directors;

•	the inapplicability of anti-takeover statutes to the Merger;

•	the necessary vote of stockholders in connection with the Merger Agreement;

•	the absence of any conflict, violation or material alteration of any organizational documents, existing contracts, applicable laws to Cvent or its subsidiaries or the resulting creation of any lien upon Cvent’s assets due to the performance of the Merger Agreement;

•	required consents, approvals and regulatory filings in connection with the Merger Agreement and performance thereof;

•	the capital structure of Cvent as well as the ownership and capital structure of its subsidiaries;

•	the absence of any undisclosed exchangeable security, option, warrant or other right convertible into common stock of Cvent or any of Cvent’s subsidiaries;

•	the absence of any contract relating to the voting of, requiring registration of, or granting any preemptive rights, anti-dilutive rights or rights of first refusal or other similar rights with respect to any of Cvent’s securities;

•	the accuracy and required filings of Cvent’s and its subsidiaries’ SEC filings and financial statements;

•	Cvent’s disclosure controls and procedures;

•	Cvent’s internal accounting controls and procedures;

•	Cvent’s and its subsidiaries’ indebtedness;

•	the absence of specified undisclosed liabilities;

•	the conduct of the business of Cvent and its subsidiaries in the ordinary course consistent with past practice and the absence of any change, event, development or state of circumstances that has had or would be reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect, in each case since December 31, 2015;

•	the existence and enforceability of specified categories of Cvent’s material contracts, and any notices with respect to termination or intent not to renew those material contracts therefrom;

•	real property leased or subleased by Cvent and its subsidiaries;

•	environmental matters;

•	trademarks, patents, copyrights and other intellectual property matters;

•	tax matters;

•	employee benefit plans;

•	labor matters;

•	Cvent’s compliance with laws and possession of necessary permits;

•	litigation matters;

•	insurance matters;

•	absence of any transactions, relations or understandings between Cvent or any of its subsidiaries and any affiliate or related person;

•	payment of fees to brokers in connection with the Merger Agreement; and

•	export controls matters and compliance with the Foreign Corrupt Practices Act.

In the Merger Agreement, Parent and Merger Sub have made customary representations and warranties to Cvent that are subject, in some cases, to specified exceptions and qualifications contained in the Merger Agreement. These representations and warranties relate to, among other things:

•	due organization, good standing and authority and qualification to conduct business with respect to Parent and Merger Sub and availability of these documents;

•	Parent’s and Merger Sub’s corporate authority to enter into and perform the Merger Agreement, the enforceability of the Merger Agreement and the absence of conflicts with laws, Parent’s or Merger Sub’s organizational documents and Parent’s or Merger Sub’s contracts;

•	the absence of any conflict, violation or material alteration of any organizational documents, existing contracts, applicable laws or the resulting creation of any lien upon Parent or Merger Sub’s assets due to the performance of the Merger Agreement;

•	required consents and regulatory filings in connection with the Merger Agreement;

•	the absence of litigation, orders and investigations;

•	ownership of capital stock of Cvent;

•	payment of fees to brokers in connection with the Merger Agreement;

•	operations of Parent and Merger Sub;

•	the absence of any required consent of holders of voting interests in Parent or Merger Sub;

•	delivery and enforceability of the Limited Guaranties;

•	matters with respect to Parent’s financing and sufficiency of funds;

•	the absence of agreements between Parent and members of the Board of Directors or Cvent management;

•	the absence of any stockholder or management arrangements related to the Merger;

•	the solvency of Parent and the Surviving Corporation following the consummation of the Merger and the transactions contemplated by the Merger Agreement;

•	the absence of ownership interests in, or negotiations with, competitors of Cvent; and

•	the exclusivity and terms of the representations and warranties made by Cvent.

The representations and warranties contained in the Merger Agreement will not survive the consummation of the Merger.

Conduct of Business Pending the Merger

The Merger Agreement provides that, except as (1) expressly contemplated by the Merger Agreement; (2) approved by Parent (which approval will not be unreasonably withheld, conditioned or delayed); or (3) as disclosed in the confidential disclosure letter to the Merger Agreement, during the period of time between the date of the signing of the Merger Agreement and the Effective Time, Cvent will, and will cause each of its subsidiaries to:

•	use its respective reasonable best efforts to maintain its existence in good standing pursuant to applicable law;

•	subject to the restrictions and exceptions in the Merger Agreement, conduct its business and operations in the ordinary course of business; and

•	use its reasonable best efforts to preserve intact its current business organization, to keep available the services of its current officers and employees, and to preserve its present relationships with customers, suppliers and other persons with which it has material business relationships.

In addition, Cvent has also agreed that, except as (1) expressly contemplated by the Merger Agreement; (2) approved by Parent (which approval will not be unreasonably withheld, conditioned or delayed); or (3) as disclosed in the confidential disclosure letter to the Merger Agreement, during the period of time between the date of the signing of the Merger Agreement and the Effective Time, Cvent will not, and will cause each of its subsidiaries not to, among other things:

•	amend the organizational documents of Cvent or any of its subsidiaries;

•	liquidate, dissolve or reorganize;

•	issue, sell, deliver or grant any shares of capital stock or any options, warrants, commitments, subscriptions or rights to purchase any similar capital stock or securities of Cvent or any of its subsidiaries;

•	adjust, split, combine, pledge, encumber or modify the terms of capital stock of Cvent or any of its subsidiaries;

•	declare, set aside or pay any dividend or other distribution;

•	incur, assume or suffer any indebtedness or issue any debt securities;

•	purchase or sell any asset in excess of $250,000;

•	increase the compensation payable or to become payable or benefits or other similar arrangements provided to directors, officers or employees of Cvent or its subsidiaries, other than as permitted by the Merger Agreement;

•	effect certain layoffs without complying with applicable laws;

•	settle litigation involving Cvent;

•	change accounting practices;

•	change tax elections or settle any tax claims;

•	make capital expenditures in excess of $1 million individually or $5 million in the aggregate, other than to the extent that such capital expenditures are otherwise reflected in Cvent’s capital expenditure budget, as previously disclosed to Parent;

•	enter into Material Contracts (as defined in the Merger Agreement);

•	make any acquisitions by Merger, consolidation or acquisition of stock or assets or enter into any joint ventures or similar arrangements, but not including strategic relationships, alliances, reseller agreements and similar commercial relationships);

•	enter into any collective bargaining agreement;

•	adopt or implement any stockholder rights plan or similar arrangement; or

•	enter into agreements to do any of the foregoing.

No Solicitation of Other Offers

From the date of the Merger Agreement until the earlier to occur of the termination of the Merger Agreement and the Effective Time, Cvent has agreed not to, and to cause its subsidiaries and its and their respective Representatives not to:

•	solicit, initiate, propose or induce or knowingly encourage, facilitate or assist any inquiries regarding any proposal or offer that constitutes or would reasonably be expected to lead to an Acquisition Proposal;

•	engage in discussions or negotiations regarding, or provide any non-public information to, any person relating to, or that would reasonably be expected to lead to, an Acquisition Proposal;

•	furnish to any person (other than to Parent, Merger Sub or any designees of Parent or Merger Sub) any non-public information relating to Cvent or any of its subsidiaries or afford to any person access to the business, properties, assets, books, records or other non-public information, or to any personnel, of Cvent or any of its subsidiaries (other than Parent, Merger Sub or any designees of Parent or Merger Sub), in any such case with the intent to induce the making, submission or announcement of, or to knowingly encourage, facilitate or assist, any proposal or inquiry that constitutes, or is reasonably expected to lead to, an Acquisition Proposal or any inquiries or the making of any proposal that would reasonably be expected to lead to an Acquisition Proposal;

•	approve, endorse or recommend any proposal that constitutes, or is reasonably expected to lead to, an Acquisition Proposal; or

•	enter into any letter of intent, memorandum of understanding, Merger Agreement, acquisition agreement or other contract relating to an Acquisition Transaction (as defined below), other than certain permitted confidentiality agreements.

In addition, Cvent has agreed to request the prompt return or destruction of all non-public information concerning Cvent or its subsidiaries furnished to any person with whom a confidentiality agreement was entered into at any time within the three month period immediately preceding the date of on which the Merger Agreement was executed and will cease providing any further information with respect to Cvent or any Acquisition Proposal to any such persons or their respective Representatives and will terminate all access granted to any such persons or their respective Representatives to any physical or electronic data room.

Notwithstanding the restriction described above, prior to the adoption of the Merger Agreement by Cvent’s stockholders, Cvent may provide information to, and engage or participate in negotiations or substantive discussions with, a person regarding an Acquisition Proposal if the Board of Directors determines in good faith after consultation with its financial advisor and its outside legal counsel that such proposal is a Superior Proposal or is reasonably likely to lead to a Superior Proposal.

For purposes of this proxy statement and the Merger Agreement:

“Acquisition Proposal” means any offer or proposal (other than an offer or proposal by Parent or Merger Sub) to engage in an Acquisition Transaction.

“Acquisition Transaction” means any transaction or series of related transactions (other than the Merger) involving:

(1) any direct or indirect purchase or other acquisition by any person or “group” (as defined pursuant to Section 13(d) of the Exchange Act) of persons, whether from Cvent or any other person(s), of securities representing more than 15% of the total outstanding voting power of Cvent after giving effect to the consummation of such purchase or other acquisition, including pursuant to a tender offer or exchange offer by any person or “group” of persons that, if consummated in accordance with its terms, would result in such person or “group” of persons beneficially owning more than 15% of the total outstanding voting power of Cvent after giving effect to the consummation of such tender or exchange offer;

(2) any direct or indirect purchase, license or other acquisition by any person or “group” (as defined pursuant to Section 13(d) of the Exchange Act) of persons of assets constituting or accounting for more than 15% of the consolidated assets, revenue or net income of Cvent and its subsidiaries taken as a whole (measured by the fair market value thereof as of the date of such purchase or acquisition); or

(3) any Merger, consolidation, business combination, recapitalization, reorganization, liquidation, dissolution or other transaction involving Cvent pursuant to which any person or “group” (as defined pursuant to Section 13(d) of the Exchange Act) of persons would hold securities representing more than 15% of the total outstanding voting power of Cvent outstanding after giving effect to the consummation of such transaction.

“Superior Proposal” means any bona fide written Acquisition Proposal for an Acquisition Transaction on terms that the Board of Directors (or a committee thereof) has determined in good faith (after consultation with its financial advisor and outside legal counsel) is reasonably likely to be consummated in accordance with its terms, taking into account all legal, regulatory and financing aspects of the proposal (including certainty of closing) and the identity of the person making the proposal and other aspects of the Acquisition Proposal that the Board of Directors (or a committee thereof) deems relevant, and if consummated, would be more favorable, from a financial point of view, to Cvent’s stockholders (in their capacity as such) than the Merger (taking into account any revisions to the Merger Agreement made or proposed in writing by Parent prior to the time of such determination). For purposes of the reference to an “Acquisition Proposal” in this definition, all references to “15%” in the definition of “Acquisition Transaction” will be deemed to be references to “50%.”

The Board of Directors’ Recommendation; Company Board Recommendation Change

As described above, and subject to the provisions described below, the Board of Directors has made the recommendation that the holders of shares of common stock vote “FOR” the proposal to adopt the Merger

Agreement. The Merger Agreement provides that the Board of Directors will not effect a Company Board Recommendation Change except as described below.

Prior to the adoption of the Merger Agreement by stockholders, the Board of Directors may not take any action described in the following (any such action, a “Company Board Recommendation Change”):

•	withhold, withdraw, amend, qualify or modify, or publicly propose to withhold, withdraw, amend, qualify or modify, the Cvent recommendation in a manner adverse to Parent in any material respect;

•	adopt, approve, endorse, recommend or otherwise declare advisable an Acquisition Proposal;

•	fail to publicly reaffirm the Cvent recommendation within ten business days after Parent so requests in writing (it being understood that Cvent will have no obligation to make such reaffirmation on more than three separate occasions);

•	take or fail to take any formal action or make or fail to make any recommendation or public statement in connection with a tender or exchange offer, other than a recommendation against such offer or a “stop, look and listen” communication by the Board of Directors (or a committee thereof) to Cvent’s stockholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act (or any substantially similar communication) (it being understood that the Board of Directors (or a committee thereof) may refrain from taking a position with respect to an Acquisition Proposal until the close of business on the tenth business day after the commencement of a tender or exchange offer in connection with such Acquisition Proposal without such action being considered a violation of the Merger Agreement); or

•	fail to include the Cvent recommendation in this proxy statement.

Notwithstanding the restrictions described above, prior to the adoption of the Merger Agreement by stockholders, the Board of Directors may effect a Company Board Recommendation Change if (1) there has been an Intervening Event (as defined below); or (2) Cvent has received a bona fide Acquisition Proposal that the Board of Directors has concluded in good faith (after consultation with its financial advisor and outside legal counsel) is a Superior Proposal, in each case, to the extent a failure to effect a Company Board Recommendation Change would be inconsistent with the Board of Directors’ fiduciary obligations under applicable law.

The Board of Directors may only effect a Board of Directors Recommendation Change for an Intervening Event if:

•	Cvent has provided prior written notice to Parent at least two business days in advance to the effect that the Board of Directors (or a committee thereof) has (1) so determined; and (2) resolved to effect a Company Board Recommendation Change pursuant to Merger Agreement, which notice must specify the applicable Intervening Event in reasonable detail; and

•	prior to effecting such Company Board Recommendation Change, Cvent and its Representatives, during such two business day period, must have (1) negotiated with Parent and its Representatives in good faith (to the extent that Parent desires to so negotiate) to make such adjustments to the terms and conditions of the Merger Agreement so that the Board of Directors (or a committee thereof) no longer determines that the failure to make a Company Board Recommendation Change in response to such Intervening Event would be inconsistent with its fiduciary obligations pursuant to applicable law; and (2) permitted Parent and its Representatives to make a presentation to the Board of Directors regarding the Merger Agreement and any adjustments with respect thereto (to the extent that Parent requests to make such a presentation).

In addition, the Board of Directors may only effect a Company Board Recommendation Change in response to a bona fide Acquisition Proposal that the Board of Directors has concluded in good faith (after consultation with its financial advisor and outside legal counsel) is a Superior Proposal if:

•	the Board of Directors (or a committee thereof) has determined in good faith (after consultation with its financial advisor and outside legal counsel) that the failure to do so would be inconsistent with its fiduciary obligations pursuant to applicable law;

•	Cvent has provided prior written notice to Parent at least two business days in advance to the effect that the Board of Directors (or a committee thereof) has (1) received a bona fide Acquisition Proposal that has not been withdrawn; (2) concluded in good faith that such Acquisition Proposal constitutes a Superior Proposal; and (3) resolved to effect a Company Board Recommendation Change or to terminate the Merger Agreement absent any revision to the terms and conditions of the Merger Agreement, which notice will specify the basis for such Company Board Recommendation Change or termination, including the identity of the person of “group” of persons making such Acquisition Proposal (unless such disclosure is prohibited pursuant to the terms of any confidentiality agreement with such person or “group” of persons that was in effect on the date of the Merger Agreement), the material terms thereof and copies of all relevant documents relating to such Acquisition Proposal;

•	prior to effecting such Company Board Recommendation Change or termination, Cvent and its Representatives, during the two business day notice period describe above, has (1) negotiated with Parent and its Representatives in good faith (to the extent that Parent desires to so negotiate) to make such adjustments to the terms and conditions of the Merger Agreement so that such Acquisition Proposal would cease to constitute a Superior Proposal; and (2) permitted Parent and its Representatives to make a presentation to the Board of Directors regarding the Merger Agreement and any adjustments with respect thereto (to the extent that Parent requests to make such a presentation);

•	in the event of any termination of the Merger Agreement in order to cause or permit Cvent or any of its subsidiaries to enter into an acquisition agreement with respect to such Acquisition Proposal, Cvent has validly terminated the Merger Agreement in accordance with the terms of the Merger Agreement, including paying to Parent a termination fee of $45.3 million; and

•	Cvent has otherwise complied in all material respects with its obligations pursuant to the Merger Agreement with respect to such Acquisition Proposal.

For purposes of this proxy statement and the Merger Agreement, an “Intervening Event” means any positive material event or development or material change in circumstances with respect to Cvent (other than in connection with a bona fide Acquisition Proposal that constitutes a Superior Proposal) that was (1) not actually known to, or reasonably expected by, the Board of Directors as of the date on which the Merger Agreement was executed; or (2) does not relate to (a) any Acquisition Proposal; or (b) the mere fact, in and of itself, that Cvent meets or exceeds any internal or published projections, forecasts, estimates or predictions of revenue, earnings or other financial or operating metrics for any period ending on or after the date of the Merger Agreement, or changes after the date of the Merger Agreement in the market price or trading volume of our common stock or the credit rating Cvent (it being understood that the underlying cause of any of the foregoing in clause (b) may be considered and taken into account).

Employee Benefits

Parent has agreed to cause the Surviving Corporation to honor all the terms of Cvent’s benefit plans and compensation following the Merger in accordance with their terms as in effect immediately before the Effective Time. For a period of one year following the Effective Time, all employees of Cvent (or its subsidiaries) who remain employed following the Merger (the “Continuing Employees”) will be provided compensation, benefits and severance (other than equity-based benefits and individual employment agreements, except as provided in the first sentence of this paragraph) that are, in each case, substantially comparable in the aggregate to those in effect at Parent or its subsidiaries (including Cvent), as applicable, either on the date of the Merger Agreement or immediately prior to the Effective Time. In each case, base compensation and target incentive compensation opportunity will not be decreased for a period of one year following the Effective Time for any Continuing Employee employed during that period.

The Surviving Corporation will grant any Continuing Employee credit for all service with Cvent prior to the Effective Time for purposes of eligibility to participate, vesting and entitlement to benefits where length of service is relevant (including for purposes of vacation accrual and severance pay entitlement). However, such service need not be credited to the extent that it would result in duplication of coverage or benefits.

Efforts to Close the Merger

Under the Merger Agreement, Parent, Merger Sub and Cvent agreed to use reasonable best efforts to take all actions and assist and cooperate with the other parties, in each case as necessary, proper and advisable pursuant to applicable law or otherwise to consummate the Merger.

Indemnification and Insurance

The Merger Agreement provides that all existing rights to exculpation, indemnification and the advancement of expenses for acts or omissions occurring at or prior to the Effective Time existing as of the signing of the Merger Agreement in favor of the current or former directors, officers or employees of Cvent or Cvent’s subsidiaries (in each case, as provided in the respective organizational documents of Cvent or such subsidiary) or in any indemnification agreement between Cvent or any of its subsidiaries, on the one hand, and the current or former directors, officers or employees of Cvent or Cvent’s subsidiaries, on the other hand, as in effect on the date on which the Merger Agreement was signed, will survive the Merger and will continue in full force and effect for a period of six years from the Effective Time, in each case, except as otherwise required by applicable law.

In addition, the Merger Agreement provides that, during the six year period commencing at the Effective Time, the Surviving Corporation will (and Parent must cause the Surviving Corporation to) indemnify and hold harmless each current or former director, officer or employee of Cvent or Cvent’s subsidiaries, to the fullest extent permitted by law, from and against all costs, fees and expenses (including attorneys’ fees and investigation expenses), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement or compromise in connection with any legal proceeding arising, directly or indirectly, out of or pertaining, directly or indirectly, to (1) any action or omission, or alleged action or omission, in such indemnified person’s capacity as a director, officer, employee or agent of Cvent or Cvent’s subsidiaries or other affiliates to the extent that such action or omission, or alleged action or omission, occurred prior to or at the Effective Time; and (2) the Merger, as well as any actions taken by Cvent, Parent or Merger Sub with respect thereto. The Merger Agreement also provides that the Surviving Corporation will (and Parent must cause the Surviving Corporation to) advance all fees and expenses (including fees and expenses of any counsel) as incurred by any such indemnified person in the defense of such legal proceeding.

In addition, without limiting the foregoing, unless Cvent has purchased a “tail” policy prior to the Effective Time (which Cvent may purchase, provided that the premium for such insurance does not exceed 300% of the aggregate annual premiums currently paid), the Merger Agreement requires Parent to cause the Surviving Corporation to maintain, on terms no less advantageous to the indemnified parties, Cvent’s directors’ and officers’ insurance policies for a period of at least six years commencing at the Effective Time. Neither Parent nor the Surviving Corporation will be required to pay premiums for such policy to the extent such premiums exceed, on an annual basis, 300% of the aggregate annual premiums currently paid by Cvent, and if the premium for such insurance coverage would exceed such amount Parent shall be obligated to cause the Surviving Corporation to obtain the greatest coverage available for a cost equal to such amount.

For more information, please refer to the section of this proxy statement captioned “The Merger—Interests of Cvent’s Directors and Executive Officers in the Merger.”

Other Covenants

Stockholders Meeting

Cvent has agreed to take all necessary action (in accordance with applicable law and Cvent’s organizational documents) to establish a Record Date for, duly call, give notice of, convene and hold a Special Meeting of the stockholders as promptly as reasonably practicable after the date of the Merger Agreement for the purpose of voting upon the adoption of the Merger Agreement, and approval of the Merger.

Stockholder Litigation

Cvent will (1) provide Parent with prompt notice of all stockholder litigation relating to the Merger Agreement; (2) keep Parent reasonably informed with respect to status thereof; (3) give Parent the opportunity to participate in the defense, settlement or prosecution of any such litigation; and (4) will consult with Parent with respect to the defense, settlement or prosecution of such litigation. Cvent may not settle any such litigation without Parent’s prior written consent (such consent not to be unreasonably withheld, delayed or conditioned).

Conditions to the Closing of the Merger

The obligations of Parent and Merger Sub, on the one hand, and Cvent, on the other hand, to consummate the Merger is subject to the satisfaction or waiver (where permitted by applicable law) of each of the following conditions:

•	the adoption of the Merger Agreement by the requisite affirmative vote of stockholders;

•	the (1) expiration or termination of the applicable waiting period under the HSR Act; and (2) the approval or clearance of the Merger by the FCA in Austria; and

•	the consummation of the Merger not being restrained, enjoined, rendered illegal or otherwise prohibited by any law or order of any governmental authority.

In addition, the obligations of Parent and Merger Sub to consummate the Merger are subject to the satisfaction or waiver (where permitted by applicable law) of each of the following additional conditions:

•	the representations and warranties of Cvent relating to organization, good standing, corporate power, enforceability, anti-takeover laws, certain aspects of Cvent’s capitalization, brokers and the absence of any Company Material Adverse Effect being generally true and correct in all material respects as of the date on which the closing occurs as if made at and as of such time;

•	the representations and warranties of Cvent relating to certain aspects of Cvent’s capitalization being generally true and correct in all respects as of the date on which the closing occurs, except where the failure to be so true and correct in all respects would not reasonably be expected to result in additional cost, expense or liability to Cvent, Parent and their affiliates, individually or in the aggregate, that is more than $10 million;

•	the other representations and warranties of Cvent set forth elsewhere in the Merger Agreement being true and correct as of the date on which the closing occurs as if made at and as of such time, except for such failures to be true and correct that would not have a Company Material Adverse Effect;

•	Cvent having performed and complied in all material respects with all covenants, obligations and conditions of the Merger Agreement and complied with by Cvent;

•	the receipt by Parent and Merger Sub of a certificate of Cvent, validly executed for and on behalf of Cvent and in its name by a duly authorized executive officer thereof, certifying that the conditions set described the preceding four bullets have been satisfied; and

•	the absence of any Company Material Adverse Effect having occurred after the date of Merger Agreement that is continuing as of the Effective Time.

In addition, the obligation of Cvent to consummate the Merger is subject to the satisfaction or waiver (where permitted by applicable law) of each of the following additional conditions:

•	the representations and warranties of Parent and Merger Sub set forth in the Merger Agreement being true and correct on and as of the date on which the closing occurs with the same force and effect as if made on and as of such date, except for any failure to be so true and correct that would not, individually or in the aggregate, prevent or materially delay the consummation of the Merger or the ability of Parent and Merger Sub to fully perform their respective covenants and obligations pursuant to the Merger Agreement;

•	Parent and Merger Sub having performed and complied in all material respects with all covenants, obligations and conditions of the Merger Agreement required to be performed and complied with by Parent or Merger Sub at or prior to the Effective Time; and

•	the receipt by Cvent of a certificate of Parent and Merger Sub, validly executed for and on behalf of Parent and Merger Sub and in their respective names by a duly authorized executive officer thereof, certifying that the conditions described in the preceding two bullets have been satisfied.

Termination of the Merger Agreement

The Merger Agreement may be terminated at any time prior to the Effective Time, whether before or after the adoption of the Merger Agreement by stockholders, in the following ways:

•	by mutual written agreement of Cvent and Parent;

•	by either Cvent or Parent if:

•	prior to the Effective Time, (1) any permanent injunction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger is in effect, that, prohibits, makes illegal or enjoins the consummation of the Merger and has become final and non-appealable; or (2) any statute, rule, regulation or order is enacted, entered, enforced or deemed applicable to the Merger that prohibits, makes illegal or enjoins the consummation of the Merger;

•	the Merger has not been consummated by (1) 11:59 p.m., Eastern time, on October 17, 2016, (the “Termination Date”) or (2) 11:59 p.m., Eastern time, on April 17, 2017 (the “Extended Termination Date”), if either Cvent or Parent exercises its right to extend the Termination Date in the event that the parties have not, by the Termination Date, received approval or clearance of the Merger by the antitrust authorities in the United States or Austria; or

•	stockholders fail to adopt the Merger Agreement at the Special Meeting or any adjournment or postponement thereof;

•	by Cvent if:

•	Parent or Merger Sub has breached or failed perform any of its respective representations, warranties, covenants or other agreements set forth in the Merger Agreement such that certain conditions set forth in the Merger Agreement are not satisfied, and such breach is not capable of being cured, or is not cured, before the earlier of the Termination Date or the date that is 45 calendar days following Cvent’s delivery of written notice of such breach; or

•	prior to the adoption of the Merger Agreement by stockholders and so long as Cvent is not then in material breach of its obligations related to Acquisition Proposals and Superior Proposals, in order to enter into a definitive agreement with respect to a Superior Proposal in accordance with the terms of the Merger Agreement, subject to Cvent paying to Parent a termination fee of $45.3 million; and

•	by Parent if:

•	Cvent has breached or failed to perform any of its representations, warranties, covenants or other agreements set forth in the Merger Agreement such that certain conditions set forth in the Merger Agreement are not satisfied and such breach is not capable of being cured, or is not cured, before the earlier of the Termination Date or the date that is 45 calendar days following Parent’s delivery of written notice of such breach; or

•	prior to the adoption of the Merger Agreement by the stockholders, the Board of Directors effects a Company Board Recommendation Change (except that such right to terminate will expire at 5:00 p.m., Eastern time, on the 10th business day following that Company Board Recommendation Change).

In the event that the Merger Agreement is terminated pursuant to the termination rights above, the Merger Agreement will be of no further force or effect without liability of any party to the other parties, as applicable, except certain sections of the Merger Agreement will survive the termination of the Merger Agreement in accordance with their respective terms, including terms relating to reimbursement of expenses and indemnification. Notwithstanding the foregoing, nothing in the Merger Agreement will relieve any party from any liability for any willful and material breach of the Merger Agreement. In addition, no termination of the Merger Agreement will affect the rights or obligations of any party pursuant to the confidentiality agreement between an affiliate of Vista and Cvent or the Limited Guaranties, which rights, obligations and agreements will survive the termination of the Merger Agreement in accordance with their respective terms.

Termination Fee

If the Merger Agreement is terminated in specified circumstances, Cvent has agreed to pay Parent a termination fee of $45.3 million.

Parent will be entitled to receive the termination fee from Cvent if the Merger Agreement is terminated:

•	(a) by either Parent or Cvent because (i) the Merger closing has not occurred by the Termination Date; or (ii) the stockholders fail to adopt the Merger Agreement; or (b) by Parent because Cvent has materially breached its representations, warranties, covenants or agreements in the Merger Agreement; (2) any person has made (since the date of the Merger Agreement and prior to its termination) an Acquisition Proposal that is not withdrawn or otherwise abandoned; and (3) Cvent enters into an agreement relating to, or consummates, an Acquisition Transaction within 12 months of such termination (provided that, for purposes of the termination fee, all references to “15%” in the definition of “Acquisition Transaction” are deemed to be references to “50%”);

•	by Parent, because the Board of Directors has effected a Company Board Recommendation Change (which termination must occur by 5:00 p.m., Eastern time, on the 10th business day following the date on which such right to terminate first arose); or

•	by Cvent, to enter into an definitive agreement with respect to a Superior Proposal.

Specific Performance

Parent, Merger Sub and Cvent are entitled to an injunction, specific performance and other equitable relief to prevent breaches (or threatened breaches) of the Merger Agreement and to enforce the terms of the Merger Agreement, in addition to any other remedy to which they are entitled at law or in equity. In addition, Cvent is also entitled to seek an injunction, specific performance or other equitable relief to cause the equity financing to be funded on the terms and subject to the conditions set forth in the Equity Commitment Letters.

Limitations of Liability

The maximum aggregate liability of Parent and Merger Sub for breaches under the Merger Agreement, the Limited Guaranties or the Equity Commitment Letters will not exceed, in the aggregate for all such breaches, an amount equal to $107.1 million plus the Reimbursement Obligations. The maximum aggregate liability of Cvent for breaches under the Merger Agreement (taking into account the payment of the termination fee, if applicable) will not exceed $45.3 million in the aggregate for all such breaches and any indemnification. Notwithstanding such limitations of liability, Parent, Merger Sub and Cvent will be entitled to an injunction, specific performance or other equitable relief as provided in the Merger Agreement.

Fees and Expenses

Except in specified circumstances, whether or not the Merger is completed, Cvent, on the one hand, and Parent and Merger Sub, on the other hand, are each responsible for all of their respective costs and expenses incurred in connection with the Merger and the other transactions contemplated by the Merger Agreement.

Amendment

The Merger Agreement may be amended in writing at any time before or after adoption of the Merger Agreement by stockholders. However, after adoption of the Merger Agreement by stockholders, no amendment that requires further approval by such stockholders pursuant to the DGCL may be made without such approval.

Governing Law

The Merger Agreement is governed by Delaware law.

PROPOSAL 2: ADJOURNMENT OF THE SPECIAL MEETING

We are asking you to approve a proposal to adjourn the Special Meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting. If stockholders approve the adjournment proposal, we could adjourn the Special Meeting and any adjourned session of the Special Meeting and use the additional time to solicit additional proxies, including solicitation proxies from stockholders that have previously returned properly executed proxies voting against adoption of the Merger Agreement. Among other things, approval of the adjournment proposal could mean that, even if we had received proxies representing a sufficient number of votes against adoption of the Merger Agreement such that the proposal to adopt the Merger Agreement would be defeated, we could adjourn the Special Meeting without a vote on the adoption of the Merger Agreement and seek to convince the holders of those shares to change their votes to votes in favor of adoption of the Merger Agreement. Additionally, we may seek to adjourn the Special Meeting if a quorum is not present or otherwise at the discretion of the chairman of the Special Meeting.

The Board of Directors unanimously recommends that you vote “FOR” this proposal.

MARKET PRICES AND DIVIDEND DATA

Our common stock is listed on the NYSE under the symbol “CVT.” As of June 8, 2016, there were 42,274,822 shares of common stock outstanding, held by approximately 67 stockholders of record. We have never declared or paid any cash dividends on our common stock.

The following table presents the high and low intra-day sale prices of our common stock on the NYSE during the fiscal quarters indicated:

	Common Stock Prices
	High	Low
Fiscal Year 2016—Quarter Ended
April 1 to June 8	$35.87	$20.25
March 31	34.45	17.85
Fiscal Year 2015—Quarter Ended
December 31	$37.25	$30.60
September 30	34.63	25.39
June 30	29.39	25.24
March 31	29.70	24.23
Fiscal Year 2014—Quarter Ended
December 31	$28.82	$22.13
September 30	29.83	24.27
June 30	36.46	22.42
March 31	44.31	33.61
Fiscal Year 2013—Quarter Ended
December 31	$40.60	$30.49
September 30 (beginning August 9, 2013)	46.13	30.01

On June 8, 2016, the latest practicable trading day before the printing of this proxy statement, the closing price for our common stock on the NYSE was $35.81 per share. You are encouraged to obtain current market quotations for our common stock.

Following the Merger, there will be no further market for our common stock and it will be delisted from the NYSE and deregistered under the Exchange Act. As a result, following the Merger we will no longer file periodic reports with the SEC.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of June 6, 2016 for:

•	each beneficial owner of 5% or more of the outstanding shares of our common stock;

•	each of our directors

•	each of our named executive officers; and

•	all directors and executive officers as a group.

The number of shares of common stock beneficially owned by each person or entity is determined in accordance with the applicable rules of the SEC and includes voting or investment power with respect to shares of our common stock. The information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated, to our knowledge, all persons named in the table have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by spouses under community property laws. The inclusion herein of any shares as beneficially owned does not constitute an admission of beneficial ownership. Except as otherwise indicated, the address of each person who is listed in this table is c/o Cvent, Inc., 1765 Greensboro Station Place, 7th Floor, Tysons Corner, VA 22102.

Applicable percentage ownership is based on 42,271,990 shares of common stock outstanding at June 6, 2016. In computing the number of shares of common stock beneficially owned by a person or entity and the percentage ownership of such person or entity, we deemed to be outstanding all shares of common stock subject to options held by the person that are currently exercisable or exercisable within 60 days of June 6, 2016. However, we did not deem such shares outstanding for the purpose of computing the percentage ownership of any other person.

Name	Number of Shares Beneficially Owned		Percentage Beneficially Owned
Vista Equity Partners.	10,654,991	(1)	25.2%
T. Rowe Price Associates, Inc.	2,322,911	(2)	5.5%
Riverbridge Partners LLC	2,132,411	(3)	5.0%

(1)

Beneficial ownership information is based on a Schedule 13D filed with the SEC on April 27, 2016 by Merger Sub, Parent, Papay Topco, LLC, Vista Equity Partners Fund VI, L.P., Vista Equity Partners Fund VI GP, L.P., VEPF VI GP, Ltd. and Robert F. Smith (the “Vista Equity Partners Group”). According to its Schedule 13D filing, the Vista Equity Partners Group reported shared voting power with respect to 10,654,991 shares of Cvent common stock and neither sole nor shared dispositive power with respect to any shares of Cvent common stock. The shared voting power with respect to 10,654,991 shares of Cvent common stock is a result of each Voting Agreement entered into by Parent and Merger Sub with, collectively, Rajeev K. Aggarwal, Reggie and Dharini Aggarwal Irrevocable Trust (2011), Reggie Aggarwal Grantor Retained Annuity Trust (2011), Charles V. Ghoorah, Charles V. Ghoorah Irrevocable Trust (2013), Charles Vijendra Ghoorah Revocable Trust (2013), David C. Quattrone, David C. Quattrone Irrevocable Trust (2013), Sanjeev K. Bansal, The Bansal Foundation, Sanjeev K. Bansal Grantor Retained Annuity Trust, Kevin T. Parker, Jeffrey Lieberman, Insight Venture Partners VII, L.P., Insight Venture Partners (Cayman) VII, L.P., Insight Venture Partners VII (Co-Investors), L.P. and Insight Venture Partners (Delaware) VII, L.P. (individually, a “Voting Agreement Stockholder” and collectively, the “Voting Agreement Stockholders”), pursuant to which, subject to the terms and conditions set forth therein, each Voting Agreement Stockholder agreed to vote all of such Voting Agreement Stockholder’s shares of Cvent common stock (including any Cvent common stock that such Voting Agreement Stockholders receive as a result of exercising Company Stock-Based Awards and Company Options (each as defined in the Merger Agreement)) in favor of approving the Merger Agreement and the Merger. Each Voting Agreement will terminate upon the earlier of (a) the termination of the Merger Agreement in accordance with its terms, (b) the Effective Time, (c) any amendment to the terms of the Merger Agreement that reduces the Per Share Price (as defined in the Merger Agreement) or any consideration otherwise payable with respect to Cvent’s outstanding securities beneficially owned by the Voting Agreement Stockholder, changes the form of consideration payable in the Merger or any consideration otherwise payable with respect to Cvent’s outstanding securities beneficially owned by the Voting Agreement Stockholder, adversely affects, in any respect, or is reasonably likely to adversely affect, in any respect, the Voting Agreement Stockholder relative to other holders of equity interests of Cvent, or extends the Termination Date, other than any extension in accordance with the terms of the Merger Agreement, (d) the date upon which the Voting Agreement Stockholder ceases to own any equity interests of Cvent and (e) the mutual written consent of Parent and the Voting Agreement Stockholder. According to its Schedule 13D filing, the Vista Equity Partners Group has expressly disclaimed beneficial ownership of such Cvent common stock. The business address of the Vista Equity Partners Group is c/o Vista Equity Partners Management, LLC, Four Embarcadero Center, 20th Floor, San Francisco, California 94111.
(2)	Beneficial ownership information is based on a Schedule 13G/A filed with the SEC on February 9, 2016 by T. Rowe Price Associates, Inc. (“T. Rowe Price”). According to its Schedule 13G/A filing, T. Rowe Price has sole dispositive power with respect to 2,322,911 shares of our common stock and sole voting power with respect to 416,456 shares of our common stock. The business address of T. Rowe Price is 100 E. Pratt Street, Baltimore, MD 21202.
(3)	Beneficial ownership information is based on a Schedule 13G filed with the SEC on February 1, 2016 by Riverbridge Partners LLC (“Riverbridge”). According to its Schedule 13G filing, Riverbridge has sole dispositive power with respect to 2,132,411 shares of our common stock and sole voting power with respect to 1,774,350 shares of our common stock. The business address of Riverbridge is 80 South Eighth Street, Suite 1200, Minneapolis, MN 55402.

Named Executive Officers and Directors	Number of Shares Beneficially Owned (1)		Percentage Beneficially Owned (2)
Reggie Aggarwal	4,348,996	(3)	10.3%
Cynthia Russo	—		—
Chuck Ghoorah	1,231,385	(4)	2.9%
Sanjeev Bansal	2,745,758	(5)	6.5%
Anthony Florence	—		—
Jeffrey Lieberman	1,899,488	(6)	4.5%
Kevin T. Parker	13,964	(7)	*
All executive officers and directors as a group (12 persons)	12,407,976	(8)	28.8%

*	Less than 1%
(1)	The SEC deems a person to have beneficial ownership of all shares that he or she has the right to acquire within 60 days. The shares indicated include, where applicable, shares underlying stock options exercisable within 60 days of June 6, 2016.
(2)	For purposes of calculating the Percentage Ownership, shares that the person or entity had a right to acquire within 60 days of June 6, 2016 are deemed to be outstanding when calculating the Percentage Ownership of such person or entity, but are not deemed to be outstanding for the purpose of calculating the Percentage Ownership of any other person or entity.
(3)	Includes (i) 37,529 shares subject to options that are immediately exercisable or exercisable within 60 days of June 6, 2016; (ii) 1,331,975 shares held by the Reggie Aggarwal Grantor Retained Annuity Trust (2011), of which Mr. Aggarwal is the sole trustee and has voting and investment control; and (iii) 1,135,571 shares held by the Reggie and Dharini Aggarwal Irrevocable Trust (2011), of which Dharini Aggarwal and Sanjeev Aggarwal are co-trustees and share voting and investment control.
(4)

Includes (i) 192,617 shares subject to options that are immediately exercisable or exercisable within 60 days of June 6, 2016; (ii) 127,500 shares held by the Charles V. Ghoorah Irrevocable Trust (2013), of which Robert Ghoorah and Karen Ghoorah are co-trustees and share voting and investment control; and

(iii) 905,375 shares held by the Charles Vijendra Ghoorah Revocable Trust (2013), of which Charles V. Ghoorah is the trustee and has voting and investment control.
(5)	Includes (i) 272,522 shares held by the Sanjeev K. Bansal Grantor Retained Annuity Trust, of which Mr. Bansal is the trustee and has voting and investment control; and (ii) 45,000 shares held by the Bansal Foundation, of which Mr. Bansal is the trustee and has voting and investment control.
(6)	Jeffrey Lieberman owns of record and has sole voting and investment control of 62,370 shares. In addition, (i) 1,203,389 shares are beneficially owned by Insight Venture Partners VII, L.P.; (ii) 529,759 shares are beneficially owned by Insight Venture Partners (Cayman) VII, L.P.; (iii) 27,852 shares are beneficially owned by Insight Venture Partners VII (Co-Investors), L.P.; and (iv) 76,118 shares are beneficially owned by Insight Venture Partners (Delaware) VII, L.P. Insight Holdings Group, LLC (“Holdings”) is the sole shareholder of Insight Venture Associates VII, Ltd. (“IVA Ltd”). IVA Ltd is the general partner of Insight Venture Associates VII, L.P. (“IVP LP”), which is the general partner of Insight Venture Partners VII, L.P., Insight Venture Partners (Cayman) VII, L.P., Insight Venture Partners (Delaware) VII, L.P. and Insight Venture Partners VII (Co-Investors), L.P. (collectively, “Fund VII”). Mr. Lieberman is a member of the board of managers of Holdings. The principal business address of the entities affiliated with Holdings is c/o Insight Venture Partners, 1114 Avenue of the Americas, 36th Floor, New York, NY, 10036.
(7)	Includes 4,365 restricted stock units that will vest within 60 days of June 6, 2016.
(8)	Includes (i) 843,081 shares subject to options that are immediately exercisable or exercisable within 60 days of June 6, 2016 and (ii) 4,365 restricted stock units that will vest within 60 days of June 6, 2016.

FUTURE STOCKHOLDER PROPOSALS

If the Merger is completed, we will have no public stockholders and there will be no public participation in any future meetings of stockholders of Cvent. However, if the Merger is not completed, stockholders will continue to be entitled to attend and participate in stockholder meetings.

Cvent will hold its regular annual stockholders meeting in 2016 only if the Merger is not completed.

Proposals of stockholders that are intended for inclusion in our proxy statement relating to our annual meeting in 2016, if held, must have been received by us at our offices at 1765 Greensboro Station Place, 7th Floor, Tysons Corner, VA 22102, Attention: Corporate Secretary, by December 17, 2015, and must have satisfied the conditions established by the SEC, including, but not limited to, Rule 14a-8 promulgated under the Exchange Act, and in our bylaws for stockholder proposals in order to be included in our proxy statement for that meeting.

Alternatively, under our bylaws, if a stockholder would like to propose a matter for presentation at our annual meeting in 2016, rather than for inclusion in the proxy materials, the stockholder must follow certain procedures contained in our bylaws.

Under our bylaws, in order for a matter to be deemed properly presented by a stockholder, timely notice must be received by the Corporate Secretary at our principal executive offices not later than the close of business on the 45th day nor earlier than the 75th day before the one-year anniversary of the date on which the company first mailed its proxy materials or a notice of availability of proxy materials (whichever is earlier) for the preceding year’s annual meeting of stockholders; provided, however, that in the event that no annual meeting was held in the previous year or if the date of the annual meeting is advanced by more than 30 days prior to or delayed by more than 60 days after the one-year anniversary of the date of the previous year’s annual meeting, then, for notice by the stockholder to be timely, it must be so received by the Corporate Secretary not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of (i) the 90th day prior to such annual meeting or (ii) the tenth day on which public announcement of the date of such annual meeting is first made.

In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice under our bylaws. Stockholders may contact the Corporate Secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals. Additionally, a copy of our bylaws is available on our website at http://investors.cvent.com/governance/governance-documents.aspx.

WHERE YOU CAN FIND MORE INFORMATION

The SEC allows us to “incorporate by reference” information into this proxy statement, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except for any information superseded by information in this proxy statement or incorporated by reference subsequent to the date of this proxy statement. This proxy statement incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us and our financial condition and are incorporated by reference into this proxy statement.

The following Cvent filings with the SEC are incorporated by reference:

•	Cvent’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed on March 1, 2016, Amendment No. 1 to Cvent’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2015, filed on April 29, 2016;

•	Cvent’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, filed on May 5, 2016; and

•	Cvent’s Current Reports on Form 8-K filed on April 18, 2016.

We also incorporate by reference into this proxy statement additional documents that we may file with the SEC between the date of this proxy statement and the earlier of the date of the Special Meeting or the termination of the Merger Agreement. These documents include periodic reports, such as Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as well as Current Reports on Form 8-K and proxy soliciting materials. The information provided on our website is not part of this proxy statement, and therefore is not incorporated by reference herein.

Information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K, including related exhibits, is not and will not be incorporated by reference into this proxy statement.

You may read and copy any reports, statements or other information that we file with the Securities and Exchange Commission at the SEC’s public reference room at the following location: 100 F Street, N.E., Room 1580, Washington, DC 20549. You may also obtain copies of those documents at prescribed rates by writing to the Public Reference Section of the SEC at that address. Please call the SEC at (800) SEC-0330 for further information on the public reference room. These SEC filings are also available to the public from commercial document retrieval services and at www.sec.gov.

You may obtain any of the documents we file with the SEC, without charge, by requesting them in writing or by telephone from us at the following address:

Cvent, Inc.

Attention: Corporate Secretary

1765 Greensboro Station Place, 7th Floor

Tysons Corner, VA 22102

If you would like to request documents from us, please do so as soon as possible, to receive them before the Special Meeting. If you request any documents from us, we will mail them to you by first class mail, or another equally prompt method, within one business day after we receive your request. Please note that all of our documents that we file with the SEC are also promptly available through our website at http://investors.cvent.com. The information included on our website is not incorporated by reference into this proxy statement.

If you have any questions concerning the Merger, the Special Meeting or the accompanying proxy statement, would like additional copies of the accompanying proxy statement or need help voting your shares of common stock, please contact our proxy solicitor:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, NY 10022

Call toll-free: (888) 750-5834

MISCELLANEOUS

Cvent has supplied all information relating to Cvent, and Parent has supplied, and Cvent has not independently verified, all of the information relating to Parent and Merger Sub contained in this proxy statement.

You should rely only on the information contained in this proxy statement, the annexes to this proxy statement and the documents that we incorporate by reference in this proxy statement in voting on the Merger. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated June 9, 2016. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date (or as of an earlier date if so indicated in this proxy statement), and the mailing of this proxy statement to stockholders does not create any implication to the contrary. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make a proxy solicitation.

Annex A

AGREEMENT AND PLAN OF MERGER

by and among

PAPAY HOLDCO, LLC

PAPAY MERGER SUB, INC.

and

CVENT, INC.

Dated as of April 17, 2016

A-i

(Continued)

A-ii

(Continued)

A-iii

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made and entered into as of April 17, 2016, by and among Papay Holdco, LLC, a Delaware limited liability company (“Parent”), Papay Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and Cvent, Inc. a Delaware corporation (the “Company”). Each of Parent, Merger Sub and the Company are sometimes referred to as a “Party.” All capitalized terms that are used in this Agreement have the respective meanings given to them in Article I.

RECITALS

A. The Company Board has (i) determined that it is in the best interests of the Company and its stockholders, and declared it advisable, to enter into this Agreement providing for the merger of Merger Sub with and into the Company (collectively with the other transactions contemplated by this Agreement, the “Merger”) in accordance with the General Corporation Law of the State of Delaware (the “DGCL”) upon the terms and subject to the conditions set forth herein; (ii) approved the execution and delivery of this Agreement by the Company, the performance by the Company of its covenants and other obligations hereunder, and the consummation of the Merger upon the terms and subject to the conditions set forth herein; and (iii) resolved to recommend that the stockholders of the Company adopt this Agreement and approve the Merger in accordance with the DGCL.

B. Each of the board of managers of Parent and the board of directors of Merger Sub have (i) declared it advisable to enter into this Agreement; and (ii) approved the execution and delivery of this Agreement, the performance of their respective covenants and other obligations hereunder, and the consummation of the Merger upon the terms and subject to the conditions set forth herein.

C. Concurrently with the execution of this Agreement, and as a condition and inducement to the Company’s willingness to enter into this Agreement, Parent and Merger Sub have delivered a limited guaranty (the “Guaranties”) from each of Vista Equity Partners VI, L.P., a Delaware limited partnership and Vista Holdings Group, L.P., a Delaware limited partnership (each, a “Guarantor” and collectively, the “Guarantors”), in favor of the Company and pursuant to which, subject to the terms and conditions contained therein, the Guarantors are guaranteeing certain obligations of Parent and Merger Sub in connection with this Agreement.

D. Prior to the execution and delivery of this Agreement, and as a condition to the willingness of Parent and Merger Sub to enter into this Agreement, certain stockholders of the Company have entered into a Voting Agreement in connection with the Merger.

E. Parent, Merger Sub and the Company desire to (i) make certain representations, warranties, covenants and agreements in connection with this Agreement and the Merger; and (ii) prescribe certain conditions with respect to the consummation of the Merger.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements set forth herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, and intending to be legally bound hereby, Parent, Merger Sub and the Company agree as follows:

ARTICLE I

DEFINITIONS & INTERPRETATIONS

1.1 Certain Definitions. For all purposes of and pursuant to this Agreement, the following capitalized terms have the following respective meanings:

(a) “Acceptable Confidentiality Agreement” means an agreement with the Company that is either (i) in effect as of the execution and delivery of this Agreement; or (ii) executed, delivered and effective after the execution and delivery of this Agreement, in either case containing provisions that require any counterparty thereto (and any of its Affiliates and representatives named therein) that receive material non-public information of or with respect to the Company to keep such information confidential; provided, however, that, in each case, the provisions contained therein are no less restrictive in any material respect to such counterparty (and any of its Affiliates and representatives named therein) than the terms of the Confidentiality Agreement (it being understood that such agreement need not contain any “standstill” or similar provisions or otherwise prohibit the making of any Acquisition Proposal). If the confidentiality provisions of such Acceptable Confidentiality Agreement are less restrictive in the aggregate to such counterparty (and any of its Affiliates and representatives named therein) than the terms of the Confidentiality Agreement, then, notwithstanding the foregoing, such agreement will be deemed to be an Acceptable Confidentiality Agreement if the Company offers to amend the Confidentiality Agreement so as to make the confidentiality provisions of the Confidentiality Agreement as restrictive in the aggregate as the confidentiality agreement signed by such counterparty.

(b) “Acquisition Proposal” means any offer or proposal (other than an offer or proposal by Parent or Merger Sub) to engage in an Acquisition Transaction.

(c) “Acquisition Transaction” means any transaction or series of related transactions (other than the Merger) involving:

(i) any direct or indirect purchase or other acquisition by any Person or “group” (as defined pursuant to Section 13(d) of the Exchange Act) of Persons, whether from the Company or any other Person(s), of securities representing more than 15% of the total outstanding voting power of the Company after giving effect to the consummation of such purchase or other acquisition, including pursuant to a tender offer or exchange offer by any Person or “group” of Persons that, if consummated in accordance with its terms, would result in such Person or “group” of Persons beneficially owning more than 15% of the total outstanding voting power of the Company after giving effect to the consummation of such tender or exchange offer;

(ii) any direct or indirect purchase, license or other acquisition by any Person or “group” (as defined pursuant to Section 13(d) of the Exchange Act) of Persons of assets constituting or accounting for more than 15% of the consolidated assets, revenue or net income of the Company and its Subsidiaries taken as a whole (measured by the fair market value thereof as of the date of such purchase or acquisition); or

(iii) any merger, consolidation, business combination, recapitalization, reorganization, liquidation, dissolution or other transaction involving the Company pursuant to which any Person or “group” (as defined pursuant to Section 13(d) of the Exchange Act) of Persons would hold securities representing more than 15% of the total outstanding voting power of the Company outstanding after giving effect to the consummation of such transaction.

(d) “Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person. For purposes of this definition, the term “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by contract or otherwise.

(e) “Antitrust Law” means the Sherman Antitrust Act, the Clayton Antitrust Act, the HSR Act, the Federal Trade Commission Act and all other laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or significant impediments or lessening of competition or the creation or strengthening of a dominant position through merger or acquisition, in any case that are applicable to the Merger.

(f) “Audited Company Balance Sheet” means the consolidated balance sheet (and the notes thereto) of the Company and its consolidated Subsidiaries as of December 31, 2015 set forth in the Company’s Annual Report on Form 10-K filed by the Company with the SEC for the fiscal year ended December 31, 2015.

(g) “Business Day” means each day that is not a Saturday, Sunday or other day on which the Company is closed for business or the Federal Reserve Bank of San Francisco is closed.

(h) “Code” means the Internal Revenue Code of 1986, as amended.

(i) “Company Board” means the Board of Directors of the Company.

(j) “Company Capital Stock” means the Company Common Stock and the Company Preferred Stock.

(k) “Company Common Stock” means the common stock, par value $0.001 per share, of the Company.

(l) “Company Intellectual Property” means any Intellectual Property that is owned by the Company or any of its Subsidiaries.

(m) “Company Material Adverse Effect” means any change, event, violation, inaccuracy, effect or circumstance (each, an “Effect”) that, individually or taken together with all other Effects that have occurred prior to the date of determination of the occurrence of the Company Material Adverse Effect, (A) is or would reasonably be expected to be materially adverse to the business, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole; or (B) would reasonably be expected to prevent or materially impair or delay the consummation of the Merger; provided, however, that, with respect to clause (A) only, none of the following (by itself or when aggregated) will be deemed to be or constitute a Company Material Adverse Effect or will be taken into account when determining whether a Company Material Adverse Effect has occurred or may, would or could occur (subject to the limitations set forth below):

(i) changes in general economic conditions in the United States or any other country or region in the world, or changes in conditions in the global economy generally (except to the extent that such Effect has had a materially disproportionate adverse effect on the Company relative to other companies of a similar size operating in the industries in which the Company and its Subsidiaries conduct business, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether there has occurred a Company Material Adverse Effect);

(ii) changes in conditions in the financial markets, credit markets or capital markets in the United States or any other country or region in the world, including (1) changes in interest rates or credit ratings in the United States or any other country; (2) changes in exchange rates for the currencies of any country; or (3) any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any securities exchange or over-the-counter market operating in the United States or any other country or region in the world (except, in each case, to the extent that such Effect has had a materially disproportionate adverse effect on the Company relative to other companies of a similar size operating in the industries in which the Company and its Subsidiaries conduct business, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether there has occurred a Company Material Adverse Effect);

(iii) changes in conditions in the industries in which the Company and its Subsidiaries conduct business, including changes in conditions in the software industry generally (except to the extent that such Effect has had a materially disproportionate adverse effect on the Company relative to other companies of a similar size operating in the industries in which the Company and its Subsidiaries conduct business, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether there has occurred a Company Material Adverse Effect);

(iv) changes in regulatory, legislative or political conditions in the United States or any other country or region in the world (except to the extent that such Effect has had a materially disproportionate adverse effect on the Company relative to other companies of similar size operating in the industries in which the Company and its Subsidiaries conduct business, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether there has occurred a Company Material Adverse Effect);

(v) any geopolitical conditions, outbreak of hostilities, acts of war, sabotage, terrorism or military actions (including any escalation or general worsening of any such hostilities, acts of war, sabotage, terrorism or military actions) in the United States or any other country or region in the world (except to the extent that such Effect has had a materially disproportionate adverse effect on the Company relative to other companies of similar size operating in the industries in which the Company and its Subsidiaries conduct business, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether there has occurred a Company Material Adverse Effect);

(vi) earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires or other natural disasters, weather conditions and other force majeure events in the United States or any other country or region in the world (except to the extent that such Effect has had a materially disproportionate adverse effect on the Company relative to other companies of similar size operating in the industries in which the Company and its Subsidiaries conduct business, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether there has occurred a Company Material Adverse Effect);

(vii) any Effect resulting from the announcement of this Agreement or the pendency of the Merger, including the impact thereof on the relationships, contractual or otherwise, of the Company and its Subsidiaries with employees, suppliers, customers, partners, vendors or any other third Person (other than for purposes of any representation or warranty contained in Section 3.5);

(viii) the compliance by any Party with the terms of this Agreement, including any action taken or refrained from being taken pursuant to or in accordance with this Agreement;

(ix) any action taken or refrained from being taken, in each case to which Parent has expressly approved, consented to or requested in writing following the date of this Agreement;

(x) changes or proposed changes in GAAP or other accounting standards or in any applicable laws or regulations (or the enforcement or interpretation of any of the foregoing);

(xi) changes in the price or trading volume of the Company Common Stock, in and of itself (it being understood that any cause of such change may be deemed to constitute, in and of itself, a Company Material Adverse Effect and may be taken into consideration when determining whether a Company Material Adverse Effect has occurred);

(xii) any failure, in and of itself, by the Company and its Subsidiaries to meet (A) any public estimates or expectations of the Company’s revenue, earnings or other financial performance or results of operations for any period; or (B) any internal budgets, plans, projections or forecasts of its revenues, earnings or other financial performance or results of operations (it being understood that any cause of any such failure may be deemed to constitute, in and of itself, a Company Material Adverse Effect and may be taken into consideration when determining whether a Company Material Adverse Effect has occurred);

(xiii) the availability or cost of equity, debt or other financing to Parent or Merger Sub;

(xiv) any Transaction Litigation or other Legal Proceeding threatened, made or brought by any of the current or former Company Stockholders (on their own behalf or on behalf of the Company) against the Company, any of its executive officers or other employees or any member of the Company Board arising out of the Merger or any other transaction contemplated by this Agreement; and

(xv) any matters expressly disclosed in the Company Disclosure Letter.

(n) “Company Options” means any options to purchase shares of Company Common Stock outstanding pursuant to any of the Company Stock Plans.

(o) “Company Preferred Stock” means the preferred stock, par value $0.001 per share, of the Company.

(p) “Company Registered Intellectual Property” means all of the Registered Intellectual Property owned by, or filed in the name of, the Company or any of its Subsidiaries.

(q) “Company Stock Plans” means the compensatory equity plans set forth in Section 1.1(q) of the Company Disclosure Letter that provide for the issuance of any Company Options or Company Stock-Based Awards.

(r) “Company Stock-Based Award” means each right of any kind, contingent or accrued, to receive shares of Company Common Stock or benefits measured in whole or in part by the value of a number of shares of Company Common Stock granted pursuant to the Company Stock Plans or Employee Plans (including performance shares, performance-based units, market stock units, restricted stock, restricted stock units, phantom units, deferred stock units and dividend equivalents, but not including any 401(k) plan of the Company), other than Company Options.

(s) “Company Stockholders” means the holders of shares of Company Capital Stock.

(t) “Continuing Employees” means each individual who is an employee of the Company or any of its Subsidiaries immediately prior to the Effective Time and continues to be an employee of Parent or one of its Subsidiaries (including the Surviving Corporation) immediately following the Effective Time.

(u) “Contract” means any written contract, subcontract, note, bond, mortgage, indenture, lease, license, sublicense or other binding agreement.

(v) “DOJ” means the United States Department of Justice or any successor thereto.

(w) “Environmental Law” means any applicable law or order relating to pollution, the protection of the environment (including ambient air, surface water, groundwater or land) or exposure of any Person with respect to Hazardous Substances or otherwise relating to the production, use, storage, treatment, transportation, recycling, disposal, discharge, release or other handling of any Hazardous Substances, or the investigation, clean-up or remediation thereof.

(x) “ERISA” means the Employee Retirement Income Security Act of 1974.

(y) “Exchange Act” means the Securities Exchange Act of 1934.

(z) “FCPA” means the Foreign Corrupt Practices Act of 1977.

(aa) “Financing Sources” means the Persons (if any) that have committed to provide the Debt Financing in connection with the Merger and any joinder agreements, indentures or credit agreements entered into pursuant thereto or relating thereto, together with their Affiliates, officers, directors, employees, agents and representatives involved in the Debt Financing and their successors and assigns.

(bb) “FTC” means the United States Federal Trade Commission or any successor thereto.

(cc) “GAAP” means generally accepted accounting principles, consistently applied, in the United States.

(dd) “Governmental Authority” means any government, governmental or regulatory entity or body, department, commission, board, agency or instrumentality, and any court, tribunal, arbitrator or judicial body, in each case whether federal, state, county or provincial, and whether local or foreign.

(ee) “Hazardous Substance” means any substance, material or waste that is characterized or regulated by a Governmental Authority pursuant to any Environmental Law as “hazardous,” “pollutant,” “contaminant,” “toxic” or “radioactive,” including petroleum and petroleum products, polychlorinated biphenyls and friable asbestos.

(ff) “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

(gg) “Indebtedness” means any of the following liabilities or obligations: (i) indebtedness for borrowed money (including any principal, premium, accrued and unpaid interest, related expenses, prepayment penalties, commitment and other fees, sale or liquidity participation amounts, reimbursements, indemnities and all other amounts payable in connection therewith); (ii) liabilities evidenced by bonds, debentures, notes or other similar instruments or debt securities; (iii) liabilities pursuant to or in connection with letters of credit or banker’s acceptances or similar items (in each case whether or not drawn, contingent or otherwise); (iv) liabilities pursuant to capitalized leases; (v) liabilities arising out of interest rate and currency swap arrangements and any other arrangements designed to provide protection against fluctuations in interest or currency rates; (vi) deferred purchase price liabilities related to past acquisitions; (vii) liabilities with respect to deferred compensation for services and under the India gratuity plan; (viii) liabilities arising in connection with earnouts or other contingent payment obligations; (ix) liabilities arising from any breach of any of the foregoing; and (x) indebtedness of others guaranteed by the Company or any of its Subsidiaries or secured by any lien or security interest on the assets of the Company or any of its Subsidiaries.

(hh) “Intellectual Property” means the rights associated with the following: (i) all United States and foreign patents and applications therefor (“Patents”); (ii) all copyrights, copyright registrations and applications therefor and all other rights corresponding thereto throughout the world (“Copyrights”); (iii) trademarks, service marks, trade dress rights and similar designation of origin and rights therein (“Marks”); (iv) all rights in mask works, and all mask work registrations and applications therefor; (v) rights in trade secrets and confidential information; and (vi) any other intellectual property or proprietary rights or similar, corresponding or equivalent rights to any of the foregoing anywhere in the world.

(ii) “IRS” means the United States Internal Revenue Service or any successor thereto.

(jj) “Knowledge” of the Company, with respect to any matter in question, means the actual knowledge of the Company’s Chief Executive Officer, Chief Financial Officer, Chief Technology Officer, Chief Information Officer, General Counsel or President of Worldwide Sales and Marketing, in each case after reasonable inquiry of those employees who would reasonably be expected to have actual knowledge of the matter in question. With respect to matters involving Intellectual Property, Knowledge does not require the Company, or any of its directors, officer or employees, to have conducted or have obtained any freedom-to-operate opinions or any Patent, Trademark or other Intellectual Property clearance searches, and if not conducted or obtained, no knowledge of any third Person Patents, Trademarks or other Intellectual Property that would have been revealed by such opinions or searches will be imputed to the Company or any of its directors, officers or employees.

(kk) “Legal Proceeding” means any claim, action, charge, lawsuit, litigation, investigation (to the Knowledge of the Company, as used in relation to the Company) or other similarly formal legal proceeding brought by or pending before any Governmental Authority, arbitrator, mediator or other tribunal.

(ll) “Marketing Period” means the first period of 18 consecutive Business Days commencing on the date that is the first Business Day after the later of (1) the date that the definitive Proxy Statement is mailed to the Company Stockholders and (2) 60 days after the date of this Agreement and throughout which (a) Parent has the Required Financing Information and (b) all conditions set forth in Article VII have been satisfied (other than Section 7.1(a) and Section 7.1(b) and other than those conditions that by their nature can only be satisfied at the Closing), except that (i) May 30, 2016 and July 4, 2016 will not constitute “Business Days” and (ii) such 18 consecutive Business Day period will either end prior to August 19, 2016, or commence on or after September 6, 2016. Notwithstanding the foregoing, (A) the Marketing Period will end on any earlier date on which the Debt Financing is obtained; and

(B) the “Marketing Period” will not commence and will be deemed not to have commenced if, on or prior to the completion of such 18 consecutive Business Day period, the Company has announced any intention to restate any financial statements or financial information included in the Required Financing Information or that any such restatement is under consideration or may be a possibility, in which case the Marketing Period will be deemed not to commence unless and until such restatement has been completed and the applicable Required Financing Information has been amended or the Company has announced that it has concluded that no restatement will be required, and the requirements described in the immediately preceding sentence would be satisfied on the first day, throughout and on the last day of such new 18 consecutive Business Day period.

(mm) “Material Contract” means any of the following Contracts:

(i) any “material contract” (as defined in Item 601(b)(10) of Regulation S-K promulgated by the SEC, other than those agreements and arrangements described in Item 601(b)(10)(iii) of Regulation S-K) with respect to the Company and its Subsidiaries, taken as a whole;

(ii) any employment, management, severance, retention, transaction bonus, change in control, consulting, relocation, repatriation or expatriation Contract not terminable at will by the Company or one of its Subsidiaries pursuant to which the Company or one of its Subsidiaries has continuing obligations as of the date of this Agreement with any executive officer or other employee at the vice president level or above, or any member of the Company Board;

(iii) any material Contract with any of the 10 largest customers of the Company and its Subsidiaries, taken as a whole, determined on the basis of revenues received by the Company and its Subsidiaries, taken as a whole, for the fiscal year ended December 31, 2015 (the “Material Customers”);

(iv) subject to the exclusions in Section 3.16(e), any IP Contract;

(v) any Contract containing any covenant or other provision (A) limiting the right of the Company or any of its Subsidiaries to engage in any material line of business or to compete with any Person in any line of business that is material to the Company; (B) prohibiting the Company or any of its Subsidiaries from engaging in any business with any Person or levying a fine, charge or other payment for doing so; or (C) containing and limiting the right of the Company or any of its Subsidiaries pursuant to any “most favored nation,” “exclusivity” or similar provisions, in each case other than any such Contracts that (1) may be cancelled without material liability to the Company or its Subsidiaries upon notice of 90 days or less, or (2) are not material to the Company and its Subsidiaries, taken as a whole;

(vi) any Contract (A) relating to the disposition or acquisition of assets by the Company or any of its Subsidiaries with a value greater than $5,000,000 after the date of this Agreement other than in the ordinary course of business; or (B) pursuant to which the Company or any of its Subsidiaries will acquire any material ownership interest in any other Person or other business enterprise other than any Subsidiary of the Company;

(vii) any mortgages, indentures, guarantees, loans or credit agreements, security agreements or other Contracts relating to the borrowing of money or extension of credit or other Indebtedness, in each case in excess of $5,000,000 other than (A) accounts receivables and payables in the ordinary course of business; (B) loans to Subsidiaries of the Company in the ordinary course of business; and (C) extensions of credit to customers in the ordinary course of business;

(viii) any Lease or Sublease set forth in Section 3.14(b) or Section 3.14(c) of the Company Disclosure Letter;

(ix) any Contract providing for the payment, increase or vesting of any material benefits or compensation in connection with the Merger (other than Contracts evidencing Company Stock-Based Awards or Company Options);

(x) any Contract providing for cash severance payments in excess of $150,000 (other than those pursuant to which severance is required by applicable law);

(xi) any Contract providing for indemnification of any officer, director or employee by the Company or any of its Subsidiaries;

(xii) any Contract that is a settlement or similar Agreement that imposes material obligations on the Company or any of its Subsidiaries after the date of this Agreement;

(xiii) any Contract that involves a joint venture, limited liability company or legal partnership (excluding, for avoidance of doubt, reseller agreements and similar commercial relationships, in each case entered into in the ordinary course of business) with any third Person; and

(xiv) other than any Contract contemplated by clause (iii) above, any Contract containing any support, maintenance or service obligation on the part of the Company or any of its Subsidiaries that represents recognized revenue in the fiscal year ended December 31, 2015 in excess of $500,000, other than those Contracts that may not be cancelled by the Company without material liability to the Company or any of its Subsidiaries upon notice of 90 days or less.

(nn) “NYSE” means The New York Stock Exchange or any successor thereto.

(oo) “Permitted Liens” means any of the following: (i) liens for Taxes, assessments and governmental charges or levies either not yet delinquent or that are being contested in good faith and by appropriate proceedings and for which appropriate reserves have been established to the extent required by GAAP; (ii) mechanics, carriers’, workmen’s, warehouseman’s, repairmen’s, materialmen’s or other liens or security interests that are not yet due or that are being contested in good faith and by appropriate proceedings and for which appropriate reserves have been established to the extent required by GAAP; (iii) leases, subleases and licenses (other than capital leases and leases underlying sale and leaseback transactions); (iv) liens imposed by applicable law (other than Tax law); (v) pledges or deposits to secure obligations pursuant to workers’ compensation laws or similar legislation or to secure public or statutory obligations; (vi) pledges and deposits to secure the performance of bids, trade contracts, leases, surety and appeal bonds, performance bonds and other obligations of a similar nature, in each case in the ordinary course of business; (vii) defects, imperfections or irregularities in title, easements, covenants and rights of way (unrecorded and of record) and other similar liens (or other encumbrances of any type), and zoning, building and other similar codes or restrictions, in each case that do not adversely affect in any material respect the current use of the applicable property owned, leased, used or held for use by the Company or any of its Subsidiaries; (viii) liens the existence of which are disclosed in the notes to the consolidated financial statements of the Company included in the Company SEC Reports filed as of the date of this Agreement; (ix) licenses to Company Intellectual Property; (x) any other liens that do not secure a liquidated amount, that have been incurred or suffered in the ordinary course of business, and that would not, individually or in the aggregate, have a material effect on the Company and its Subsidiaries, taken as a whole; (xi) statutory, common law or contractual liens (or other encumbrances of any type) of landlords or liens against the interests of the landlord or owner of any Leased Real Property unless caused by the Company or any of its Subsidiaries; or (xii) liens (or other encumbrances of any type) that do not materially and adversely affect the use or operation of the property subject thereto.

(pp) “Person” means any individual, corporation (including any non-profit corporation), limited liability company, joint stock company, general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, firm, Governmental Authority or other enterprise, association, organization or entity.

(qq) “Registered Intellectual Property” means all United States, international and foreign (i) Patents and Patent applications (including provisional applications); (ii) registered Marks and applications to register Marks (including intent-to-use applications, or other registrations or applications related to Marks); and (iii) registered Copyrights and applications for Copyright registration.

(rr) “Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.

(ss) “SEC” means the United States Securities and Exchange Commission or any successor thereto.

(tt) “Securities Act” means the Securities Act of 1933.

(uu) “Subsidiary” of any Person means (i) a corporation more than 50% of the combined voting power of the outstanding voting stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more other Subsidiaries of such Person; (ii) a partnership of which such Person or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, is the general partner and has the power to direct the policies, management and affairs of such partnership; (iii) a limited liability company of which such Person or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries of such Person, directly or indirectly, is the managing member and has the power to direct the policies, management and affairs of such company; or (iv) any other Person (other than a corporation, partnership or limited liability company) in which such Person or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries of such Person, directly or indirectly, has at least a majority ownership and the power to direct the policies, management and affairs thereof.

(vv) “Superior Proposal” means any bona fide written Acquisition Proposal for an Acquisition Transaction on terms that the Company Board (or a committee thereof) has determined in good faith (after consultation with its financial advisor and outside legal counsel) is reasonably likely to be consummated in accordance with its terms, taking into account all legal, regulatory and financing aspects of the proposal (including certainty of closing) and the identity of the Person making the proposal and other aspects of the Acquisition Proposal that the Company Board (or a committee thereof) deems relevant, and if consummated, would be more favorable, from a financial point of view, to the Company Stockholders (in their capacity as such) than the Merger (taking into account any revisions to this Agreement made or proposed in writing by Parent prior to the time of such determination). For purposes of the reference to an “Acquisition Proposal” in this definition, all references to “15%” in the definition of “Acquisition Transaction” will be deemed to be references to “50%.”

(ww) “Tax” means any United States federal, state, local and non-United States taxes, assessments and similar governmental charges and impositions in the nature of taxes (including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation and value added, ad valorem, transfer, franchise, withholding, payroll, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts).

(xx) “Transaction Litigation” means any Legal Proceeding commenced or threatened against a Party or any of its Subsidiaries or Affiliates or otherwise relating to, involving or affecting such Party or any of its Subsidiaries or Affiliates, in each case in connection with, arising from or otherwise relating to the Merger or any other transaction contemplated by this Agreement, including any Legal Proceeding alleging or asserting any misrepresentation or omission in the Proxy Statement or any Other Required Company Filing.

(yy) “WARN” means the United States Worker Adjustment and Retraining Notification Act and any similar foreign, state or local law, regulation or ordinance.

1.2 Additional Definitions. The following capitalized terms have the respective meanings given to them in the respective Sections of this Agreement set forth opposite each of the capitalized terms below:

Term	Section Reference

Advisor	3.3(b)
Agreement	Preamble
Alternative Acquisition Agreement	5.3(a)
Bylaws	3.1
Capitalization Date	3.7(a)
Certificate of Merger	2.2
Certificates	2.9(c)
Charter	2.5(a)
Chosen Courts	9.10
Closing	2.3
Closing Date	2.3
Collective Bargaining Agreement	3.19(a)
Company	Preamble
Company Board Recommendation	3.3(a)
Company Board Recommendation Change	5.3(c)(i)
Company Disclosure Letter	Article III
Company Liability Limitation	8.3(e)(ii)
Company Plans	6.11(c)
Company Related Parties	8.3(e)(ii)
Company SEC Reports	3.9
Company Securities	3.7(c)
Company Stock-Based Award Consideration	2.8(a)
Company Stockholder Meeting	6.4(a)
Company Termination Fee	8.3(b)(i)
Comparable Plans	6.11(c)
Confidentiality Agreement	9.4
Consent	3.6
Copyrights	1.1(hh)
Debt Financing	6.6(a)
DGCL	Recitals
Dissenting Company Shares	2.7(c)(i)
D&O Insurance	6.10(c)
DTC	2.9(d)
DTC Payment	2.9(d)
Effect	1.1(m)
Effective Time	2.2
Electronic Delivery	9.13
Employee Plans	3.18(a)
Equity Commitment Letters	4.11(a)
Equity Financing	4.11(a)
Exchange Fund	2.9(b)
Export Control Laws	3.26(a)(i)
Guarantor	Recitals
Guaranties	Recitals
Indemnified Persons	6.10(a)
International Employee Plans	3.18(a)
Intervening Event	5.3(d)(i)

Term	Section Reference
IP Contracts	3.16(e)
Lease	3.14(b)
Leased Real Property	3.14(b)
Marks	1.1(hh)
Material Customers	1.1(mm)(iii)
Maximum Annual Premium	6.10(c)
Merger	Recitals
Merger Sub	Preamble
New Plans	6.11(d)
Notice Period	5.3(d)(ii)(3)
Old Plans	6.11(d)
Option Consideration	2.8(b)
Other Required Company Filing	6.3(b)
Other Required Parent Filing	6.3(c)
Owned Company Shares	2.7(a)(iii)
Parent	Preamble
Parent Liability Limitation	8.3(f)(i)
Parent Related Parties	8.3(f)(i)
Party	Preamble
Patents	1.1(hh)
Payment Agent	2.9(a)
Permits	3.20
Per Share Price	2.7(a)(ii)
Proxy Statement	6.3(a)
Recent SEC Reports	Article III
Reimbursement Obligations	6.6(f)
Representatives	5.3(a)
Required Financing Information	6.6(a)(iv)
Requisite Stockholder Approval	3.4
Sublease	3.14(c)
Surviving Corporation	Article II
Tax Returns	3.17(a)
Termination Date	8.1(c)
Uncertificated Shares	2.9(c)

1.3 Certain Interpretations.

(a) When a reference is made in this Agreement to an Article or a Section, such reference is to an Article or a Section of this Agreement unless otherwise indicated. When a reference is made in this Agreement to a Schedule or Exhibit, such reference is to a Schedule or Exhibit to this Agreement, as applicable, unless otherwise indicated.

(b) When used herein, (i) the words “hereof,” “herein” and “herewith” and words of similar import will, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement; and (ii) the words “include,” “includes” and “including” will be deemed in each case to be followed by the words “without limitation.”

(c) Unless the context otherwise requires, “neither,” “nor,” “any,” “either” and “or” are not exclusive.

(d) The word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and does not simply mean “if.”

(e) When used in this Agreement, references to “$” or “Dollars” are references to U.S. dollars.

(f) The meaning assigned to each capitalized term defined and used in this Agreement is equally applicable to both the singular and the plural forms of such term, and words denoting any gender include all genders. Where a word or phrase is defined in this Agreement, each of its other grammatical forms has a corresponding meaning.

(g) When reference is made to any party to this Agreement or any other agreement or document, such reference includes such Party’s successors and permitted assigns. References to any Person include the successors and permitted assigns of that Person.

(h) Unless the context otherwise requires, all references in this Agreement to the Subsidiaries of a Person will be deemed to include all direct and indirect Subsidiaries of such entity.

(i) A reference to any specific legislation or to any provision of any legislation includes any amendment to, and any modification, re-enactment or successor thereof, any legislative provision substituted therefor and all rules, regulations and statutory instruments issued thereunder or pursuant thereto, except that, for purposes of any representations and warranties in that Agreement that are made as a specific date, references to any specific legislation will be deemed to refer to such legislation or provision (and all rules, regulations and statutory instruments issued thereunder or pursuant thereto) as of such date. References to any agreement or Contract are to that agreement or Contract as amended, modified or supplemented from time to time.

(j) All accounting terms used herein will be interpreted, and all accounting determinations hereunder will be made, in accordance with GAAP.

(k) The table of contents and headings set forth in this Agreement are for convenience of reference purposes only and will not affect or be deemed to affect in any way the meaning or interpretation of this Agreement or any term or provision hereof.

(l) The measure of a period of one month or year for purposes of this Agreement will be the date of the following month or year corresponding to the starting date. If no corresponding date exists, then the end date of such period being measured will be the next actual date of the following month or year (for example, one month following February 18 is March 18 and one month following March 31 is May 1).

(m) The Parties agree that they have been represented by legal counsel during the negotiation and execution of this Agreement and therefore waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the Party drafting such agreement or document.

(n) No summary of this Agreement or any Exhibit or Schedule delivered herewith prepared by or on behalf of any Party will affect the meaning or interpretation of this Agreement or such Exhibit or Schedule.

(o) The information contained in this Agreement and in the Company Disclosure Letter is disclosed solely for purposes of this Agreement, and no information contained herein or therein will be deemed to be an admission by any Party to any third Person of any matter whatsoever, including (i) any violation of law or breach of contract; or (ii) that such information is material or that such information is required to be referred to or disclosed under this Agreement.

(p) The representations and warranties in this Agreement are the product of negotiations among the Parties and are for the sole benefit of the Parties. Any inaccuracies in such representations and warranties are subject to waiver by the Parties in accordance with Section 8.5 without notice or liability to any other Person. In some instances, the representations and warranties in this Agreement may represent an allocation among the Parties of risks associated with particular matters regardless of the knowledge of any of the Parties. Consequently, Persons other than the Parties may not rely on the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.

(q) Documents or other information or materials will be deemed to have been “made available” by the Company if such documents, information or materials have been posted to a virtual data room managed by the Company at http://services.intralinks.com at least four hours prior to the execution and delivery of this Agreement.

ARTICLE II

THE MERGER

2.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement and the applicable provisions of the DGCL, on the Closing Date, (a) Merger Sub will be merged with and into the Company; (b) the separate corporate existence of Merger Sub will thereupon cease; and (c) the Company will continue as the surviving corporation of the Merger. The Company, as the surviving corporation of the Merger, is sometimes referred to herein as the “Surviving Corporation.”

2.2 The Effective Time. Upon the terms and subject to the conditions set forth in this Agreement, on the Closing Date, Parent, Merger Sub and the Company will cause the Merger to be consummated pursuant to the DGCL by filing a certificate of merger in customary form and substance (the “Certificate of Merger”) with the Secretary of State of the State of Delaware in accordance with the applicable provisions of the DGCL (the time of such filing and acceptance for record by the Secretary of State of the State of Delaware, or such later time as may be agreed in writing by Parent, Merger Sub and the Company and specified in the Certificate of Merger, being referred to herein as the “Effective Time”).

2.3 The Closing. The consummation of the Merger will take place at a closing (the “Closing”) to occur at (a) 9:00 a.m., Eastern time, at the offices of Wilson Sonsini Goodrich & Rosati, P.C., One Market Plaza, Spear Tower, Suite 3300, San Francisco, CA 94105, on a date to be agreed upon by Parent, Merger Sub and the Company that is no later than the second Business Day after the satisfaction or waiver (to the extent permitted hereunder) of the last to be satisfied or waived of the conditions set forth in Article VII (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver (to the extent permitted hereunder) of such conditions); or (b) such other time, location and date as Parent, Merger Sub and the Company mutually agree in writing. Notwithstanding the foregoing, if the Marketing Period has not ended at the time of the satisfaction or waiver (to the extent permitted hereunder) of the last to be satisfied or waived of the conditions set forth in Article VII (other than those conditions that by their terms are to be satisfied at the Closing), the Closing will occur on the earlier of (i) a Business Day before or during the Marketing Period specified by Parent on two Business Days prior written notice to the Company; and (ii) the second Business Day after the expiration of the Marketing Period (subject, in each case, to the satisfaction or waiver (to the extent permitted hereunder) of all of the conditions set forth in Article VII, other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver (to the extent permitted hereunder) of such conditions). The date on which the Closing actually occurs is referred to as the “Closing Date.”

2.4 Effect of the Merger. At the Effective Time, the effect of the Merger will be as provided in this Agreement and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all (a) of the property, rights, privileges, powers and franchises of the Company and Merger Sub will vest in the Surviving Corporation; and (b) debts, liabilities and duties of the Company and Merger Sub will become the debts, liabilities and duties of the Surviving Corporation.

2.5 Certificate of Incorporation and Bylaws.

(a) Certificate of Incorporation. At the Effective Time, subject to the provisions of Section 6.10(a), the Amended and Restated Certificate of Incorporation of the Company, as amended (the “Charter”), will be amended and restated in its entirety to read substantially identically to the certificate of incorporation of Merger Sub as in effect immediately prior to the Effective Time, and such amended and restated certificate of incorporation will become the certificate of incorporation of the Surviving Corporation until thereafter amended in accordance with the applicable provisions of the DGCL and such certificate of incorporation; provided, however, that at the Effective Time the certificate of incorporation of the Surviving Corporation will be amended so that the name of the Surviving Corporation will be “Cvent, Inc.”

(b) Bylaws. At the Effective Time, subject to the provisions of Section 6.10(a), the bylaws of Merger Sub, as in effect immediately prior to the Effective Time, will become the bylaws of the Surviving Corporation until thereafter amended in accordance with the applicable provisions of the DGCL, the certificate of incorporation of the Surviving Corporation and such bylaws.

2.6 Directors and Officers.

(a) Directors. At the Effective Time, the initial directors of the Surviving Corporation will be the directors of Merger Sub as of immediately prior to the Effective Time, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their respective successors are duly elected or appointed and qualified.

(b) Officers. At the Effective Time, the initial officers of the Surviving Corporation will be the officers of Merger Sub as of immediately prior to the Effective Time, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their respective successors are duly appointed.

2.7 Effect on Capital Stock.

(a) Capital Stock. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of any of the following securities, the following will occur:

(i) each share of common stock, par value $0.001 per share, of Merger Sub that is outstanding as of immediately prior to the Effective Time will be converted into one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation, and thereupon each certificate representing ownership of such shares of common stock of Merger Sub will thereafter represent ownership of shares of common stock of the Surviving Corporation;

(ii) each share of Company Common Stock that is outstanding as of immediately prior to the Effective Time (other than Owned Company Shares or Dissenting Company Shares) will be cancelled and extinguished and automatically converted into the right to receive cash in an amount equal to $36.00, without interest thereon (the “Per Share Price”), in accordance with the provisions of Section 2.9 (or in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit (and bond, if required) in accordance with the provisions of Section 2.11); and

(iii) each share of Company Common Stock that is (A) held by the Company as treasury stock; (B) owned by Parent or Merger Sub; or (C) owned by any direct or indirect wholly owned Subsidiary of Parent or Merger Sub as of immediately prior to the Effective Time (collectively, the “Owned Company Shares”) will be cancelled and extinguished without any conversion thereof or consideration paid therefor.

(b) Adjustment to the Per Share Price. The Per Share Price will be adjusted appropriately to reflect the effect of any stock split, reverse stock split, stock dividend (including any dividend or other distribution of securities convertible into Company Common Stock), reorganization, recapitalization, reclassification, combination, exchange of shares or other similar change with respect to the Company Common Stock occurring on or after the date of this Agreement and prior to the Effective Time.

(c) Statutory Rights of Appraisal.

(i) Notwithstanding anything to the contrary set forth in this Agreement, all shares of Company Common Stock that are issued and outstanding as of immediately prior to the Effective Time and held by Company Stockholders who shall have neither voted in favor of the Merger nor consented thereto in writing and who shall have properly and validly exercised their statutory rights of appraisal in respect of such shares of Company Common Stock in accordance with Section 262 of the DGCL (the “Dissenting Company Shares”) will not be converted into, or represent the right to receive, the Per Share Price pursuant to this Section 2.7. Such Company Stockholders will be entitled to receive payment of the appraised value of such Dissenting Company Shares in accordance with the provisions of Section 262 of the DGCL, except that all Dissenting Company Shares held by Company Stockholders who shall have failed to perfect or who shall have effectively withdrawn or lost their rights to appraisal of such Dissenting Company Shares pursuant to Section 262 of the DGCL will thereupon be deemed to have been converted into, and to have become exchangeable for, as of the Effective Time, the right to receive the Per Share Price, without interest thereon, upon surrender of the Certificates or Uncertificated Shares that formerly evidenced such shares of Company Common Stock in the manner provided in Section 2.9.

(ii) The Company will give Parent (A) prompt notice of any demands for appraisal received by the Company, withdrawals of such demands and any other instruments served pursuant to the DGCL and received by the Company in respect of Dissenting Company Shares; and (B) the opportunity to participate in all negotiations and Legal Proceedings with respect to demands for appraisal pursuant to the DGCL in respect of Dissenting Company Shares. The Company may not, except with the prior written consent of Parent, make any payment with respect to any demands for appraisal or settle or offer to settle any such demands for payment in respect of Dissenting Company Shares. For purposes of this Section 2.7(c)(ii), “participate” means that Parent will be kept apprised of proposed strategy and other significant decisions with respect to demands for appraisal pursuant to the DGCL in respect of Dissenting Company Shares (to the extent that the attorney-client privilege between the Company and its counsel is not undermined or otherwise affected), and Parent may offer comments or suggestions with respect to such demands but will not be afforded any decision-making power or other authority over such demands except for the payment, settlement or compromise consent set forth above.

2.8 Equity Awards.

(a) Company Stock-Based Awards. Unless otherwise mutually agreed by the Parties, at the Effective Time each Company Stock-Based Award outstanding as of immediately prior to the Effective Time, whether vested or unvested, will, without any action on the part of Parent, Merger Sub, the Company or the holder thereof, be cancelled and converted into and will become a right to receive an amount in cash, without interest, equal to (i) the amount of the Per Share Price (less the exercise price per share, if any, attributable to such Company Stock-Based Award); multiplied by (ii) the total number of shares of Company Common Stock subject to such Company Stock-Based Award (the “Company Stock-Based Award Consideration”). The payment of the Company Stock-Based Award Consideration will be subject to withholding for all required Taxes.

(b) Company Options. At the Effective Time, (i) each Company Option (or portion thereof) that is outstanding and vested as of immediately prior to the Effective Time (or vests as a result of the consummation of the transactions contemplated hereby) and, (ii) unless otherwise mutually agreed by the Parties, each Company Option (or portion thereof) that is outstanding and unvested immediately prior to the Effective Time, will, without any action on the part of Parent, Merger Sub, the Company or the holder thereof, be cancelled and converted into and will become a right to receive an amount in cash, without interest, equal to (i) the amount of the Per Share Price (less the exercise price per share attributable to such Company Option); multiplied by (ii) the total number of shares of Company Common Stock issuable upon exercise in full of such Company Option (the “Option Consideration”). Notwithstanding anything to the contrary in this Agreement, with respect to Company Options for which the exercise price per share attributable to such Company Options is equal to or greater than the Per Share Price, those Company Options will be cancelled without any cash payment being made in respect thereof. The payment of the Option Consideration will be subject to withholding for all required Taxes.

(c) Payment Procedures. At or prior to the Closing, Parent will deposit (or cause to be deposited) with the Company, by wire transfer of immediately available funds, the aggregate (i) Company Stock-Based Award Consideration owed to all holders of Company Stock-Based Awards; and (ii) Option Consideration owed to all holders of Company Options. On the Closing Date, the applicable holders of Company Stock-Based Awards and Company Options will receive a payment from the Company or the Surviving Corporation, through its payroll system or payroll provider, of all amounts required to be paid to such holders in respect of Company Stock-Based Awards or Company Options that are cancelled and converted pursuant to Section 2.8(a) or Section 2.8(b), as applicable. All such payments will be less any applicable withholding Taxes. Notwithstanding the foregoing, if any payment owed to a holder of Company Stock-Based Awards or Company Options pursuant to Section 2.8(a) or Section 2.8(b), as applicable, cannot be made through the Company’s or the Surviving Corporation’s payroll system or payroll provider, then the Surviving Corporation will issue a check for such payment to such holder, which check will be sent by overnight courier to such holder promptly following the Closing Date (but in no event more than two Business Days thereafter). All such payments will be less any applicable withholding Taxes.

(d) Further Actions. The Company will take all action necessary to effect the cancellation of Company Stock-Based Awards and Company Options upon the Effective Time and to give effect to this Section 2.8 (including the satisfaction of the requirements of Rule 16b-3(e) promulgated under the Exchange Act). Subject to obtaining any required consents from the holders thereof, and except as otherwise mutually agreed by the Parties as provided in Section 2.8(a) and 2.8(b), all Company Stock-Based Awards and all Company Stock Plans will terminate as of the Effective Time, and the provisions in any other Employee Plan or Contract providing for the issuance or grant of any other interest in respect of the capital stock of the Company or any of its Subsidiaries will be cancelled as of the Effective Time, and the Company will take all action necessary to effect the foregoing. The Company will use its reasonable best efforts to ensure that following the Effective Time no participant in any Company Stock Plan or other Employee Plan will have any right thereunder to acquire any equity securities of the Company, the Surviving Corporation or any of their respective Subsidiaries.

2.9 Exchange of Certificates.

(a) Payment Agent. Prior to the Closing, Parent will (i) select a bank or trust company reasonably acceptable to the Company to act as the payment agent for the Merger (the “Payment Agent”); and (ii) enter into a payment agent agreement, in form and substance reasonably acceptable to the Company, with such Payment Agent.

(b) Exchange Fund. At or prior to the Closing, Parent will deposit (or cause to be deposited) with the Payment Agent, by wire transfer of immediately available funds, for payment to the holders of shares of Company Common Stock pursuant to Section 2.7, an amount of cash equal to the aggregate consideration to which such holders of Company Common Stock become entitled pursuant to Section 2.7. Until disbursed in accordance with the terms and conditions of this Agreement, such cash will be invested by the Payment Agent, as directed by Parent or the Surviving Corporation, in (i) obligations of or fully guaranteed by the United States or any agency or instrumentality thereof and backed by the full faith and credit of the United States with a maturity of no more than 30 days; (ii) commercial paper obligations rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively; or (iii) certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding $1,000,000,000 (based on the most recent financial statements of such bank that are then publicly available) (such cash and any proceeds thereon, the “Exchange Fund”). To the extent that (A) there are any losses with respect to any investments of the Exchange Fund; (B) the Exchange Fund diminishes for any reason below the level required for the Payment Agent to promptly pay the cash amounts contemplated by Section 2.7; or (C) all or any portion of the Exchange Fund is unavailable for Parent (or the Payment Agent on behalf of Parent) to promptly pay the cash amounts contemplated by Section 2.7 for any reason, Parent will, or will cause the Surviving Corporation to, promptly replace or restore the amount of cash in the Exchange Fund so as to ensure that the Exchange Fund is at all times fully available for distribution and maintained at a level sufficient for the Payment Agent to make the payments contemplated by Section 2.7. Any income from investment of the Exchange Fund will be payable to Parent or the Surviving Corporation, as Parent directs.

(c) Payment Procedures. Promptly following the Effective Time (and in any event within three Business Days), Parent and the Surviving Corporation will cause the Payment Agent to mail to each holder of record (as of immediately prior to the Effective Time) of (i) a certificate or certificates that immediately prior to the Effective Time represented outstanding shares of Company Common Stock (other than Dissenting Company Shares and Owned Company Shares) (the “Certificates”); and (ii) uncertificated shares of Company Common Stock that represented outstanding shares of Company Common Stock (other than Dissenting Company Shares and Owned Company Shares) (the “Uncertificated Shares”) (A) a letter of transmittal in customary form (which will specify that delivery will be effected, and risk of loss and title to the Certificates will pass, only upon delivery of the Certificates to the Payment Agent); and (B) instructions for use in effecting the surrender of the Certificates and Uncertificated Shares in exchange for the Per Share Price payable in respect thereof pursuant to Section 2.7. Upon surrender of Certificates for cancellation to the Payment Agent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holders of such Certificates will be entitled to receive in exchange therefor an amount in cash equal to the product obtained by multiplying (x) the aggregate number of shares of Company Common Stock represented by such Certificate; by (y) the Per Share Price (less any applicable withholding Taxes payable in respect thereof), and the Certificates so surrendered will forthwith be cancelled. Upon receipt of an “agent’s message” by the Payment Agent (or such other evidence, if any, of transfer as the Payment Agent may reasonably request) in the case of a book-entry transfer of Uncertificated Shares, the holders of such Uncertificated Shares will be entitled to receive in exchange therefor an amount in cash equal to the product obtained by multiplying (1) the aggregate number of shares of Company Common Stock represented by such holder’s transferred Uncertificated Shares; by (2) the Per Share Price (less any applicable withholding Taxes payable in respect thereof), and the transferred Uncertificated Shares so surrendered will be cancelled. The Payment Agent will accept such Certificates and transferred Uncertificated Shares upon compliance with such reasonable terms and conditions as the Payment Agent may impose to cause an orderly exchange thereof in accordance with normal exchange practices. No interest will be paid or accrued for the benefit of holders of the Certificates and Uncertificated Shares on the Per Share Price payable upon the surrender of such Certificates and Uncertificated Shares pursuant to this Section 2.9(c). Until so surrendered, outstanding Certificates and Uncertificated Shares will be deemed from and after the Effective Time to evidence only the right to receive the Per Share Price, without interest thereon, payable in respect thereof pursuant to Section 2.7. Notwithstanding anything to the contrary in this Agreement, no holder of Uncertificated Shares will be required to provide a Certificate or an executed letter of transmittal to the Payment Agent in order to receive the payment that such holder is entitled to receive pursuant to Section 2.7.

(d) DTC Payment. Prior to the Effective Time, Parent and the Company will cooperate to establish procedures with the Payment Agent and the Depository Trust Company (“DTC”) with the objective that (i) if the Closing occurs at or prior to 11:30 a.m., Eastern time, on the Closing Date, then the Payment Agent will transmit to DTC or its nominees on the Closing Date an amount in cash, by wire transfer of immediately available funds, equal to (A) the number of shares of Company Common Stock (other than Owned Company Shares and Dissenting Company Shares) held of record by DTC or such nominee immediately prior to the Effective Time; multiplied by (B) the Per Share Price (such amount, the “DTC Payment”); and (ii) if the Closing occurs after 11:30 a.m., Eastern time, on the Closing Date, then the Payment Agent will transmit the DTC Payment to DTC or its nominees on the first Business Day after the Closing Date.

(e) Transfers of Ownership. If a transfer of ownership of shares of Company Common Stock is not registered in the stock transfer books or ledger of the Company, or if the Per Share Price is to be paid in a name other than that in which the Certificates surrendered or transferred in exchange therefor are registered in the stock transfer books or ledger of the Company, the Per Share Price may be paid to a Person other than the Person in whose name the Certificate so surrendered or transferred is registered in the stock transfer books or ledger of the Company only if such Certificate is properly endorsed and otherwise in proper form for surrender and transfer and the Person requesting such payment has paid to Parent (or any agent designated by Parent) any transfer Taxes required by reason of the payment of the Per Share Price to a Person other than the registered holder of such Certificate, or established to the satisfaction of Parent (or any agent designated by Parent) that such transfer Taxes have been paid or are otherwise not payable.

Payment of the applicable Per Share Price with respect to Uncertificated Shares will only be made to the Person in whose name such Uncertificated Shares are registered.

(f) No Liability. Notwithstanding anything to the contrary set forth in this Agreement, none of the Payment Agent, Parent, the Surviving Corporation or any other Party will be liable to a holder of shares of Company Common Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

(g) Distribution of Exchange Fund to Parent. Any portion of the Exchange Fund that remains undistributed to the holders of the Certificates or Uncertificated Shares on the date that is one year after the Effective Time will be delivered to Parent upon demand, and any holders of shares of Company Common Stock that were issued and outstanding immediately prior to the Merger who have not theretofore surrendered or transferred their Certificates or Uncertificated Shares representing such shares of Company Common Stock for exchange pursuant to this Section 2.9 will thereafter look for payment of the Per Share Price payable in respect of the shares of Company Common Stock represented by such Certificates or Uncertificated Shares solely to Parent (subject to abandoned property, escheat or similar laws), solely as general creditors thereof, for any claim to the Per Share Price to which such holders may be entitled pursuant to Section 2.7. Any amounts remaining unclaimed by holders of any such Certificates or Uncertificated Shares two years after the Effective Time, or at such earlier date as is immediately prior to the time at which such amounts would otherwise escheat to, or become property of, any Governmental Authority, will, to the extent permitted by applicable law, become the property of the Surviving Corporation free and clear of any claims or interest of any such holders (and their successors, assigns or personal representatives) previously entitled thereto.

2.10 No Further Ownership Rights in Company Common Stock. From and after the Effective Time, (a) all shares of Company Common Stock will no longer be outstanding and will automatically be cancelled, retired and cease to exist; and (b) each holder of a Certificate or Uncertificated Shares theretofore representing any shares of Company Common Stock will cease to have any rights with respect thereto, except the right to receive the Per Share Price payable therefor in accordance with Section 2.7, or in the case of Dissenting Company Shares, the rights pursuant to Section 2.7(c). The Per Share Price paid in accordance with the terms of this Article II will be deemed to have been paid in full satisfaction of all rights pertaining to such shares of Company Common Stock. From and after the Effective Time, there will be no further registration of transfers on the records of the Surviving Corporation of shares of Company Common Stock that were issued and outstanding immediately prior to the Effective Time, other than transfers to reflect, in accordance with customary settlement procedures, trades effected prior to the Effective Time. If, after the Effective Time, Certificates or Uncertificated Shares are presented to the Surviving Corporation for any reason, they will (subject to compliance with the exchange procedures of Section 2.9(c)) be cancelled and exchanged as provided in this Article II.

2.11 Lost, Stolen or Destroyed Certificates. In the event that any Certificates have been lost, stolen or destroyed, the Payment Agent will issue in exchange therefor, upon the making of an affidavit of that fact by the holder thereof, the Per Share Price payable in respect thereof pursuant to Section 2.7. Parent or the Payment Agent may, in its discretion and as a condition precedent to the payment of such Per Share Price, require the owners of such lost, stolen or destroyed Certificates to deliver a bond in such amount as it may direct as indemnity against any claim that may be made against Parent, the Surviving Corporation or the Payment Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

2.12 Required Withholding. Each of the Payment Agent, Parent, the Company and the Surviving Corporation will be entitled to deduct and withhold from any cash amounts payable pursuant to this Agreement to any holder or former holder of shares of Company Common Stock, Company Stock-Based Awards or Company Options such amounts as are required to be deducted or withheld therefrom pursuant to any Tax laws. To the extent that such amounts are so deducted or withheld and paid over to the appropriate Governmental Authority, such amounts will be treated for all purposes of this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

2.13 No Further Dividends or Distributions. No dividends or other distributions with respect to capital stock of the Surviving Corporation with a record date on or after the Effective Time will be paid to the holder of any unsurrendered Certificates or Uncertificated Shares.

2.14 Necessary Further Actions. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Merger Sub, then the directors and officers of the Company and Merger Sub as of immediately prior to the Effective Time will take all such lawful and necessary action.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

With respect to any Section of this Article III, except (a) as disclosed in the reports, statements and other documents filed by the Company with the SEC or furnished by the Company to the SEC, in each case pursuant to the Exchange Act on or after January 1, 2014 and prior to the date of this Agreement (other than any disclosures contained or referenced therein under the captions “Risk Factors,” “Cautionary Note Regarding Forward-Looking Statements,” “Quantitative and Qualitative Disclosures About Market Risk” and any other disclosures contained or referenced therein of information, factors or risks that are predictive, cautionary or forward-looking in nature) (the “Recent SEC Reports”) (it being (i) understood that any matter disclosed in any Recent SEC Report will be deemed to be disclosed in a section of the Company Disclosure Letter only to the extent that it is reasonably apparent from such disclosure in such Recent SEC Report that it is applicable to such section of the Company Disclosure Letter; and (ii) acknowledged that nothing disclosed in the Recent SEC Reports will be deemed to modify or qualify the representations and warranties set forth in Section 3.7 or the second sentence of Section 3.12(a)); or (b) subject to the terms of Section 9.12, as set forth in the disclosure letter delivered by the Company to Parent and Merger Sub on the date of this Agreement (the “Company Disclosure Letter”), the Company hereby represents and warrants to Parent and Merger Sub as follows:

3.1 Organization; Good Standing. The Company (a) is a corporation duly organized, validly existing and in good standing pursuant to the DGCL; and (b) has the requisite corporate power and authority to conduct its business as it is presently being conducted and to own, lease or operate its properties and assets. The Company is duly qualified to do business and is in good standing in each jurisdiction where the character of its properties owned or leased or the nature of its activities make such qualification necessary (to the extent that the concept of “good standing” is applicable in the case of any jurisdiction outside the United States), except where the failure to be so qualified or in good standing would not have a Company Material Adverse Effect. The Company has made available to Parent true, correct and complete copies of the Charter and the Amended and Restated Bylaws of the Company (the “Bylaws”), each as amended to date. The Company is not in violation of the Charter or the Bylaws.

3.2 Corporate Power; Enforceability. The Company has the requisite corporate power and authority to (a) execute and deliver this Agreement; (b) perform its covenants and obligations hereunder; and (c) subject to receiving the Requisite Stockholder Approval, consummate the Merger. The execution and delivery of this Agreement by the Company, the performance by the Company of its covenants and obligations hereunder, and the consummation of the Merger have been duly authorized by all necessary corporate action on the part of the Company and no additional corporate actions on the part of the Company are necessary to authorize (i) the execution and delivery of this Agreement by the Company; (ii) the performance by the Company of its covenants and obligations hereunder; or (iii) subject to the receipt of the Requisite Stockholder Approval, the consummation of the Merger. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability (A) may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting or relating to creditors’ rights generally; and (B) is subject to general principles of equity.

3.3 Company Board Approval; Fairness Opinion; Anti-Takeover Laws.

(a) Company Board Approval. The Company Board has (i) determined that it is in the best interests of the Company and its stockholders, and declared it advisable, to enter into this Agreement and consummate the Merger upon the terms and subject to the conditions set forth herein; (ii) approved the execution and delivery of this Agreement by the Company, the performance by the Company of its covenants and other obligations hereunder, and the consummation of the Merger upon the terms and conditions set forth herein; and (iii) resolved to recommend that the Company Stockholders adopt this Agreement and approve the Merger in accordance with the DGCL (collectively, the “Company Board Recommendation”), which Company Board Recommendation has not been withdrawn, rescinded or modified in any way as of the date of this Agreement.

(b) Fairness Opinion. The Company Board has received the written opinion (or an oral opinion to be confirmed in writing) of its financial advisor, Morgan Stanley & Co. LLC (the “Advisor”), to the effect that, as of the date of such opinion, and based upon and subject to the various limitations, matters, qualifications and assumptions set forth therein, the Per Share Price to be received by the holders of shares of Company Common Stock (other than Owned Company Shares or Dissenting Company Shares) pursuant to this Agreement is fair, from a financial point of view, to such holders (it being understood and agreed that such written opinion is for the benefit of the Company Board and may not be relied upon by Parent or Merger Sub).

(c) Anti-Takeover Laws. Assuming that the representations of Parent and Merger Sub set forth in Section 4.6 are true and correct, the Company Board has taken all necessary actions so that the restrictions on business combinations set forth in Section 203 of the DGCL and any other similar applicable “anti-takeover” law will not be applicable to the Merger.

3.4 Requisite Stockholder Approval. The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock entitled to vote on the Merger (the “Requisite Stockholder Approval”) is the only vote of the holders of any class or series of Company Capital Stock that is necessary pursuant to applicable law, the Charter or the Bylaws to adopt this Agreement and consummate the Merger.

3.5 Non-Contravention. The execution and delivery of this Agreement by the Company, the performance by the Company of its covenants and obligations hereunder, and the consummation of the Merger do not (a) violate or conflict with any provision of the Charter or the Bylaws; (b) violate, conflict with, result in the breach of, constitute a default (or an event that, with notice or lapse of time or both, would become a default) pursuant to, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration pursuant to any Material Contract; (c) assuming compliance with the matters referred to in Section 3.6 and, in the case of the consummation of the Merger, subject to obtaining the Requisite Stockholder Approval, violate or conflict with any law or order applicable to the Company or any of its Subsidiaries or by which any of their respective properties or assets are bound; or (d) result in the creation of any lien (other than Permitted Liens) upon any of the properties or assets of the Company or any of its Subsidiaries, except in the case of each of clauses (b), (c) and (d) for such violations, conflicts, breaches, defaults, terminations, accelerations or liens that would not have a Company Material Adverse Effect.

3.6 Requisite Governmental Approvals. No consent, approval, order or authorization of, filing or registration with, or notification to (any of the foregoing, a “Consent”) any Governmental Authority is required on the part of the Company (a) in connection with the execution and delivery of this Agreement by the Company; (b) the performance by the Company of its covenants and obligations pursuant to this Agreement; or (c) the consummation of the Merger, except (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and such filings with Governmental Authorities to satisfy the applicable laws of states in which the Company and its Subsidiaries are qualified to do business; (ii) such filings and approvals as may be required by any federal or state securities laws, including compliance with any applicable requirements of the Exchange Act; (iii) compliance with any applicable requirements of the HSR Act and any applicable foreign Antitrust Laws; and (iv) such other Consents the failure of which to obtain would not have a Company Material Adverse Effect.

3.7 Company Capitalization.

(a) Capital Stock. The authorized capital stock of the Company consists of (i) 1,000,000,000 shares of Company Common Stock; and (ii) 100,000,000 shares of Company Preferred Stock. As of 5:00 p.m., Eastern time, on April 15, 2016 (such time and date, the “Capitalization Date”), (A) 42,192,864 shares of Company Common Stock were issued and outstanding (which excludes the shares of Company Common Stock relating to the Company Stock-Based Awards and Company Options referred to in clauses (i) and (ii) of Section 3.7(b) and the shares held by the Company as treasury shares); (B) no shares of Company Preferred Stock were issued and outstanding; and (C) 520,214 shares of Company Common Stock were held by the Company as treasury shares. All outstanding shares of Company Common Stock are validly issued, fully paid, nonassessable and free of any preemptive rights. From the close of business on the Capitalization Date to the date of this Agreement, the Company has not issued or granted any Company Securities other than pursuant to the exercise of Company Stock-Based Awards or Company Options granted prior to the date of this Agreement.

(b) Stock Reservation. As of the Capitalization Date, the Company has reserved 8,336,621 shares of Company Common Stock for issuance pursuant to the Company Stock Plans. As of the Capitalization Date, there were outstanding (i) Company Stock-Based Awards representing the right to receive up to 1,212,576 shares of Company Common Stock; and (ii) Company Options to acquire 5,071,544 shares of Company Common Stock with a weighted average price of $19.27.

(c) Company Securities. Except as set forth in this Section 3.7, as of the Capitalization Date there were (i) other than the Company Capital Stock, no outstanding shares of capital stock of, or other equity or voting interest in, the Company; (ii) no outstanding securities of the Company convertible into or exchangeable or exercisable for shares of capital stock of, or other equity or voting interest (including voting debt) in, the Company; (iii) no outstanding options, warrants or other rights or binding arrangements to acquire from the Company, or that obligate the Company to issue, any capital stock of, or other equity or voting interest in, or any securities convertible into or exchangeable for shares of capital stock of, or other equity or voting interest (including voting debt) in, the Company; (iv) no obligations of the Company to grant, extend or enter into any subscription, warrant, right, convertible, exchangeable or exercisable security, or other similar Contract relating to any capital stock of, or other equity or voting interest (including any voting debt) in, the Company; (v) no outstanding shares of restricted stock, restricted stock units, stock appreciation rights, performance shares, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock of, or other securities or ownership interests in, the Company (the items in clauses (i), (ii), (iii), (iv) and (v), collectively with the Company Capital Stock, the “Company Securities”); (vi) voting trusts, proxies or similar arrangements or understandings to which the Company is a party or by which the Company is bound with respect to the voting of any shares of capital stock of, or other equity or voting interest in, the Company; (vii) obligations or binding commitments of any character restricting the transfer of any shares of capital stock of, or other equity or voting interest in, the Company to which the Company is a party or by which it is bound; and (viii) no other obligations by the Company to make any payments based on the price or value of any Company Securities. The Company is not a party to any Contract that obligates it to repurchase, redeem or otherwise acquire any Company Securities. There are no accrued and unpaid dividends with respect to any outstanding shares of Company Capital Stock. The Company does not have a stockholder rights plan in effect.

(d) Other Rights. The Company is not a party to any Contract relating to the voting of, requiring registration of, or granting any preemptive rights, anti-dilutive rights or rights of first refusal or other similar rights with respect to any Company Securities.

3.8 Subsidiaries.

(a) Subsidiaries. Section 3.8(a) of the Company Disclosure Letter contains a true, correct and complete list of the name, jurisdiction of organization, and schedule of stockholders (other than the Company and its Subsidiaries) of each Subsidiary of the Company. Each Subsidiary of the Company (i) is duly organized, validly existing and in good standing pursuant to the laws of its jurisdiction of organization (to the extent that the concept of “good standing” is applicable in the case of any jurisdiction outside the United States); and (ii) has the requisite corporate power and authority to carry on its respective business as it is presently being conducted and to own, lease or operate its respective properties and assets, except where the failure to be in good standing would not have a Company Material Adverse Effect. Each Subsidiary of the Company is duly qualified to do business and is in good standing in each jurisdiction where the character of its properties owned or leased or the nature of its activities make such qualification necessary (to the extent that the concept of “good standing” is applicable in the case of any jurisdiction outside the United States), except where the failure to be so qualified or in good standing would not have a Company Material Adverse Effect. The Company has made available to Parent true, correct and complete copies of the certificates of incorporation, bylaws and other similar organizational documents of each “significant subsidiary” (as defined in Rule 1-02(w) of Regulation S-X promulgated by the SEC) of the Company, each as amended to date. No Subsidiary of the Company is in violation of its charter, bylaws or other similar organizational documents, except for such violations that would not have a Company Material Adverse Effect.

(b) Capital Stock of Subsidiaries. All of the outstanding capital stock of, or other equity or voting interest in, each Subsidiary of the Company (i) has been duly authorized, validly issued and is fully paid and nonassessable; and (ii) except for director’s qualifying or similar shares, is owned, directly or indirectly, by the Company, free and clear of all liens (other than Permitted Liens) and any other restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other equity or voting interest) that would prevent such Subsidiary from conducting its business as of the Effective Time in substantially the same manner that such business is conducted on the date of this Agreement.

(c) Other Securities of Subsidiaries. There are no outstanding (i) securities convertible into or exchangeable or exercisable for shares of capital stock of, or other equity or voting interest in, any Subsidiary of the Company; (ii) options, warrants or other rights or arrangements obligating the Company or any of its Subsidiaries to acquire from any Subsidiary of the Company, or that obligate any Subsidiary of the Company to issue, any capital stock of, or other equity or voting interest in, or any securities convertible into or exchangeable for, shares of capital stock of, or other equity or voting interest (including any voting debt) in, any Subsidiary of the Company; or (iii) obligations of any Subsidiary of the Company to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security, or other similar Contract relating to any capital stock of, or other equity or voting interest (including any voting debt) in, such Subsidiary to any Person other than the Company or one of its Subsidiaries.

(d) Other Investments. Other than equity securities held in the ordinary course of business for cash management purposes, the Company does not own or hold the right to acquire any equity securities, ownership interests or voting interests (including voting debt) of, or securities exchangeable or exercisable therefor, or investments in, any other Person, which securities, interests or investments have a value of at least $10,000,000.

3.9 Company SEC Reports. Since January 1, 2014, the Company has filed all forms, reports and documents with the SEC that have been required to be filed by it pursuant to applicable laws prior to the date of this Agreement (the “Company SEC Reports”). Each Company SEC Report complied, as of its filing date, in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as the case may be, each as in effect on the date that such Company SEC Report was filed. True, correct and complete copies of all Company SEC Reports are publicly available in the Electronic Data Gathering, Analysis and Retrieval database of the SEC. As of its filing date (or, if amended or superseded by a filing prior to the date of this Agreement, on the date of such amended or superseded filing), each Company SEC Report did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No Subsidiary of the Company is required to file any forms, reports or documents with the SEC.

3.10 Company Financial Statements; Internal Controls; Indebtedness.

(a) Company Financial Statements. The consolidated financial statements (including any related notes and schedules) of the Company and its Subsidiaries filed with the Company SEC Reports (i) were prepared in accordance with GAAP (except as may be indicated in the notes thereto or as otherwise permitted by Form 10-Q with respect to any financial statements filed on Form 10-Q); and (ii) fairly present, in all material respects, the consolidated financial position of the Company and its Subsidiaries as of the dates thereof and the consolidated results of operations and cash flows for the periods then ended. Except as have been described in the Company SEC Reports, there are no unconsolidated Subsidiaries of the Company or any off-balance sheet arrangements of the type required to be disclosed pursuant to Item 303(a)(4) of Regulation S-K promulgated by the SEC.

(b) Disclosure Controls and Procedures. The Company has established and maintains “disclosure controls and procedures” and “internal control over financial reporting” (in each case as defined pursuant to Rule 13a-15 and Rule 15d-15 promulgated under the Exchange Act). The Company’s disclosure controls and procedures are reasonably designed to ensure that all (i) material information required to be disclosed by the Company in the reports and other documents that it files or furnishes pursuant to the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC; and (ii) such material information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act. The Company’s management has completed an assessment of the effectiveness of the Company’s internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act for the fiscal year ended December 31, 2015, and such assessment concluded that such system was effective. Since January 1, 2014, the principal executive officer and principal financial officer of the Company have made all certifications required by the Sarbanes-Oxley Act. Neither the Company nor its principal executive officer or principal financial officer has received notice from any Governmental Authority challenging or questioning the accuracy, completeness, form or manner of filing of such certifications.

(c) Internal Controls. The Company has established and maintains a system of internal accounting controls that are effective in providing reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with GAAP, including policies and procedures that (i) require the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company and its Subsidiaries; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP and that receipts and expenditures of the Company and its Subsidiaries are being made only in accordance with appropriate authorizations of the Company’s management and the Company Board; and (iii) provide assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the assets of the Company and its Subsidiaries. Neither the Company nor, to the Knowledge of the Company, the Company’s independent registered public accounting firm has identified or been made aware of (A) any significant deficiency or material weakness in the system of internal control over financial reporting utilized by the Company and its Subsidiaries that has not been subsequently remediated; or (B) any fraud that involves the Company’s management or other employees who have a role in the preparation of financial statements or the internal control over financial reporting utilized by the Company and its Subsidiaries. As of the date of this Agreement, there are no outstanding or unresolved comments in comment letters received from the SEC with respect to the Company SEC Reports.

(d) Indebtedness. Section 3.10(d) of the Company Disclosure Letter contains a true, correct and complete list of all Indebtedness of the Company and its Subsidiaries as of the date of this Agreement, other than Indebtedness reflected in the Audited Company Balance Sheet or otherwise included in the Company SEC Reports.

3.11 No Undisclosed Liabilities. Neither the Company nor any of its Subsidiaries has any liabilities of a nature required to be reflected or reserved against on a balance sheet (or the notes thereto) prepared in accordance with GAAP, other than liabilities (a) reflected or otherwise reserved against in the Audited Company Balance Sheet or in the consolidated financial statements of the Company and its Subsidiaries (including the notes thereto) included in the Company SEC Reports filed prior to the date of this Agreement; (b) arising pursuant to this Agreement or incurred in connection with the Merger; (c) incurred in the ordinary course of business on or after December 31, 2015; or (d) that would not have a Company Material Adverse Effect.

3.12 Absence of Certain Changes.

(a) No Company Material Adverse Effect. Since December 31, 2015 through the date of this Agreement, (i) the business of the Company and its Subsidiaries has been conducted, in all material respects, in the ordinary course of business and (ii) there has not occurred a Company Material Adverse Effect.

(b) Forbearance. Since December 31, 2015 through the date of this Agreement, the Company has not taken any action that would be prohibited by Section 5.2 if taken or proposed to be taken after the date of this Agreement.

3.13 Material Contracts.

(a) List of Material Contracts. Section 3.13(a) of the Company Disclosure Letter contains a true, correct and complete list of all Material Contracts to or by which the Company or any of its Subsidiaries is a party or is bound (other than any Material Contracts contemplated by clause (i) of the definition of Material Contract and any Material Contracts listed in Section 3.18(a) of the Company Disclosure Letter), and a true, correct and complete copy of each Material Contract has been made available to Parent.

(b) Validity. Each Material Contract is valid and binding on the Company or each such Subsidiary of the Company party thereto and is in full force and effect, and none of the Company, any of its Subsidiaries party thereto or, to the Knowledge of the Company, any other party thereto is in breach of or default pursuant to any such Material Contract, except for such failures to be in full force and effect that would not have a Company Material Adverse Effect. No event has occurred that, with notice or lapse of time or both, would constitute such a breach or default pursuant to any Material Contract by the Company or any of its Subsidiaries, or, to the Knowledge of the Company, any other party thereto, except for such breaches and defaults that would not have a Company Material Adverse Effect.

(c) Notices from Material Customers. To the Knowledge of the Company, since the date of the Audited Company Balance Sheet to the date of this Agreement, the Company has not received any notice in writing from any Person indicating that such Person intends to terminate, or not renew, any Material Contract with any Material Customer.

3.14 Real Property.

(a) Owned Real Property. Neither the Company nor any of its Subsidiaries owns any real property.

(b) Leased Real Property. Section 3.14(b) of the Company Disclosure Letter contains a true, correct and complete list, as of the date of this Agreement, of all of the existing leases, subleases, licenses or other agreements pursuant to which the Company or any of its Subsidiaries uses or occupies, or has the right to use or occupy, now or in the future, any real property in excess of 25,000 square feet (such property, the “Leased Real Property,” and each such lease, sublease, license or other agreement, a “Lease”). The Company has made available to Parent true, correct and complete copies of all Leases (including all material modifications, amendments and supplements thereto). With respect to each Lease and except as would not have a Company Material Adverse Effect or materially and adversely affect the current use by the Company or its Subsidiaries of the Leased Real Property, (i) to the Knowledge of the Company, there are no disputes with respect to such Lease; (ii) the Company or one of its Subsidiaries has not collaterally assigned or granted any other security interest in such Lease or any interest therein; and (iii) there are no liens (other than Permitted Liens) on the estate or interest created by such Lease. The Company or one of its Subsidiaries has valid leasehold estates in the Leased Real Property, free and clear of all liens (other than Permitted Liens). To the Knowledge of the Company, neither the Company nor any of its Subsidiaries is in material breach of or default pursuant to any Lease.

(c) Subleases. Section 3.14(c) of the Company Disclosure Letter contains a true, correct and complete list of all of the existing material subleases, licenses or similar agreements (each, a “Sublease”) granting to any Person, other than the Company or any of its Subsidiaries, any right to use or occupy, now or in the future, in excess of 25,000 square feet of the Leased Real Property. With respect to each of the Subleases, (i) to the Knowledge of the Company, there are no disputes with respect to such Sublease; and (ii) the other party to such Sublease is not an Affiliate of, and otherwise does not have any economic interest in, the Company or any of its Subsidiaries.

3.15 Environmental Matters. Except as would not have a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries (a) has received any written notice alleging that the Company or any Subsidiary has violated, or has any liability under, any applicable Environmental Law; (b) has transported, produced, processed, manufactured, generated, used, treated, handled, stored, released or disposed, or arranged for the disposal, of any Hazardous Substances, including in violation of any applicable Environmental Law; (c) has exposed any employee or other Person to Hazardous Substances in violation of or in a manner giving rise to liability under any applicable Environmental Law; (d) is a party to or is the subject of any pending or, to the Knowledge of the Company, threatened Legal Proceeding (i) alleging the noncompliance by the Company or any of its Subsidiaries with any Environmental Law; or (ii) seeking to impose any financial responsibility for any investigation, cleanup, removal or remediation pursuant to any Environmental Law; (e) has failed or is failing to comply with any Environmental Law; or (f) to its Knowledge, has owned or operated any property or facility contaminated by any Hazardous Substance.

3.16 Intellectual Property.

(a) Registered Intellectual Property; Proceedings. Section 3.16(a) of the Company Disclosure Letter sets forth a true, correct and complete list as of the date of this Agreement of all (i) material Company Registered Intellectual Property and specifies, where applicable, the jurisdictions in which each such item of Company Registered Intellectual Property has been issued or registered; and (ii) Legal Proceedings before any Governmental Authority (other than actions related to the ordinary course prosecution of Company Registered Intellectual Property before the United States Patent and Trademark Office or the equivalent authority anywhere in the world) related to any material Company Registered Intellectual Property. The Company has maintained all material Registered Company Intellectual Property in the ordinary course consistent with reasonable business practices. None of the material Company Registered Intellectual Property is jointly owned with any third Person.

(b) No Order. No material Company Intellectual Property is subject to any Legal Proceeding or outstanding order with respect to the Company restricting in any manner the use, transfer or licensing thereof by the Company or any of its Subsidiaries of such Company Intellectual Property or any of the Company’s or its Subsidiaries’ products.

(c) Absence of Liens. The Company or one of its Subsidiaries owns and has good and valid legal and equitable title to each item of material Company Intellectual Property free and clear of any liens (other than Permitted Liens).

(d) Transfers. Neither the Company nor any of its Subsidiaries has transferred ownership of, or granted any exclusive license with respect to, any material Company Intellectual Property to any third Person.

(e) IP Contracts. Section 3.16(e) of the Company Disclosure Letter sets forth a true, correct and complete list of all Contracts to which the Company or any of its Subsidiaries is a party (i) with respect to material Company Intellectual Property that is licensed or transferred to any third Person other than any (a) non-disclosure agreements entered into in the ordinary course of business; and (b) non-exclusive licenses (including software as a service or “SaaS” license) granted in the ordinary course of business or in connection with the sale of the Company’s or its Subsidiaries’ products; (ii) pursuant to which a third Person has licensed or transferred any Intellectual Property to the Company or any of its Subsidiaries, which Intellectual Property is material to the operation of the business of the Company, other than any (a) non-disclosure agreements entered into in the ordinary course of business; (b) non-exclusive licenses of commercially available Intellectual Property, software and technology; and (c) non-exclusive licenses to software and materials licensed as open-source, public-source or freeware; or (iii) pursuant to which the Company or any Subsidiary is obligated to perform any material development with respect to any product or otherwise develop any material Company Intellectual Property (all such Contracts, the “IP Contracts”). Neither the Company nor any Subsidiary has performed developments for any third party except where the Company or a Subsidiary owns or retains a right to use any Intellectual Property developed in connection therewith that is used in or necessary for the operation of its business. For avoidance of doubt, the Company and its Subsidiaries regularly configure instances and integrations that are unique to specific customer implementation.

(f) Changes. Except as would not have a Company Material Adverse Effect, the consummation of the Merger will not under any IP Contract result: (i) in the termination of any license of Intellectual Property to the Company by a third Person; (ii) the granting by the Company of any license or rights to any Company Intellectual Property; or (iii) the release from escrow of any material Company technology or software.

(g) No Government Funding. The Company is not under any obligation to license any material Company Intellectual Property to any Governmental Authority because it has received funding to develop such Company Intellectual Property from a Governmental Authority.

(h) No Infringement. To the Knowledge of the Company, the operation of the business of the Company and its Subsidiaries as such business currently is conducted (including the manufacture and sale of the Company’s and its Subsidiaries’ products) as of the date of this Agreement does not infringe, misappropriate or otherwise violate the Intellectual Property of any third Person or constitute unfair competition or unfair trade practices pursuant to the laws of any jurisdiction in a manner that has or could reasonably be expected to result in a material liability to the Company and its Subsidiaries, taken as a whole.

(i) No Notice of Infringement. Since January 1, 2014, neither the Company nor any of its Subsidiaries has received written notice from any third Person, or been involved in any Legal Proceeding, alleging that the operation of the business of the Company or any of its Subsidiaries or of the Company’s or any of its Subsidiaries’ products infringes, misappropriates or otherwise violates the Intellectual Property of any third Person or constitutes unfair competition or unfair trade practices pursuant to the laws of any jurisdiction in a manner that has or could reasonably be expected to result in a material liability to the Company and its Subsidiaries, taken as a whole.

(j) No Third Person Infringement. Since January 1, 2014, neither the Company nor any of its Subsidiaries has provided any third Person with written notice claiming that such third Person is infringing, misappropriating or otherwise violating any material Company Intellectual Property, and, except as would not have a Company Material Adverse Effect, to the Knowledge of the Company, no such activity is occurring that has resulted in a material liability to the Company and its Subsidiaries, taken as a whole.

(k) Proprietary Information. The Company and each of its Subsidiaries has taken reasonable steps to protect the Company’s and its Subsidiaries’ rights in the Company’s confidential information and trade secrets that it wishes to protect or any trade secrets or confidential information of third Persons provided to the Company or any of its Subsidiaries. Without limiting the foregoing, each of the Company and its Subsidiaries has and uses commercially reasonable efforts to enforce a policy requiring each officer and employee engaged in the development of any Intellectual Property or technology for the Company or its Subsidiaries to execute a proprietary information and confidentiality agreement.

(l) Data Security and Privacy. Except as would not be material to the operations of the business of the Company and its Subsidiaries, taken as a whole, the Company and each of its Subsidiaries (i) maintains policies and procedures regarding the security, privacy, transfer and use of personally identifiable information collected by the Company and each of its Subsidiaries that are commercially reasonable; and (ii) is in compliance in all material respects with all such policies and other laws, rules, regulations pertaining to data privacy and data security and the Payment Card Industry Data Security Standard (PCI DSS)). Except as would not be material to the operations of the business of the Company and its Subsidiaries, taken as a whole, to the Knowledge of the Company, since January 1, 2014, there have been no (A) losses or thefts of, or security breaches relating to, personally identifiable information in the possession, custody or control of the Company or any of its Subsidiaries; (B) unauthorized access or unauthorized use of any such personally identifiable information; and (C) improper disclosure of any personally identifiable information in the possession, custody or control of the Company or any Subsidiary or any Person acting on their behalf.

(m) Products and Source Code. To the Knowledge of the Company, except as would not be material to the operations of the business of the Company and its Subsidiaries, taken as a whole, there are (i) no defects in any of the products of the Company or any of its Subsidiaries that would prevent the same from performing materially in accordance with the Company’s obligations to customers under written customer agreements; and (ii) no viruses, worms, Trojan horses or similar disabling codes or programs in any of the same. As of the date of this Agreement, the Company and its Subsidiaries possess all source code and other materials used by the Company and its Subsidiaries in the development and maintenance of the products of the Company and its Subsidiaries, except as would not be material to the operations of the business of the Company and its Subsidiaries, taken as a whole. The Company and its Subsidiaries have not disclosed, delivered, licensed or otherwise made available, and do not have a duty or obligation (whether present, contingent, or otherwise) to disclose, deliver, license, or otherwise make available, any source code that embodies material Company Intellectual Property for any product of the Company and its Subsidiaries to any Person, except as would not be material to the operations of the business of the Company and its Subsidiaries, taken as a whole.

(n) Open Source Software. To the Knowledge of the Company, no material product of the Company or any of its Subsidiaries is distributed with any software that is licensed to the Company or any of its Subsidiaries pursuant to an open source, public-source, freeware or other third party license agreement in a manner that, in each case, requires the Company or any of its Subsidiaries to disclose or license any material proprietary source code that embodies material Company Intellectual Property for any product of the Company or any of its Subsidiaries or in a manner that requires any material product to be made available at no charge, except, in each case, as would not be material to the operations of the business of the Company and its Subsidiaries, taken as a whole.

3.17 Tax Matters.

(a) Tax Returns. Except as would not have a Company Material Adverse Effect, the Company and each of its Subsidiaries have (i) timely filed (taking into account valid extensions) all United States federal, state, local and non-United States returns, estimates, information statements and reports (including amendments thereto) relating to any and all Taxes (“Tax Returns”) required to be filed by any of them; and (ii) paid, or have adequately reserved on the face of the Audited Company Balance Sheet (as opposed to the notes thereto and in accordance with GAAP) for the payment of, all Taxes that are required to be paid through the date of the Audited Company Balance Sheet. The most recent financial statements contained in the Company SEC Reports reflect an adequate reserve (in accordance with GAAP) for all Taxes accrued but not then payable by the Company and its Subsidiaries through the date of such financial statements. Neither the Company nor any of its Subsidiaries has executed any waiver, except in connection with any ongoing Tax examination, of any statute of limitations on, or extended the period for the assessment or collection of, any material Tax, in each case that has not since expired.

(b) Taxes Paid. Except as would not have a Company Material Adverse Effect, the Company and each of its Subsidiaries has timely paid or withheld with respect to their employees and other third Persons (and paid over any amounts withheld to the appropriate Tax authority) all United States federal and state income taxes, Federal Insurance Contribution Act, Federal Unemployment Tax Act and other similar Taxes required to be paid or withheld.

(c) No Audits. No audits or other examinations with respect to Taxes of the Company or any of its Subsidiaries are presently in progress or have been asserted or proposed in writing. No written claim has ever been made by a Governmental Authority in a jurisdiction where the Company or any of its Subsidiaries does not file Tax Returns that the Company or such Subsidiary, as the case may be, is or may be subject to tax in that jurisdiction.

(d) Spin-offs. Neither the Company nor any of its Subsidiaries has constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock intended to qualify for tax-free treatment pursuant to Section 355 of the Code.

(e) No Listed Transaction. Neither the Company nor any of its Subsidiaries has engaged in a “listed transaction” as set forth in Treasury Regulation § 1.6011-4(b)(2).

(f) Tax Agreements. Neither the Company nor any of its Subsidiaries (i) is a party to or bound by, or currently has any material liability pursuant to, any Tax sharing, allocation or indemnification agreement or obligation, other than any such agreement or obligation entered into in the ordinary course of business the primary purpose of which is unrelated to Taxes; or (ii) has any material liability for the Taxes of any Person other than the Company and its Subsidiaries pursuant to Treasury Regulation § 1.1502-6 (or any similar provision of state, local or non-United States law) as a transferee or successor, or otherwise by operation of law.

3.18 Employee Plans.

(a) Employee Plans. Section 3.18(a) of the Company Disclosure Letter sets forth a true, correct and complete list, as of the date of this Agreement, of (i) all material “employee benefit plans” (as defined in Section 3(3) of ERISA), whether or not subject to ERISA; and (ii) all other material employment, bonus, stock option, stock purchase or other equity-based, benefit, incentive compensation, profit sharing, savings, retirement, disability, insurance, vacation, deferred compensation, severance, termination, retention, change of control and other similar material fringe, welfare or other employee benefit plans, programs, agreement, contracts, policies or binding arrangements (whether or not in writing) maintained or contributed to for the benefit of any current employee or director of the Company, any of its Subsidiaries or any other trade or business (whether or not incorporated) that would be treated as a single employer with the Company or any of its Subsidiaries pursuant to Section 414 of the Code (an “ERISA Affiliate”) and with respect to which the Company or any of its Subsidiaries has any current material liability, contingent or otherwise (collectively, the “Employee Plans”). With respect to each Employee Plan, to the extent applicable, the Company has made available to Parent true, correct and complete copies of (A) the most recent annual report on Form 5500 required to have been filed with the IRS for each Employee Plan, including all schedules thereto; (B) the most recent determination letter, if any, from the IRS for any Employee Plan that is intended to qualify pursuant to Section 401(a) of the Code; (C) the plan documents and summary plan descriptions; (D) any related trust agreements, insurance contracts, insurance policies or other documents of any funding arrangements; (E) any notices to or from the IRS or any office or representative of the United States Department of Labor or any similar Governmental Authority relating to any material compliance issues in respect of any such Employee Plan; and (F) with respect to each material Employee Plan that is maintained in any non-United States jurisdiction (the “International Employee Plans”), to the extent applicable, (1) the most recent annual report or similar compliance documents required to be filed with any Governmental Authority with respect to such plan; and (2) any document comparable to the determination letter referenced pursuant to clause (B) above issued by a Governmental Authority relating to the satisfaction of law necessary to obtain the most favorable Tax treatment.

(b) Absence of Certain Plans. Except as set forth on Section 3.18(b) of the Company Disclosure Letter, neither the Company nor any of its ERISA Affiliates has previously maintained, sponsored or contributed to or currently maintains, sponsors or participates in, or contributes to, (i) a “multiemployer plan” (as defined in Section 3(37) of ERISA); (ii) a “multiple employer plan” (as defined in Section 4063 or Section 4064 of ERISA); or (iii) a defined benefit pension plan or a plan subject to Section 302 of Title I of ERISA, Section 412 of the Code or Title IV of ERISA.

(c) Compliance. Each Employee Plan has been maintained, funded, operated and administered in all material respects in accordance with its terms and with all applicable law, including the applicable provisions of ERISA, the Code and any applicable regulatory guidance issued by any Governmental Authority.

(d) Employee Plan Legal Proceedings. As of the date of this Agreement, there are no material Legal Proceedings pending or, to the Knowledge of the Company, threatened on behalf of or against any Employee Plan, the assets of any trust pursuant to any Employee Plan, or the plan sponsor, plan administrator or any fiduciary or any Employee Plan with respect to the administration or operation of such plans, other than routine claims for benefits that have been or are being handled through an administrative claims procedure.

(e) No Prohibited Transactions. None of the Company, any of its Subsidiaries, or, to the Knowledge of the Company, any of their respective directors, officers, employees or agents has, with respect to any Employee Plan, engaged in or been a party to any non-exempt “prohibited transaction” (as defined in Section 4975 of the Code or Section 406 of ERISA) that could reasonably be expected to result in the imposition of a material penalty assessed pursuant to Section 502(i) of ERISA or a material Tax imposed by Section 4975 of the Code, in each case applicable to the Company, any of its Subsidiaries or any Employee Plan, or for which the Company or any of its Subsidiaries has any indemnification obligation.

(f) No Welfare Benefit Plan. No Employee Plan provides post-termination or retiree life insurance, health or other welfare benefits to any person, except as may be required by Section 4980B of the Code or any similar law.

(g) No Additional Rights. None of the execution and delivery of this Agreement or the consummation of the Merger will, either alone or in conjunction with any other event (whether contingent or otherwise), (i) result in, or accelerate the time of payment or vesting of, any payment (including severance, change in control, stay or retention bonus or otherwise) becoming due under any Employee Plan; (ii) materially increase any benefits otherwise payable under any Employee Plan; (iii) result in the acceleration of the time of payment or vesting of any such benefits under any Employee Plan; (iv) result in the forfeiture of compensation or benefits under any Employee Plan; (v) trigger any other material obligation under, or result in the breach or violation of, any Employee Plan; or (vi) limit or restrict the right of Parent to merge, amend or terminate any Employee Plan on or after the Effective Time.

(h) Section 280G. No payment or benefit that could be made by the Company or any ERISA Affiliate will be characterized as a parachute payment within the meaning of Section 280G of the Code, and neither the Company nor any of its Subsidiaries has any obligation to gross-up or indemnify any individual with respect to any Tax under Section 4999 of the Code.

(i) Section 409A. Each Employee Plan has been maintained, in form and operation, in all material respects in material compliance with Section 409A of the Code, and neither the Company nor any of its Subsidiaries has any obligation to gross-up or indemnify any individual with respect to any such tax.

(j) International Employee Plans. Each International Employee Plan has been established, maintained and administered in compliance in all material respects with its terms and conditions and with the requirements prescribed by any applicable laws. Furthermore, no International Employee Plan has material unfunded liabilities that as of the Effective Time will not be offset by insurance or fully accrued.

Except as required by applicable law, no condition exists that would prevent the Company or any of its Subsidiaries from terminating or amending any International Employee Plan at any time for any reason without material liability to the Company or its Subsidiaries (other than ordinary notice and administration requirements and expenses or routine claims for benefits).

(k) No New Employee Plans. Neither the Company nor any of its Subsidiaries has any plan or commitment to amend any Employee Plan or establish any material new employee benefit plan or to materially increase any benefits pursuant to any Employee Plan.

3.19 Labor Matters.

(a) Union Activities. Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement, labor union contract or trade union agreement (each, a “Collective Bargaining Agreement”). To the Knowledge of the Company, there are no activities or proceedings of any labor or trade union to organize any employees of the Company or any of its Subsidiaries with regard to their employment with the Company or any of its Subsidiaries, and no such activities or proceedings have occurred within the past three years. No Collective Bargaining Agreement is being negotiated by the Company or any of its Subsidiaries. There is no strike, lockout, slowdown, or work stoppage against the Company or any of its Subsidiaries pending or, to the Knowledge of the Company, threatened directly against the Company or any of its Subsidiaries, and no such labor disputes have occurred within the past three years.

(b) Wage and Hour Compliance. The Company and its Subsidiaries have complied with applicable laws and orders with respect to employment (including applicable laws, rules and regulations regarding wage and hour requirements, immigration status, discrimination in employment, employee health and safety, and collective bargaining), except for instances of such noncompliance that would not have a Company Material Adverse Effect.

(c) Withholding. Except as would not have a Company Material Adverse Effect, the Company and each of its Subsidiaries have withheld all amounts required by applicable law to be withheld from the wages, salaries and other payments to employees, and are not liable for any arrears of wages or any Taxes or any penalty for failure to comply with any of the foregoing. Neither the Company nor any of its Subsidiaries is liable for any material payment to any trust or other fund or to any Governmental Authority with respect to unemployment compensation benefits, social security or other benefits for employees (other than routine payments to be made in the ordinary course of business).

3.20 Permits. Except as would not have a Company Material Adverse Effect, the Company and its Subsidiaries hold, to the extent legally required, all permits, licenses, variances, clearances, consents, commissions, franchises, exemptions, orders and approvals from Governmental Authorities (“Permits”) that are required for the operation of the business of the Company and its Subsidiaries as currently conducted. The Company and its Subsidiaries comply with the terms of all Permits, and no suspension or cancellation of any of the Permits is pending or, to the Knowledge of the Company, threatened, except for such noncompliance, suspensions or cancellations that would not have a Company Material Adverse Effect.

3.21 Compliance with Laws. The Company and each of its Subsidiaries is in compliance with all laws and orders that are applicable to the Company and its Subsidiaries or to the conduct of the business or operations of the Company and its Subsidiaries, except for noncompliance that would not have a Company Material Adverse Effect. No representation or warranty is made in this Section 3.21 with respect to (a) compliance with the Exchange Act, which is exclusively addressed by Section 3.9 and Section 3.10; (b) compliance with Environmental Law, which is exclusively addressed by Section 3.15; (c) compliance with applicable Tax laws, which is exclusively addressed by Section 3.17 and Section 3.18; (d) compliance with ERISA and other applicable laws relating to employee benefits, which is exclusively addressed by Section 3.18; (e) compliance with labor law matters, which is exclusively addressed by Section 3.19; or (f) compliance with export control laws and the FCPA, which is exclusively addressed by Section 3.26.

3.22 Legal Proceedings; Orders.

(a) No Legal Proceedings. There are no material Legal Proceedings pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries or, as of the date of this Agreement, against any present or former officer or director of the Company or any of its Subsidiaries in such individual’s capacity as such.

(b) No Orders. Neither the Company nor any of its Subsidiaries is subject to any material order of any kind or nature that would prevent or materially delay the consummation of the Merger or the ability of the Company to fully perform its covenants and obligations pursuant to this Agreement.

3.23 Insurance. As of the date of this Agreement, the Company and its Subsidiaries have all material policies of insurance covering the Company and its Subsidiaries and any of their respective employees, properties or assets, including policies of life, property, fire, workers’ compensation, products liability, directors’ and officers’ liability and other casualty and liability insurance, that is customarily carried by Persons conducting business similar to that of the Company and its Subsidiaries. As of the date of this Agreement, all such insurance policies are in full force and effect, no notice of cancellation has been received and there is no existing default or event that, with notice or lapse of time or both, would constitute a default by any insured thereunder, except for such defaults that would not have a Company Material Adverse Effect.

3.24 Related Person Transactions. Except for compensation or other employment arrangements in the ordinary course of business, there are no Contracts, transactions, arrangements or understandings between the Company or any of its Subsidiaries, on the one hand, and any Affiliate (including any director or officer) thereof, but not including any wholly owned Subsidiary of the Company, on the other hand, that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC in the Company’s Form 10-K or proxy statement pertaining to an annual meeting of stockholders.

3.25 Brokers. Except for the Advisor, there is no financial advisor, investment banker, broker, finder, agent or other Person that has been retained by or is authorized to act on behalf of the Company or any of its Subsidiaries who is entitled to any financial advisor’s, investment banking, brokerage, finder’s or other fee or commission in connection with the Merger.

3.26 Export Controls; FCPA.

(a) Export Controls.

(i) The Company and each of its Subsidiaries has conducted its export transactions in material accordance with all applicable export and re-export control laws, economic sanctions laws, and all other applicable export control and sanctions laws in other countries in which the Company and its Subsidiaries conduct business (collectively, “Export Control Laws”).

(ii) To the Knowledge of the Company, as of the date of this Agreement, there are no pending or threatened Legal Proceedings against the Company or any of its Subsidiaries alleging a material violation of any of the Export Control Laws that are applicable to the Company.

(iii) No licenses or approvals pursuant to the Export Control Laws are necessary for the transfer of any export licenses or other export approvals to Parent or the Surviving Corporation in connection with the consummation of the Merger, except for any such licenses or approvals the failure of which to obtain would not have a Company Material Adverse Effect.

(b) FCPA. None of the Company, any of its Subsidiaries or, to the Knowledge of the Company, any officer, director, agent, employee or other Person acting on their behalf, has, directly or indirectly, (i) taken any action that would cause them to be in violation of any provision of the FCPA or other applicable anti-corruption laws in other countries in which the Company and its Subsidiaries conduct business; (ii) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (iii) made, offered or authorized any unlawful payment, or other thing of value, to foreign or domestic government officials or employees; or (iv) made, offered or authorized any unlawful bribe, rebate, payoff, influence payment, kickback or other similar unlawful payment in violation of the FCPA or other applicable anticorruption laws.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Except as set forth in the disclosure letter delivered by the Parent and Merger Sub to Company on the date of this Agreement (the “Parent Disclosure Letter”), Parent and Merger Sub hereby represent and warrant to the Company as follows:

4.1 Organization; Good Standing.

(a) Parent. Parent (i) is duly organized, validly existing and in good standing pursuant to the laws of its jurisdiction of organization; and (ii) has the requisite power and authority to conduct its business as it is presently being conducted and to own, lease or operate its properties and assets.

(b) Merger Sub. Merger Sub (i) is a corporation duly organized, validly existing and in good standing pursuant to the DGCL; and (ii) has the requisite corporate power and authority to conduct its business as it is presently being conducted and to own, lease or operate its properties and assets.

(c) Organizational Documents. Parent has made available to the Company true, correct and complete copies of the certificate of incorporation, bylaws and other similar organizational documents of Parent and Merger Sub, each as amended to date. Neither Parent nor Merger Sub is in violation of its certificate of incorporation, bylaws or other similar organizational document.

4.2 Power; Enforceability. Each of Parent and Merger Sub has the requisite power and authority to (a) execute and deliver this Agreement; (b) perform its covenants and obligations hereunder; and (c) consummate the Merger. The execution and delivery of this Agreement by each of Parent and Merger Sub, the performance by each of Parent and Merger Sub of its respective covenants and obligations hereunder and the consummation of the Merger have been duly authorized by all necessary action on the part of each of Parent and Merger Sub and no additional actions on the part of Parent or Merger Sub are necessary to authorize (i) the execution and delivery of this Agreement by each of Parent and Merger Sub; (ii) the performance by each of Parent and Merger Sub of its respective covenants and obligations hereunder; or (iii) the consummation of the Merger. This Agreement has been duly executed and delivered by each of Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of each of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, except as such enforceability (A) may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting or relating to creditors’ rights generally; and (B) is subject to general principles of equity.

4.3 Non-Contravention. The execution and delivery of this Agreement by each of Parent and Merger Sub, the performance by each of Parent and Merger Sub of their respective covenants and obligations hereunder, and the consummation of the Merger do not (a) violate or conflict with any provision of the certificate of incorporation, bylaws or other similar organizational documents of Parent or Merger Sub; (b) violate, conflict with, result in the breach of, constitute a default (or an event that, with notice or lapse of time or both, would become a default) pursuant to, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration pursuant to any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Parent or Merger Sub is a party or by which Parent, Merger Sub or any of their properties or assets may be bound; (c) assuming the consents, approvals and authorizations referred to in Section 4.4 have been obtained, violate or conflict with any law or order applicable to Parent or Merger Sub or by which any of their properties or assets are bound; or (d) result in the creation of any lien (other than Permitted Liens) upon any of the properties or assets of Parent or Merger Sub, except in the case of each of clauses (b), (c) and (d) for such violations, conflicts, breaches, defaults, terminations, accelerations or liens that would not, individually or in the aggregate, prevent or materially delay the consummation of the Merger or the ability of Parent and Merger Sub to fully perform their respective covenants and obligations pursuant to this Agreement.

4.4 Requisite Governmental Approvals. No Consent of any Governmental Authority is required on the part of Parent, Merger Sub or any of their Affiliates (a) in connection with the execution and delivery of this Agreement by each of Parent and Merger Sub; (b) the performance by each of Parent and Merger Sub of their respective covenants and obligations pursuant to this Agreement; or (c) the consummation of the Merger, except (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and such filings with Governmental Authorities to satisfy the applicable laws of states in which the Company and its Subsidiaries are qualified to do business; (ii) such filings and approvals as may be required by any federal or state securities laws, including compliance with any applicable requirements of the Exchange Act; (iii) compliance with any applicable requirements of the HSR Act and any applicable foreign Antitrust Laws; and (iv) such other Consents the failure of which to obtain would not, individually or in the aggregate, prevent or materially delay the consummation of the Merger or the ability of Parent and Merger Sub to fully perform their respective covenants and obligations pursuant to this Agreement.

4.5 Legal Proceedings; Orders.

(a) No Legal Proceedings. As of the date of this Agreement, there are no Legal Proceedings pending or, to the knowledge of Parent or any of its Affiliates, threatened against Parent or Merger Sub that would, individually or in the aggregate, prevent or materially delay the consummation of the Merger or the ability of Parent and Merger Sub to fully perform their respective covenants and obligations pursuant to this Agreement.

(b) No Orders. Neither Parent nor Merger Sub is subject to any order of any kind or nature that would prevent or materially delay the consummation of the Merger or the ability of Parent and Merger Sub to fully perform their respective covenants and obligations pursuant to this Agreement.

4.6 Ownership of Company Capital Stock. None of Parent, Merger Sub or any of their respective directors, officers, general partners or Affiliates or, to the knowledge of Parent or any of its Affiliates, any employees of Parent, Merger Sub or any of their Affiliates (a) has owned any shares of Company Capital Stock; or (b) has been an “interested stockholder” (as defined in Section 203 of the DGCL) of the Company, in each case during the two years prior to the date of this Agreement.

4.7 Brokers. There is no financial advisor, investment banker, broker, finder, agent or other Person that has been retained by or is authorized to act on behalf of Parent, Merger Sub or any of their Affiliates who is entitled to any financial advisor’s, investment banking, brokerage, finder’s or other fee or commission in connection with the Merger.

4.8 Operations of Parent and Merger Sub. Each of Parent and Merger Sub has been formed solely for the purpose of engaging in the Merger, and, prior to the Effective Time, neither Parent nor Merger Sub will have engaged in any other business activities and will have incurred no liabilities or obligations other than as contemplated by the Equity Commitment Letters or any agreements or arrangements entered into in connection with the Debt Financing, the Guaranties and this Agreement. Parent owns beneficially and of record all of the outstanding capital stock, and other equity and voting interest in, Merger Sub free and clear of all liens.

4.9 No Parent Vote or Approval Required. No vote or consent of the holders of any capital stock of, or other equity or voting interest in, Parent is necessary to approve this Agreement and the Merger. The vote or consent of Parent, as the sole stockholder of Merger Sub, is the only vote or consent of the capital stock of, or other equity interest in, Merger Sub necessary to approve this Agreement and the Merger.

4.10 Guaranties. Concurrently with the execution of this Agreement, each Guarantor has delivered to the Company its respective duly executed Guaranty. Each Guaranty is in full force and effect and constitutes a legal, valid and binding obligation of the applicable Guarantor, enforceable against it in accordance with its terms, except as such enforceability (a) may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting or relating to creditors’ rights generally; and (b) is subject to general principles of equity. No event has occurred that, with notice or lapse of time or both, would, or would reasonably be expected to, constitute a default on the part of either Guarantor pursuant to its respective Guaranty.

4.11 Financing.

(a) Equity Commitment Letters. As of the date of this Agreement, Parent has delivered to the Company true, correct and complete copies of (i) an executed commitment letter, dated as of the date of this Agreement, between Parent and Vista Equity Partners VI, L.P., pursuant to which Vista Equity Partners VI, L.P. has committed, subject to the terms and conditions thereof, to invest in Parent, directly or indirectly, the cash amounts set forth therein for the purpose of funding in part the aggregate value of the Merger and (ii) an executed commitment letter, dated as of the date of this Agreement, between Parent and Vista Holdings Group, L.P., pursuant to which Vista Holdings Group, L.P. has committed, subject to the terms and conditions thereof, to invest in Parent, directly or indirectly, the cash amounts set forth therein for the purpose of funding in part the aggregate value of the Merger (collectively, the “Equity Commitment Letters” and such financing, collectively, the “Equity Financing”). Each Equity Commitment Letter provides that (A) the Company is an express third party beneficiary thereof in connection with the Company’s exercise of its rights under Section 9.8(b); and (B) subject in all respects to Section 9.8(b), Parent and the Guarantors will not oppose the granting of an injunction, specific performance or other equitable relief in connection with the exercise of such third party beneficiary rights.

(b) No Amendments. As of the date of this Agreement, (i) each Equity Commitment Letter and the terms of the Equity Financing have not been amended or modified prior to the date of this Agreement; (ii) no such amendment or modification is contemplated; and (iii) the respective commitments contained therein have not been withdrawn, terminated or rescinded in any respect. There are no other Contracts, agreements, side letters or arrangements to which Parent or Merger Sub is a party relating to the funding or investing, as applicable, of the full amount of the Equity Financing, other than as expressly set forth in the Equity Commitment Letters. Other than as set forth in the Equity Commitment Letters, there are no conditions precedent related to the funding or investing, as applicable, of the full amount of the Equity Financing.

(c) Sufficiency of Equity Financing. The net proceeds of the Equity Financing, when funded in accordance with the Equity Commitment Letters, will be, in the aggregate, sufficient to (i) make all payments contemplated by this Agreement in connection with the Merger (including the payment of all amounts payable pursuant to Article II in connection with or as a result of the Merger); and (ii) pay all fees and expenses required to be paid at the Closing by the Company, Parent or Merger Sub in connection with the Merger and the Equity Financing.

(d) Validity. As of the date of this Agreement, each Equity Commitment Letter (in the form delivered by Parent to the Company) is in full force and effect and constitutes the legal, valid and binding obligations of Parent, Merger Sub and each Guarantor, as applicable, enforceable against Parent, Merger Sub and each Guarantor, as applicable, in accordance with their terms, except as such enforceability (i) may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting or relating to creditors’ rights generally; and (ii) is subject to general principles of equity. Other than as expressly set forth in the Equity Commitment Letters, there are no conditions precedent or other contingencies related to the funding of the full proceeds of the Equity Financing pursuant to any agreement relating to the Equity Financing to which either Guarantor or Parent or Merger Sub, or any of their respective Affiliates, is a party. As of the date of this Agreement, no event has occurred that, with notice or lapse of time or both, would, or would reasonably be expected to, constitute a default or breach on the part of Parent or Merger Sub or either Guarantor pursuant to the Equity Commitment Letters (it being understood that Parent and Merger Sub are not making any representation or warranty regarding the effect of any inaccuracy of the representations and warranties in Article III or the Company’s compliance hereunder). As of the date of this Agreement, Parent has no reason to believe that it will be unable to satisfy on a timely basis any term or condition of the Equity Financing to be satisfied by it, whether or not such term or condition is contained in the Equity Commitment Letters (it being understood that Parent and Merger Sub are not making any representation or warranty regarding the effect of any inaccuracy of the representations and warranties in Article III or the Company’s compliance hereunder). As of the date of this Agreement, Parent and Merger Sub have fully paid, or caused to be fully paid, all commitment or other fees that are due and payable on or prior to the date of this Agreement, in each case pursuant to and in accordance with the terms of the Equity Commitment Letters.

(e) No Exclusive Arrangements. As of the date of this Agreement, none of the Guarantors, Parent, Merger Sub or any of their respective Affiliates has entered into any Contract, arrangement or understanding (i) awarding any agent, broker, investment banker or financial advisor any financial advisory role on an exclusive basis in connection with the Merger; or (ii) expressly prohibiting any bank, investment bank or other potential provider of debt financing from providing or seeking to provide debt financing or financial advisory services to any Person in connection with a transaction relating to the Company or any of its Subsidiaries in connection with the Merger.

4.12 Stockholder and Management Arrangements. As of the date of this Agreement, neither Parent or Merger Sub nor any of their respective Affiliates is a party to any Contract, or has authorized, made or entered into, or committed or agreed to enter into, any formal or informal arrangements or other understandings (whether or not binding) with any stockholder (other than any existing limited partner of either Guarantor or any of its respective Affiliates), director, officer, employee or other Affiliate of the Company or any of its Subsidiaries other than the Voting Agreement (a) relating to (i) this Agreement or the Merger; or (ii) the Surviving Corporation or any of its Subsidiaries, businesses or operations (including as to continuing employment) from and after the Effective Time; or (b) pursuant to which any (i) such holder of Company Common Stock would be entitled to receive consideration of a different amount or nature than the Per Share Price in respect of such holder’s shares of Company Common Stock; (ii) such holder of Company Common Stock has agreed to approve this Agreement or vote against any Superior Proposal; or (iii) such stockholder, director, officer, employee or other Affiliate of the Company other than the Guarantors has agreed to provide, directly or indirectly, equity investment to Parent, Merger Sub or the Company to finance any portion of the Merger.

4.13 Solvency. As of the Effective Time and immediately after giving effect to the Merger (including the payment of all amounts payable pursuant to Article II in connection with or as a result of the Merger and all related fees and expenses of Parent, Merger Sub, the Company and their respective Subsidiaries in connection therewith), (a) the amount of the “fair saleable value” of the assets of each of the Surviving Corporation and its Subsidiaries will exceed (i) the value of all liabilities of the Surviving Corporation and such Subsidiaries, including contingent and other liabilities; and (ii) the amount that will be required to pay the probable liabilities of each of the Surviving Corporation and its Subsidiaries on their existing debts (including contingent liabilities) as such debts become absolute and matured; (b) each of the Surviving Corporation and its Subsidiaries will not have an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged; and (c) each of the Surviving Corporation and its Subsidiaries will be able to pay its liabilities, including contingent and other liabilities, as they mature. For purposes of the foregoing, “not have an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged” and “able to pay its liabilities, including contingent and other liabilities, as they mature” means that such Person will be able to generate enough cash from operations, asset dispositions or refinancing, or a combination thereof, to meet its obligations as they become due.

4.14 No Other Negotiations. Except as set forth on the Parent Disclosure Schedules, as of the date of this Agreement, none of Parent, Merger Sub or any of their respective Affiliates are involved in substantive negotiations with respect to the acquisition of any business that would reasonably be deemed to be competitive with the businesses of the Company and its Subsidiaries.

4.15 Exclusivity of Representations and Warranties.

(a) No Other Representations and Warranties. Each of Parent and Merger Sub, on behalf of itself and its Subsidiaries, acknowledges and agrees that, except for the representations and warranties expressly set forth in Article III:

(i) neither the Company nor any of its Subsidiaries (or any other Person) makes, or has made, any representation or warranty relating to the Company, its Subsidiaries or any of their businesses, operations or otherwise in connection with this Agreement or the Merger;

(ii) no Person has been authorized by the Company, any of its Subsidiaries or any of its or their respective Affiliates or Representatives to make any representation or warranty relating to the Company, its Subsidiaries or any of their businesses or operations or otherwise in connection with this Agreement or the Merger, and if made, such representation or warranty must not be relied upon by Parent, Merger Sub or any of their respective Affiliates or Representatives as having been authorized by the Company, any of its Subsidiaries or any of its or their respective Affiliates or Representatives (or any other Person); and

(iii) the representations and warranties made by the Company in this Agreement are in lieu of and are exclusive of all other representations and warranties, including any express or implied or as to merchantability or fitness for a particular purpose, and the Company hereby disclaims any other or implied representations or warranties, notwithstanding the delivery or disclosure to Parent, Merger Sub or any of their respective Affiliates or Representatives of any documentation or other information (including any financial information, supplemental data or financial projections or other forward-looking statements).

(b) No Reliance. Each of Parent and Merger Sub, on behalf of itself and its Subsidiaries, acknowledges and agrees that, except for the representations and warranties expressly set forth in Article III, it is not acting (including, as applicable, by entering into this Agreement or consummating the Merger) in reliance on:

(i) any representation or warranty, express or implied;

(ii) any estimate, projection, prediction, data, financial information, memorandum, presentation or other materials or information provided or addressed to Parent, Merger Sub or any of their respective Affiliates or Representatives, including any materials or information made available in the electronic data room hosted by or on behalf of the Company in connection with the Merger, in connection with presentations by the Company’s management or in any other forum or setting; or

(iii) the accuracy or completeness of any other representation, warranty, estimate, projection, prediction, data, financial information, memorandum, presentation or other materials or information.

ARTICLE V

INTERIM OPERATIONS OF THE COMPANY

5.1 Affirmative Obligations. Except (a) as expressly contemplated by this Agreement; (b) as set forth in Section 5.1 or Section 5.2 of the Company Disclosure Letter; (c) as contemplated by Section 5.2; or (d) as approved by Parent (which approval will not be unreasonably withheld, conditioned or delayed), at all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the

Effective Time, the Company will, and will cause each of its Subsidiaries to, (i) use its respective reasonable best efforts to maintain its existence in good standing pursuant to applicable law; (ii) subject to the restrictions and exceptions set forth in Section 5.2 or elsewhere in this Agreement, conduct its business and operations in the ordinary course of business; and (iii) use its respective reasonable best efforts to (a) preserve intact its material assets, properties, Contracts or other legally binding understandings, licenses and business organizations; (b) keep available the services of its current officers and key employees; and (c) preserve the current relationships with customers, suppliers, distributors, lessors, licensors, licensees, creditors, contractors and other Persons with which the Company or any of its Subsidiaries has business relations.

5.2 Forbearance Covenants. Except (i) as set forth in Section 5.2 of the Company Disclosure Letter; (ii) as approved by Parent (which approval will not be unreasonably withheld, conditioned or delayed); or (iii) as expressly contemplated by the terms of this Agreement, at all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company will not, and will not permit any of its Subsidiaries, to:

(a) amend the Charter, the Bylaws or any other similar organizational document;

(b) propose or adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;

(c) issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any Company Securities, except (A) for the issuance and sale of shares of Company Common Stock pursuant to Company Options or Company Stock-Based Awards outstanding as of the Capitalization Date in accordance with their terms; (B) in connection with agreements in effect on the date of this Agreement; or (C) as contemplated by Section 5.2(g);

(d) directly or indirectly acquire, repurchase or redeem any securities, except for (A) repurchases of Company Securities pursuant to the terms and conditions of Company Stock-Based Awards outstanding as of the date of this Agreement in accordance with their terms as of the date of this Agreement, or (B) transactions between the Company and any of its direct or indirect Subsidiaries;

(e) (A) adjust, split, combine or reclassify any shares of capital stock, or issue or authorize or propose the issuance of any other Company Securities in respect of, in lieu of or in substitution for, shares of its capital stock or other equity or voting interest; (B) declare, set aside or pay any dividend or other distribution (whether in cash, shares or property or any combination thereof) in respect of any shares of capital stock or other equity or voting interest, or make any other actual, constructive or deemed distribution in respect of the shares of capital stock or other equity or voting interest, except for cash dividends made by any direct or indirect wholly owned Subsidiary of the Company to the Company or one of its other wholly owned Subsidiaries; (C) pledge or encumber any shares of its capital stock or other equity or voting interest; or (D) modify the terms of any shares of its capital stock or other equity or voting interest;

(f) (A) incur, assume or suffer any Indebtedness (including any long-term or short-term debt) or issue any debt securities, except (1) for trade payables incurred in the ordinary course of business; and (2) for loans or advances to direct or indirect wholly owned Subsidiaries of the Company; (B) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person, except with respect to obligations of direct or indirect wholly owned Subsidiaries of the Company; (C) make any loans, advances or capital contributions to, or investments in, any other Person, except for (a) extensions of credit to customers in the ordinary course of business; and (b) advances to directors, officers and other employees for travel and other business-related expenses, in each case in the ordinary course of business and in compliance in all material respects with the Company’s policies related thereto; or (D) acquire, lease, license, sell, abandon, transfer, assign, guarantee, exchange, mortgage, pledge or otherwise encumber any assets, tangible or intangible, or create or suffer to exist any lien thereupon (other than Permitted Liens), in each case in excess of $250,000 individually, other than the sale, lease or licensing of products or services of the Company and its Subsidiaries in the ordinary course of business and any capital expenditures permitted by (or consented to by Parent) under Section 5.2(k);

(g) (A) enter into, adopt, amend (including accelerating the vesting), modify or terminate any material bonus, profit sharing, compensation, severance, termination, option, appreciation right, performance unit, stock equivalent, share purchase agreement, pension, retirement, deferred compensation, employment, severance or other Employee Plan or employee benefit agreement, trust, plan, fund or other arrangement for the compensation, benefit or welfare of any director, officer or employee in any manner; (B) increase the compensation of any director, officer or employee, pay any special bonus or special remuneration to any director, officer or employee, or pay any benefit not required by (or accelerate the time of payment or vesting of any payment becoming due under) any Employee Plan as in effect as of the date of this Agreement, except in the case of each of (A) and (B), (1) as may be required by applicable law; (2) in connection with any new employee hires in the ordinary course of business and consistent with past practice and whose annual salary is less than $250,000; or (3) for increases in compensation for employees below the level of vice president to the extent that such increases are in the ordinary course of business and consistent with past practice (it being understood that these exceptions will not apply to any actions otherwise prohibited by Section 5.2(c); or (C) enter into any change in control, severance or similar agreement or any retention or similar agreement with any officer, employee, director or independent contractor;

(h) settle, release, waive or compromise any pending or threatened material Legal Proceeding or other claim, except for the settlement of any Legal Proceedings or other claim that is (A) reflected or reserved against in the Audited Company Balance Sheet; (B) for solely monetary payments of no more than $50,000 individually and $100,000 in the aggregate; or (C) settled in compliance with Section 6.15;

(i) except as required by applicable law or GAAP, (A) revalue in any material respect any of its properties or assets, including writing-off notes or accounts receivable, other than in the ordinary course of business; or (B) make any change in any of its accounting principles or practices;

(j) (A) make or change any material Tax election; (B) settle, consent to or compromise any material Tax claim or assessment or surrender a right to a material Tax refund; (C) consent to any extension or waiver of any limitation period with respect to any material Tax claim or assessment; (D) file an amended Tax Return that could materially increase the Taxes payable by the Company or its Subsidiaries; or (E) enter into a closing agreement with any Governmental Authority regarding any material Tax;

(k) (A) incur or commit to incur any capital expenditures other than (1) consistent with the capital expenditure budget set forth in Section 5.2(k) of the Company Disclosure Letter; or (2) to the extent that such capital expenditures do not exceed $1,000,000 individually or $5,000,000 in the aggregate; (B) enter into, modify, amend or terminate any (a) Contract (other than any Material Contract) that if so entered into, modified, amended or terminated would have a Company Material Adverse Effect; or (b) Material Contract except in the ordinary course of business; (C) maintain insurance at less than current levels or otherwise in a manner inconsistent with past practice; (D) engage in any transaction with, or enter into any agreement, arrangement or understanding with, any Affiliate of the Company or other Person covered by Item 404 of Regulation S-K promulgated by the SEC that would be required to be disclosed pursuant to Item 404; (E) effectuate a “plant closing,” “mass layoff” (each as defined in WARN) or other employee layoff event affecting in whole or in part any site of employment, facility, operating unit or employee; (F) grant any material refunds, credits, rebates or other allowances to any end user, customer, reseller or distributor, in each case other than in the ordinary course of business; or (G) waive, release, grant or transfer any right of material value other than in the ordinary course of business;

(l) acquire (by merger, consolidation or acquisition of stock or assets) any other Person or any material equity interest therein or enter into any joint venture, legal partnership (excluding, for avoidance of doubt, strategic relationships, alliances, reseller agreements and similar commercial relationships), limited liability corporation or similar arrangement with any third Person;

(m) enter into any collective bargaining agreement or agreement to form a work council or other agreement with any labor organization or works council (except to the extent required by applicable Legal Requirements);

(n) adopt or implement any stockholder rights plan or similar arrangement, in each case, applicable to the Merger or any other transaction consummated pursuant to Parent’s rights under Section 5.3(d)(i)(2) or Section 5.3(d)(ii)(3); or

(o) enter into, authorize any of, or agree or commit to enter into a Contract to take any of the actions prohibited by this Section 5.2.

For purposes of this Section 5.2, no breach (other than a willful breach) shall be deemed a failure to perform “in all material respects” for purposes of Section 7.2(b) unless such breach, individually or together with other breaches of this Section 5.2, results or would reasonably be expected to result in additional cost, expense or liability to Company, Parent and their Affiliates that is more than $3,000,000 (provided, that, for the avoidance of doubt, the effect of any such breach may be taken into account, if and to the extent applicable, in determining the satisfaction of the condition set forth in Section 7.2(a)(iii)).

5.3 No Solicitation.

(a) No Solicitation or Negotiation. Subject to the terms of Section 5.3(b), from the date of this Agreement until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company will cease and cause to be terminated any discussions or negotiations with any Person and its Affiliates, directors, officers, employees, consultants, agents, representatives and advisors (collectively, “Representatives”) that would be prohibited by this Section 5.3(a), request the prompt return or destruction of all non-public information concerning the Company or its Subsidiaries theretofore furnished to any such Person with whom a confidentiality agreement was entered into at any time within the three month period immediately preceding the date of this Agreement and will (A) cease providing any further information with respect to the Company or any Acquisition Proposal to any such Person or its Representatives; and (B) terminate all access granted to any such Person and its Representatives to any physical or electronic data room. Subject to the terms of Section 5.3(b), from the date of this Agreement until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company and its Subsidiaries will not, and will not instruct, authorize or knowingly permit any of their respective Representatives to, directly or indirectly, (i) solicit, initiate, propose or induce the making, submission or announcement of, or knowingly encourage, facilitate or assist, any proposal or inquiry that constitutes, or is reasonably expected to lead to, an Acquisition Proposal; (ii) furnish to any Person (other than to Parent, Merger Sub or any designees of Parent or Merger Sub) any non-public information relating to the Company or any of its Subsidiaries or afford to any Person access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Company or any of its Subsidiaries (other than Parent, Merger Sub or any designees of Parent or Merger Sub), in any such case with the intent to induce the making, submission or announcement of, or to knowingly encourage, facilitate or assist, any proposal or inquiry that constitutes, or is reasonably expected to lead to, an Acquisition Proposal or any inquiries or the making of any proposal that would reasonably be expected to lead to an Acquisition Proposal; (iii) participate or engage in discussions or negotiations with any Person with respect to an Acquisition Proposal (other than informing such Persons of the provisions contained in this Section 5.3); (iv) approve, endorse or recommend any proposal that constitutes, or is reasonably expected to lead to, an Acquisition Proposal; or (v) enter into any letter of intent, memorandum of understanding, merger agreement, acquisition agreement or other Contract relating to an Acquisition Transaction, other than an Acceptable Confidentiality Agreement (any such letter of intent, memorandum of understanding, merger agreement, acquisition agreement or other Contract relating to an Acquisition Transaction, an “Alternative Acquisition Agreement”). From the date of this Agreement until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company will not be required to enforce, and will be permitted to waive, any provision of any standstill or confidentiality agreement solely to the extent that such provision prohibits or purports to prohibit a confidential proposal being made to the Company Board (or any committee thereof).

(b) Superior Proposals. Notwithstanding anything to contrary set forth in this Section 5.3, from the date of this Agreement until the Company’s receipt of the Requisite Stockholder Approval, the Company and the Company Board (or a committee thereof) may, directly or indirectly through one or more of their Representatives (including the Advisor), participate or engage in discussions or negotiations with, furnish any non-public information relating to the Company or any of its Subsidiaries to, or afford access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Company or any of its Subsidiaries pursuant to an Acceptable Confidentiality Agreement to any Person or its Representatives that has made or delivered to the Company an Acquisition Proposal after the date of this Agreement that was not solicited in material breach of Section 5.3(a); provided, however, that the Company Board (or a committee thereof) has determined in good faith (after consultation with its financial advisor and outside legal counsel) that such Acquisition Proposal either constitutes a Superior Proposal or is reasonably likely to lead to a Superior Proposal, and the Company Board (or a committee thereof) has determined in good faith (after consultation with its financial advisor and outside legal counsel) that the failure to take the actions contemplated by this Section 5.3(b) would be inconsistent with its fiduciary obligations pursuant to applicable law; and provided further, however, that the Company will promptly (and in any event within one Business Day) make available to Parent any non-public information concerning the Company and its Subsidiaries that is provided to any such Person or its Representatives that was not previously made available to Parent.

(c) No Change in Company Board Recommendation or Entry into an Alternative Acquisition Agreement. Except as provided by Section 5.3(d), at no time after the date of this Agreement may the Company Board (or a committee thereof):

(i) (A) withhold, withdraw, amend, qualify or modify, or publicly propose to withhold, withdraw, amend, qualify or modify, the Company Board Recommendation in a manner adverse to Parent in any material respect; (B) adopt, approve, endorse, recommend or otherwise declare advisable an Acquisition Proposal; (C) fail to publicly reaffirm the Company Board Recommendation within 10 Business Days after Parent so requests in writing (it being understood that the Company will have no obligation to make such reaffirmation on more than three separate occasions); (D) take or fail to take any formal action or make or fail to make any recommendation or public statement in connection with a tender or exchange offer, other than a recommendation against such offer or a “stop, look and listen” communication by the Company Board (or a committee thereof) to the Company Stockholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act (or any substantially similar communication) (it being understood that the Company Board (or a committee thereof) may refrain from taking a position with respect to an Acquisition Proposal until the close of business on the 10th Business Day after the commencement of a tender or exchange offer in connection with such Acquisition Proposal without such action being considered a violation of this Section 5.3); or (E) fail to include the Company Board Recommendation in the Proxy Statement (any action described in clauses (A) through (E), a “Company Board Recommendation Change”); provided, however, that, for the avoidance of doubt, none of (1) the determination by the Company Board (or a committee thereof) that an Acquisition Proposal constitutes a Superior Proposal; or (2) the delivery by the Company to Parent of any notice contemplated by Section 5.3(d) will constitute a Company Board Recommendation Change; or

(ii) cause or permit the Company or any of its Subsidiaries to enter into an Alternative Acquisition Agreement.

(d) Company Board Recommendation Change; Entry into Alternative Acquisition Agreement. Notwithstanding anything to the contrary set forth in this Agreement, at any time prior to obtaining the Requisite Stockholder Approval:

(i) other than in connection with a bona fide Acquisition Proposal that constitutes a Superior Proposal, the Company Board (or a committee thereof) may effect a Company Board Recommendation Change in response to any positive material event or development or material change in circumstances with respect to the Company that was (A) not actually known to, or reasonably expected by, the Company Board as of the date of this Agreement; or (B) does not relate to (a) any Acquisition Proposal; or (b) the mere fact, in and of itself, that the Company meets or exceeds any internal or published projections, forecasts, estimates or predictions of revenue, earnings or other financial or operating metrics for any period ending on or after the date of this Agreement, or changes after the date of this Agreement in the market price or trading volume of the Company Common Stock or the credit rating of the Company (it being understood that the underlying cause of any of the foregoing in this clause (b) may be considered and taken into account) (each such event, an “Intervening Event”), if the Company Board (or a committee thereof) determines in good faith (after consultation with its financial advisor and outside legal counsel) that the failure to do so would be inconsistent with its fiduciary obligations pursuant to applicable law and if and only if:

(1) the Company has provided prior written notice to Parent at least two Business Days in advance to the effect that the Company Board (or a committee thereof) has (A) so determined; and (B) resolved to effect a Company Board Recommendation Change pursuant to this Section 5.3(d)(i), which notice will specify the applicable Intervening Event in reasonable detail; and

(2) prior to effecting such Company Board Recommendation Change, the Company and its Representatives, during such two Business Day period, must have (A) negotiated with Parent and its Representatives in good faith (to the extent that Parent desires to so negotiate) to make such adjustments to the terms and conditions of this Agreement so that the Company Board (or a committee thereof) no longer determines that the failure to make a Company Board Recommendation Change in response to such Intervening Event would be inconsistent with its fiduciary obligations pursuant to applicable law; and (B) permitted Parent and its Representatives to make a presentation to the Company Board regarding this Agreement and any adjustments with respect thereto (to the extent that Parent requests to make such a presentation); or

(ii) if the Company has received a bona fide Acquisition Proposal that the Company Board (or a committee thereof) has concluded in good faith (after consultation with its financial advisor and outside legal counsel) is a Superior Proposal, then the Company Board may (A) effect a Company Board Recommendation Change with respect to such Acquisition Proposal; or (B) authorize the Company to terminate this Agreement to enter into an Alternative Acquisition Agreement with respect to such Acquisition Proposal, in each case if and only if:

(1) the Company Board (or a committee thereof) determines in good faith (after consultation with its financial advisor and outside legal counsel) that the failure to do so would be inconsistent with its fiduciary obligations pursuant to applicable law;

(2) the Company has complied in all material respects with its obligations pursuant to this Section 5.3 with respect to such Acquisition Proposal;

(3) (i) the Company has provided prior written notice to Parent at least two Business Days in advance (the “Notice Period”) to the effect that the Company Board (or a committee thereof) has (A) received a bona fide Acquisition Proposal that has not been withdrawn; (B) concluded in good faith that such Acquisition Proposal constitutes a Superior Proposal; and (C) resolved to effect a Company Board Recommendation Change or to terminate this Agreement pursuant to this Section 5.3(d)(ii) absent any revision to the terms and conditions of this Agreement, which notice will specify the basis for such Company Board Recommendation Change or termination, including the identity of the Person or “group” of Persons making such Acquisition Proposal, the material terms thereof and copies of all relevant documents relating to such Acquisition Proposal; and (ii) prior to effecting such Company Board Recommendation Change or termination, the Company and its Representatives, during the Notice Period, must have (1) negotiated with Parent and its Representatives in good faith (to the extent that Parent desires to so negotiate) to make such adjustments to the terms and conditions of this Agreement so that such Acquisition Proposal would cease to constitute a Superior Proposal; and (2) permitted Parent and its Representatives to make a presentation to the Company Board regarding this Agreement and any adjustments with respect thereto (to the extent that Parent requests to make such a presentation); provided, however, that in the event of any material revisions to such Acquisition Proposal, the Company will be required to deliver a new written notice to Parent and to comply with the requirements of this Section 5.3(d)(ii)(3) (other than the requirement of a presentation as contemplated by clause (ii)(3) above) with respect to such new written notice (it being understood that the “Notice Period” in respect of such new written notice will be one Business Day); and

(4) in the event of any termination of this Agreement in order to cause or permit the Company or any of its Subsidiaries to enter into an Alternative Acquisition Agreement with respect to such Acquisition Proposal, the Company will have validly terminated this Agreement in accordance with Section 8.1(h), including paying the Company Termination Fee in accordance with Section 8.3(b)(iii).

(e) Notice. From the date of this Agreement until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company will promptly (and, in any event, within one Business Day) notify Parent if any inquiries, offers or proposals that constitute an Acquisition Proposal are received by, any non-public information is requested from, or any discussions or negotiations are sought to be initiated or continued with, the Company or any of its Representatives. Such notice must include (i) the identity of the Person or “group” of Persons making such offers or proposals (unless, in each case, such disclosure is prohibited pursuant to the terms of any confidentiality agreement with such Person or “group” of Persons that is in effect on the date of this Agreement); and (ii) a summary of the material terms and conditions of such offers or proposals. Thereafter, the Company must keep Parent reasonably informed, on a prompt basis, of the status and terms of any such offers or proposals (including any amendments thereto) and the status of any such discussions or negotiations.

(f) Certain Disclosures. Nothing in this Agreement will prohibit the Company or the Company Board (or a committee thereof) from (i) taking and disclosing to the Company Stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or complying with Rule 14d-9 promulgated under the Exchange Act, including a “stop, look and listen” communication by the Company Board (or a committee thereof) to the Company Stockholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act (or any substantially similar communication); (ii) complying with Item 1012(a) of Regulation M-A promulgated under the Exchange Act; (iii) informing any Person of the existence of the provisions contained in this Section 5.3; or (iv) making any disclosure to the Company Stockholders (including regarding the business, financial condition or results of operations of the Company and its Subsidiaries) that the Company Board (or a committee thereof) has determined to make in good faith in order to comply with applicable law, regulation or stock exchange rule or listing agreement, it being understood that any such statement or disclosure made by the Company Board (or a committee thereof) pursuant to this Section 5.3(f) must be subject to the terms and conditions of this Agreement and will not limit or otherwise affect the obligations of the Company or the Company Board (or any committee thereof) and the rights of Parent under this Section 5.3, it being understood that nothing in the foregoing will be deemed to permit the Company or the Company Board (or a committee thereof) to effect a Company Board Recommendation Change other than in accordance with Section 5.3(d). In addition, it is understood and agreed that, for purposes of this Agreement, a factually accurate public statement by the Company or the Company Board (or a committee thereof) that describes the Company’s receipt of an Acquisition Proposal, the identity of the Person making such Acquisition Proposal, the material terms of such Acquisition Proposal and the operation of this Agreement with respect thereto will not be deemed to be (A) a withholding, withdrawal, amendment, or modification, or proposal by the Company Board (or a committee thereof) to withhold, withdraw, amend or modify, the Company Board Recommendation; (B) an adoption, approval or recommendation with respect to such Acquisition Proposal; or (C) a Company Board Recommendation Change.

(g) Breach by Representatives. The Company agrees that any material breach of this Section 5.3 by any of its Representatives (which shall include the entities listed in Section 5.3(g) of the Company Disclosure Letter) will be deemed to be a breach of this Agreement by the Company.

ARTICLE VI

ADDITIONAL COVENANTS

6.1 Required Action and Forbearance; Efforts.

(a) Reasonable Best Efforts. Upon the terms and subject to the conditions set forth in this Agreement, Parent and Merger Sub, on the one hand, and the Company, on the other hand, will use their respective reasonable best efforts (A) to take (or cause to be taken) all actions;

(B) do (or cause to be done) all things; and (C) assist and cooperate with the other Parties in doing (or causing to be done) all things, in each case as are necessary, proper or advisable pursuant to applicable law or otherwise to consummate and make effective, in the most expeditious manner practicable, the Merger, including by:

(i) causing the conditions to the Merger set forth in Article VII to be satisfied;

(ii) (1) obtaining all consents, waivers, approvals, orders and authorizations from Governmental Authorities; and (2) making all registrations, declarations and filings with Governmental Authorities, in each case that are necessary or advisable to consummate the Merger;

(iii) obtaining all consents, waivers and approvals and delivering all notifications pursuant to any Material Contracts in connection with this Agreement and the consummation of the Merger so as to maintain and preserve the benefits to the Surviving Corporation of such Material Contracts as of and following the consummation of the Merger; and

(iv) executing and delivering any Contracts and other instruments that are reasonably necessary to consummate the Merger.

(b) No Failure to Take Necessary Action. In addition to the foregoing, subject to the terms and conditions of this Agreement (including subject to clause (D) of the second sentence of Section 6.2(a)), neither Parent or Merger Sub, on the one hand, nor the Company, on the other hand, will take any action, or fail to take any action, that is intended to or has (or would reasonably be expected to have) the effect of (i) preventing, impairing, delaying or otherwise adversely affecting the consummation of the Merger; or (ii) the ability of such Party to fully perform its obligations pursuant to this Agreement. For the avoidance of doubt, no action by the Company taken in compliance with Section 5.3 will be considered a violation of this Section 6.1.

(c) No Consent Fee. Notwithstanding anything to the contrary set forth in this Section 6.1 or elsewhere in this Agreement, neither the Company nor any of its Subsidiaries will be required to agree to the payment of a consent fee, “profit sharing” payment or other consideration (including increased or accelerated payments), or the provision of additional security (including a guaranty), in connection with the Merger, including in connection with obtaining any consent pursuant to any Material Contract.

6.2 Antitrust Filings.

(a) Filing Under the HSR Act and Other Applicable Antitrust Laws. Each of Parent and Merger Sub (and their respective Affiliates, if applicable), on the one hand, and the Company (and its Affiliates, if applicable), on the other hand, will, to the extent required in the reasonable judgment of counsel to Parent and the Company, (i) file with the FTC and the Antitrust Division of the DOJ a Notification and Report Form relating to this Agreement and the Merger as required by the HSR Act within 7 Business Days following the date of this Agreement; and (ii) promptly file comparable pre-merger or post-merger notification filings, forms and submissions with any Governmental Authority pursuant to other applicable Antitrust Laws in connection with the Merger, with the Parent having primary responsibility for the making of such filings. Each of Parent and the Company will (A) cooperate and coordinate (and cause its respective Affiliates to cooperate and coordinate) with the other in the making of such filings; (B) supply the other (or cause the other to be supplied) with any information that may be required in order to make such filings; (C) supply (or cause the other to be supplied) any additional information that may be required or requested by the FTC, the DOJ or the Governmental Authorities of any other applicable jurisdiction in which any such filing is made; and (D) use reasonable best efforts to (1) cause the expiration or termination of the applicable waiting periods pursuant to the HSR Act and any other Antitrust Laws applicable to the Merger; and (2) obtain any required consents pursuant to any Antitrust Laws applicable to the Merger, in each case as soon as practicable. If any Party or Affiliate thereof receives a request for additional information or documentary material from any Governmental Authority with respect to the Merger pursuant to the HSR Act or any other Antitrust Laws applicable to the Merger, then such Party will make (or cause to be made), as soon as reasonably practicable and after consultation with the other Parties, an appropriate response in compliance with such request.

(b) Cooperation. In furtherance and not in limitation of the foregoing, the Company, Parent and Merger Sub shall (and shall cause their respective Subsidiaries to), subject to any restrictions under applicable laws, (i) promptly notify the other parties hereto of, and, if in writing, furnish the others with copies of (or, in the case of oral communications, advise the others of the contents of) any material communication received by such Person from a Governmental Authority in connection with the Merger and permit the other parties to review and discuss in advance (and to consider in good faith any comments made by the other parties in relation to) any proposed draft notifications, formal notifications, filing, submission or other written communication (and any analyses, memoranda, white papers, presentations, correspondence or other documents submitted therewith) made in connection with the Merger to a Governmental Authority; (ii) keep the other parties reasonably informed with respect to the status of any such submissions and filings to any Governmental Authority in connection with the Merger and any developments, meetings or discussions with any Governmental Authority in respect thereof, including with respect to (A) the receipt of any non-action, action, clearance, consent, approval or waiver, (B) the expiration of any waiting period, (C) the commencement or proposed or threatened commencement of any investigation, litigation or administrative or judicial action or proceeding under applicable Laws and (D) the nature and status of any objections raised or proposed or threatened to be raised by any Governmental Authority with respect to the Merger; and (iii) not independently participate in any meeting, hearing, proceeding or discussions (whether in person, by telephone or otherwise) with or before any Governmental Authority in respect of the Merger without giving the other parties reasonable prior notice of such meeting or discussions and, unless prohibited by such Governmental Authority, the opportunity to attend or participate. However, each of the Company, Parent and Merger Sub may designate any non-public information provided to any Governmental Authority as restricted to “outside counsel” only and any such information shall not be shared with employees, officers or directors or their equivalents of the other party without approval of the party providing the non-public information; provided, however, that each of Company, Parent and Merger Sub may redact any valuation and related information before sharing any information provided to any Governmental Authority with another Party on an “outside counsel” only basis.

6.3 Proxy Statement and Other Required SEC Filings.

(a) Proxy Statement. Promptly following the date of this Agreement, the Company will prepare and file with the SEC a preliminary proxy statement (as amended or supplemented, the “Proxy Statement”) relating to the Company Stockholder Meeting. Subject to Section 5.3, the Company must include the Company Board Recommendation in the Proxy Statement.

(b) Other Required Company Filing. If the Company determines that it is required to file any document other than the Proxy Statement with the SEC in connection with the Merger pursuant to applicable law (such document, as amended or supplemented, an “Other Required Company Filing”), then the Company will promptly prepare and file such Other Required Company Filing with the SEC. The Company will use its reasonable best efforts to cause the Proxy Statement and any Other Required Company Filing to comply as to form in all material respects with the applicable requirements of the Exchange Act and the rules of the SEC and NYSE. The Company may not file the Proxy Statement or any Other Required Company Filing with the SEC without first providing Parent and its counsel a reasonable opportunity to review and comment thereon, and the Company will give due consideration to all reasonable additions, deletions or changes suggested thereto by Parent or its counsel. On the date of filing, the date of mailing to the Company Stockholders (if applicable) and at the time of the Company Stockholder Meeting, neither the Proxy Statement nor any Other Required Company Filing will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading. Notwithstanding the foregoing, no covenant is made by the Company with respect to any information supplied by Parent, Merger Sub or any of their Affiliates for inclusion or incorporation by reference in the Proxy Statement or any Other Required Company Filing. The information supplied by the Company for inclusion or incorporation by reference in any Other Required Parent Filings will not, at the time that such Other Required Parent Filing is filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

(c) Other Required Parent Filing. If Parent, Merger Sub or any of their respective Affiliates determines that it is required to file any document with the SEC in connection with the Merger or the Company Stockholder Meeting pursuant to applicable law (an “Other Required Parent Filing”), then Parent and Merger Sub will, and will cause their respective Affiliates to, promptly prepare and file such Other Required Parent Filing with the SEC. Parent and Merger Sub will cause, and will cause their respective Affiliates to cause, any Other Required Parent Filing to comply as to form in all material respects with the applicable requirements of the Exchange Act and the rules of the SEC. Neither Parent or Merger Sub nor any of their respective Affiliates may file any Other Required Parent Filing (or any amendment thereto) with the SEC without first providing the Company and its counsel a reasonable opportunity to review and comment thereon, and Parent will give due consideration to all reasonable additions, deletions or changes suggested thereto by the Company or its counsel. On the date of filing, the date of mailing to the Company Stockholders (if applicable) and at the time of the Company Stockholder Meeting, no Other Required Company Filing may contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading. Notwithstanding the foregoing, no covenant is made by Parent or Merger Sub with respect to any information supplied by the Company for inclusion or incorporation by reference in any Other Required Company Filing. The information supplied by Parent, Merger Sub and their respective Affiliates for inclusion or incorporation by reference in the Proxy Statement or any Other Required Company Filing will not, at the time that the Proxy Statement or such Other Required Company Filing is filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

(d) Furnishing Information. Each of the Company, on the one hand, and Parent and Merger Sub, on the other hand, will furnish all information concerning it and its Affiliates, if applicable, as the other Party may reasonably request in connection with the preparation and filing with the SEC of the Proxy Statement and any Other Required Company Filing or any Other Required Parent Filing. If at any time prior to the Company Stockholder Meeting any information relating to the Company, Parent, Merger Sub or any of their respective Affiliates should be discovered by the Company, on the one hand, or Parent or Merger Sub, on the other hand, that should be set forth in an amendment or supplement to the Proxy Statement, any Other Required Company Filing or any Other Required Parent Filing, as the case may be, so that such filing would not include any misstatement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, then the Party that discovers such information will promptly notify the other, and an appropriate amendment or supplement to such filing describing such information will be promptly prepared and filed with the SEC by the appropriate Party and, to the extent required by applicable law or the SEC or its staff, disseminated to the Company Stockholders.

(e) Consultation Prior to Certain Communications. The Company and its Affiliates, on the one hand, and Parent, Merger Sub and their respective Affiliates, on the other hand, may not communicate in writing with the SEC or its staff with respect to the Proxy Statement, any Other Required Company Filing or any Other Required Parent Filing, as the case may be, without first providing the other Party a reasonable opportunity to review and comment on such written communication, and each Party will give due consideration to all reasonable additions, deletions or changes suggested thereto by the other Parties or their respective counsel.

(f) Notices. The Company, on the one hand, and Parent and Merger Sub, on the other hand, will advise the other, promptly after it receives notice thereof, of any receipt of a request by the SEC or its staff for (i) any amendment or revisions to the Proxy Statement, any Other Required Company Filing or any Other Required Parent Filing, as the case may be; (ii) any receipt of comments from the SEC or its staff on the Proxy Statement, any Other Required Company Filing or any Other Required Parent Filing, as the case may be; or (iii) any receipt of a request by the SEC or its staff for additional information in connection therewith.

(g) Dissemination of Proxy Statement. Subject to applicable law, the Company will use its reasonable best efforts to cause the Proxy Statement to be disseminated to the Company Stockholders as promptly as reasonably practicable following the filing thereof with the SEC and confirmation from the SEC that it will not review, or that it has completed its review of, the Proxy Statement.

6.4 Company Stockholder Meeting.

(a) Call of Company Stockholder Meeting. Subject to the provisions of this Agreement, the Company will take all action necessary in accordance with the DGCL, the Charter, the Bylaws and the rules of NYSE to establish a record date for (and the Company will not change the record date without the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed)), duly call, give notice of, convene and hold a meeting of its stockholders (the “Company Stockholder Meeting”) as promptly as reasonably practicable following the mailing of the Proxy Statement to the Company Stockholders for the purpose of obtaining the Requisite Stockholder Approval. Notwithstanding anything to the contrary in this Agreement, the Company will not be required to convene and hold the Company Stockholder Meeting at any time prior to the 20th Business Day following the mailing of the Proxy Statement to the Company Stockholders. Subject to Section 5.3 and unless there has been a Company Board Recommendation Change, the Company will use its reasonable best efforts to solicit proxies to obtain the Requisite Stockholder Approval.

(b) Adjournment of Company Stockholder Meeting. Notwithstanding anything to the contrary in this Agreement, nothing will prevent the Company from postponing or adjourning the Company Stockholder Meeting if (i) there are holders of an insufficient shares of the Company Common Stock present or represented by proxy at the Company Stockholder Meeting to constitute a quorum at the Company Stockholder Meeting (it being understood that the Company may not postpone or adjourn the Company Stockholder Meeting more than two times pursuant to this clause (i) without Parent’s prior written consent); or (ii) the Company is required to postpone or adjourn the Company Stockholder Meeting by applicable law, order or a request from the SEC or its staff. Unless this Agreement is validly terminated in accordance with Section 8.1, the Company will submit this Agreement and the Merger to its stockholders at the Company Stockholder Meeting even if the Company Board (or a committee thereof) has effected a Company Board Recommendation Change.

6.5 Equity Financing.

(a) No Amendments to Equity Commitment Letters. Subject to the terms and conditions of this Agreement, each of Parent and Merger Sub will not permit any amendment or modification to be made to, or any waiver of any provision or remedy pursuant to, the Equity Commitment Letters if such amendment, modification or waiver would, or would reasonably be expected to, (i) reduce the aggregate amount of the Equity Financing; (ii) impose new or additional conditions or other terms or otherwise expand, amend or modify any of the conditions to the receipt of the Equity Financing or any other terms to the Equity Financing in a manner that would reasonably be expected to (A) delay or prevent the Closing Date; or (B) make the timely funding of the Equity Financing, or the satisfaction of the conditions to obtaining the Equity Financing, less likely to occur in any respect; or (iii) adversely impact the ability of Parent, Merger Sub or the Company, as applicable, to enforce its rights against the Guarantors under the Equity Commitment Letters. Any reference in this Agreement to (1) the “Equity Financing” will include the financing contemplated by the Equity Commitment Letters as amended or modified in compliance with this Section 6.5; and (2) “Equity Commitment Letters” will include such documents as amended or modified in compliance with this Section 6.5.

(b) Taking of Necessary Actions. Subject to the terms and conditions of this Agreement, each of Parent and Merger Sub will use its respective reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper and advisable to arrange and obtain the Equity Financing on the terms and conditions described in the Equity Commitment Letters, including using its reasonable best efforts to (i) maintain in effect the Equity Commitment Letters in accordance with the terms and subject to the conditions thereof; (ii) satisfy on a timely basis all conditions to funding that are applicable to Parent and Merger Sub in the Equity Commitment Letters; (iii) consummate the Equity Financing at or prior to the Closing; (iv) comply with its obligations pursuant to the Equity Commitment Letters; and (vi) enforce its rights pursuant to the Equity Commitment Letters.

(c) Enforcement. Notwithstanding anything to the contrary contained in this Agreement, nothing contained in this Section 6.5 will require, and in no event will the reasonable best efforts of Parent or Merger Sub be deemed or construed to require, either Parent or Merger Sub to (i) bring any enforcement action against any source of the Equity Financing to enforce its rights pursuant to the Equity Commitment Letters (it being understood that Parent and Merger Sub will seek to enforce, including by bringing suit for specific performance, the Equity Commitment Letters if the Company seeks and is granted a decree of specific performance of the obligation to consummate the Merger); or (ii) seek the Equity Financing from any source other than a counterparty to, or in any amount in excess of that contemplated by, the Equity Commitment Letters.

6.6 Financing Cooperation.

(a) Cooperation. Prior to the Effective Time, the Company will use its reasonable best efforts, and will cause each of its Subsidiaries to use its respective reasonable best efforts, to provide Parent and Merger Sub with all cooperation reasonably requested by Parent or Merger Sub to assist them in arranging the debt financing (if any) to be obtained by Parent, Merger Sub or their respective Affiliates in connection with the Merger (the “Debt Financing”), including:

(i) prior to and during the Marketing Period, participating (and causing senior management and Representatives, with appropriate seniority and expertise, of the Company to participate) in a reasonable number of meetings, presentations, road shows, due diligence sessions, drafting sessions and sessions with rating agencies, and otherwise cooperating with the marketing efforts for any of the Debt Financing;

(ii) in advance of the Marketing Period, assisting Parent and the Financing Sources with the timely preparation of customary (A) rating agency presentations, bank information memoranda and similar documents required in connection with the Debt Financing; (B) offering documents, prospectuses, memoranda and similar documents, in each case required in connection with the Debt Financing; and (C) forecasts of financial statements of the Surviving Corporation for one or more periods following the Closing Date;

(iii) assisting Parent in connection with the preparation and registration of (but not executing) any pledge and security documents, supplemental indentures, currency or interest hedging arrangements and other definitive financing documents as may be reasonably requested by Parent or the Financing Sources (including using reasonable best efforts to obtain consents of accountants for use of their reports in any materials relating to the Debt Financing and accountants’ comfort letters, in each case as reasonably requested by Parent), and otherwise reasonably facilitating the pledging of collateral and the granting of security interests in respect of the Debt Financing, it being understood that such documents will not take effect until the Effective Time;

(iv) furnishing Parent, Merger Sub and the Financing Sources, as promptly as practicable, with (A) all financial statements, financial data, audit reports and other information regarding the Company and its Subsidiaries of the type that would be required by Regulation S-X promulgated by the SEC and Regulation S-K promulgated by the SEC for a registered public offering on a registration statement on Form S-1 under the Securities Act of non-convertible debt securities of the Company (including all audited financial statements (which, for the avoidance of doubt, shall include audited financial statements for and as of the fiscal year ended December 31, 2015) and all unaudited financial statements (which shall have been reviewed by the independent accountants as provided in Statement on Auditing Standards No. 100)); and (B) such other pertinent and customary information regarding the Company and its Subsidiaries as may be reasonably requested by Parent to the extent that such information is of the type and form customarily included in an offering memorandum for private placements of non-convertible high-yield bonds pursuant to Rule 144A promulgated under the Securities Act (which, for the avoidance of doubt, will not include (or be deemed to require the Company to prepare) any

(1) pro forma financial statements or adjustments or projections (provided, that the Company shall assist Parent and Merger Sub with preparing pro forma financial information regarding the Company and its Subsidiaries as part of Parent’s preparation of pro forma financial information and pro forma financial statements (provided that no such pro forma financial information constitutes Required Financing Information)); (2) description of all or any portion of the Debt Financing, including any “description of notes”; (3) risk factors relating to all or any component of the Debt Financing; (4) financial statements in respect of its Subsidiaries; or (5) other information required by Rule 3-09, Rule 3-10 or Rule 3-16 of Regulation S-X, any Compensation, Discussion and Analysis required by Item 402(b) of Regulation S-K, any information required by Items 10 through 14 of Form 10-K or any other information customarily excluded from an offering memorandum for private placements of non- convertible high-yield bonds pursuant to Rule 144A) or otherwise necessary to receive from the Company’s independent accountants (and any other accountant to the extent that financial statements audited or reviewed by such accountants are or would be included in such offering memorandum) customary “comfort” (including “negative assurance” comfort), together with drafts of customary comfort letters that such independent accountants are prepared to deliver upon the “pricing” of any high-yield bonds being issued in lieu of any portion of the Debt Financing, with respect to the financial information to be included in such offering memorandum (all such information and documents in this Section 6.6(a)(iv), the “Required Financing Information”); provided, however, that if the Company in good faith reasonably believes that it has previously provided the Required Financing Information, it may deliver to Parent and the Financing Sources a written notice stating when it believes that it completed such delivery, in which case the Company will be deemed to have complied with this clause (iv), unless Parent or the Financing Sources in good faith reasonably believe that the Company has not completed delivery of the Required Financing Information and, within three Business Days after the delivery of such notice by the Company, deliver a written notice to the Company to that effect (stating in good faith the specific items of Required Financing Information the Company has not delivered); provided further, however, that such Required Financing Information will be deemed to not have been delivered if, at any point prior to the completion of the Debt Financing, (a) such Required Financing Information contains any untrue statement of a material fact or omits to state any material fact necessary in order to make such Required Financing Information, in the light of the circumstances under which they were made, not misleading; (b) such Required Financing Information is not compliant in all material respects with all requirements of Regulation S-K and Regulation S-X under the Securities Act (excluding information required by Regulation S-X Rule 3-10 and Regulation S-X Rule 3-16) for offerings of debt securities on a registration statement on Form S-1 or sufficient to permit such a registration statement on Form S-1 from being declared effective by the SEC; (c) the Company’s auditors have withdrawn any audit opinion with respect to any financial statements contained in the Required Financing Information; (d) with respect to any interim financial statements, such interim financial statements have not been reviewed by the Company’s auditors as provided in the procedures specified by the Public Company Accounting Oversight Board in AU 722; and (d) the Company’s auditors have not delivered drafts of customary comfort letters, including as to customary negative assurances and change period, or such auditors indicated that they are not prepared to issue such comfort letter throughout the Marketing Period;

(v) cooperating with Parent to obtain customary and reasonable corporate and facilities ratings, consents, landlord waivers and estoppels, non-disturbance agreements, non-invasive environmental assessments, legal opinions, surveys and title insurance as reasonably requested by Parent, including in connection with any sale-and-leaseback agreements or arrangements to be effected at or after the Closing;

(vi) reasonably facilitating the pledging or the reaffirmation of the pledge of collateral (including obtaining and delivering any pay-off letters and other cooperation in connection with the repayment or other retirement of existing indebtedness and the release and termination of any and all related liens) on or prior to the Closing Date;

(vii) delivering notices of prepayment within the time periods required by the relevant agreements governing indebtedness and obtaining customary payoff letters, lien terminations and instruments of discharge to be delivered at the Closing, and giving any other necessary notices, to allow for the payoff, discharge and termination in full at the Closing of all indebtedness;

(viii) providing authorization letters to the Financing Sources authorizing the distribution of information to prospective lenders or investors and containing a representation to the Financing Sources that the public side versions of such documents, if any, do not include material non-public information about the Company or its Subsidiaries or securities;

(ix) taking all corporate and other actions, subject to the occurrence of the Closing, reasonably requested by Parent to (A) permit the consummation of the Debt Financing (including distributing the proceeds of the Debt Financing, if any, obtained by any Subsidiary of the Company to the Surviving Corporation); and (B) cause the direct borrowing or incurrence of all of the proceeds of the Debt Financing, including any high-yield debt financing, by the Surviving Corporation or any of its Subsidiaries concurrently with or immediately following the Effective Time; and

(x) promptly furnishing Parent and the Financing Sources with all documentation and other information about the Company and its Subsidiaries as is reasonably requested by Parent relating to applicable “know your customer” and anti-money laundering rules and regulations.

(b) Obligations of the Company. Nothing in this Section 6.6 will require the Company or any of its Subsidiaries to (i) waive or amend any terms of this Agreement or agree to pay any fees or reimburse any expenses prior to the Effective Time for which it has not received prior reimbursement or is not otherwise indemnified by or on behalf of Parent; (ii) enter into any definitive agreement; (iii) give any indemnities in connection with the Debt Financing that are effective prior to the Effective Time; or (iv) take any action that, in the good faith determination of the Company, would unreasonably interfere with the conduct of the business of the Company and its Subsidiaries or create an unreasonable risk of damage or destruction to any property or assets of the Company or any of its Subsidiaries. In addition, (A) no action, liability or obligation of the Company, any of its Subsidiaries or any of their respective Representatives pursuant to any certificate, agreement, arrangement, document or instrument relating to the Debt Financing (other than customary representation letters and authorization letters (including with respect to the presence or absence of material non-public information and the accuracy of the information contained in the disclosure and marketing materials related to the Debt Financing)) will be effective until the Effective Time, and neither the Company nor any of its Subsidiaries will be required to take any action pursuant to any certificate, agreement, arrangement, document or instrument (other than customary representation letters and authorization letters (including with respect to the presence or absence of material non-public information and the accuracy of the information contained in the disclosure and marketing materials related to the Debt Financing)) that is not contingent on the occurrence of the Closing or that must be effective prior to the Effective Time; and (B) any bank information memoranda and high-yield offering prospectuses or memoranda required in relation to the Debt Financing will contain disclosure reflecting the Surviving Corporation or its Subsidiaries as the obligor. Nothing in this Section 6.6 will require (1) any officer or Representative of the Company or any of its Subsidiaries to deliver any certificate or opinion or take any other action under this Section 6.6 that could reasonably be expected to result in personal liability to such officer or Representative; or (2) the Company Board to approve any financing or Contracts related thereto that are effective prior to the Effective Time.

(c) Use of Logos. The Company hereby consents to the use of its and its Subsidiaries’ logos in connection with the Debt Financing so long as such logos (i) are used solely in a manner that is not intended to or likely to harm or disparage the Company or any of its Subsidiaries or the reputation or goodwill of the Company or any of its Subsidiaries; (ii) are used solely in connection with a description of the Company, its business and products or the Merger; and (iii) are used in a manner consistent with the other terms and conditions that the Company reasonably imposes.

(d) Confidentiality. All non-public or other confidential information provided by the Company or any of its Representatives pursuant to this Agreement will be kept confidential in accordance with the Confidentiality Agreement, except that Parent and Merger Sub will be permitted to disclose such information to any financing sources or prospective financing sources and other financial institutions and investors that may become parties to the Debt Financing and to any underwriters, initial purchasers or placement agents in connection with the Debt Financing (and, in each case, to their respective counsel and auditors) so long as such Persons (i) agree to be bound by the Confidentiality Agreement as if parties thereto; or (ii) are subject to other confidentiality undertakings reasonably satisfactory to the Company and of which the Company is a beneficiary.

(e) Reimbursement. Promptly upon request by the Company, Parent will reimburse the Company for any documented and reasonable out-of-pocket costs and expenses (including attorneys’ fees) incurred by the Company or its Subsidiaries in connection with the cooperation of the Company and its Subsidiaries contemplated by this Section 6.6.

(f) Indemnification. The Company, its Subsidiaries and their respective Representatives will be indemnified and held harmless by Parent from and against any and all liabilities, losses, damages, claims, costs, expenses (including attorneys’ fees), interest, awards, judgments, penalties and amounts paid in settlement suffered or incurred by them in connection with their cooperation in arranging the Debt Financing pursuant to this Agreement or the provision of information utilized in connection therewith. Parent’s obligations pursuant to Section 6.6(e) and this Section 6.6(f) referred to collectively as the “Reimbursement Obligations.”

(g) No Exclusive Arrangements. In no event will the Guarantors, Parent, Merger Sub or any of their respective Affiliates (which for this purpose will be deemed to include each direct investor in Parent or Merger Sub and the financing sources or potential financing sources of Parent, Merger Sub and such investors) enter into any Contract (i) awarding any agent, broker, investment banker or financial advisor any financial advisory role on an exclusive basis; or (ii) prohibiting or seeking to prohibit any bank, investment bank or other potential provider of debt financing from providing or seeking to provide debt financing or financial advisory services to any Person, in each case in connection with a transaction relating to the Company or any of its Subsidiaries or in connection with the Merger.

(h) No Financing Condition. Parent and Merger Sub each acknowledge and agree that obtaining the Debt Financing is not a condition to the Closing. If the Debt Financing has not been obtained, Parent and Merger Sub will each continue to be obligated, subject to the satisfaction or waiver of the conditions set forth in Article VII, to consummate the Merger.

6.7 Anti-Takeover Laws. The Company and the Company Board will (a) take all actions within their power to ensure that no “anti-takeover” statute or similar statute or regulation is or becomes applicable to the Merger; and (b) if any “anti-takeover” statute or similar statute or regulation becomes applicable to the Merger, take all action within their power to ensure that the Merger may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Merger.

6.8 Access. At all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company will afford Parent and its Representatives reasonable access during normal business hours, upon reasonable advance notice, to the properties, books and records and personnel of the Company, except that the Company may restrict or otherwise prohibit access to any documents or information to the extent that (a) any applicable law or regulation requires the Company to restrict or otherwise prohibit access to such documents or information; (b) access to such documents or information would give rise to a material risk of waiving any attorney-client privilege, work product doctrine or other privilege applicable to such documents or information; (c) access to a Contract to which the Company or any of its Subsidiaries is a party or otherwise bound would violate or cause a default pursuant to, or give a third Person the right terminate or accelerate the rights pursuant to, such Contract; (d) access would result in the disclosure of any trade secrets of third Persons; or (e) such documents or information are reasonably pertinent to any adverse Legal Proceeding between the Company and its Affiliates, on the one hand, and Parent and its Affiliates, on the other hand. Nothing in this Section 6.8 will be construed to require the Company, any of its Subsidiaries or any of their respective Representatives to prepare any reports, analyses, appraisals, opinions or other information. Any investigation conducted pursuant to the access contemplated by this Section 6.8 will be conducted in a manner that does not unreasonably interfere with the conduct of the business of the Company and its Subsidiaries or create a risk of damage or destruction to any property or assets of the Company or its Subsidiaries. Any access to the properties of the Company and its Subsidiaries will be subject to the Company’s reasonable security measures and insurance requirements and will not include the right to perform invasive testing. The terms and conditions of the Confidentiality Agreement will apply to any information obtained by Parent or any of its Representatives in connection with any investigation conducted pursuant to the access contemplated by this Section 6.8. All requests for access pursuant to this Section 6.8 must be directed to the General Counsel of the Company, or another person designated in writing by the Company.

6.9 Section 16(b) Exemption. The Company will take all actions reasonably necessary to cause the Merger, and any dispositions of equity securities of the Company (including derivative securities) in connection with the Merger by each individual who is a director or executive officer of the Company to be exempt pursuant to Rule 16b-3 promulgated under the Exchange Act.

6.10 Directors’ and Officers’ Exculpation, Indemnification and Insurance.

(a) Indemnified Persons. The Surviving Corporation and its Subsidiaries will (and Parent will cause the Surviving Corporation and its Subsidiaries to) honor and fulfill, in all respects, the obligations of the Company and its Subsidiaries pursuant to any indemnification agreements between the Company and any of its Subsidiaries and any of their respective current or former directors or officers (and any person who becomes a director or officer of the Company or any of its Subsidiaries prior to the Effective Time) (collectively, the “Indemnified Persons”) or employees for any acts or omissions by such Indemnified Persons or employees occurring prior to the Effective Time. In addition, during the period commencing at the Effective Time and ending on the sixth anniversary of the Effective Time, the Surviving Corporation and its Subsidiaries will (and Parent will cause the Surviving Corporation and its Subsidiaries to) cause the certificates of incorporation, bylaws and other similar organizational documents of the Surviving Corporation and its Subsidiaries to contain provisions with respect to indemnification, exculpation and the advancement of expenses that are at least as favorable as the indemnification, exculpation and advancement of expenses provisions set forth in the Charter, the Bylaws and the other similar organizational documents of the Subsidiaries of the Company, as applicable, as of the date of this Agreement. During such six-year period, such provisions may not be repealed, amended or otherwise modified in any manner except as required by applicable law.

(b) Indemnification Obligation. Without limiting the generality of the provisions of Section 6.10(a), during the period commencing at the Effective Time and ending on the sixth anniversary of the Effective Time, the Surviving Corporation will (and Parent will cause the Surviving Corporation to) indemnify and hold harmless, to the fullest extent permitted by applicable law or pursuant to any indemnification agreements with the Company and any of its Subsidiaries in effect on the date of this Agreement, each Indemnified Person from and against any costs, fees and expenses (including attorneys’ fees and investigation expenses), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement or compromise in connection with any Legal Proceeding, whether civil, criminal, administrative or investigative, to the extent that such Legal Proceeding arises, directly or indirectly, out of or pertains, directly or indirectly, to (i) any action or omission, or alleged action or omission, in such Indemnified Person’s capacity as a director, officer, employee or agent of the Company or any of its Subsidiaries or other Affiliates to the extent that such action or omission, or alleged action or omission, occurred prior to or at the Effective Time; and (ii) the Merger, as well as any actions taken by the Company, Parent or Merger Sub with respect thereto (including any disposition of assets of the Surviving Corporation or any of its Subsidiaries that is alleged to have rendered the Surviving Corporation or any of its Subsidiaries insolvent), except that if, at any time prior to the sixth anniversary of the Effective Time, any Indemnified Person delivers to Parent a written notice asserting a claim for indemnification pursuant to this Section 6.10(b), then the claim asserted in such notice will survive the sixth anniversary of the Effective Time until such claim is fully and finally resolved. In the event of any such Legal Proceeding, (A) the Surviving Corporation will have the right to control the defense thereof after the Effective Time (it being understood that, by electing to control the defense thereof, the Surviving Corporation will be deemed to have waived any right to object to the Indemnified Person’s entitlement to indemnification hereunder with respect thereto); (B) each Indemnified Person will be entitled to retain his or her own counsel, whether or not the Surviving Corporation elects to control the defense of any such Legal Proceeding; (C) the Surviving Corporation will advance all fees and expenses (including fees and expenses of any counsel) as incurred by an Indemnified Person in the defense of such Legal Proceeding, whether or not the Surviving Corporation elects to control the defense of any such Legal Proceeding; and (D) no Indemnified Person will be liable for any settlement of such Legal Proceeding effected without his or her prior written consent (unless such settlement relates only to monetary damages for which the Surviving Corporation is entirely responsible). Notwithstanding anything to the contrary in this Agreement, none of Parent, the Surviving Corporation nor any of their respective Affiliates will settle or otherwise compromise or consent to the entry of any judgment with respect to, or otherwise seek the termination of, any Legal Proceeding for which indemnification may be sought by an Indemnified Person pursuant to this Agreement unless such settlement, compromise, consent or termination includes an unconditional release of all Indemnified Persons from all liability arising out of such Legal Proceeding. Any determination required to be made with respect to whether the conduct of any Indemnified Person complies or complied with any applicable standard will be made by independent legal counsel selected by the Surviving Corporation (which counsel will be reasonably acceptable to such Indemnified Person), the fees and expenses of which will be paid by the Surviving Corporation.

(c) D&O Insurance. During the period commencing at the Effective Time and ending on the sixth anniversary of the Effective Time, the Surviving Corporation will (and Parent will cause the Surviving Corporation to) maintain in effect the Company’s current directors’ and officers’ liability insurance (“D&O Insurance”) in respect of acts or omissions occurring at or prior to the Effective Time on terms (including with respect to coverage, conditions, retentions, limits and amounts) that are equivalent to those of the D&O Insurance. In satisfying its obligations pursuant to this Section 6.10(c), the Surviving Corporation will not be obligated to pay annual premiums in excess of 300% of the amount paid by the Company for coverage for its last full fiscal year (such 300% amount, the “Maximum Annual Premium”). If the annual premiums of such insurance coverage exceed the Maximum Annual Premium, then the Surviving Corporation will be obligated to obtain a policy with the greatest coverage available for a cost not exceeding the Maximum Annual Premium from an insurance carrier with the same or better credit rating as the Company’s current directors’ and officers’ liability insurance carrier. Prior to the Effective Time, the Company may purchase a prepaid “tail” policy with respect to the D&O Insurance from an insurance carrier with the same or better credit rating as the Company’s current directors’ and officers’ liability insurance carrier so long as the annual cost for such “tail” policy does not exceed the Maximum Annual Premium. If the Company elects to purchase such a “tail” policy prior to the Effective Time, the Surviving Corporation will (and Parent will cause the Surviving Corporation to) maintain such “tail” policy in full force and effect and continue to honor its obligations thereunder for so long as such “tail” policy is in full force and effect.

(d) Successors and Assigns. If Parent, the Surviving Corporation or any of their respective successors or assigns will (i) consolidate with or merge into any other Person and not be the continuing or surviving corporation or entity in such consolidation or merger; or (ii) transfer all or substantially all of its properties and assets to any Person, then proper provisions will be made so that the successors and assigns of Parent, the Surviving Corporation or any of their respective successors or assigns will assume all of the obligations of Parent and the Surviving Corporation set forth in this Section 6.10.

(e) No Impairment. The obligations set forth in this Section 6.10 may not be terminated, amended or otherwise modified in any manner that adversely affects any Indemnified Person (or any other person who is a beneficiary pursuant to the D&O Insurance or the “tail” policy referred to in Section 6.10(c) (and their heirs and representatives)) without the prior written consent of such affected Indemnified Person or other person. Each of the Indemnified Persons or other persons who are beneficiaries pursuant to the D&O Insurance or the “tail” policy referred to in Section 6.10(c) (and their heirs and representatives) are intended to be third party beneficiaries of this Section 6.10, with full rights of enforcement as if a Party. The rights of the Indemnified

Persons (and other persons who are beneficiaries pursuant to the D&O Insurance or the “tail” policy referred to in Section 6.10(c) (and their heirs and representatives)) pursuant to this Section 6.10 will be in addition to, and not in substitution for, any other rights that such persons may have pursuant to (i) the Charter and Bylaws; (ii) the similar organizational documents of the Subsidiaries of the Company; (iii) any and all indemnification agreements entered into with the Company or any of its Subsidiaries; or (iv) applicable law (whether at law or in equity).

(f) Joint and Several Obligations. The obligations of the Surviving Corporation, Parent and their respective Subsidiaries pursuant to this Section 6.10 will be joint and several.

(g) Other Claims. Nothing in this Agreement is intended to, or will be construed to, release, waive or impair any rights to directors’ and officers’ insurance claims pursuant to any applicable insurance policy or indemnification agreement that is or has been in existence with respect to the Company or any of its Subsidiaries for any of their respective directors, officers or other employees, it being understood and agreed that the indemnification provided for in this Section 6.10 is not prior to or in substitution for any such claims pursuant to such policies or agreements.

6.11 Employee Matters.

(a) Acknowledgement. Parent hereby acknowledges and agrees that a “change of control” (or similar phrase) within the meaning of each of the Employee Plans, as applicable, will occur as of the Effective Time.

(b) Existing Arrangements. From and after the Effective Time, the Surviving Corporation will (and Parent will cause the Surviving Corporation to) honor all of the Employee Plans and compensation and severance arrangements in accordance with their terms as in effect immediately prior to the Effective Time. Notwithstanding the foregoing, nothing will prohibit the Surviving Corporation from in any way amending, modifying or terminating any such Employee Plans or compensation or severance arrangements in accordance with their terms or if otherwise required pursuant to applicable law.

(c) Employment; Benefits. As of the Closing, the Surviving Corporation or one of its Subsidiaries will continue to employ the employees of the Company and its Subsidiaries as of the Effective Time. For a period of one year following the Effective Time, the Surviving Corporation and its Subsidiaries will (and Parent will cause the Surviving Corporation and its Subsidiaries to) either (i) maintain for the benefit of each Continuing Employee the Employee Plans and any other employee benefit plans or other compensation and severance arrangements (other than equity-based benefits and, subject to Section 6.11(b), individual employment agreements) of the Surviving Corporation or any of its Subsidiaries (the “Company Plans”) at benefit levels that are substantially comparable in the aggregate to those in effect at the Company or its applicable Subsidiaries on the date of this Agreement, and provide compensation and benefits (other than equity-based benefits and individual employment agreements) to each Continuing Employee pursuant to such Company Plans; (ii) provide compensation, benefits and severance payments (other than equity-based benefits and, subject to Section 6.11(b), individual employment agreements) to each Continuing Employee that are substantially comparable in the aggregate to the compensation, benefits and severance payments (other than equity-based benefits and individual employment agreements) provided to such Continuing Employee immediately prior to the Effective Time (“Comparable Plans”); or (iii) provide some combination of Company Plans and Comparable Plans such that each Continuing Employee receives compensation, benefits and severance payments (other than equity-based benefits and, subject to Section 6.11(b), individual employment agreements) that, taken as a whole, are substantially comparable in the aggregate to the compensation, benefits and severance payments (other than equity-based benefits and individual employment agreements) provided to such Continuing Employee immediately prior to the Effective Time. In each case, base compensation and target incentive compensation opportunity will not be decreased for a period of one year following the Effective Time for any Continuing Employee employed during that period. For a period of one year following the Effective Time, the Surviving Corporation will (and Parent will cause the Surviving Corporation to) provide severance benefits to eligible employees in accordance with the Company’s severance plans, guidelines and practices as in effect on the date of this Agreement and that have been made available to Parent prior to the Closing Date.

(d) New Plans. To the extent that a Company Plan or Comparable Plan is made available to any Continuing Employee at or after the Effective Time, the Surviving Corporation and its Subsidiaries will (and Parent will cause the Surviving Corporation and its Subsidiaries to) cause to be granted to such Continuing Employee credit for all service with the Company and its Subsidiaries prior to the Effective Time for purposes of eligibility to participate, vesting and entitlement to benefits where length of service is relevant (including for purposes of vacation accrual and severance pay entitlement), except that such service need not be credited to the extent that it would result in duplication of coverage or benefits. In addition, and without limiting the generality of the foregoing, (i) each Continuing Employee will be immediately eligible to participate, without any waiting period, in any and all employee benefit plans sponsored by the Surviving Corporation and its Subsidiaries (other than the Company Plans) (such plans, the “New Plans”) to the extent that coverage pursuant to any such New Plan replaces coverage pursuant to a comparable Company Plan in which such Continuing Employee participates immediately before the Effective Time (such plans, the “Old Plans”); (ii) for purposes of each New Plan providing medical, dental, pharmaceutical, vision or disability benefits to any Continuing Employee, the Surviving Corporation will cause all waiting periods, pre-existing condition exclusions, evidence of insurability requirements and actively-at-work or similar requirements of such New Plan to be waived for such Continuing Employee and his or her covered dependents, and the Surviving Corporation will cause any eligible expenses incurred by such Continuing Employee and his or her covered dependents during the portion of the plan year of the Old Plan ending on the date that such Continuing Employee’s participation in the corresponding New Plan begins to be given full credit pursuant to such New Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such Continuing Employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan; and (iii) credit the accounts of such Continuing Employees pursuant to any New Plan that is a flexible spending plan with any unused balance in the account of such Continuing Employee. Any vacation or paid time off accrued but unused by a Continuing Employee as of immediately prior to the Effective Time will be credited to such Continuing Employee following the Effective Time, and will not be subject to accrual limits or other forfeiture and will not limit future accruals (except to the extent that such limits or forfeitures applied under the Company Plans in effect as of the date of this Agreement).

(e) No Third Party Beneficiary Rights. Notwithstanding anything to the contrary set forth in this Agreement, this Section 6.11 will not be deemed to (i) guarantee employment for any period of time for, or preclude the ability of Parent, the Surviving Corporation or any of their respective Subsidiaries to terminate any Continuing Employee for any reason; (ii) subject to the limitations and requirements specifically set forth in this Section 6.11, require Parent, the Surviving Corporation or any of their respective Subsidiaries to continue any Company Plan or prevent the amendment, modification or termination thereof after the Effective Time; (iii) create any third party beneficiary rights in any Person; or (iv) establish, amend or modify any benefit plan, program, agreement or arrangement.

6.12 Obligations of Merger Sub. Parent will take all action necessary to cause Merger Sub and the Surviving Corporation to perform their respective obligations pursuant to this Agreement and to consummate the Merger upon the terms and subject to the conditions set forth in this Agreement. Parent and Merger Sub will be jointly and severally liable for the failure by either of them to perform and discharge any of their respective covenants, agreements and obligations pursuant to this Agreement.

6.13 Notification of Certain Matters.

(a) Notification by the Company. At all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company will give prompt notice to Parent upon becoming aware that any representation or warranty made by it in this Agreement has become untrue or inaccurate in any material respect, or of any failure by the Company to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it pursuant to this Agreement, in each case if and only to the extent that such untruth, inaccuracy, or failure would reasonably be expected to cause any of the conditions to the obligations of Parent and Merger Sub to consummate the Merger set forth in Section 7.2(a) or Section 7.2(b) to fail to be satisfied at the Closing, except that no such notification will affect or be deemed to modify any representation or warranty of the Company set forth in this Agreement or the conditions to the obligations of Parent and Merger Sub to consummate the Merger or the remedies available to the Parties under this Agreement. The terms and conditions of the Confidentiality Agreement apply to any information provided to Parent pursuant to this Section 6.13(a).

(b) Notification by Parent. At all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, Parent will give prompt notice to the Company upon becoming aware that any representation or warranty made by Parent or Merger Sub in this Agreement has become untrue or inaccurate in any material respect, or of any failure by Parent or Merger Sub to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it pursuant to this Agreement, in each case if and only to the extent that such untruth, inaccuracy or failure would reasonably be expected to cause any of the conditions to the obligations of the Company to consummate the Merger set forth in Section 7.3(a) or Section 7.3(b) to fail to be satisfied at the Closing, except that no such notification will affect or be deemed to modify any representation or warranty of Parent or Merger Sub set forth in this Agreement or the conditions to the obligations of the Company to consummate the Merger or the remedies available to the Parties under this Agreement. The terms and conditions of the Confidentiality Agreement apply to any information provided to the Company pursuant to this Section 6.13(b).

6.14 Public Statements and Disclosure. The initial press release concerning this Agreement and the Merger of the Company, on the one hand, and Parent and Merger Sub, on the other hand, will each be reasonably acceptable to the other Party. Thereafter, the Company (other than with respect to the portion of any communication relating to a Company Board Recommendation Change), on the one hand, and Parent and Merger Sub, on the other hand, will use their respective reasonable best efforts to consult with the other Parties before (a) participating in any media interviews; (b) engaging in any meetings or calls with analysts, institutional investors or other similar Persons; or (c) providing any statements that are public or are reasonably likely to become public, in any such case to the extent relating to the Merger, except that the Company will not be obligated to engage in such consultation with respect to communications that are (i) required by applicable law, regulation or stock exchange rule or listing agreement; or (ii) principally directed to employees, suppliers, customers, partners or vendors so long as such communications are consistent with the previous press releases, public disclosures or public statements made jointly by the Parties (or individually if approved by the other Party).

6.15 Transaction Litigation. Prior to the Effective Time, the Company will provide Parent with prompt notice of all Transaction Litigation (including by providing copies of all pleadings with respect thereto) and keep Parent reasonably informed with respect to the status thereof. The Company will (a) give Parent the opportunity to participate in the defense, settlement or prosecution of any Transaction Litigation; and (b) consult with Parent with respect to the defense, settlement and prosecution of any Transaction Litigation. The Company may not compromise, settle or come to an arrangement regarding, or agree to compromise, settle or come to an arrangement regarding, any Transaction Litigation unless Parent has consented thereto in writing (which consent will not be unreasonably withheld, conditioned or delayed). For purposes of this Section 6.15, “participate” means that Parent will be kept apprised of proposed strategy and other significant decisions with respect to the Transaction Litigation by the Company (to the extent that the attorney-client privilege between the Company and its counsel is not undermined or otherwise affected), and Parent may offer comments or suggestions with respect to such Transaction Litigation but will not be afforded any decision-making power or other authority over such Transaction Litigation except for the settlement or compromise consent set forth above.

6.16 Stock Exchange Delisting; Deregistration. Prior to the Effective Time, the Company will cooperate with Parent and use its reasonable best efforts to take, or cause to be taken, all actions and do, or cause to be done, all things reasonably necessary, proper or advisable on its part pursuant to applicable law and the rules and regulations of NYSE to cause (a) the delisting of the Company Common Stock from NYSE as promptly as practicable after the Effective Time; and (b) the deregistration of the Company Common Stock pursuant to the Exchange Act as promptly as practicable after such delisting.

6.17 Additional Agreements. If at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of either of the Company or Merger Sub, then the proper officers and directors of each Party will use their reasonable best efforts to take such action.

6.18 Parent Vote. Immediately following the execution and delivery of this Agreement, Parent, in its capacity as the sole stockholder of Merger Sub, will execute and deliver to Merger Sub and the Company a written consent approving the Merger in accordance with the DGCL.

6.19 No Control of the Other Party’s Business. The Parties acknowledge and agree that the restrictions set forth in this Agreement are not intended to give Parent or Merger Sub, on the one hand, or the Company, on the other hand, directly or indirectly, the right to control or direct the business or operations of the other at any time prior to the Effective Time. Prior to the Effective Time, each of Parent and the Company will exercise, consistent with the terms, conditions and restrictions of this Agreement, complete control and supervision over their own business and operations.

ARTICLE VII

CONDITIONS TO THE MERGER

7.1 Conditions to Each Party’s Obligations to Effect the Merger. The respective obligations of Parent, Merger Sub and the Company to consummate the Merger are subject to the satisfaction or waiver (where permissible pursuant to applicable law) prior to the Effective Time of each of the following conditions:

(a) Requisite Stockholder Approval. The Company’s receipt of the Requisite Stockholder Approval at the Company Stockholder Meeting.

(b) Antitrust Laws. The waiting periods (and any extensions thereof), if any, applicable to the Merger pursuant to the HSR Act and the other Antitrust Laws set forth in Section 7.1(b) of the Company Disclosure Letter will have expired or otherwise been terminated, or all requisite consents pursuant thereto will have been obtained.

(c) No Prohibitive Laws or Injunctions. No temporary restraining order, preliminary or permanent injunction or other judgment or order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger will be in effect, nor will any action have been taken by any Governmental Authority of competent jurisdiction, and no statute, rule, regulation or order will have been enacted, entered, enforced or deemed applicable to the Merger, that in each case prohibits, makes illegal, or enjoins the consummation of the Merger.

7.2 Conditions to the Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to consummate the Merger will be subject to the satisfaction or waiver (where permissible pursuant to applicable law) prior to the Effective Time of each of the following conditions, any of which may be waived exclusively by Parent:

(a) Representations and Warranties.

(i) Other than the representations and warranties listed in Section 7.2(a)(ii) and Section 7.2(a)(iii), the representations and warranties of the Company set forth in this Agreement will be true and correct (without giving effect to any materiality or Company Material Adverse Effect qualifications set forth therein) as of the Closing Date as if made at and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty will be true and correct as of such earlier date), except for such failures to be true and correct that would not have a Company Material Adverse Effect.

(ii) The representations and warranties set forth in Section 3.1, Section 3.2, Section 3.3(c), Section 3.7(c) (other than the first sentence thereof), Section 3.7(d), Section 3.12(a)(ii) and Section 3.25 that (A) are not qualified by Company Material Adverse Effect or other materiality qualifications will be true and correct in all material respects as of the Closing Date as if made at and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty will be true and correct in all material respects as of such earlier date); and (B) that are qualified by Company Material Adverse Effect or other materiality qualifications will be true and correct in all respects (without disregarding such Company Material Adverse Effect or other materiality qualifications) as of the Closing Date as if made at and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty will be true and correct in all respects as of such earlier date).

(iii) The representations and warranties set forth in Section 3.7(a), Section 3.7(b) and the first sentence of Section 3.7(c) will be true and correct in all respects as of the Closing Date (in each case (A) without giving effect to any Company Material Adverse Effect or other materiality qualifications; and (B) except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty will be true and correct as of such earlier date), except where the failure to be so true and correct in all respects would not reasonably be expected to result in additional cost, expense or liability to the Company, Parent and their Affiliates, individually or in the aggregate, that is more than $10,000,000.

(b) Performance of Obligations of the Company. The Company will have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it at or prior to the Closing.

(c) Officer’s Certificate. Parent and Merger Sub will have received a certificate of the Company, validly executed for and on behalf of the Company and in its name by a duly authorized executive officer thereof, certifying that the conditions set forth in Section 7.2(a) and Section 7.2(b) have been satisfied.

(d) Company Material Adverse Effect. No Company Material Adverse Effect will have occurred after the date of this Agreement that is continuing.

7.3 Conditions to the Company’s Obligations to Effect the Merger. The obligations of the Company to consummate the Merger are subject to the satisfaction or waiver (where permissible pursuant to applicable law) prior to the Effective Time of each of the following conditions, any of which may be waived exclusively by the Company:

(a) Representations and Warranties. The representations and warranties of Parent and Merger Sub set forth in this Agreement will be true and correct on and as of the Closing Date with the same force and effect as if made on and as of such date, except for (i) any failure to be so true and correct that would not, individually or in the aggregate, prevent or materially delay the consummation of the Merger or the ability of Parent and Merger Sub to fully perform their respective covenants and obligations pursuant to this Agreement; and (ii) those representations and warranties that address matters only as of a particular date, which representations will have been true and correct as of such particular date, except for any failure to be so true and correct that would not, individually or in the aggregate, prevent or materially delay the consummation of the Merger or the ability of Parent and Merger Sub to fully perform their respective covenants and obligations pursuant to this Agreement.

(b) Performance of Obligations of Parent and Merger Sub. Parent and Merger Sub will have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by Parent and Merger Sub at or prior to the Closing.

(c) Officer’s Certificate. The Company will have received a certificate of Parent and Merger Sub, validly executed for and on behalf of Parent and Merger Sub and in their respective names by a duly authorized officer thereof, certifying that the conditions set forth in Section 7.3(a) and Section 7.3(b) have been satisfied.

ARTICLE VIII

TERMINATION, AMENDMENT AND WAIVER

8.1 Termination. This Agreement may be validly terminated only as follows (it being understood and agreed that this Agreement may not be terminated for any other reason or on any other basis):

(a) at any time prior to the Effective Time (whether prior to or after the receipt of the Requisite Stockholder Approval) by mutual written agreement of Parent and the Company;

(b) by either Parent or the Company, at any time prior to the Effective Time (whether prior to or after the receipt of the Requisite Stockholder Approval) if (i) any permanent injunction or other judgment or order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger will be in effect, or any action has been taken by any Governmental Authority of competent jurisdiction, that, in each case, prohibits, makes illegal or enjoins the consummation of the Merger and has become final and non-appealable; or (ii) any statute, rule, regulation or order will have been enacted, entered, enforced or deemed applicable to the Merger that prohibits, makes illegal or enjoins the consummation of the Merger, except that the right to terminate this Agreement pursuant to this Section 8.1(b) will not be available to any Party that has failed to use its reasonable best efforts to resist, appeal, obtain consent pursuant to, resolve or lift, as applicable, such injunction, action, statue, rule, regulation or order;

(c) by either Parent or the Company, at any time prior to the Effective Time (whether prior to or after the receipt of the Requisite Stockholder Approval) if the Effective Time has not occurred by 11:59 p.m., Eastern time, on October 17, 2016 (the “Termination Date”), provided, that if on such date, the conditions set forth in Sections 7.1(b) or (c) (in each case as relates to Antitrust Laws) have not been satisfied, and each of the other conditions set forth in Sections 7.1(a), 7.2 and 7.3 are satisfied or waived (or are capable of being satisfied if the Closing Date were to occur on such date), then, at either Parent’s or the Company’s written election, the Termination Date shall be extended to 11:59 p.m., Eastern time, on April 17, 2017, and it being understood that the right to terminate this Agreement pursuant to this Section 8.1(c) will not be available to (i) (1) Parent if the Company has the valid right to terminate this Agreement pursuant to Section 8.1(g); or (2) the Company if Parent has the valid right to terminate this Agreement pursuant to Section 8.1(e); and (ii) any Party whose action or failure to act (which action or failure to act constitutes a breach by such Party of this Agreement) has been the primary cause of, or primarily resulted in, either (A) the failure to satisfy the conditions to the obligations of the terminating Party to consummate the Merger set forth in Article VII prior to the Termination Date; or (B) the failure of the Effective Time to have occurred prior to the Termination Date;

(d) by either Parent or the Company, at any time prior to the Effective Time if the Company fails to obtain the Requisite Stockholder Approval at the Company Stockholder Meeting (or any adjournment or postponement thereof) at which a vote is taken on the Merger, except that the right to terminate this Agreement pursuant to this Section 8.1(d) will not be available to any Party whose action or failure to act (which action or failure to act constitutes a breach by such Party of this Agreement) has been the cause of, or resulted in, the failure to obtain the Requisite Stockholder Approval at the Company Stockholder Meeting (or any adjournment or postponement thereof);

(e) by Parent (whether prior to or after the receipt of the Requisite Stockholder Approval), if the Company has breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform would result in a failure of a condition set forth in Section 7.1 or Section 7.2, except that if such breach is capable of being cured by the Termination Date, Parent will not be entitled to terminate this Agreement pursuant to this Section 8.1(e) prior to the delivery by Parent to the Company of written notice of such breach, delivered at least 45 days prior to such termination, stating Parent’s intention to terminate this Agreement pursuant to this Section 8.1(e) and the basis for such termination, it being understood that Parent will not be entitled to terminate this Agreement if such breach has been cured prior to termination (to the extent capable of being cured);

(f) by Parent, if at any time the Company Board (or a committee thereof) has effected a Company Board Recommendation Change, except that Parent’s right to terminate this Agreement pursuant to this Section 8.1(f) will expire at 5:00 p.m., Eastern time, on the 10th Business Day following the date on which such right to terminate first arose;

(g) by the Company (whether prior to or after the receipt of the Requisite Stockholder Approval), if Parent or Merger Sub has breached or failed to perform in any material respect any of its respective representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform would result in a failure of a condition set forth in Section 7.1 or Section 7.3, except that if such breach is capable of being cured by the Termination Date, the Company will not be entitled to terminate this Agreement pursuant to this Section 8.1(g) prior to the delivery by the Company to Parent of written notice of such breach, delivered at least 45 days prior to such termination, stating the Company’s intention to terminate this Agreement pursuant to this Section 8.1(g) and the basis for such termination, it being understood that the Company will not be entitled to terminate this Agreement if such breach has been cured prior to termination (to the extent capable of being cured); or

(h) by the Company, at any time prior to receiving the Requisite Stockholder Approval if (i) the Company has received a Superior Proposal; (ii) the Company Board (or a committee thereof) has authorized the Company to enter into a definitive Alternative Acquisition Agreement to consummate the Acquisition Transaction contemplated by that Superior Proposal; (iii) the Company has complied in all material respects with Section 5.3 with respect to such Superior Proposal; and (iv) concurrently with such termination the Company pays the Company Termination Fee due to Parent in accordance with Section 8.3(b).

8.2 Manner and Notice of Termination; Effect of Termination.

(a) Manner of Termination. The Party terminating this Agreement pursuant to Section 8.1 (other than pursuant to Section 8.1(a)) must deliver prompt written notice thereof to the other Parties setting forth in reasonable detail the provision of Section 8.1 pursuant to which this Agreement is being terminated and the facts and circumstances forming the basis for such termination pursuant to such provision.

(b) Effect of Termination. Any proper and valid termination of this Agreement pursuant to Section 8.1 will be effective immediately upon the delivery of written notice by the terminating Party to the other Parties. In the event of the termination of this Agreement pursuant to Section 8.1, this Agreement will be of no further force or effect without liability of any Party (or any partner, member, manager, stockholder, director, officer, employee, Affiliate, agent or other representative of such Party) to the other Parties, as applicable, except that Section 6.6(e), Section 6.6(f), Section 6.14, this Section 8.2, Section 8.3 and Article IX will each survive the termination of this Agreement in accordance with their respective terms. Notwithstanding the foregoing, nothing in this Agreement will relieve any Party from any liability for any willful and material breach of this Agreement. In addition to the foregoing, no termination of this Agreement will affect the rights or obligations of any Party pursuant to the Confidentiality Agreement or the Guaranties, which rights, obligations and agreements will survive the termination of this Agreement in accordance with their respective terms.

8.3 Fees and Expenses.

(a) General. Except as set forth in this Section 8.3, all fees and expenses incurred in connection with this Agreement and the Merger will be paid by the Party incurring such fees and expenses whether or not the Merger is consummated. For the avoidance of doubt, Parent or the Surviving Corporation will be responsible for all fees and expenses of the Payment Agent. Parent will pay or cause to be paid all (i) transfer, stamp and documentary Taxes or fees; and (ii) sales, use, real property transfer and other similar Taxes or fees arising out of or in connection with entering into this Agreement and the consummation of the Merger.

(b) Company Payments.

(i) If (A) this Agreement is validly terminated pursuant to Section 8.1(c), Section 8.1(d) or Section 8.1(e); (B) at the time of such termination, the conditions set forth in Sections 7.1(b) and Section 7.1(c) have been satisfied or are capable of being satisfied and the conditions set forth in Section 7.3(a) and Section 7.3(b) would be satisfied if the date of such termination was the Closing Date; (C) following the execution and delivery of this Agreement and prior to the termination of this Agreement pursuant to Section 8.1(c), Section 8.1(d) or Section 8.1(e), an Acquisition Proposal for an Acquisition Transaction has been publicly announced or disclosed and not withdrawn or otherwise abandoned; and (D) within one year following the termination of this Agreement pursuant to Section 8.1(c), Section 8.1(d) or Section 8.1(e), as applicable, either an Acquisition Transaction is consummated or the Company enters into a definitive agreement providing for the consummation of an Acquisition Transaction, then the Company will concurrently with the consummation of such Acquisition Transaction pay to Parent an amount equal to $45,300,000 (the “Company Termination Fee”) by wire transfer of immediately available funds to an account or accounts designated in writing by Parent. For purposes of this Section 8.3(b)(i), all references to “15%” in the definition of “Acquisition Transaction” will be deemed to be references to “50%.”

(ii) If this Agreement is validly terminated pursuant to Section 8.1(f), then the Company must promptly (and in any event within two Business Days) following such termination pay to Parent the Company Termination Fee by wire transfer of immediately available funds to an account or accounts designated in writing by Parent.

(iii) If this Agreement is validly terminated pursuant to Section 8.1(h), then the Company must prior to or concurrently with such termination pay to Parent the Company Termination Fee by wire transfer of immediately available funds to an account or accounts designated in writing by Parent.

(c) Single Payment Only. The Parties acknowledge and agree that in no event will the Company be required to pay the Company Termination Fee on more than one occasion, whether or not the Company Termination Fee may be payable pursuant to more than one provision of this Agreement at the same or at different times and upon the occurrence of different events.

(d) Payments; Default. The Parties acknowledge that the agreements contained in this Section 8.3 are an integral part of the Merger, and that, without these agreements, the Parties would not enter into this Agreement. Accordingly, if the Company fails to promptly pay any amount due pursuant to Section 8.3(b) and, in order to obtain such payment, Parent commences a Legal Proceeding that results in a judgment against the Company for the amount set forth in Section 8.3(b) or any portion thereof, the Company will pay to Parent its reasonable and documented out-of-pocket costs and expenses (including reasonable and documented attorneys’ fees) in connection with such Legal Proceeding, together with interest on such amount or portion thereof at the annual rate of 5% plus the prime rate as published in The Wall Street Journal in effect on the date that such payment or portion thereof was required to be made through the date that such payment or portion thereof was actually received, or a lesser rate that is the maximum permitted by applicable law.

(e) Sole and Exclusive Remedy.

(i) Under no circumstances will the collective monetary damages payable by Parent, Merger Sub or any of their Affiliates for breaches under this Agreement, the Guaranties or the Equity Commitment Letters exceed an amount equal to $107,100,000 plus the Reimbursement Obligations in the aggregate for all such breaches (the “Parent Liability Limitation”). In no event will any of the Company Related Parties seek or obtain, nor will they permit any of their Representatives or any other Person acting on their behalf to seek or obtain, nor will any Person be entitled to seek or obtain, any monetary recovery or award in excess of the Parent Liability Limitation against (A) Parent, Merger Sub or the Guarantors; or (B) the former, current and future holders of any equity, controlling persons, directors, officers, employees, agents, attorneys, Financing Sources, Affiliates (other than Parent, Merger Sub or the Guarantors), members, managers, general or limited partners, stockholders and assignees of each of Parent, Merger Sub and the Guarantors (the Persons in clauses (A) and (B) collectively, the “Parent Related Parties”), and in no event will the Company or any of its Subsidiaries be entitled to seek or obtain any monetary damages of any kind, including consequential, special, indirect or punitive damages, in excess of the Parent Liability Limitation against the Parent Related Parties for, or with respect to, this Agreement, the Equity Commitment Letters, the Guaranties or the transactions contemplated hereby and thereby (including, any breach by the Guarantors, Parent or Merger Sub), the termination of this Agreement, the failure to consummate the Merger or any claims or actions under applicable law arising out of any such breach, termination or failure. Other than the Guarantors’ respective obligations under the Guaranties and the Equity Commitment Letters and other than the obligations of Parent and Merger Sub to the extent expressly provided in this Agreement, in no event will any Parent Related Party or any other Person other than the Guarantors, Parent and Merger Sub have any liability for monetary damages to the Company or any other Person relating to or arising out of this Agreement or the Merger.

(ii) Parent’s receipt of the Company Termination Fee to the extent owed pursuant to Section 8.3(b) will be the only monetary damages of Parent and Merger Sub and each of their respective Affiliates may recover from (A) the Company, its Subsidiaries and each of their respective Affiliates; and (B) the former, current and future holders of any equity, controlling persons, directors, officers, employees, agents, attorneys, Affiliates, members, managers, general or limited partners, stockholders and assignees of each of the Company, its Subsidiaries and each of their respective Affiliates (the Persons in clauses (A) and (B) collectively, the “Company Related Parties”) in respect of this Agreement, any agreement executed in connection herewith and the transactions contemplated hereby and thereby, the termination of this Agreement, the failure to consummate the Merger or any claims or actions under applicable law arising out of any such breach, termination or failure, and upon payment of such amount, (1) none of the Company Related Parties will have any further liability or obligation to Parent or Merger Sub relating to or arising out of this Agreement, any agreement executed in connection herewith or the transactions contemplated hereby and thereby or any matters forming the basis of such termination (except that the Parties (or their Affiliates) will remain obligated with respect to, and the Company and its Subsidiaries may be entitled to remedies with respect to, the Confidentiality Agreement, Section 8.3(a) and Section 8.3(d), as applicable); and (2) none of Parent, Merger Sub or any other Person will be entitled to bring or maintain any claim, action or proceeding against the Company or any Company Related Party arising out of this Agreement, any agreement executed in connection herewith or the transactions contemplated hereby and thereby or any matters forming the basis for such termination (except that the Parties (or their Affiliates) will remain obligated with respect to, and the Company and its Subsidiaries may be entitled to remedies with respect to, the Confidentiality Agreement, Section 8.3(a) and Section 8.3(d), as applicable). Under no circumstances will the collective monetary damages payable by the Company for breaches under this Agreement (taking into account the payment of the Company Termination Fee pursuant to this Agreement) exceed $45,300,000 in the aggregate for all such breaches (and any indemnification pursuant to Section 8.3(d)) (the “Company Liability Limitation”). In no event will any of the Parent Related Parties seek or obtain, nor will they permit any of their Representatives or any other Person acting on their behalf to seek or obtain, nor will any Person be entitled to seek or obtain, any monetary recovery or award in excess of the Company Liability Limitation against any of the Company Related Parties, and in no event will Parent or Merger Sub be entitled to seek or obtain any monetary damages of any kind, including consequential, special, indirect or punitive damages, in excess of the Company Liability Limitation against the Company Related Parties for, or with respect to, this Agreement or the Merger, the termination of this Agreement, the failure to consummate the Merger or any claims or actions under applicable law arising out of any such breach, termination or failure.

(f) Acknowledgement Regarding Specific Performance. Notwithstanding anything to the contrary in Section 8.3(e), it is agreed that Parent, Merger Sub and the Company will be entitled to an injunction, specific performance or other equitable relief as provided in Section 9.8(b), except that, although the Company, in its sole discretion, may determine its choice of remedies hereunder, including by pursuing specific performance in accordance with, but subject to the limitations of, Section 9.8(b), under no circumstances will the Company be permitted or entitled to receive both specific performance of the type contemplated by Section 9.8(b) and any monetary damages.

(g) Non-Recourse Parent Party. In no event will the Company seek or obtain, nor will they permit any of its Representatives to seek or obtain, nor will any Person be entitled to seek or obtain, any monetary recovery or monetary award against any Non-Recourse Parent Party (as defined in the Equity Commitment Letter, which excludes, for the avoidance of doubt, the Guarantors, Parent and Merger Sub) with respect to this Agreement, the Equity Commitment Letter or the Guaranty or the transactions contemplated hereby and thereby (including any breach by the Guarantors, Parent or Merger Sub), the termination of this Agreement, the failure to consummate the transactions contemplated hereby or any claims or actions under applicable laws arising out of any such breach, termination or failure, other than from Parent or Merger Sub to the extent expressly provided for in this Agreement or the Guarantors to the extent expressly provided for in the Guaranties and the Equity Commitment Letters.

8.4 Amendment. Subject to applicable law and subject to the other provisions of this Agreement, this Agreement may be amended by the Parties at any time by execution of an instrument in writing signed on behalf of each of Parent, Merger Sub and the Company (pursuant to authorized action by the Company Board (or a committee thereof)), except that in the event that the Company has received the Requisite Stockholder Approval, no amendment may be made to this Agreement that requires the approval of the Company Stockholders pursuant to the DGCL without such approval. Notwithstanding anything to the contrary in this Agreement, the provisions relating to the Financing Sources set forth in Section 6.6(a), Section 8.6, Section 9.6, Section 9.10, Section 9.11 and this Section 8.4 (and the defined terms used therein) may not be amended, modified or altered without the prior written consent of the Financing Sources.

8.5 Extension; Waiver. At any time and from time to time prior to the Effective Time, any Party may, to the extent legally allowed and except as otherwise set forth herein, (a) extend the time for the performance of any of the obligations or other acts of the other Parties, as applicable; (b) waive any inaccuracies in the representations and warranties made to such Party contained herein or in any document delivered pursuant hereto; and (c) subject to the requirements of applicable law, waive compliance with any of the agreements or conditions for the benefit of such Party contained herein. Any agreement on the part of a Party to any such extension or waiver will be valid only if set forth in an instrument in writing signed by such Party. Any delay in exercising any right pursuant to this Agreement will not constitute a waiver of such right.

8.6 No Liability of Financing Sources. None of the Financing Sources will have any liability to the Company or any of its Affiliates relating to or arising out of this Agreement, the Debt Financing or otherwise, whether at law or equity, in contract, in tort or otherwise, and neither the Company nor any of its Affiliates will have any rights or claims against any of the Financing Sources hereunder or thereunder; provided, that nothing in this Section 8.6 shall limit the rights of the Company and its Affiliates from and after the Effective Time under any debt commitment letter or the definitive debt documents executed in connection with the Debt Financing (but not, for the avoidance of doubt, under this Agreement) to the extent the Company and/or its Affiliates are party thereto.

ARTICLE IX

GENERAL PROVISIONS

9.1 Survival of Representations, Warranties and Covenants. The representations, warranties and covenants of the Company, Parent and Merger Sub contained in this Agreement will terminate at the Effective Time, except that any covenants that by their terms survive the Effective Time will survive the Effective Time in accordance with their respective terms.

9.2 Notices. All notices and other communications hereunder must be in writing and will be deemed to have been duly delivered and received hereunder (i) four Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid; (ii) one Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service; or (iii) immediately upon delivery by hand or by fax (with a written or electronic confirmation of delivery), in each case to the intended recipient as set forth below:

(a)	if to Parent or Merger Sub to:

Papay Holdco, LLC

c/o Vista Equity Partners Management, LLC

Four Embarcadero Center, 20th Floor

San Francisco, CA 94111

Attn:	Brian N. Sheth
David A. Breach
Fax:	(415) 655-6666

with a copy (which will not constitute notice) to:

Kirkland & Ellis LLP

601 Lexington Avenue

New York, NY 10022

Attn:	Daniel E. Wolf, P.C.
Joshua M. Zachariah
Fax:	(212) 446-6460

(b)	if to the Company (prior to the Effective Time) to:

Cvent, Inc.

1765 Greensboro Station Place, 7th Floor Tysons Corner, VA 22102

Attn:	Larry Samuelson
Fax:	(703) 226 3502

with a copy (which will not constitute notice) to:

Wilson Sonsini Goodrich & Rosati PC

One Market Plaza, Spear Tower, Suite 3300

San Francisco, CA 94105

Attn:	Michael S. Ringler
Fax:	(415) 947-2099

Any notice received by fax or otherwise at the addressee’s location on any Business Day after 5:00 p.m., addressee’s local time, or on any day that is not a Business Day will be deemed to have been received at 9:00 a.m., addressee’s local time, on the next Business Day. From time to time, any Party may provide notice to the other Parties of a change in its address or fax number through a notice given in accordance with this Section 9.2, except that that notice of any change to the address or any of the other details specified in or pursuant to this Section 9.2 will not be deemed to have been received until, and will be deemed to have been received upon, the later of the date (A) specified in such notice; or (B) that is five Business Days after such notice would otherwise be deemed to have been received pursuant to this Section 9.2.

9.3 Assignment. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Parties, except that Parent and Merger Sub will have the right to assign all or any portion of their respective rights and obligations pursuant to this Agreement from and after the Effective Time (a) in connection with a merger or consolidation involving Parent or Merger Sub or other disposition of all or substantially all of the assets of Parent, Merger Sub or the Surviving Corporation; (b) to any

of their respective Affiliates; or (c) to any Financing Source pursuant to the terms of the Debt Financing for purposes of creating a security interest herein or otherwise assigning as collateral in respect of the Debt Financing, it being understood that, in each case, such assignment will not (i) affect the obligations of the parties (including Financing Sources) to the Equity Commitment Letters or the Guarantors pursuant to the Guaranties; or (ii) impede or delay the consummation of the Merger or otherwise materially impeded the rights of the holders of shares of Company Common Stock, Company Stock-Based Awards and Company Options pursuant to this Agreement. Subject to the preceding sentence, this Agreement will be binding upon and will inure to the benefit of the Parties and their respective successors and permitted assigns. No assignment by any Party will relieve such Party of any of its obligations hereunder.

9.4 Confidentiality. Parent, Merger Sub and the Company hereby acknowledge that Vista Equity Partners Management, LLC and the Company have previously executed a Confidentiality Letter Agreement, dated April 5, 2016 (the “Confidentiality Agreement”), that will continue in full force and effect in accordance with its terms. Each of Parent, Merger Sub and their respective Representatives will hold and treat all documents and information concerning the Company and its Subsidiaries furnished or made available to Parent, Merger Sub or their respective Representatives in connection with the Merger in accordance with the Confidentiality Agreement. By executing this Agreement, each of Parent and Merger Sub agree to be bound by, and to cause their Representatives to be bound by, the terms and conditions of the Confidentiality Agreement as if they were parties thereto.

9.5 Entire Agreement. This Agreement and the documents and instruments and other agreements among the Parties as contemplated by or referred to herein, including the Confidentiality Agreement, the Company Disclosure Letter, the Guaranties and the Equity Commitment Letters, constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof. Notwithstanding anything to the contrary in this Agreement, the Confidentiality Agreement will (a) not be superseded; (b) survive any termination of this Agreement; and (c) continue in full force and effect until the earlier to occur of the Effective Time and the date on which the Confidentiality Agreement expires in accordance with its terms or is validly terminated by the parties thereto.

9.6 Third Party Beneficiaries. Except as set forth in Section 6.10 and this Section 9.6, the Parties agree that their respective representations, warranties and covenants set forth in this Agreement are solely for the benefit of the other Parties in accordance with and subject to the terms of this Agreement. This Agreement is not intended to, and will not, confer upon any other Person any rights or remedies hereunder, except (a) as set forth in or contemplated by Section 6.10; (b) if a court of competent jurisdiction has declined to grant specific performance and has instead granted an award of damages, then the Company may enforce such award and seek additional damages on behalf of the holders of shares of Company Common Stock, Company Stock-Based Awards and Company Options (which Parent, Merger Sub and the Guarantors acknowledge and agree may include damages based on a decrease in share value or lost premium) subject to the limitations set forth in Section 8.3(e)(i); (c) if Parent or Merger Sub wrongfully terminates or willfully breaches this Agreement, or if the Guarantors wrongfully terminate or willfully breach the Guaranties, then, following the termination of this Agreement, the Company may seek damages and other relief (including equitable relief) on behalf of the holders of shares of Company Common Stock, Company Stock-Based Awards and Company Options (which Parent, Merger Sub and the Guarantors acknowledge and agree may include damages based on a decrease in share value or lost premium) subject to the limitations set forth in Section 8.3(e)(i); and (d) from and after the Effective Time, the rights of the holders of shares of Company Common Stock, Company Stock-Based Awards and Company Options to receive the merger consideration set forth in Article II. The rights granted pursuant to clause (c) and clause (d) of the second sentence of this Section 9.6 will only be enforceable on behalf of the holders of shares of Company Common Stock, Company Stock-Based Awards and Company Options by the Company, in its sole and absolute discretion, as agent for such holders, and it is understood and agreed that any and all interests in such claims will attach to such shares of the Company Common Stock, Company Stock-Based Awards or Company Options and subsequently transfer therewith and, consequently, any damages, settlements or other amounts recovered or received by the Company with respect to such claims (net of expenses incurred by the Company in connection therewith and subject to the limitations set forth in Section 8.3(e)(i)) may, in the Company’s sole and absolute discretion, be (A) distributed, in whole or in part, by the Company to such holders as of any date determined by the Company; or (B) retained by the Company for the use and benefit of the Company in any manner that the Company deems fit. The provisions of Section 6.6(a), Section 8.4, Section 8.6, Section 9.10, Section 9.11 and this Section 9.6 will inure to the benefit of the Financing Sources and their successors and assigns, each of whom are intended to be third party beneficiaries thereof (it being understood and agreed that the provisions of such Sections will be enforceable by the Financing Sources and their respective successors and assigns).

9.7 Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the Parties. The Parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

9.8 Remedies.

(a) Remedies Cumulative. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy. Although the Company may pursue both a grant of specific performance and monetary damages, under no circumstances will the Company be permitted or entitled to receive both a grant of specific performance that results in the occurrence of the Closing and monetary damages (including any monetary damages in lieu of specific performance).

(b) Specific Performance.

(i) The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy would occur in the event that the Parties do not perform the provisions of this Agreement (including any Party failing to take such actions as are required of it hereunder in order to consummate this Agreement) in accordance with its specified terms or otherwise breach such provisions. The Parties acknowledge and agree that, subject to Section 8.6, (A) the Parties will be entitled, in addition to any other remedy to which they are entitled at law or in equity, to an injunction, specific performance and other equitable relief to prevent breaches (or threatened breaches) of this Agreement and to enforce specifically the terms and provisions hereof; (B) the provisions of Section 8.3 are not intended to and do not adequately compensate the Company, on the one hand, or Parent and Merger Sub, on the other hand, for the harm that would result from a breach of this Agreement, and will not be construed to diminish or otherwise impair in any respect any Party’s right to an injunction, specific performance and other equitable relief; and (C) the right of specific enforcement is an integral part of the Merger and without that right, neither the Company nor Parent would have entered into this Agreement. It is explicitly agreed that the Company shall have the right to an injunction, specific performance or other equitable remedies in connection with enforcing Parent’s and Merger Sub’s obligations to consummate the Merger and cause the Equity Financing to be funded to fund the Merger (including to cause Parent to enforce the obligations of the Guarantors under the Equity Commitment Letters in order to cause the Equity Financing to be timely completed in accordance with and subject to the terms and conditions set forth in the Equity Commitment Letters).

(ii) The Parties agree not to raise any objections to (A) the granting of an injunction, specific performance or other equitable relief to prevent or restrain breaches or threatened breaches of this Agreement by the Company, on the one hand, or Parent and Merger Sub, on the other hand; and (B) the specific performance of the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants, obligations and agreements of Parent and Merger Sub pursuant to this Agreement. Any Party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement will not be required to provide any bond or other security in connection with such injunction or enforcement, and each Party irrevocably waives any right that it may have to require the obtaining, furnishing or posting of any such bond or other security.

9.9 Governing Law. This Agreement is governed by and construed in accordance with the laws of the State of Delaware.

9.10 Consent to Jurisdiction.

(a) General Jurisdiction. Each of the Parties (i) irrevocably consents to the service of the summons and complaint and any other process (whether inside or outside the territorial jurisdiction of the Chosen Courts) in any Legal Proceeding relating to the Merger and the Guaranties, for and on behalf of itself or any of its properties or assets, in accordance with Section 9.2 or in such other manner as may be permitted by applicable law, and nothing in this Section 9.10 will affect the right of any Party to serve legal process in any other manner permitted by applicable law; (ii) irrevocably and unconditionally consents and submits itself and its properties and assets in any Legal Proceeding to the exclusive general jurisdiction of the Court of Chancery of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware) (the “Chosen Courts”) in the event that any dispute or controversy arises out of this Agreement, the Guaranties or the transactions contemplated hereby or thereby; (iii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; (iv) agrees that any Legal Proceeding arising in connection with this Agreement, the Guaranties or the transactions contemplated hereby or thereby will be brought, tried and determined only in the Chosen Courts; (v) waives any objection that it may now or hereafter have to the venue of any such Legal Proceeding in the Chosen Courts or that such Legal Proceeding was brought in an inconvenient court and agrees not to plead or claim the same; and (vi) agrees that it will not bring any Legal Proceeding relating to this Agreement, the Guaranties or the transactions contemplated hereby or thereby in any court other than the Chosen Courts. Each of Parent, Merger Sub and the Company agrees that a final judgment in any Legal Proceeding in the Chosen Courts will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law.

(b) Jurisdiction for Financing Sources. Notwithstanding anything in this Agreement to the contrary, the Parties acknowledge and irrevocably agree (i) that any Legal Proceeding, whether in law or in equity, in contract, in tort or otherwise, involving the Financing Sources arising out of, or relating to, the Merger, the Debt Financing or the performance of services thereunder or related thereto will be subject to the exclusive jurisdiction of any state or federal court sitting in the State of New York in the borough of Manhattan and any appellate court thereof, and each Party submits for itself and its property with respect to any such Legal Proceeding to the exclusive jurisdiction of such court; (ii) not to bring or permit any of their Affiliates to bring or support anyone else in bringing any such Legal Proceeding in any other court; (iii) that service of process, summons, notice or document by registered mail addressed to them at their respective addresses provided in any applicable debt commitment letter will be effective service of process against them for any such Legal Proceeding brought in any such court; (iv) to waive and hereby waive, to the fullest extent permitted by law, any objection which any of them may now or hereafter have to the laying of venue of, and the defense of an inconvenient forum to the maintenance of, any such Legal Proceeding in any such court; and (v) any such Legal Proceeding will be governed and construed in accordance with the laws of the State of New York.

9.11 WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE PURSUANT TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING (WHETHER FOR BREACH OF CONTRACT,

TORTIOUS CONDUCT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE MERGER, THE GUARANTIES, THE EQUITY COMMITMENT LETTERS, THE DEBT FINANCING OR THE EQUITY FINANCING (INCLUDING ANY SUCH LEGAL PROCEEDING INVOLVING FINANCING SOURCES). EACH PARTY ACKNOWLEDGES AND AGREES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (iii) IT MAKES THIS WAIVER VOLUNTARILY; AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11.

9.12 Company Disclosure Letter References. The Parties agree that the disclosure set forth in any particular section or subsection of the Company Disclosure Letter will be deemed to be an exception to (or, as applicable, a disclosure for purposes of) (a) the representations and warranties (or covenants, as applicable) of the Company that are set forth in the corresponding Section or subsection of this Agreement; and (b) any other representations and warranties (or covenants, as applicable) of the Company that are set forth in this Agreement, but in the case of this clause (b) only if the relevance of that disclosure as an exception to (or a disclosure for purposes of) such other representations and warranties (or covenants, as applicable) is reasonably apparent on the face of such disclosure.

9.13 Counterparts. This Agreement and any amendments hereto may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart. Any such counterpart, to the extent delivered by fax or .pdf, .tif, .gif, .jpg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”), will be treated in all manner and respects as an original executed counterpart and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No Party may raise the use of an Electronic Delivery to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of an Electronic Delivery, as a defense to the formation of a contract, and each Party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

9.14 No Limitation. It is the intention of the Parties that, to the extent possible, unless provisions are mutually exclusive and effect cannot be given to both or all such provisions, the representations, warranties, covenants and closing conditions in this Agreement will be construed to be cumulative and that each representation, warranty, covenant and closing condition in this Agreement will be given full, separate and independent effect and nothing set forth in any provision herein will in any way be deemed to limit the scope, applicability or effect of any other provision hereof.

[Signature page follows.]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered by their respective duly authorized officers as of the date first written above.

PAPAY HOLDCO, LLC

By:	/s/ Monti Saroya
	Name:	Monti Saroya
	Title:	Vice President

PAPAY MERGER SUB, INC.

By:	/s/ Monti Saroya
	Name:	Monti Saroya
	Title:	Vice President

[Signature Page to Agreement and Plan of Merger]

CVENT, INC.

By:	/s/ Rajeev K. Aggarwal
	Name:	Rajeev K. Aggarwal
	Title:	President and Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]

Annex B

April 17, 2016

Board of Directors

Cvent, Inc.

1765 Greensboro Station Place, 7th Floor

Tysons Corner, VA 22102

Members of the Board of Directors:

We understand that Cvent, Inc. (the “Company”), Papay Holdco, LLC (the “Parent”) and Papay Merger Sub, Inc., a wholly owned subsidiary of the Parent (“Acquisition Sub”), propose to enter into an Agreement and Plan of Merger, substantially in the form of the draft dated April 17, 2016 (the “Merger Agreement”), which provides, among other things, for the merger (the “Merger”) of Acquisition Sub with and into the Company. Pursuant to the Merger, the Company will become a wholly owned subsidiary of the Parent, and each outstanding share of common stock, par value $0.001 per share of the Company (the “Company Common Stock”), other than shares of Company Common Stock (i) held by the Company as treasury stock, (ii) owned by the Parent or Acquisition Sub or any of their respective direct or indirect wholly-owned subsidiaries, and (iii) held by holders of Company Common Stock who have neither voted in favor of the Merger nor consented thereto in writing and who have properly and validly exercised their statutory rights of appraisal in respect of such shares of Company Common Stock in accordance with Section 262 of the General Corporation Law of the State of Delaware (clauses (i), (ii), and (iii) collectively, the “Excluded Shares”), will be converted into the right to receive $36.00 per share in cash, subject to adjustment in certain circumstances (the “Consideration”). The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

You have asked for our opinion as to whether the Consideration to be received by the holders of shares of the Company Common Stock (other than the Excluded Shares) pursuant to the Merger Agreement is fair from a financial point of view to such holders of shares of the Company Common Stock.

For purposes of the opinion set forth herein, we have:

1)	Reviewed certain publicly available financial statements and other business and financial information of the Company;

2)	Reviewed certain internal financial statements and other financial and operating data concerning the Company;

3)	Reviewed certain financial projections prepared by the management of the Company;

4)	Discussed the past and current operations and financial condition and the prospects of the Company with senior executives of the Company;

5)	Reviewed the reported prices and trading activity for the Company Common Stock;

6)	Compared the financial performance of the Company and the prices and trading activity of the Company Common Stock with that of certain other publicly-traded companies comparable with the Company and their securities;

7)	Reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

8)	Participated in certain discussions and negotiations among representatives of the Company and the Parent and their financial and legal advisors;

9)	Reviewed the Merger Agreement and certain related documents; and

10)	Performed such other analyses, reviewed such other information, and considered such other factors as we have deemed appropriate.

We have assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to us by the Company, and formed a substantial basis for this opinion. We have further relied upon the assurances of the management of the Company that it is not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the financial projections, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company and of the future financial performance of the Company. In addition, we have assumed that the Merger will be consummated in accordance with the terms set forth in the Merger Agreement without any waiver, amendment or delay of any terms or conditions and that the definitive Merger Agreement will not differ in any material respect from the draft thereof furnished to us. Morgan Stanley has assumed that in connection with the receipt of all the necessary governmental, regulatory or other approvals and consents required for the proposed Merger, no delays, limitations, conditions or restrictions will be imposed that would have a material adverse effect on the contemplated benefits expected to be derived in the proposed Merger. We are not legal, tax or regulatory advisors. We are financial advisors only and have relied upon, without independent verification, the assessment of the Company and its legal, tax or regulatory advisors with respect to legal, tax or regulatory matters. We express no opinion with respect to the fairness of the amount or nature of the compensation to be paid to any of the Company’s officers, directors or employees, or any class of such persons, relative to the Consideration to be received by the holders of shares of the Company Common Stock in the Merger. We have not made any independent valuation or appraisal of the assets or liabilities of the Company, nor have we been furnished with any such valuations or appraisals. Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof may affect this opinion and the assumptions used in preparing it, and we do not assume any obligation to update, revise or reaffirm this opinion.

We have acted as financial advisor to the Board of Directors of the Company in connection with this transaction and will receive a fee for our services, a substantial portion of which is contingent upon the closing of the Merger. In the two years prior to the date hereof, we and our affiliates have been engaged on financial advisory and financing assignments for Vista Equity Partners Fund VI, L.P. and its affiliates (collectively, the “Vista Equity Entities”) and have received fees for such services from the Vista Equity Entities. (Vista Equity Partners Fund VI, L.P. or one of its affiliates is the controlling stockholder of the Parent.) Morgan Stanley may seek to provide financial advisory or financing services to the Parent or the Vista Equity Entities in the future and would expect to receive fees for the rendering of these services.

Please note that Morgan Stanley is a global financial services firm engaged in the securities, investment management and individual wealth management businesses. Our securities business is engaged in securities underwriting, trading and brokerage activities, foreign exchange, commodities and derivatives trading, prime brokerage, as well as providing investment banking, financing and financial advisory services. Morgan Stanley, its affiliates, directors and officers may at any time invest on a principal basis or manage funds that invest, hold long or short positions, finance positions, and may trade or otherwise structure and effect transactions, for their own account or the accounts of its customers, in debt or equity securities or loans of the Parent, the Company, the Vista Equity Entities or any other company, or any currency or commodity, that may be involved in the Merger, or any related derivative instrument.

In addition, Morgan Stanley, its affiliates, directors or officers, including individuals working with the Company in connection with this transaction, may have committed and may commit in the future to invest in private equity funds managed by Vista Equity Entities.

This opinion has been approved by a committee of Morgan Stanley investment banking and other professionals in accordance with our customary practice. This opinion is for the information of the Board of Directors of the Company and may not be used for any other purpose or disclosed without our prior written consent, except that a copy of this opinion may be included in its entirety in any filing the Company is required to make with the Securities and Exchange Commission in connection with the Merger if such inclusion is required by applicable

B-2

law. Morgan Stanley expresses no opinion or recommendation as to how the stockholders of the Company should vote at the stockholders’ meeting that may be held in connection with the Merger or whether the stockholders should take any action in connection with the Merger. Our opinion does not address the relative merits of the Merger as compared to any other alternative business transaction, or other alternatives, or whether or not such alternatives could be achieved or are available.

Based on and subject to the foregoing, we are of the opinion on the date hereof that the Consideration to be received by the holders of shares of the Company Common Stock (other than the Excluded Shares) pursuant to the Merger Agreement is fair from a financial point of view to the holders of shares of the Company Common Stock.

Very truly yours,

MORGAN STANLEY & CO. LLC

By:	/s/ Jeff Hoffmeister
Jeff Hoffmeister
Managing Director

B-3

Annex C

SECTION 262 OF THE DGCL

§ 262. Appraisal rights.

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title and, subject to paragraph (b)(3) of this section, § 251 (h) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that, except as expressly provided in § 363(b) of this title, no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2) Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 251(h), § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(4) In the event of an amendment to a corporation’s certificate of incorporation contemplated by § 363(a) of this title, appraisal rights shall be available as contemplated by § 363(b) of this title, and the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as practicable, with the word “amendment” substituted for the words “merger or consolidation,” and the word “corporation” substituted for the words “constituent corporation” and/or “surviving or resulting corporation.”

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the tender or exchange offer contemplated by § 251(h) of this title and 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to §

251(h) of this title, later than the later of the consummation of the tender or exchange offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

Annex D

FORM OF VOTING AND SUPPORT AGREEMENT

VOTING AND SUPPORT AGREEMENT (this “Agreement”), dated as of April 17, 2016, is by and among Papay Holdco, LLC, a Delaware limited liability company (“Parent”), Papay Merger Sub, Inc., a Delaware corporation and a wholly-owned direct subsidiary of Parent (“Merger Sub”), and the Persons set forth on Schedule I attached hereto (each, a “Shareholder”).

WHEREAS, each Shareholder is, as of the date hereof, the record and beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which meaning will apply for all purposes of this Agreement) of the number of shares of Company Common Stock, Company Options and/or Company Stock-Based Awards, as applicable, of Cvent, Inc., a Delaware corporation (the “Company”), in each case, as set forth opposite the name of such Shareholder on Schedule I hereto;

WHEREAS, Parent, Merger Sub, and the Company have entered into an Agreement and Plan of Merger, dated as of the date hereof, in the form attached hereto as Exhibit A and as may be amended, supplemented or otherwise modified from time to time (the “Merger Agreement”), which provides, among other things, for the merger of Merger Sub with and into the Company (the “Merger”) upon the terms and subject to the conditions set forth in the Merger Agreement (capitalized terms used herein without definition shall have the respective meanings specified in the Merger Agreement); and

WHEREAS, as a condition to the willingness of Parent and Merger Sub to enter into the Merger Agreement and as an inducement and in consideration therefor, Parent and Merger Sub have required that each Shareholder, and each Shareholder has (in solely such Shareholder’s capacity as a beneficial owner of Equity Interests (as defined below)) agreed to, enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:

SECTION 1. Representations and Warranties of Shareholder. Each Shareholder (in solely such Shareholder’s capacity as a record and beneficial owner of Equity Interests) hereby severally and not jointly represents and warrants to Parent and Merger Sub as follows:

(a)	As of the time of execution of this Agreement, such Shareholder (i) is the record and beneficial owner of the shares of Company Common Stock, Company Options and/or Company Stock-Based Awards, as applicable, (together with any shares of Company Common Stock, Company Options and/or Company Stock-Based Awards, as applicable, which such Shareholder may acquire at any time in the future during the term of this Agreement, including pursuant to any exercise of Company Options, the “Shareholder Securities”) set forth opposite such Shareholder’s name on Schedule I to this Agreement and (ii) except as set forth in Schedule I to this Agreement, neither holds nor has any beneficial ownership interest in any other shares of Company Common Stock, Company Options and/or Company Stock-Based Awards or any option, warrant, right or security convertible, exchangeable or exercisable therefor or other instrument, obligation or right the value of which is based on any of the foregoing (each, an “Equity Interest”).

(b)	Such Shareholder has the legal capacity to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

(c)	This Agreement has been duly executed and delivered by such Shareholder and, assuming this Agreement constitutes a legal, valid and binding obligation of Parent and Merger Sub, this Agreement constitutes a legal, valid and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with its terms, subject to bankruptcy, insolvency (including all applicable legal requirements relating to fraudulent transfers), reorganization, moratorium and similar legal requirements of general applicability relating to or affecting creditors’ rights and subject to general principles of equity.

(d)	Neither the execution and delivery of this Agreement nor the consummation by such Shareholder of the transactions contemplated hereby will result in a violation of, or a default under, or conflict with, any contract, trust, commitment, agreement, understanding, arrangement or restriction of any kind to which such Shareholder is a party or by which such Shareholder or Shareholder’s assets are bound, except for such violations, defaults or conflicts as would not prevent or materially delay such Shareholder’s performance of its obligations under this Agreement. Assuming compliance with the applicable provisions of the HSR Act, if applicable, and any applicable filing, notification or approval in any foreign jurisdiction required by Antitrust Laws, and assuming all notifications, filings, registrations, permits, authorizations, consents or approvals to be obtained or made by the Company, Parent or Merger Sub in connection with the Merger Agreement and the transactions contemplated thereby are obtained or made, the consummation by such Shareholder of the transactions contemplated hereby will not (i) violate any provision of any decree, order or judgment applicable to such Shareholder, (ii) require any consent, approval, or notice under any legal requirements applicable to such Shareholder, other than as required under the Exchange Act and the rules and regulations promulgated thereunder and other than such consents, approvals and notices that, if not obtained, made or given, would not prevent or materially delay such Shareholder’s performance of its obligations under this Agreement, or (iii) if such Shareholder is an entity, violate any provision of such Shareholder’s organizational documents, except in each such case as would not prevent or materially delay such Shareholder’s performance of its obligations under this Agreement.

(e)	The Shareholder Securities and the certificates, if any, representing the Shareholder Securities owned by such Shareholder are now, and, subject to Section 3(b), at all times during the term hereof will be, held by such Shareholder or by a nominee or custodian for the benefit of such Shareholder, free and clear of all liens and encumbrances, except for any such liens or encumbrances arising hereunder, any applicable restrictions on transfer under the Securities Act and any liens or encumbrances that would not impair such Shareholder’s ability to perform his/her/its obligations hereunder (collectively, “Permitted Encumbrances”).

(f)	Subject only to community property laws, such Shareholder has full voting power, with respect to his/her/its shares of Company Common Stock and full power of disposition, full power to issue instructions with respect to the matters set forth herein, and full power to agree to all of the matters set forth in this Agreement, in each case with respect to all of his/her/its shares of Company Common Stock held in the name of such Shareholder. The Shareholder Securities of such Stockholder are not subject to any proxy, voting trust or other agreement, arrangement or restriction with respect to the voting of such Shareholder Securities.

(g)	As of the time of execution of this Agreement, there is no Legal Proceeding pending or, to the knowledge of such Shareholder, threatened against such Shareholder at law or equity before or by any Governmental Authority that could reasonably be expected to impair or materially delay the performance by such Shareholder of its obligations under this Agreement or otherwise adversely impact such Shareholder’s ability to perform its obligations hereunder.

(h)	Such Shareholder has received and reviewed a copy of the Merger Agreement. Such Shareholder understands and acknowledges that Parent and Merger Sub are entering into the Merger Agreement in reliance upon such Shareholder’s execution, delivery and performance of this Agreement.

(i)	No broker, investment bank, financial advisor or other person is entitled to any broker’s, finder’s, financial adviser’s or similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of such Shareholder (it being understood that arrangements of the Company or its other Affiliates shall not be deemed to be an arrangement of such Shareholder).

SECTION 2. Representations and Warranties of Parent and Merger Sub. Each of Parent and Merger Sub hereby, jointly and severally, represents and warrants to each Shareholder as follows:

(a)

Each of Parent and Merger Sub is a an entity duly organized, validly existing and in good standing under the laws of the State of Delaware and each of Parent and Merger Sub have the limited liability or corporate power and authority, as the case may be, to execute and deliver and perform their obligations under this Agreement and the Merger Agreement and to consummate the transactions contemplated hereby and thereby, and each has taken all necessary action to duly authorize the execution, delivery and performance of this Agreement and the Merger Agreement.

(b)	This Agreement and the Merger Agreement have been duly authorized, executed and delivered by each of Parent and Merger Sub, and, assuming this Agreement and the Merger Agreement constitute legal, valid and binding obligations of the other parties thereto, constitute the legal, valid and binding obligations of each of Parent and Merger Sub, are enforceable against each of them in accordance with their terms, subject to bankruptcy, insolvency (including all legal requirements relating to fraudulent transfers), reorganization, moratorium and similar Legal Requirements of general applicability relating to or affecting creditors’ rights and subject to general principles of equity.

(c)	Assuming compliance with the applicable provisions of the HSR Act, if applicable, and any applicable filing, notification or approval in any foreign jurisdiction required by Antitrust Laws, the execution and delivery of this Agreement and the Merger Agreement by each of Parent and Merger Sub, and the consummation of the transactions contemplated by this Agreement and the Merger Agreement, will not: (i) cause a violation, or a default, by Parent or Merger Sub of any applicable legal requirement or decree, order or judgment applicable to Parent or Merger Sub, or to which either Parent or Merger Sub is subject; or (ii) conflict with, result in a breach of, or constitute a default on the part of Parent or Merger Sub under any contract, trust, commitment, agreement, understanding, arrangement or restriction of any kind to which either Parent or Merger Sub is a party or by which either Parent or Merger Sub or their respective assets are bound, except for such violations, defaults or conflicts as would not, individually or in the aggregate, prevent or materially delay the performance by either Parent or Merger Sub or any of their obligations under this Agreement and the Merger Agreement. Except as may be required by the Exchange Act (including the filing with the SEC of the Proxy Statement), any “anti-takeover” laws, the DGCL, in connection with the HSR Act and any filing, notification or approval in any foreign jurisdiction required by Antitrust Laws, neither Parent nor Merger Sub, nor any of Parent’s other Affiliates, is required to make any filing with or give any notice to, or to obtain any consent or approval from, any Person at or prior to the consummation of the transactions contemplated in connection with the execution and delivery of this Agreement or the Merger Agreement by Parent or Merger Sub or the consummation by Parent or Merger Sub of the Merger and the other transactions contemplated by the Merger Agreement, other than such filings, notifications, approvals, notices or consents that, if not obtained, made or given, would not, individually or in the aggregate, prevent or materially delay the performance by either Parent or Merger Sub of any of their obligations under this Agreement and the Merger Agreement.

(d)	This Agreement is substantially identical in form to all similar agreements entered into by either Parent or Merger Sub or any of their affiliates with other shareholders of the Company with respect to their similar agreements.

SECTION 3. Transfer of the Shares; Other Actions.

(a)

Prior to the Termination Date, except as otherwise expressly provided herein (including pursuant to this Section 3 or Section 4) or in the Merger Agreement, each Shareholder shall not, and shall cause each of its Subsidiaries not to: (i) transfer, assign, sell, gift-over, hedge, pledge or otherwise dispose (whether by sale, liquidation, dissolution, dividend or distribution) of, enter into any derivative arrangement with respect to, or create any lien or encumbrance (other than Permitted Encumbrances) on or enter into any agreement with respect to any of the foregoing (“Transfer”), any or all of Shareholder’s Equity Interests in the Company, including any Shareholder Securities; (ii) enter into any contract, option or other agreement, arrangement or understanding with respect to any Transfer; (iii) grant any proxy, power-of-attorney or other authorization or consent with respect to any of the Shareholder Securities with respect to any matter that is in contravention of the obligations of Shareholder under this Agreement with respect to Shareholder’s Equity Interests; (iv) deposit any of Shareholder’s Equity Interests, including the Shareholder Securities, into a voting trust, or enter into a voting agreement or arrangement with respect to any of such Equity Interests, including the Shareholder Securities, in contravention of the obligations of Shareholder under this Agreement with respect to Shareholder’s Equity Interests; or (v) knowingly take or cause the taking of any other action that would materially restrict or prevent the performance of such Shareholder’s obligations hereunder, excluding any bankruptcy filing. Any action taken in violation of the foregoing sentence shall be null and void ab initio. If any involuntary Transfer of any of the Shareholder Securities shall occur (including, but not limited to, a sale by Shareholder’s trustee in any bankruptcy, or a sale to a purchaser at any creditor’s or court sale), the transferee (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee) shall take and hold such Shareholder Securities subject to all of the restrictions, liabilities and rights under this Agreement, which shall continue in full force and effect until the Termination Date.

(b)	Notwithstanding the foregoing, each Shareholder may make (i) Transfers of Equity Interests by will or by operation of law or other transfers for estate planning purposes, (ii) with respect to such Shareholder’s Company Options which expire on or prior to the termination of the Merger Agreement or as a result of the consummation of the Merger, transfers or cancellations of the underlying shares of Company Common Stock to the Company (x) in payment of the exercise price of such Shareholder’s Company Options and (y) in order to satisfy taxes applicable to the exercise of such Shareholder’s Company Options, (iii) with respect to such Shareholder’s Company Stock-Based Awards, transfers or cancellations of the underlying shares of Company Common Stock to the Company for the net settlement of such Company Stock-Based Awards in order to satisfy any tax withholding obligation, (iv) transfers of shares to any shareholders, member or partner of any Shareholder which is an entity, (v) transfers of shares to any Affiliate of Shareholder, (vi) transfers of shares to any charitable entities or institutions, and (vii) other transfers of shares as Parent may otherwise agree in writing in its sole discretion, so long as, in the case of the foregoing clauses (i), (iv), (v) and (vi), any such transferee shall agree in writing to be bound by this Agreement prior to the consummation of any such Transfer.

(c)	Shareholder agrees that it/he/she will not exercise any dissenters rights available to Shareholder with respect to the Merger pursuant to Section 262 of the DGCL.

SECTION 4. Voting of Shares; Grant of Irrevocable Proxy; Appointment of Proxy.

(a)	Prior to the Termination Date, and without in any way limiting Shareholder’s right to vote its/her/his shares of Company Common Stock in its sole discretion on any other matters that may be submitted to a shareholder vote, consent or other approval, at every annual, special or other meeting of the Company’s shareholders called, and at every adjournment or postponement thereof, Shareholder (in Shareholder’s capacity as a holder of the Shareholder Securities) shall, or shall cause the holder of record on any applicable record date to, (i) appear at each such meeting or otherwise cause all of Shareholder’s shares of Company Common Stock entitled to vote to be counted as present thereat for purposes of calculating a quorum and (ii) vote all shares of Company Common Stock beneficially owned by Shareholder and entitled to vote (the “Vote Shares”) (A) in favor of (1) the approval of the Merger Agreement and the approval of the Merger and the other transactions contemplated by the Merger Agreement and (2) any non-binding advisory vote on “golden parachute” executive compensation arrangements, and/or (B) against (x) any action or agreement which would reasonably be expected to result in any of the conditions to the Company’s obligations to consummate the Merger set forth in Article VII of the Merger Agreement not being fulfilled, and (y) any Acquisition Proposal.

(b)

Each Shareholder hereby irrevocably grants to, and appoints, Parent and any duly appointed designee thereof, Shareholder’s proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of such Shareholder, to attend any meeting of the shareholders of the Company on behalf of such Shareholder with respect to the matters set forth in Section 4(a)(ii), to include such shares of Company Common Stock in any computation for purposes of establishing a quorum at any such meeting of shareholders of the Company, and to vote all Vote Shares, or to grant a consent or approval in respect of the Vote Shares, in connection with any meeting of the shareholders of the Company or any action by written consent in lieu of a meeting of shareholders of the Company in accordance with the provisions of Section 4(a). Parent agrees not to exercise the proxy granted herein for any purpose other than with respect to the matters set forth in Section 4(a)(ii). Each Shareholder hereby affirms that the proxy set forth in this Section 4(b) is given in connection with the execution of the Merger Agreement, and that such proxy is given to secure the performance of the duties of such Shareholder under this Agreement. Each Shareholder hereby further affirms that the irrevocable proxy is coupled with an interest and, except as set forth in this Section 4(b) or in Section 8 hereof, is intended to be irrevocable in accordance with the provisions of Section 212 of the DGCL during the term of this Agreement.

(c)	Each Shareholder hereby represents that any proxies heretofore given in respect of the Shareholder Securities, if any, with respect to the matters set forth in Section 4(a)(ii) are revocable, and hereby revokes such proxies.

(d)	Notwithstanding the foregoing, each Shareholder shall retain at all times the right to vote the shares of Company Common Stock held by it in its sole discretion and without any other limitation on those matters other than those set forth in Section 4(a)(ii) that are at any time or from time to time presented for consideration to the Company’s shareholders.

(e)	The obligations set forth in this Section 4 shall apply to each Shareholder unless and until the Termination Date shall have occurred, at which time such obligations shall terminate and be of no further force or effect.

SECTION 5. Directors and Officers. Notwithstanding any provision of this Agreement to the contrary, this Agreement shall apply to each Shareholder solely in such Shareholder’s capacity as a holder of the Shareholder Securities and/or other Equity Interests in the Company and not in such Shareholder’s or any partner, officer, employee or Affiliate of Shareholder’s capacity as a director, officer or employee of the Company or any of its Subsidiaries or in such Shareholder’s or any partner, officer, employee or Affiliate of such Shareholder’s capacity as a trustee or fiduciary of any employee benefit plan or trust. Notwithstanding any provision of this Agreement to the contrary, nothing in this Agreement shall (or require Shareholder or any partner, officer, employee or Affiliate of Shareholder to attempt to) limit or restrict any actions or omissions of a director and/or officer of the Company or any of its Subsidiaries, including, without limitation, in the exercise of his or her fiduciary duties as a director and/or officer of the Company or any of its Subsidiaries or in his or her capacity as a trustee or fiduciary of any employee benefit plan or trust or prevent or be construed to create any obligation on the part of any director and/or officer of the Company or any of its Subsidiaries or any trustee or fiduciary of any employee benefit plan or trust from taking any action in his or her capacity as such director, officer, trustee and/or fiduciary.

SECTION 6. Further Assurances. Each party shall execute and deliver any additional documents and take such further actions that are reasonably necessary to carry out all of its obligations under the provisions hereof, including without limitation to vest in Parent the power to vote the shares of Company Common Stock to the extent contemplated by Section 4(b) hereof (subject to Sections 4(d) and 4(e) hereof).

SECTION 7. Termination.

(a)	This Agreement, and all rights and obligations of the parties hereunder, shall terminate immediately, and the power of attorney and proxy set forth in Section 4(b) shall be revoked, terminated and of no further force and effect, without any notice or other action by any Person, upon the earliest to occur of the following (the date of such termination, the “Termination Date”):

(i) termination of the Merger Agreement in accordance with its terms;

(ii) the Effective Time;

(iii) any change to the terms of the Merger without the prior written consent of each Shareholder that (A) reduces the Per Share Price or any consideration otherwise payable with respect to the shares of Company Common Stock, Company Options and/or Company Stock-Based Awards beneficially owned by any Shareholder (subject to adjustments in compliance with Section 2.7(b) of the Merger Agreement) or (B) changes the form of consideration payable in the Merger or any consideration otherwise payable with respect to the shares of Company Common Stock, Company Options and/or Company Stock-Based Awards beneficially owned by any Shareholder or (C) adversely affects, in any respect, or is reasonably likely to adversely affect, in any respect, any Shareholder relative to other holders of Equity Interests of the Company or (D) extends the Termination Date (as defined in the Merger Agreement), other than any such extension in accordance with Section 8.1(c) of the Merger Agreement);

(iv) subject to compliance with Section 3(b), the date on which each Shareholder ceases to own any Equity Interests; or

(v) the mutual written consent of Parent and each Shareholder.

(b)	Upon termination of this Agreement, all obligations of the parties under this Agreement will terminate, without any liability or other obligation on the part of any party hereto to any Person in respect hereof or the transactions contemplated hereby, and no party shall have any claim against another (and no person shall have any rights against such party), whether under contract, tort or otherwise, with respect to the subject matter hereof, provided however, that the termination of this Agreement shall not relieve any party from liability from any willful and material breach prior to such termination; provided, further, that in the event the Effective Time shall have occurred, no Shareholder shall have any liability or other obligation hereunder whatsoever, including with respect to any willful and material breach occurring prior thereto (other than any breach of Shareholder’s covenant in Section 3(c)).

(c)	Sections 7(b), 8 and 11 hereof shall survive the termination of this Agreement.

SECTION 8. Expenses. All fees and expenses incurred in connection with the negotiation and execution of this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees and expenses, whether or not the Merger is consummated; provided that, the Company shall reimburse reasonable and documented out-of-pocket fees and expenses of legal counsel to the Shareholders with respect to this Agreement and the transactions contemplated hereby, subject to an aggregate cap of $50,000 (taking into account the reimbursement of similar fees and expenses of legal counsel incurred by other shareholders of the Company with respect to their similar agreements).

SECTION 9. Public Announcements. Parent, Merger Sub and each Shareholder (in its capacity as a Shareholder of the Company and/or signatory to this Agreement) shall only make public announcements regarding this Agreement and the transactions contemplated hereby that are consistent with the public statements made by the Company and Parent in connection with this, Agreement, the Merger Agreement and the transactions contemplated thereby, without the prior written consent of Parent. Each Shareholder (i) consents to and authorizes the publication and disclosure by Parent and its Affiliates of its identity and holding of the Shareholder Securities and the nature of its commitments and obligations under this Agreement in any disclosure required by the SEC or other Governmental Authority, provided that, Parent shall provide Shareholder and its counsel reasonable opportunity to review and comment thereon, and Parent shall give reasonable consideration to any such comments, and (ii) agrees promptly to give to Parent, after written request therefor, any information it may reasonably require for the preparation of any such disclosure documents. Parent consents to and authorizes the publication and disclosure by each Shareholder of the nature of its commitments and obligations under this Agreement and such other matters as may be required in connection with the Merger in any Form 4, Schedule 13D, Schedule 13G or other disclosure required by the SEC or other Governmental Authority to be made by any Shareholder in connection with the Merger. Nothing set forth herein shall limit any disclosure by any Shareholder to its or its Affiliates’ general or limited partners on a confidential basis.

SECTION 10. Adjustments. In the event (a) of any stock split, stock dividend, merger, reorganization, recapitalization, reclassification, combination, exchange of shares or the like of the capital stock of the Company on, of or affecting the Shareholder Securities or (b) that any Shareholder shall become the beneficial owner of any additional shares of Company Capital Stock, Company Options and/or Company Stock-Based Awards, as

applicable, then the terms of this Agreement shall apply to the shares of Company Capital Stock, Company Options and/or Company Stock-Based Awards, as applicable, held by a Shareholder immediately following the effectiveness of the events described in clause (a) or a Shareholder becoming the beneficial owner thereof as described in clause (b), as though, in either case, they were Shareholder Securities hereunder. In the event that a Shareholder shall become the beneficial owner of any other securities entitling the holder thereof to vote or give consent with respect to the matters set forth in Section 4(a)(ii) hereof, then the terms of Section 4 hereof shall apply to such other securities as though they were Shareholder Securities hereunder.

SECTION 11. Miscellaneous.

(a) Notices. All notices and other communications hereunder must be in writing and will be deemed to have been duly delivered and received hereunder (i) four Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid; (ii) one Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service; or (iii) immediately upon delivery by hand or by fax (with a written or electronic confirmation of delivery), to Parent in accordance with Section 9.2 of the Merger Agreement and to a Shareholder at its address set forth on Schedule I attached hereto (or at such other address for a party as shall be specified by like notice).

(b) Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(c) Counterparts. This Agreement and any amendments hereto may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. Any such counterpart, to the extent delivered by fax or .pdf, .tif, .gif, .jpg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”), will be treated in all manner and respects as an original executed counterpart and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party may raise the use of an Electronic Delivery to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of an Electronic Delivery, as a defense to the formation of a contract, and each party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

(d) Entire Agreement, No Third-Party Beneficiaries. This Agreement (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among or between any of the parties, with respect to the subject matter hereof and thereof and (ii) is not intended to confer, nor shall it confer, upon any Person other than the parties hereto any rights or remedies or benefits of any nature whatsoever.

(e) Governing Law, Jurisdiction. This Agreement is governed by and construed in accordance with the laws of the State of Delaware. Each of the parties hereto (i) irrevocably consents to the service of the summons and complaint and any other process (whether inside or outside the territorial jurisdiction of the Chosen Courts) in any Legal Proceeding relating to this Agreement, for and on behalf of itself or any of its properties or assets, in accordance with SECTION 11(a) or in such other manner as may be permitted by applicable law, and nothing in this SECTION 11(e) will affect the right of any party to serve legal process in any other manner permitted by applicable law; (ii) irrevocably and unconditionally consents and submits itself and its properties and assets in any Legal Proceeding to the exclusive general jurisdiction of the Court of Chancery of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware) (the “Chosen Courts”) in the event that any dispute or controversy arises out of this Agreement or the transactions contemplated hereby; (iii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; (iv) agrees that any Legal Proceeding arising in connection with this Agreement or the transactions contemplated hereby or thereby will be brought, tried and determined only in the Chosen Courts; (v) waives any objection that it may now or hereafter have to the venue of any such Legal Proceeding in the Chosen Courts or that such Legal Proceeding was brought in an inconvenient court and agrees not to plead or claim the same; and (vi) agrees that it will not bring any Legal Proceeding relating to this Agreement or the transactions contemplated hereby or thereby in any court other than the Chosen Courts. Each of the parties hereto agrees that a final judgment in any Legal Proceeding in the Chosen Courts will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law.

(f) Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE PURSUANT TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING (WHETHER FOR BREACH OF CONTRACT, TORTIOUS CONDUCT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH PARTY ACKNOWLEDGES AND AGREES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (iii) IT MAKES THIS WAIVER VOLUNTARILY; AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11(f).

(g) Assignment. Other than in connection with any Transfer permitted by Section 3, no party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties hereto, except that Parent and Merger Sub will have the right to assign all or any portion of their respective rights and obligations pursuant to this Agreement to any party to whom they have assigned the Merger Agreement; provided, however, that Parent and Merger Sub may assign, in their sole discretion and without the consent of any other party, any or all of their rights, interests and obligations hereunder to each other or to one or more direct or indirect wholly-owned Subsidiaries of Parent in connection with the assignment of the rights, interests and obligations of Parent and/or Merger Sub under the Merger Agreement to such indirect wholly-owned Subsidiaries of Parent in accordance with the terms of the Merger Agreement, and any such assignee may thereafter assign, in its sole discretion and without the consent of any other party, any or all of its rights, interests and obligations hereunder to one or more additional direct or indirect wholly-owned Subsidiaries of Parent in connection with the assignment of the rights, interests and obligations of such assignee under the Merger Agreement to such additional direct or indirect wholly-owned Subsidiaries of Parent in accordance with the terms of the Merger Agreement; provided, that no such assignment shall relieve Parent or Merger Sub of any of their respective obligations under this Agreement. Any assignment in violation of the preceding sentence shall be void. Subject to the preceding two sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

(h) Severability of Provisions. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

(i) Specific Performance. The parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy would occur in the event that the parties hereto do not perform the provisions of this Agreement (including any party failing to take such actions as are required of it hereunder in order to consummate this Agreement) in accordance with its specified terms or otherwise breach such provisions. The parties hereto acknowledge and agree that, (A) the parties hereto will be entitled, in addition to any other remedy to which they are entitled at law or in equity, to an injunction, specific performance and other equitable relief to prevent breaches (or threatened breaches) of this Agreement and to enforce specifically the terms and provisions hereof; and (B) the right of specific enforcement is an integral part of the Agreement and without that right, Parent would not have entered into this Agreement. It is accordingly agreed that each party shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity and any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement will not be required to provide any bond or other security in connection with such injunction or enforcement, and each party irrevocably waives any right that it may have to require the obtaining, furnishing or posting of any such bond or other security.

(j) Amendment. No amendment or modification of this Agreement shall be effective unless it shall be in writing and signed by each of the parties hereto, and no waiver or consent hereunder shall be effective against any party unless it shall be in writing and signed by such party.

(k) Binding Nature. This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the parties hereto and their respective successors and permitted assigns.

(l) No Recourse. Parent and Merger Sub agree that no Shareholder will be liable for claims, losses, damages, expenses and other liabilities or obligations resulting from or related to the Merger Agreement or the Merger (other than any liability for claims, losses, damages, expenses and other liabilities or obligations solely to the extent arising under, and in accordance with the terms of, this Agreement, provided, that, except in respect of any breach of Shareholder’s covenant in Section 3(c), in no event shall such claims, losses, damages, expenses or other liabilities or obligations include consequential, indirect, special or similar damages), including the Company’s breach of the Merger Agreement. In no event shall any Shareholder have any liability hereunder with respect to another Shareholder’s representations, warranties, liabilities or obligations hereunder.

(m) No Presumption. This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

(n) No Agreement Until Executed. This Agreement shall not be effective unless and until (i) the Merger Agreement is executed by all parties thereto and (ii) this Agreement is executed by all parties hereto.

(o) No Ownership Interest. Except as otherwise specifically provided herein, nothing contained in this Agreement shall be deemed to vest in Parent or Merger Sub any direct or indirect ownership or incidence of ownership of or with respect to the Shareholder Securities. All rights, ownership and economic benefits of and relating to the Shareholder Securities shall remain vested in and belong to Shareholder, and neither Parent nor Merger Sub shall have any authority to manage, direct, restrict, regulate, govern, or administer any of the policies or operations of the Company or exercise any power or authority to direct any Shareholder in the voting of any of the Shareholder Securities, except as otherwise specifically provided herein.

[Signature pages follow]

SIGNATURE PAGE TO

VOTING AND SUPPORT AGREEMENT

IN WITNESS WHEREOF, Parent, Merger Sub and Shareholder have caused this Agreement to be duly executed and delivered as of the date first written above.

PAPAY HOLDCO, LLC

By:
Name:
Title:

PAPAY MERGER SUB, INC.

By:
Name:
Title:

SIGNATURE PAGE TO

VOTING AND SUPPORT AGREEMENT

By:

SCHEDULE I

NAME /ADDRESS	COMPANY COMMON STOCK	COMPANY OPTIONS	COMPANY STOCK-BASED AWARDS
[ ]	[ ]	[ ]	[ ]

1

EXHIBIT A

AGREEMENT AND PLAN OF MERGER

2

SPECIAL MEETING OF STOCKHOLDERS OF

CVENT, INC.

July 12, 2016

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

COMPANY NUMBER
ACCOUNT NUMBER

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at http://www.astproxyportal.com/ast/18474/

i  Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.  i

■	00030300000000000000 8	071216

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 1 AND “FOR” PROPOSAL 2.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

			FOR	AGAINST	ABSTAIN
		1. To adopt the Agreement and Plan of Merger, dated as of April 17, 2016, by and among Papay Holdco, LLC, Papay Merger Sub, Inc. and Cvent, Inc., as it may be amended from time to time.	☐	☐	☐

2.  To approve the adoption of any proposal to adjourn the Special Meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting.

			☐	☐	☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐	If you do not properly sign and return a proxy or attend the meeting and vote in person, your shares cannot be voted, nor your instructions followed.

Signature of Stockholder	Date:	Signature of Stockholder	Date:

■	Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	■

0	■

CVENT, INC.

Proxy for Special Meeting of Stockholders on July 12, 2016

Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Reggie Aggarwal and Lawrence Samuelson, and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present and acting at the Special Meeting of Stockholders of Cvent, Inc., to be held July 12, 2016 at 1765 Greensboro Station Place, Tysons Corner, VA 22102 at 4:30 P.M. Eastern Time, and at any adjournments or postponements thereof, as follows:

(Continued and to be signed on the reverse side.)

■	1.1	14475	■